IN THE UNITED STATES DISTRICT COURT
DISTRICT OF DELAWARE

GAUCHO GROUP HOLDINGS INC., Plaintiff, v. 3I, LP, 3I, MANAGEMENT LLC, AND MAIER JOSHUA TARLOW, Defendants.	C.A. No. _______________ **COMPLAINT** **JURY TRIAL DEMANDED**

Plaintiff Gaucho Group Holdings Inc. ("Plaintiff" or "VINO"), by and through its undersigned counsel, respectfully states as follows for their Complaint against defendants 3i, LP ("3i Fund"), 3i Management LLC ("3i Manager," and together with 3i Fund, "3i") and Maier Joshua Tarlow ("Tarlow," and together with 3i, the "Defendants").

INTRODUCTION

1. 3i Manager—or, *in the alternative*, 3i Fund—is an unregistered securities dealer that purchases securities directly from issuers without complying with the Securities and Exchange Act of 1934 (the "Act"), which voids such transactions under Section 29(b) thereof [15 U.S.C. § 78cc(b)]. Unregistered securities dealers, such as 3i Manager and/or 3i Fund, hold themselves out to be legally authorized to enter into securities transactions—such as the Securities Contracts[1]

[1] There are fourteen contracts relevant to this action: (1) the Securities Purchase Agreement, dated February 21, 2023 (hereinafter, the "SPA") (filed herewith as **Exhibit A**); (2) the Senior Secured Convertible Note, dated February 21, 2023 (hereinafter, the "Note") (filed herewith as **Exhibit B**); (3) the Warrant to Purchase Common Stock, dated February 21, 2023 (hereinafter, the "Warrant") (filed herewith as **Exhibit C**); (4) the Registration Rights Agreement, dated February 21, 2023 (hereinafter, the "Registration Agreement") (filed herewith as **Exhibit D**); (5) the Security and Pledge Agreement, dated February 21, 2023 (hereinafter, the "Pledge Agreement") (filed herewith as **Exhibit E**); (6) the Stockholder Pledge Agreement, dated February 21, 2023 (hereinafter, "Mathis Pledge") (filed herewith as **Exhibit F**); (7) the Stockholder Pledge Agreement, dated February 21, 2023 (hereinafter, "WOW Pledge") (filed herewith as **Exhibit G**); (8) the Perfection Certificate, dated February 21, 2023 ("hereinafter, the "Certificate") (filed herewith as

that are the subject to this litigation—despite failing to have effective registration as a "dealer" with the U.S. Securities & Exchange Commission ("SEC") and that, most relevant here, the Act strictly prohibits unregistered securities dealers from "effect[ing], " "induc[ing]," or "attempt[ing] to induce the purchase or sale of any security." *See* 15 U.S.C. § 78o.

2. Stated simply, 3i Manager's business model—or, *in the alternative*, 3i Fund's business model—is unlawful. As reflected in recent SEC prosecutions, unregistered securities dealers like 3i Manager and/or 3i Fund avoid registering so they can evade regulatory oversight and enter into securities contracts—such as securities purchase agreements, notes and warrants—that generate outrageous, *and unlawful*, profits.

3. Indeed, in recent civil actions, the SEC has sued various unregistered securities dealers that use 3i Manager's business model—or, *in the alternative*, 3i Fund's business model—for unlawfully operating as unregistered securities dealers in violation of Section 15(a) of the Act. *See* § 78o.

4. Every court to address this issue has agreed with the SEC, finding that the buying and selling of securities, as a business for one's own account, constitutes securities dealer behavior as a matter of law.[2]

Exhibit H); (9) the Transfer Agent Instruction Letter, dated February 22, 2023 (hereinafter, the "TA Letter 1") (filed herewith as **Exhibit I**); (10) Letter Agreement, dated August 11, 2023 (hereinafter, the "Letter Agreement") (filed herewith as **Exhibit J**); (11) the Transfer Agent Instruction Letter, dated August 28, 2023 (hereinafter, the "TA Letter 2") (filed herewith as **Exhibit K**); (12) the First Amendment to the SPA, dated October 5, 2023 (hereinafter, "First Amendment") (filed herewith as **Exhibit L**); (13) the Second Amendment to the SPA, dated October 9, 2023 (hereinafter, the "Second Amendment," and together with the First Amendment, the "Amendments") (filed herewith as **Exhibit M**); and (14) the Transfer Agent Instruction Letter, dated November 21, 2023 (hereinafter, the "TA Letter 3," and together with TA Letter 1 and TA Letter 2, the "TA Letters") (filed herewith as **Exhibit N**). The SPA, Note, Warrant, RRA, Pledge Agreement, Mathis Pledge, WOW Pledge, Certificate, Amendments, and TA Letters are collectively referred to herein as the "Securities Contracts."

[2] *See, e.g.*, *SEC v. Big Apple Consulting USA, Inc.*, 783 F.3d 786 (11th Cir. 2015); *SEC v. Almagarby*, 479 F. Supp. 3d 1266 (S.D. Fla. 2020); *SEC v. Keener*, 580 F. Supp. 3d 1272 (S.D. Fla. 2022); *SEC v. Fierro*, No. 20-2104, 2023 U.S. Dist. LEXIS 112797 (D.N.J. Dec. 18, 2020); *SEC v. Carebourn Cap., L.P.*, No. 21-cv-2114, 2023 U.S. Dist. LEXIS 172244 (D. Minn. Sept. 27, 2023) (the "SEC cases"). Numerous private

5. The Securities Contracts are unlawful because they were made, and performed, in violation of Section 15(a) of the Act.

6. Additionally, Tarlow is liable under Section 20(a) of the Act because he is the "control person" for 3i Manager and 3i Fund; to wit, he authorizes, controls and directs 3i Fund—through 3i Manager, the general partner of 3i Fund—and 3i Manager—in his capacity as Manager of 3i Manager—to engage and transact in securities without effective registration as dealers.

7. Therefore, Plaintiff seeks rescission of the Securities Contracts, rescissionary damages from Defendants and any and all other relief that the Court deems just, proper, and in the interest of justice.

JURISDICTION AND VENUE

8. This Court has subject matter jurisdiction over this case pursuant to 28 U.S.C. § 1331 because Plaintiff is asserting claims under the Act.

9. This Court has supplemental jurisdiction over the state law claims pursuant to 28 U.S.C. § 1367.

10. Venue is proper in this Court because the Securities Contracts expressly provide that any dispute arising under the Securities Contracts must be brought in state or federal courts located in Delaware. *See* SPA § 9(a).[3]

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actions seeking rescission under Section 29(b) for an underlying violation of Section 15(a) have been equally successful. *See Berckeley Inv. Group, Ltd. v. Colkitt*,455 F.3d 195 (3d Cir. 2006); *Edgepoint Cap. Holdings, LLC v. Apothecare Pharm., LLC*, 6 F.4th 50 (1st Cir. 2021), *Carebourn Cap., L.P. v. DarkPulse, Inc.*, No. 27-CV-21-1173, 2023 Minn. Dist. LEXIS 1732 (Hennepin Cnty. Apr. 21, 2023); *More Cap., LLC v. DarkPulse, Inc.*, No. 27-CV-21-1173, Index No. 390 (Hennepin Cnty. Dec. 11, 2023).

[3] Governing Law; Jurisdiction; Jury Trial… The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of Wilmington, Delaware, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents [as defined therein] or with any transaction contemplated hereby or thereby….

THE PARTIES

11. Plaintiff Gaucho Group Holdings Inc. is a Delaware corporation with its principal place of business located at 112 NE 41st Street, Suite 106, Miami, Florida 33137.

12. Plaintiff's common stock is publicly traded on the NASDAQ exchange under the ticker symbol "VINO."

13. Defendant 3i, LP is a Delaware limited partnership with its principal place of business located at 140 Broadway, 38th Floor, New York, New York 10005.

14. Publicly-available information reveals that 3i Fund (a) is not as not as of the date hereof, nor has been during the period of time relevant hereto, registered with the SEC or a recognized self-regulatory organization (SRO) (*e.g.*, FINRA) as a "dealer,"[4] and (b) is not as of the date hereof, nor ever has been, registered with the New York Department of State to lawfully operate in the State of New York as a foreign business.[5]

15. 3i Manager claims, in its most recently filed Form ADV that was filed with the SEC on or about August 4, 2023 ("3i Form ADV"), that 3i Fund is a "private fund" exempt from registration under the Investment Company Act of 1940.[6]

16. 3i Manager further claims in the 3i Form ADV that 3i Fund is (a) a "hedge fund" and (b) had a current gross asset value in excess of $130 million as of the time of filing.

17. Defendant 3i Management LLC is a Delaware limited liability company with its principal place of business located at 2 Wooster Street, 2nd Floor, New York, New York 10013.

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[4] *See* SEC.gov, *Company Information About Active Broker-Dealers (March 2007 - February 2024), available at* https://www.sec.gov/help/foiadocsbdfoia; FINRA BrokerCheck, https://brokercheck.finra.org/ (last accessed February 16, 2024).
[5] *See* New York Dept. of State, Div. of Corporation, *Corporation and Business Entity Database, available at* https://apps.dos.ny.gov/publicInquiry/ (last accessed February 16, 2024).
[6] A true and correct copy of the 3i Form ADV is filed herewith as **Exhibit O**.

18. 3i Manager claims, in the 3i Form ADV, that it is the general partner of 3i Fund, and that it is exempt from registration as a "reporting advisor" because it acts "solely as an adviser to private funds," including 3i Fund and M3A LP (discussed herein).

19. Publicly-available information, however, reveals that 3i Manager (a) is not as of the date hereof, nor has been during the period of time relevant hereto, registered with the SEC or a recognized SRO as a "dealer,"[7] and (b) is not as of the date hereof, nor ever has been, registered with the New York Department of State to lawfully operate in the State of New York as a foreign business.[8]

20. Defendant Maier Joshua Tarlow is, upon information and belief, a resident of the State of New York.

21. The most recent Form ADV filed by 3i Manager discloses that Tarlow is the Manager and "Control Person" of 3i Manager.

22. Publicly-available information further reveals that Tarlow (a) identifies himself as the "Manager" of 3i Fund and 3i Manager and (b) was a previously registered broker between 2000 and 2020, and during such time had taken and passed several securities industry examinations[9] and affiliated with registered broker or dealer firms.

RELEVANT NON-PARTIES

23. Sam Smith ("Smith") is, and has been since October 2019, an "Investment Fund" employee for 3i Manager[10] and, upon information and belief, has never registered as a securities professional—either as a broker or investment advisor—and works at 3i's New York offices.

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[7] *See* n.4, *supra*.
[8] *See* n.5, *supra*.
[9] *See* FINRA BrokerCheck, https://brokercheck.finra.org/individual/summary/4205252 (last accessed February 16, 2024).
[10] *See* https://www.linkedin.com/in/sam-smith-52b397229?trk=public_profile_browsemap (last accessed February 16, 2024).

24. Anthony Bondetti ("Bondetti") is, and has been since January 2020 according to his Linkedin profile, a Portfolio Manager for 3i Manager[11] and, upon information and belief, works at 3i's New York offices. Publicly-available information reveals that Bondetti was a previously registered broker between 2018 and 2019, and during such time had taken and passed several securities industry examinations[12] and affiliated with registered broker or dealer firms.

25. Yitzchak "Isaac" Shavrick ("Shavrick") is, and has been since December 2020 according to his LinkedIn profile, an Operations Manager for 3i Manager[13] and, upon information and belief, has never registered as a securities professional—either as a broker or investment advisor—and works at 3i's New York offices.

26. AJ Pomper ("Pomper") is, and has been since March 2021 according to his LinkedIn profile, a Managing Director for 3i Manager[14] and, upon information and belief, has never registered as a securities professional—either as a broker or investment advisor—and works at 3i's New York offices.

27. Alexander Michael Hauff ("Hauff") is, and has been since October 2021 according to his Linkedin profile, the Chief Operating Officer of 3i Manager[15] and, upon information and belief, works at the New York office. Upon information and belief, Hauff has never registered as a securities professional—either as a broker or investment advisor—and works at 3i's New York offices.

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[11] *See* https://www.linkedin.com/in/anthony-bodetti-b1586322/ (last accessed February 16, 2024).
[12] *See* FINRA BrokerCheck, https://brokercheck.finra.org/individual/summary/5936728 (last accessed February 16, 2024).
[13] *See* https://www.linkedin.com/in/yitzchak-isaac-shavrick-03b246163 (last accessed February 16, 2024).
[14] *See* https://www.linkedin.com/in/aj-pomper-69294b11 (last accessed February 16, 2024).
[15] *See* https://www.linkedin.com/in/alexander-hauff-cfa-0917a254/ (last accessed February 16, 2024); *see also* https://reports.adviserinfo. sec.gov/reports/ADV/327514/PDF/327514.pdf (last accessed February 16, 2024).

28. Mo Kanarfogel ("Kanarfogel") is, and has been since November 2021 according to his Linkedin profile, a Portfolio Manager for 3i Manager[16] and, upon information and belief, has never registered as a securities professional—either as a broker or investment advisor—and works at 3i's New York offices.

29. Tzvi Yifat ("Yifat")[17] is, and has been since November 2021, a Financial Controller employee for 3i Manager[18] and, upon information and belief, has never registered as a securities professional—either as a broker or investment advisor—and works at 3i's New York offices.

30. Tumim Stone Capital LLC ("Tumim") is a Delaware limited liability company with its principal place of business located at 140 Broadway, 38th Floor, New York, NY 10005.

31. Tumim is managed by its general partner, 3i Manager,[19] and, upon information and belief, is ultimately managed and controlled by Tarlow.

32. 3i Fund is the sole member of Tumim.[20]

33. Publicly-available information reveals that Tumim (a) is not as not as of the date hereof, nor has been during the period of time relevant hereto, registered with the SEC or a recognized SRO as a "dealer,"[21] and (b) is not as of the date hereof, nor ever has been, registered with the New York Department of State to lawfully operate in the State of New York as a foreign business.[22]

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[16] *See* https://www.linkedin.com/in/mo-kanarfogel-37070b8 (last accessed February 16, 2024).
[17] Smith, Bondetti, Shavrick, Pomper, Hauff, Kanarfogel and Yifat, together, are hereinafter referred to as the "3i Employees."
[18] *See* https://www.linkedin.com/in/tzvi-yifat-msa-76a27b2b/ (last accessed February 16, 2024).
[19] *See, e.g.,* Registration Rights Agreement dated December 27, 2023, by and between Tumim and Expion360 Inc., *available at* https://www.sec.gov/Archives/edgar/data/1894954/000190359623000983/ex10_3.htm (last accessed February 16, 2024).
[20] *See, e.g.,* AEye, Inc., Form S-3 (filed Oct. 19, 2022) at 13 n.6, *available at* https://www.sec.gov/Archives/edgar/data/1818644/000094787122001086/ss1432512_s3.htm (last accessed February 16, 2024).
[21] *See* n.4, *supra.*
[22] *See* n.5, *supra.*

34. EDGAR[23] filings further reveal that between September 24, 2020 (Tumim's date of formation) and the date hereof, Tumim has, under the direction and control of 3i Manager, effected no less than 53 securities transactions with 18 publicly traded issuers.

35. M3A LP ("M3A") is private fund organized under the State of Delaware, and is managed by its general partner, 3i Manager,[24] and, upon information and belief, is ultimately managed and controlled by Tarlow.

36. EDGAR filings further reveal that between January 14, 2020 (M3A's date of formation) and the date hereof, M3A has, under the direction and control of 3i Manager, effected no less than 12 securities transactions with 5 publicly traded issuers.

37. VINO's transfer agent[25] at all relevant times was, and still is, Continental Stock Transfer & Trust Company ("Continental").

APPLICABLE FEDERAL STATUTES

38. The Act defines a "security" as:

> [A]ny note, stock, treasury stock, security future, security-based swap, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security, certificate of deposit, or group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest

[23] The Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system is maintained by the SEC and is the primary system for companies and others submitting documents under, *inter alia*, the Act.

[24] *See, e.g.*, Ashford Hospitality Trust, Inc., Form 10.1 to Form 8-K (filed Sept. 10, 2021) at A-1, *available at* https://www.sec.gov/Archives/edgar/data/1232582/000110465921114295/tm2122600d2_ex10-1.htm (last accessed February 16, 2024).

[25] A transfer agent is a securities market intermediary who administers a public company's securities, including its common stock. Among other duties, a transfer agent is responsible for issuing shares and corresponding share certificates.

> or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

15 U.S.C. § 78c(a)(10).

39. Under the Act:

> The term "dealer" means **any person engaged in the business of buying and selling securities** (not including security-based swaps, other than security-based swaps with or for persons that are not eligible contract participants) **for such person's own account through a broker or otherwise**.

15 U.S.C. § 78c(a)(5) (emphasis added).

40. A dealer must register to lawfully engage in securities transactions, as the Act provides:

> **It shall be unlawful for any broker or dealer** which is either a person other than a natural person or a natural person not associated with a broker or dealer which is a person other than a natural person (other than such a broker or dealer whose business is exclusively intrastate and who does not make use of any facility of a national securities exchange) **to make use of the mails or any means or instrumentality of interstate commerce to effect any transactions in, or to induce or attempt to induce the purchase or sale of, any security** (other than an exempted security or commercial paper, bankers' acceptances, or commercial bills) **unless such broker or dealer is registered** in accordance with subsection (b) of this section.

15 U.S.C. § 78o(a)(1) (emphasis added).

41. Pursuant to Section 29(b) of the Act, contracts that offend any section of the Act, or any rule or regulation made thereunder, may be declared void:

> **Every contract made in violation of any provision of this chapter or of any rule or regulation thereunder**, and every contract (including any contract for listing a security on an exchange) heretofore or hereafter made, the performance of which involves the violation of, or the continuance of any relationship or practice in violation of, any provision of this chapter or any rule or regulation thereunder, **shall be void (1) as regards the rights of any person who, in violation of any such provision, rule, or regulation, shall have made** or engaged in the performance of **any such contract…**

15 U.S.C. § 78cc(b) (emphasis added).

FACTUAL ALLEGATIONS

42. 3i Fund was formed under the laws of the State of Delaware on or about October 16, 2019.

43. 3i Manager was also formed under the laws of the State of Delaware on or about October 16, 2019.

44. Shortly thereafter, 3i Manager—directly or indirectly through 3i Fund—began to make use of the instrumentalities of interstate commerce to effect securities transactions. Indeed, on or about November 27, 2019, *approximately one month after it was legally formed*, 3i Fund entered into a securities purchase agreement (a "security") with Exactus, Inc. ("Exactus"), a Delaware corporation with its principal place of business located in Florida, pursuant to which Exactus sold and 3i purchased a 8% senior convertible promissory note (a "security") and common stock purchase warrant (a "security"). *See* Exactus, Inc., Form 8-K (filed Dec. 4, 2019) at Exhibits 10.1, 10.2 and 10.3.[26]

45. Each of the aforementioned contracts with Exactus were entered into by 3i Manager, as the general partner of 3i Fund, and executed by Tarlow, in his capacity as Manager of 3i Manager.

46. Since 2019, EDGAR filings demonstrate that 3i has made use of the instrumentalities to interstate commerce (*e.g.*, mails, telephone and email) to effect, induce and attempt to induce the purchase or sale of securities absent effective registration as a "broker" or "dealer" on ***no less than 197 separate occasions***, for ***more than 373,531,384 securities*** with ***at least 68 different issuers***.

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[26] *Available at* https://www.sec.gov/Archives/edgar/data/1552189/000165495419013593/exdi8k_nov272019.htm (last accessed February 16, 2024).

47. Among the numerous securities transactions that 3i effected is the transaction with VINO.

I. <u>The Securities Contracts</u>

A. The SPA

48. On February 21, 2023, Plaintiff and 3i entered into the SPA.

49. The SPA is a "security" as defined in the Act. *See* § 78c(a)(10) (defining a "security" as, *inter alia*, any "investment contract").

50. Pursuant to the SPA, 3i was obligated to purchase two additional securities from VINO: the Note and Warrant. *See* SPA §§ 1(a), (b); § 78c(a)(10) (defining a "security" as, *inter alia*, any "note" and "warrant").

51. In addition, the SPA also required that Plaintiff and 3i enter into the Registration Agreement, Pledge Agreement, Mathis Pledge, WOW Pledge, Certificate and TA Letters. *See* SPA at 1 and §§ 1(a), (b).

52. The Securities Contracts were signed by Tarlow in his capacity as "Manager" of 3i Manager.

B. The Note

53. The Note is a debt security (*see* § 78c(a)(10)); like a loan, it contemplates that the lender (3i) advances money to the borrower (VINO) in exchange for the right to repayment, with interest, at a future date.

54. Specifically, the Note charges stated interest at a rate of 7% per annum and repayment of the amount borrower (with interest) is due on the first anniversary of the Note's issuance, *i.e.*, February 21, 2024. *See* Note § 2(a).

55. The Note, however, provides a means for effecting additional unlawful securities transactions through the conversion right granted to 3i.

56. To explain, the Note provides that 3i could demand *at any time following the Note's issuance date* repayment of the outstanding and unpaid amount owed thereunder into validly issued, fully paid and non-assessable shares of VINO Common Stock. *See* Note § 3(a).

57. But rather than converting the debt into VINO common stock on a dollar-for-dollar basis, the Note provides that 3i would be entitled to convert the debt into VINO common stock at a per share price equal to:

> the *lower of* (a) $1.34 per share, and (b) as of any Conversion Date or other date of determination, the lower of: (i) the Nasdaq Official Closing Price of the Common Stock (as reflected on Nasdaq.com) on the Trading Day immediately preceding the Conversion Date; or (ii) the average Nasdaq Official Closing Price of the Common Stock (as reflected on Nasdaq.com) for the five (5) Trading Days immediately preceding the Conversion Date, subject to adjustment as provided herein.

Note § 3(b).

58. Stated differently, the Note's conversion right ensures that 3i would receive additional consideration (*i.e.*, profits) on top of whatever debt 3i sought to recover through the conversion.

59. To ensure that 3i could maximize the profits afforded by the spread between the prevailing market prices and the below-market conversion price, the Note requires that any converted shares be delivered within 2-trading days of the 3i's request to convert. *See* Note § 3(c)(i).

60. Among numerous other events, the failure to timely deliver the converted shares would constitute an event of default and impose substantial penalties. *See* Note § 4(a).

61. Moreover, to eliminate any obstacles that could delay delivery of the requested shares, the Note mandates that the Company's transfer agent, Continental, would be required to (a) execute and be bound by the TA Letter and, (b) maintain a share reserve for the benefit of 3i in a number of shares equal to 200% of a full conversion of the Note. *See* Note §§ 3(c), 11(a).

62. The share reserve was established to ensure that sufficient shares would always be available for 3i to satisfy a conversion request absent any delays.[27]

63. But in the event the Company lacked sufficient shares to maintain the proper volume in the share reserve, the Note also provided that the Company would need to take all actions necessary—including, *inter alia*, amending its corporate formation documents—to increase the number of authorized shares to an amount sufficient to meet the share reserve requirements. *See* Note § 11(b).

64. Failure to maintain the share reserve and (if necessary) timely increase the Company's authorized shares each constituted events of default and would impose substantial penalties. *See* Note § 4(a)(v).

65. On or about February 21, 2023, 3i delivered the net amount of $5,000,000.00 to VINO pursuant to the Note.

C. The Warrant

66. The Warrant is a security (*see* § 78c(a)(10)); it provides 3i with the right to buy a certain number of shares (3,377,099,[28] but subject to adjustment as provided therein) of Company common stock at a preset exercise price (which is also subject to adjustments as set forth therein). *See* Warrant at 1 and § 1(b).

67. But much like the Note, the Warrant includes certain, one-sided terms.

[27] To explain, under Delaware law, a company is required to set forth in its certificate of incorporation the maximum number of shares that it may issue of each class and series of stock (*i.e.*, its authorized shares). Consequently, a company may need to amend its certificate of incorporation if it desires (or is required) to issue more shares than its current certificate of incorporation allows for.

[28] The 3,377,099 warrant shares provided in the Warrant was the pre-reverse stock split number of shares. Following the Company's reverse stock split, effected on or about November 4, 2023, the warrant shares was reduced to 377,710. *See Gaucho Group Holdings, Inc. Announces Reverse Stock Split*, *available at* https://www.gauchoholdings.com/news/press/2022-11-03-gaucho-group-holdings-inc- announces-reverse-stock-split (last accessed February 16, 2024).

68. Among other things, the Warrant provides that the exercise price—initially fixed at $1.34 per share—and number of warrant shares could *both* be adjusted in 3i's favor if—while the Note remained outstanding—the Company sought to raise capital from any third party through the sale of common stock. *See* Warrant §§ 2(c), (d)

69. As a result, the Warrant severely handicapped the Company's ability to seek and obtain financing from any third party, as such third party would immediately face the possibility of severe dilution due to the Warrant's provisions.

70. Perhaps even more dangerous is that the Warrant also provided 3i with the right to make a cashless exercise. *See* Warrant § 1(d).

71. To explain, rather than paying the Company for the number of shares 3i sought to exercise under the Warrant, 3i could exercise a portion of the Warrant for the purpose of "paying" the exercise fees (in lieu of delivering cash to the Company). *See* Warrant § 1(d).

72. Similar to the Note, the Warrant also required that the Company's transfer agent establish a share reserve for the benefit of 3i; an amount of shares equal to 100% of a full exercise of the Warrant would need to be maintained so an exercise request could be satisfied absent any delays. *See* Warrant § 1(g)(i).

73. In addition to the 3i's acquisition of the Warrant (a security) being unlawful in itself, the Warrant also contained other provisions that further induced, or would attempt to induce, additional unlawful securities transactions. To wit, the Warrant provided that if the Company did grant, issued or sold options, convertible securities or rights to purchase stock, warrants or securities to any record holders of Company common stock, that 3i would be entitled to acquire the same—*notwithstanding that 3i was not even able to lawfully acquire Company securities in the first place*. *See* Warrant § 4(a).

D. The Registration Agreement

74. To ensure that Company securities were available to satisfy conversions of the Note or exercises of the Warrant, the Registration Agreement obligated the Company to file a registration statement through a Form S-1 or Form S-3 filed with the SEC to cover 3i's anticipated resale of the aforesaid securities. *See* Registration Agreement § 2(a).

75. Stated differently, the Registration Agreement demonstrates that 3i did not have investment intent when it acquired the Company securities pursuant to the Note and Warrant; instead, 3i was preparing to acquire these securities with a view to redistribute them back into the public markets through prompt—*if not immediate*—sales.

E. The Pledge Agreement, Mathis Pledge and WOW Pledge

76. While the onerous terms of the SPA, Note, Warrant and Registration Agreement were more than sufficient to protect 3i's anticipated profits thereunder, 3i required entry into further agreements to ensure they could (for lack of a better phrase) pillage and plunder VINO should 3i so desire.

77. To wit, 3i required VINO to enter into the Pledge Agreement that required the Company to pledge collateral and grant 3i a security interest in virtually every right and interest of VINO (including but not limited to the Company's intellectual property), and should an event of default occur under the SPA, Note or Warrant, all of the pledged collateral would become the property of 3i. *See* Pledge Agreement §§ 2, 3; *see also* Intellectual Property Security Agreement.

78. 3i, however, still required more, and required that Scott L. Mathis—VINO's Chief Executive Officer and Chairman of the Board of Directors—and The Wow Group, LLC—which Scott L. Mathis is a managing member and the controlling member—each pledge their shares in

the Company as collateral to secure VINO's complete, full and timely performance under the SPA, Note, Warrant and Registration Agreement. *See* Mathis Pledge; WOW Pledge.

79. As a result of the Mathis Pledge and WOW Pledge, *more than 12%* of the Company's outstanding shares of common stock were pledged to 3i to ensure that, *inter alia*, the Company—*in spite of federal securities laws*—would facilitate 3i's requests to effectuate transactions in Company securities.

F. 3i Effectuates Further Unlawful Securities Transactions by Converting the Note

80. Between May 1, 2023 and December 1, 2023, 3i submitted, and VINO honored and processed (through its transfer agent), 38 separate requests to convert debt owed under the Note into discounted, newly-issued shares of VINO common stock:

a. On May 1, 2023, 3i converted a portion of the Note's debt and principal into 246,754 VINO shares, which had an estimated open market value of $194,392.80;

b. On May 1, 2023, 3i converted a portion of the Note's debt and principal into 121,961 VINO shares, which had an estimated open market value of $96,080.88;

c. On May 4, 2023, 3i converted a portion of the Note's debt and principal into 243,922 VINO shares, which had an estimated open market value of $195,137.60;

d. On June 27, 2023, 3i converted a portion of the Note's debt and principal into 216,143 VINO shares, which had an estimated open market value of $127,524.37;

e. On July 3, 2023, 3i converted a portion of the Note's debt and principal into 329,416 VINO shares, which had an estimated open market value of $217,414.56;

f. On August 30, 2023, 3i converted a portion of the Note's debt and principal into 322,998 VINO shares, which had an estimated open market value of $113,598.40;

g. On September 22, 2023, 3i converted a portion of the Note's debt and principal into 33,334 VINO shares, which had an estimated open market value of $88,668.44;

h. On September 27, 2023, 3i converted a portion of the Note's debt and principal into 33,334 VINO shares, which had an estimated open market value of $70,001.40;

i. On September 27, 2023, 3i converted a portion of the Note's debt and principal into 33,334 VINO shares, which had an estimated open market value of $70,001.40;

j. On September 27, 2023, 3i converted a portion of the Note's debt and principal into 33,334 VINO shares, which had an estimated open market value of $70,001.40;

k. On September 27, 2023, 3i converted a portion of the Note's debt and principal into 33,334 VINO shares, which had an estimated open market value of $70,001.40;

l. On October 4, 2023, 3i converted a portion of the Note's debt and principal into 37,157 VINO shares, which had an estimated open market value of $82,116.97;

m. On October 4, 2023, 3i converted a portion of the Note's debt and principal into 50,000 VINO shares, which had an estimated open market value of $110,500.00;

n. On October 4, 2023, 3i converted a portion of the Note's debt and principal into 50,000 VINO shares, which had an estimated open market value of $110,500.00;

o. On October 4, 2023, 3i converted a portion of the Note's debt and principal into 50,000 VINO shares, which had an estimated open market value of $110,500.00;

p. On October 4, 2023, 3i converted a portion of the Note's debt and principal into 50,000 VINO shares, which had an estimated open market value of $110,500.00;

q. On October 4, 2023, 3i converted a portion of the Note's debt and principal into 50,000 VINO shares, which had an estimated open market value of $110,500.00;

r. On October 4, 2023, 3i converted a portion of the Note's debt and principal into 50,000 VINO shares, which had an estimated open market value of $110,500.00;

s. On October 4, 2023, 3i converted a portion of the Note's debt and principal into 50,000 VINO shares, which had an estimated open market value of $110,500.00;

t. On October 4, 2023, 3i converted a portion of the Note's debt and principal into 50,000 VINO shares, which had an estimated open market value of $110,500.00;

u. On October 4, 2023, 3i converted a portion of the Note's debt and principal into 50,000 VINO shares, which had an estimated open market value of $110,500.00;

v. On October 4, 2023,3i converted a portion of the Note's debt and principal into 50,000 VINO shares, which had an estimated open market value of $110,500.00;

w. On October 4, 2023,3i converted a portion of the Note's debt and principal into 50,000 VINO shares, which had an estimated open market value of $110,500.00;

x. On October 4, 2023, 3i converted a portion of the Note's debt and principal into 50,000 VINO shares, which had an estimated open market value of $110,500.00;

y. On October 4, 2023, 3i converted a portion of the Note's debt and principal into 75,000 VINO shares, which had an estimated open market value of $165,750.00;

z. On October 4, 2023, 3i converted a portion of the Note's debt and principal into 75,000 VINO shares, which had an estimated open market value of $165,750.00;

aa. On October 4, 2023, 3i converted a portion of the Note's debt and principal into 75,000 VINO shares, which had an estimated open market value of $165,750.00;

bb. On October 4, 2023, 3i converted a portion of the Note's debt and principal into 75,000 VINO shares, which had an estimated open market value of $165,750.00;

cc. On October 5, 2023, 3i converted a portion of the Note's debt and principal into 75,000 VINO shares, which had an estimated open market value of $99,750.00;

dd. On October 5, 2023, 3i converted a portion of the Note's debt and principal into 75,000 VINO shares, which had an estimated open market value of $99,750.00;

ee. On October 9, 2023, 3i converted a portion of the Note's debt and principal into 95,000 VINO shares, which had an estimated open market value of $96,900.00;

ff. On October 16, 2023, 3i converted a portion of the Note's debt and principal into 100,000 VINO shares, which had an estimated open market value of $97,000.00;

gg. On October 19, 2023, 3i converted a portion of the Note's debt and principal into 48,477 VINO shares, which had an estimated open market value of $48,283.09;

hh. On November 20, 2023, 3i converted a portion of the Note's debt and principal into 120,081 VINO shares, which had an estimated open market value of $96,064.80;

ii. On November 20, 2023, 3i converted a portion of the Note's debt and principal into 125,000 VINO shares, which had estimated open market value of $100,000.00;

jj. On November 20, 2023, 3i converted a portion of the Note's debt and principal into 126,000 VINO shares, which had an estimated open market value of $100,800.00;

kk. On November 27, 2023, 3i converted a portion of the Note's debt and principal into 135,500 VINO shares, which had an estimated open market value of $83,739.00; and

ll. On December 1, 2023, 3i converted a portion of the Note's debt and principal into 145,000 VINO shares, which had an estimated open market value of $87,000.00.

(collectively referred to herein as the "Conversions").

81. In sum, during a 7-month period, 3i made 38 conversions—*with each conversion a separate transaction in securities*—of $4,043,206.78 worth of debt charged under the Note into 3,630,079 VINO newly-issued shares with an estimated open market value of $4,293,226.51.

82. Each of the Conversions were submitted by 3i Fund through a written conversion notice, which was endorsed by 3i Manager—in its capacity as the general partner of 3i Fund—and executed by Tarlow—in his capacity as Manager of 3i Manager.

83. In addition to the aforementioned conversions, VINO was also obligated to deliver $1,168,444 in cash as a "true-up" under the SPA.

84. 3i's unlawful securities transactions, however, were not limited to its conversions of the Note's debt into newly-issued VINO shares.

85. Upon information and belief, 3i promptly sold a majority—*if not all*—of the newly-issued shares it received under the Note into the public marketplace.

86. To explain, during the aforementioned 6-month period of time, 3i never filed a Schedule 13D or 13G through the EDGAR system.

87. Schedule 13D and 13G filings are commonly referred to as "beneficial owner reports," and must be filed when a person acquires 5% of a class of publicly-traded equity securities. *See* 17 C.F.R. § 240.13d-101; 17 C.F.R. § 240.13d-102.

88. Accordingly, to not violate the Schedule 13D/13G filing requirements, 3i would need to frequently sell a considerable number of VINO shares following each conversion.

89. Filed herewith as **Exhibit P** is a chart detailing (i) each of the conversions submitted by 3i under the Note, (ii) VINO's outstanding authorized shares as of the date thereof, (iii) the total number of shares 3i would hold if it held all of the shares for that conversion and the one immediately prior thereto and (iv) the percentage of VINO's outstanding authorized shares that the aforesaid shares would be equal to.

90. As demonstrated by the chart, there are several instances during which 3i—if it held all of the shares acquired from that conversion and the one immediately prior thereto—held more than 5% of VINO's authorized outstanding shares.

91. 3i, however, never filed a Schedule 13D or 13G between February 21, 2023 and December 31, 2023.

92. Accordingly, there were numerous instances when 3i—presuming it did not violate the Act by failing to timely file a Schedule 13D or 13G—would have sold thousands of newly-issued shares back into the public marketplace.

G. The Amendments

93. On or about August 11, 2023, the Company and 3i entered into the Letter Agreement.

94. Pursuant to the Letter Agreement, the parties acknowledged a default had occurred by the Company, and 3i agreed to waive its right under certain provisions of the Note, including Sections 2(a), 2(b), 4(xxi), 4(k) and 7(a).

95. On or about October 5, 2023, the Company and 3i entered into the First Amendment.

96. Pursuant to the First Amendment, Section 33(u) of the Note was amended.

97. The First Amendment was entered into by 3i Fund, endorsed by 3i Manager (in its capacity as the general partner of 3i Fund) and executed by Tarlow (in his capacity as Manager of 3i Manager).

98. On or about October 9, 2023, the Company and 3i entered into the Second Amendment.

99. Pursuant to the Second Amendment, Section 3(d)(ii) of the Note was amended.

100. The Second Amendment was entered into by 3i Fund, endorsed by 3i Manager (in its capacity as the general partner of 3i Fund) and executed by Tarlow (in his capacity as Manager of 3i Manager).

101. Following entry into the Amendments, 3i utilized interstate commerce to induce several unlawful securities transactions thereunder. *See* Conversions.

II. <u>3i's General Business Model: Violating Federal Securities Laws by Engaging in Unregistered Dealer Activities</u>

102. Every time 3i enters a securities purchase agreement, purchases a convertible note or warrant, converts that convertible note or exercises that warrant into shares of common stock or sells the converted/exercised shares, 3i effects a transaction in securities.

103. As part of its regular business, 3i acquires large volumes of newly-issued shares directly from issuers at a substantial discount to prevailing market prices and sells the shares into the public markets for a substantial profit due to the conversion discount and/or exercise price.

104. At all relevant times, the securities transactions performed by 3i Manager—or, *in the alternative*, 3i Fund—were for its own account.

105. The EDGAR database shows that since its formation in 2019, 3i has entered similar notes, purchased ***over 100*** similar convertible notes and common stock warrants and acquired—and, upon information and belief, promptly sold—***more than 100,000,000 shares of newly-issued common stock*** from ***no less than 65 issuers***, in addition to VINO.

106. This type, number and volume of activity is the "primary indicia" that 3i Manager and/or 3i Fund is "engaged in the business of buying and selling securities" within the meaning of the term "dealer."

107. 3i effected the aforementioned securities transactions despite not being registered at all times relevant hereto with the SEC, an appropriate SRO and/or New York's Department of Law.

108. Moreover, writing derivative contracts for securities, like the Note and Warrant, is another characteristic of a dealer.

109. Acquiring securities directly from an issuer and at a discount to prevailing prices, as opposed to purchasing in the open market at then-current trading prices, is another characteristic of a dealer.

110. 3i utilized the means and instrumentalities of interstate commerce, including but not limited to mails, email and telephone, to effect transactions in securities.

111. Indeed, 3i used its website (discussed in greater detail below) to promote itself as a buyer of securities (*e.g.*, convertible notes and common stock warrants), transferred cash through wire transfers and used email and telephone communications to negotiate and effect purchases and sales of securities.

112. Via its website (https://3ifund.com/) (the "3i Website"), 3i held itself out to the public as a "friendly investor" with an "expertise in structured finance and trading" and capable of providing "growth capital and stable cash flow." **Exhibit Q** (August 2021 archived page from 3i website courtesy of Wayback Machine).

113. 3i also created a profile on PitchBook, a "leading leading resource for comprehensive data, research and insights spanning the global capital markets,"[29] where it described itself as someone that is "actively seeking new investments … in multiple sectors and employs log[sic]/short equity strategy."[30]

114. Additionally, 3i hired several employees—according to its LinkedIn page, there are between 11-50 employees, including but not limited to the 3i Employees—to help facilitate its business of buying and selling securities, who, upon information and belief, utilized a variety of means (cold-calling, industry contacts, etc.) to solicit potential securities/financing transactions with issuers who needed capital, investigated such issuers (*e.g.*, analyzing EDGAR filings and

[29] *See* https://pitchbook.com/about (last accessed February 16, 2024).
[30] *See* https://pitchbook.com/profiles/investor/490746-16#overview (last accessed February 16, 2024).

market trading activity), processed paperwork for the securities contracts and conversion and/or exercise notices and placed orders to sell the newly-acquired stock.

115. 3i's business of buying and selling securities is not exclusively intrastate. For example, 3i Manager and 3i Fund both maintain their principal place of business in New York, whereas VINO's principal place of business at all times relevant hereto was in Florida.

116. With respect to VINO, 3i negotiated the Securities Contracts from its offices in New York with VINO (whose headquarters are located in Florida) through interstate e-mails and telephone conversations, transmitted drafts and executed copies of those documents through interstate e-mails and, *inter alia*, utilized the means of interstate commerce to effect the transfer of VINO securities pursuant to the Conversions.

117. Any person engaged in the business of buying and selling securities for such person's own account (through a broker or otherwise) as part of a regular business must register as a dealer with the SEC, or, in the case of a natural person, associate with a registered dealer. *See* § 78o(a)(1).

118. By failing to comply with the dealer registration requirements mandated by federal law, 3i purposefully "operated under the radar" to avoid important legal and regulatory oversight by the SEC and FINRA.

III. <u>Tarlow Controls 3i's Business Operations</u>

119. At all relevant times, Tarlow served as the "manager" of 3i, and directly possessed and exercised control over 3i, including the power to decide whether to enter into agreements (including the Securities Contracts in this case), to negotiate and approve the final deal terms, and to direct its sales of stock.

120. Upon information and belief, Tarlow negotiated the terms of share purchase

agreements that 3i purchased from companies (including VINO), as well as any amendments to the original terms.

121. Ultimately, Tarlow is and still remains the "Manager" of 3i Manager and 3i Fund and, therefore, is the sole person who holds the power to direct, authorize and compel 3i Manager and/or 3i Fund to effect, induce or attempt to induce transactions in securities, including the Securities Contracts.

122. Defendant Tarlow was and currently is the "controlling person" within the meaning of Section 20(a) of the Act, with the power to cause 3i to engage in unlawful conduct described herein.

COUNT I:

Rescission Pursuant to Section 29(b) of the Act for Violating Section 15(a) of the Act By Effecting (Making) the Securities Contracts as an Unregistered Dealer

(Against 3i Fund)

123. Plaintiff repeats, reiterates, and re-alleges each and every allegation of Paragraphs 1 through 122 as though set forth herein.

124. Section 29(b) of the Exchange Act provides in relevant part that:

> **Every contract *made* in violation of any provision of this chapter or of any rule or regulation thereunder … *shall be void*** (1) as regards the rights of any person who, in violation of any such provision, rule, or regulation, shall have made or … engaged in the performance of any such contract…

§ 78cc(b) (emphasis added).

125. The Securities Contracts were made in violation of Section 15(a) of the Act [§ 78o(a)(1)], which prohibits unregistered dealers from using any means of interstate commerce to effect transactions in securities.

126. 3i Manager is a securities dealer within the meaning of the Act [§ 78c(a)(5)].

127. 3i Manager is not registered as a dealer with the SEC or with any other regulatory body, as required by Section 15(a) of the Act [§ 78o(a)(1)].

128. 3i Manager—directly and indirectly through 3i Fund—effected transactions in securities when it executed the Securities Contracts.

129. 3i Manager utilized the means of interstate commerce to effect securities transactions under the Securities Contracts, such as the use of email and telephone communications, to negotiate and effect the complained of transactions in securities.

130. As a party to the Securities Contracts, VINO is in contractual privity with 3i Manager.

131. The registration requirement is designed to protect stock issuers (and others) from unscrupulous or unqualified agents engaged in dealer activities. Accordingly, VINO, as an issuer, is within the class of persons that the Act was designed to protect.

132. Because 3i Manager effected the securities transactions under the Securities Contracts as an unregistered dealer, and utilized the means of interstate commerce in connection therewith, the Securities Contracts were unlawful when made.

COUNT II:

Rescission Pursuant to Section 29(b) of the Act for Violating Section 15(a) of the Act By Performing the Securities Contracts as an Unregistered Dealer

(Against 3i Manager)

133. Plaintiff repeats, reiterates, and re-alleges each and every allegation of Paragraphs 1 through 122 as though set forth herein.

134. Section 29(b) of the Exchange Act provides in relevant part that:

> **Every contract … the *performance* of which involves the violation of, or the continuance of any relationship or practice in violation of, any provision or any rule or regulation thereunder, shall be void** (1) as regards the rights of any person

> who, in violation of any such provision, rule, or regulation, shall have made or … engaged in the performance of any such contract…

§ 78cc(b) (emphasis added).

135. The Securities Contracts were performed in violation of Section 15(a) of the Act [§ 78o(a)(1)], which prohibits unregistered dealers from using any means of interstate commerce to perform securities transactions.

136. 3i Manager is a securities dealer within the meaning of the Act [§ 78c(a)(5)].

137. 3i Manager is not registered as a dealer with the SEC or with any other regulatory body, as required by Section 15(a) of the Act [§ 78o(a)(1)].

138. 3i Manager—directly and indirectly through 3i Fund—performed securities transactions under the Securities Contracts, through the purchase of the Note and Warrant pursuant to the SPA and subsequent conversions of the Note into VINO common stock.

139. 3i Manager used the means of interstate commerce to perform the securities transactions under the Securities Contracts, such as the use of email and telephone communications and wire transfers, to purchase the Note and Warrant and demand and perform numerous conversions of debt into shares of newly-issued VINO common stock.

140. As a party to the Securities Contracts, VINO is in contractual privity with 3i Manager.

141. The registration requirement is designed to protect stock issuers (and others) from unscrupulous or unqualified agents engaged in dealer activities. Accordingly, VINO, as an issuer, is within the class of persons that the Act was designed to protect.

142. Because 3i Manager performed securities transactions under the Securities Contracts as an unregistered dealer, and utilized the means of interstate commerce in connection therewith, the Securities Contracts were unlawful when performed (via the purchase of the Note

and Warrant under the SPA and the conversions of debt into shares of newly-issued VINO common stock under the Note).

COUNT III:

Rescission Pursuant to Section 29(b) of the Act for Violating Section 15(a) of the Act By Effecting (Making) the Securities Contracts as an Unregistered Dealer

(Against 3i Fund)
(In the Alternative to Count I)

143. Plaintiff repeats, reiterates, and re-alleges each and every allegation of Paragraphs 1 through 122 as though set forth herein.

144. Section 29(b) of the Exchange Act provides in relevant part that:

> **Every contract *made* in violation of any provision of this chapter or of any rule or regulation thereunder … *shall be void*** (1) as regards the rights of any person who, in violation of any such provision, rule, or regulation, shall have made or … engaged in the performance of any such contract…

§ 78cc(b) (emphasis added).

145. The Securities Contracts were made in violation of Section 15(a) of the Act [§ 78o(a)(1)], which prohibits unregistered dealers from using any means of interstate commerce to effect transactions in securities.

146. 3i Fund is a securities dealer within the meaning of the Act [§ 78c(a)(5)].

147. 3i Fund is not registered as a dealer with the SEC or with any other regulatory body, as required by Section 15(a) of the Act [§ 78o(a)(1)].

148. 3i Fund effected several transactions in securities when it executed the Securities Contracts.

149. 3i Fund used the means of interstate commerce to effect securities transactions under the Securities Contracts, such as the use of its internet website and its employees' use of email and telephone communications, to negotiate or effectuate transactions.

150. As a party to the Securities Contracts, VINO is in contractual privity with 3i Fund.

151. The registration requirement is designed to protect stock issuers (and others) from unscrupulous or unqualified agents engaged in dealer activities. Accordingly, VINO, as an issuer, is within the class of persons that the Act was designed to protect.

152. Because 3i Fund effected the securities transactions under the Securities Contracts as an unregistered dealer, and utilized the means of interstate commerce in connection therewith, the Securities Contracts were unlawful when made.

COUNT IV:

Rescission Pursuant to Section 29(b) of the Act for Violating Section 15(a) of the Act By Performing the Securities Contracts as an Unregistered Dealer

(Against 3i Fund)
(In the Alternative to Count II)

153. Plaintiff repeats, reiterates, and re-alleges each and every allegation of Paragraphs 1 through 122 as though set forth herein.

154. Section 29(b) of the Exchange Act provides in relevant part that:

> **Every contract … the *performance* of which involves the violation of, or the continuance of any relationship or practice in violation of, any provision or any rule or regulation thereunder, shall be void** (1) as regards the rights of any person who, in violation of any such provision, rule, or regulation, shall have made or … engaged in the performance of any such contract…

§ 78cc(b) (emphasis added).

155. The Securities Contracts were performed in violation of Section 15(a) of the Act [§ 78o(a)(1)], which prohibits unregistered dealers from using any means of interstate commerce to perform securities transactions.

156. 3i Fund is a securities dealer within the meaning of the Act [§ 78c(a)(5)].

157. 3i Fund is not registered as a dealer with the SEC or with any other regulatory body, as required by Section 15(a) of the Act [§ 78o(a)(1)].

158. 3i Fund performed securities transactions under the Securities Contracts, through the purchase of the Note and Warrant pursuant to the SPA, and the subsequent conversions of Note into VINO common stock.

159. 3i Fund used the means of interstate commerce to perform the securities transactions under the Securities Contracts, such as the use of its internet website and its employees' use of email and telephone communications, to purchase the Note and Warrant and demand and perform numerous conversions of debt into shares of newly-issued VINO common stock.

160. As a party to the Securities Contracts, VINO is in contractual privity with 3i Fund.

161. The registration requirement is designed to protect stock issuers (and others) from unscrupulous or unqualified agents engaged in dealer activities. Accordingly, VINO, as an issuer, is within the class of persons that the Act was designed to protect.

162. Because 3i Fund performed securities transactions under the Securities Contracts as an unregistered dealer, and utilized the means of interstate commerce in connection therewith, the Securities Contracts were unlawful when performed (via the purchase of the Note and Warrant under the SPA and the conversions of debt into shares of newly-issued VINO common stock under the Note).

COUNT V:

Violation of Section 20(a) of the Act by Tarlow as the Control Person of 3i—An Unregistered Dealer Acting in Violation of the Act

(Against Tarlow)

163. Plaintiff repeats, reiterates, and re-alleges each and every allegation of Paragraphs 1

through 122 as though set forth herein.

164. During the relevant period, Tarlow was the sole Manager of the 3i Manager, who had exclusive control and authority to direct 3i Fund and 3i Manager in their respective business practices, including engaging with issuers and buying and selling their securities.

165. Indeed, publicly-available information reveals that Tarlow "has sole voting power and dispositive power over the securities held by 3i, LP." *See* ZyVersa Therapeutics, Inc., Form S-1/A (filed June 30, 2023) at 132 n.12.[31]

166. At all relevant times, Tarlow had the power and authority to cause 3i Fund and 3i Manager to each engage in the wrongful conduct described in Counts I through IV herein.

167. Tarlow did in fact cause 3i Fund and 3i Manager to each engage in the wrongful conduct alleged in Counts I through IV herein.

168. Tarlow did not act in good faith; indeed, Tarlow was previously registered as a broker for at least five securities firms from June 2000 through January 2020, and therefore was aware of the registration requirements under the Act from prior industry experience, but chose to disregard them.

169. Tarlow was listed as "Manager" of 3i Manager, and served as the 3i Fund signatory on the Securities Contracts

170. Tarlow directly and/or indirectly induced the acts and conduct that constitute the violations in this action.

171. Therefore, Tarlow acted as the control person of 3i Fund and 3i Manager within the meaning of § 20(a) of the Act (15 U.S.C. § 78t).

---

[31] *Available at* https://www.sec.gov/ix?doc=/Archives/edgar/data/1859007/000149315223023162/_forms-1a.htm (last accessed February 16, 2024).

COUNT VI:

Unjust Enrichment

(Against Defendants)

172. Plaintiff incorporates by reference and re-alleges each and every allegation stated above as if fully set forth herein.

173. Defendants have received valuable benefits from VINO, including, *inter alia*, VINO common stock that was reaped through the Securities Contracts.

174. These benefits are the result of the wrongful conduct alleged herein in Counts I through IV.

175. Defendants have unjustly retained these benefits at VINO and its stockholders' expense.

176. As a result, Defendants have been unjustly enriched.

PRAYER FOR RELIEF

WHEREFORE, Plaintiff seeks a Verdict and Judgment against the Defendants herein as follows:

a. Rescinding the Securities Contracts pursuant to Section 29(b) of the Act, 15 U.S.C. § 78cc;

b. Awarding VINO compensatory, direct and consequential damages;

c. Awarding Plaintiff its attorneys' fees and costs associated with this litigation;

d. Entering an award of monetary damages jointly and severally against the Defendants; and

e. Awarding such further and additional legal and equitable relief that the Court deems just, proper, and in the interest of justice.

JURY DEMAND

Plaintiff demands a trial by jury on all issues properly so tried.

Dated: February 16, 2024

MCCARTER & ENGLISH, LLP

/s/ Daniel J. Brown

Daniel M. Silver (#4758)
Daniel J. Brown (#4688)
405 N. King St., 8th Floor
Wilmington, DE 19801
(302) 984-6300
dsilver@mccarter.com
djbrown@mccarter.com

Attorneys for Plaintiff

Of counsel:

Eric J. Benzenberg (pro hac forthcoming)
THE BASILE LAW FIRM P.C.
390 N. Broadway, Suite 140
Jericho, NY 11753
516-455-1500
eric@thebasilelawfirm.com

EXHIBIT A

Execution Version

SECURITIES PURCHASE AGREEMENT

This **SECURITIES PURCHASE AGREEMENT** (the "**Agreement**"), dated as of February 21, 2023, is by and among Gaucho Group Holdings Inc., a Delaware corporation with offices located at 112 NE 41st Street, Suite 106, Miami, Florida 33137 (the "**Company**"), and each of the investors listed on the Schedule of Buyers attached hereto (individually, a "**Buyer**" and collectively, the "**Buyers**").

RECITALS

A. The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the "**1933 Act**"), and Rule 506(b) of Regulation D ("**Regulation D**") as promulgated by the United States Securities and Exchange Commission (the "**SEC**") under the 1933 Act.

B. The Company has authorized a new series of senior secured convertible notes of the Company, in the aggregate original principal amount of $5,617,978, substantially in the form attached hereto as **Exhibit A** (the "**Notes**"), which Notes shall be convertible into shares of Common Stock (as defined below) (the shares of Common Stock issuable pursuant to the terms of the Notes, including, without limitation, upon conversion, as Pre-Delivery Shares (as defined in the Notes) or otherwise, collectively, the "**Conversion Shares**"), in accordance with the terms of the Notes. Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, a Note in the aggregate original principal amount set forth opposite such Buyer's name in column (2) on the Schedule of Buyers.

C. The Company has authorized a new series of Common Stock purchase warrants of the Company, substantially in the form attached hereto as **Exhibit B** (the "**Warrants**"), which Warrants shall be exercisable for 3,377,099 shares of Common Stock (as defined below) in the aggregate (the shares of Common Stock issuable pursuant to the terms of the Warrants, collectively, the "**Warrant Shares**"), in accordance with the terms of the Warrants. Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, the number of Warrants set forth opposite such Buyer's name in column (3) on the Schedule of Buyers.

D. At the Closing, the parties hereto shall execute and deliver a Registration Rights Agreement, in the form attached hereto as **Exhibit C** (the "**Registration Rights Agreement**"), pursuant to which the Company has agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement), under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

E. The Notes, the Warrants, the Warrant Shares and the Conversion Shares are collectively referred to herein as the "**Securities**."

F. The Notes will rank senior to all outstanding and future indebtedness of the Company and its Subsidiaries (as defined below). The Notes will be secured by (i) a security interest in all of the existing and future assets of the Company, as evidenced by a security agreement in the form attached hereto as **Exhibit D** (the "**Security Agreement**" and the other security documents and agreements entered into in connection with this Agreement and each of such other documents and agreements, as each may be amended or modified from time to time, collectively, the "**Security Documents**"), and (iii) a pledge of 228,550 shares of Common Stock, 108,520 restricted stock units, and options to purchase 132,881 shares of Common Stock (the "**Pledged Stock**") of the Company held by the Persons set forth on Schedule I attached hereto (the "**Pledgors**"), in the form attached hereto as **Exhibit E** (the "**Pledge Agreements**") pursuant to which the Pledgors pledges to each of the Buyers the Pledged Stock as collateral for the obligations of the Company under the Transaction Documents (as defined below).

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Buyer hereby agree as follows:

1. PURCHASE AND SALE OF NOTES AND WARRANTS.

(a) Purchase of Notes. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the applicable Closing Date (as defined below) a Note in the original principal amount as is set forth opposite such Buyer's name in column (2) on the Schedule of Buyers.

(b) Purchase of Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the applicable Closing Date (as defined below) the number of Warrants as is set forth opposite such Buyer's name in column (3) on the Schedule of Buyers.

(c) Closings.

(i) The first closing (the "**First Closing**") of the purchase of the Notes and Warrants by the Buyers shall occur at the offices of Sullivan & Worcester LLP, 1633 Broadway, New York, NY 10019. The date and time of the First Closing (the "**First Closing Date**") shall be 10:00 a.m., New York time, on the first (1st) Business Day on which the conditions to the First Closing set forth in Sections 6 and 7 below are satisfied or waived (or such other date as is mutually agreed to by the Company and each Buyer). As used herein "**Business Day**" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to "stay at home", "shelter-in-place", "non-essential employee" or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as

the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

(ii) Subject to the satisfaction (or express waiver) of the conditions set forth in Sections 6 and 7 below, at any time while the Notes remain outstanding, the Buyers shall have the right, *pro rata*, to require the Company to consummate one or more additional closings (each a "**Subsequent Closing**" and together with the First Closing, a "**Closing**") of up to an additional $5,000,000 of Notes and Warrants in the aggregate, together with any Subsequent Closing pursuant to Section 1(c)(iii), on the same terms and conditions as at the First Closing, which shall occur at the offices of Sullivan & Worcester LLP, 1633 Broadway, New York, NY 10019, by delivering to the Company an irrevocable written notice (the "**Subsequent Closing Notice**") that the Buyers have exercised their right to require the Company to sell the Notes and Warrants at the Subsequent Closing. The date and time of the Subsequent Closing (the "**Subsequent Closing Date**" and together with the First Closing Date, a "**Closing Date**") shall be 10:00 a.m., New York time, on a Business Day identified in the Subsequent Closing Notice, which shall not be less than five (5) or more than ten (10)_ Business Days following the date of the Subsequent Closing Notice.

(iii) Subject to the satisfaction (or express waiver) of the conditions set forth in Sections 6 and 7 below, at any time until the one year anniversary of the date of this Agreement and so long as the Equity Conditions (as defined below) are satisfied, the Company shall have the right to require the Buyers, *pro rata,* to consummate one or more Subsequent Closings of up to an additional $5,000,000 of Notes and Warrants in the aggregate, together with any Subsequent Closing pursuant to Section 1(c)(ii), on the same terms and conditions as at the First Closing, which shall occur at the offices of Sullivan & Worcester LLP, 1633 Broadway, New York, NY 10019, by delivering to the Company a Subsequent Closing Notice that the Company has exercised its right to require the Buyers to purchase the Notes and Warrants at the Subsequent Closing. The date and time of the Subsequent Closing Date shall be 10:00 a.m., New York time, on a Business Day identified in the Subsequent Closing Notice, which shall not be less than five (5) or more than ten (10) Business Days following the date of the Subsequent Closing Notice.

"Equity Conditions" means, during the period in question, (a) the Company shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the Buyer, if any, (b) the Company shall have paid all liquidated damages and other amounts owing to the Buyer in respect of the Note, (c)(i) there is an effective Registration Statement pursuant to which the Buyer is permitted to utilize the prospectus thereunder to resell all of the shares of Common Stock issuable pursuant to the Transaction Documents (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future) or (ii) all of the Conversion Shares issuable pursuant to the Transaction Documents (and shares issuable in lieu of cash payments of interest) may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements as determined by the counsel to the Company as set forth in a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the Buyer, (d) the Common Stock is trading on a Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed

or quoted for trading on such Trading Market (and the Company believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (e) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares then issuable pursuant to the Transaction Documents, (f) there is no existing Event of Default and no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default, (g) the issuance of the shares in question to the Buyer would not violate the limitations set forth in Section 3(d) of the Note, (h) there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control that has not been consummated, (i) the applicable Buyer is not in possession of any information provided by the Company, any of its Subsidiaries, or any of their officers, directors, employees, agents or Affiliates, that constitutes, or may constitute, material non-public information, (j) for each of the ten (10) Trading Days prior to the applicable date in question, the closing price of the Common Stock on the principal Trading Market is at least equal to $1.00 per share, (k) the average daily dollar volume of the Common Stock on the principal Trading Market for the ten (10) Trading Days prior to the applicable date in question exceeds $250,000, (l) the Company has timely filed (exclusive of any grace period) all of its SEC Documents during the time period in question, (m) less than 10% of the Original Principal Amount of the Notes issued at the First Closing shall remain outstanding, and (n) Stockholder Approval (as defined below) shall have been obtained.

(d) Purchase Price. The aggregate purchase price for the Notes and Warrants to be purchased by each Buyer (the "**Purchase Price**") shall be the amount set forth opposite such Buyer's name in column (4) on the Schedule of Buyers.

(e) Payment. On each Closing Date, (i) each Buyer shall pay its respective Purchase Price (less, in the case of any Buyer, the amounts withheld pursuant to Section 4(g)) to the Company for the Notes and Warrants to be issued and sold to such Buyer at such Closing, by wire transfer of immediately available funds in accordance with the Flow of Funds Letter and (ii) the Company shall deliver to each Buyer (1) a Note in the aggregate original principal amount as is set forth opposite such Buyer's name in column (2) of the Schedule of Buyers, duly executed on behalf of the Company and registered in the name of such Buyer or its designee and (2) a Warrant in the amount as is set forth opposite such Buyer's name in column (3) of the Schedule of Buyers, duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

2. BUYER'S REPRESENTATIONS AND WARRANTIES.

Each Buyer, severally and not jointly, represents and warrants to the Company with respect to only itself that, as of the date hereof and as of each Closing Date:

(a) Organization; Authority. Such Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(b) No Public Sale or Distribution. Such Buyer (i) is acquiring its Note and its Warrant, and (ii) upon conversion of its Note will acquire the Conversion Shares, and upon conversion of

its Warrant will acquire the Warrant Shares, issuable upon conversion thereof, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the 1933 Act; provided, however, by making the representations herein, such Buyer does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the 1933 Act. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities in violation of applicable securities laws. For purposes of this Agreement, "**Person**" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity or any department or agency thereof.

(c) Accredited Investor Status. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

(d) Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(e) Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(f) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g) Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement and Section 4(h) hereof: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company (if requested by the Company) an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned

or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act (or a successor rule thereto) (collectively, "**Rule 144**"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC promulgated thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document (as defined in Section 3(b)), including, without limitation, this Section 2(g).

(h) Validity; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(i) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the Registration Rights Agreement and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers that, as of the date hereof and as of each Closing Date:

(a) Organization and Qualification. The Company is an entity duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is formed, and has the requisite power and authority to own its properties and to carry on its business as now

being conducted and as presently proposed to be conducted. The Company is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below). As used in this Agreement, "**Material Adverse Effect**" means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments to be entered into in connection herewith or therewith or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of the Transaction Documents (as defined below). Other than the Persons (as defined below) set forth on Schedule 3(a), the Company has no Subsidiaries. "**Subsidiaries**" means any Person in which the Company, directly or indirectly, (I) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (II) controls or operates all or any part of the business, operations or administration of such Person, and each of the foregoing, is individually referred to herein as a "**Subsidiary**."

(b) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. Each Subsidiary has the requisite power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party. The execution and delivery of this Agreement and the other Transaction Documents by the Company and its Subsidiaries, and the consummation by the Company and its Subsidiaries of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and Warrants, respectively, and the reservation for issuance and issuance of the Conversion Shares issuable upon conversion of the Notes and the Warrant Shares issuable upon exercise of the Warrants, respectively) have been duly authorized by the Company's board of directors and each of its Subsidiaries' board of directors or other governing body, as applicable, and (other than the filing with the SEC of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, a Form D with the SEC and any other filings as may be required by any state securities agencies) no further filing, consent or authorization is required by the Company, its Subsidiaries, their respective boards of directors or their stockholders or other governing body. This Agreement has been, and the other Transaction Documents to which it is a party will be prior to the Closing, duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. Prior to the Closing, the Transaction Documents to which each Subsidiary is a party will be duly executed and delivered by each such Subsidiary, and shall constitute the legal, valid and binding obligations of each such Subsidiary, enforceable against each such Subsidiary in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or

affecting generally, the enforcement of applicable creditors' rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. "**Transaction Documents**" means, collectively, this Agreement, the Notes, the Warrants, the Security Documents, the Pledge Agreements, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined below) and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

(c) Issuance of Securities. The issuance of the Notes and Warrants are duly authorized and upon issuance in accordance with the terms of the Transaction Documents shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively "**Liens**") with respect to the issuance thereof. As of the Closing, the Company shall have reserved from its duly authorized capital stock not less than 200% of the maximum number of Conversion Shares issuable upon conversion of the Notes (assuming for purposes hereof that (x) the Notes are convertible at the Alternate Conversion Price (as defined in the Notes) assuming an Alternate Conversion Date (as defined in the Note) as of the date hereof, (y) interest on the Notes shall accrue through the first anniversary of the Closing Date and will be converted in shares of Common Stock at a conversion price equal to the Alternate Conversion Price assuming an Alternate Conversion Date as of the date hereof and (z) any such conversion shall not take into account any limitations on the conversion of the Notes set forth in the Notes) and Warrant Shares issuable upon exercise of the Warrants (assuming for purposes hereof that any such exercise shall not take into account any limitations on the exercise of the Warrants set forth in the Warrants). Upon issuance or conversion in accordance with the Notes, the Conversion Shares, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights or Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Upon exercise in accordance with the Warrants, the Warrant Shares, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights or Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Subject to the accuracy of the representations and warranties of the Buyers in this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and its Subsidiaries and the consummation by the Company and its Subsidiaries of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and the Conversion Shares, the issuance of the Warrants and the Warrant Shares, and the reservation for issuance of the Conversion Shares and Warrant Shares, will not (i) result in a violation of the Certificate of Incorporation (as defined below) (including, without limitation, any certificate of designation contained therein), Bylaws (as defined below), certificate of formation, memorandum of association, articles of association, bylaws or other organizational documents of the Company or any of its Subsidiaries, or any capital stock or other securities of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation

of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations and the rules and regulations of the Nasdaq Capital Market (the "**Principal Market**") and including all applicable foreign, federal and state laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

(e) Consents. Except as set forth on Schedule 3(e), as the date of this Agreement, neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the filing with the SEC of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, a Form D with the SEC and any other filings as may be required by any state securities agencies), any Governmental Entity (as defined below) or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to the Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. The Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock in the foreseeable future. "**Governmental Entity**" means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

(f) Acknowledgment Regarding Buyer's Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company or any of its Subsidiaries, (ii) an "affiliate" (as defined in Rule 144) of the Company or any of its Subsidiaries or (iii) to its knowledge, a "beneficial owner" of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "**1934 Act**")). The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the Company's and each Subsidiary's decision to enter into the Transaction Documents to which it is a party has been based

solely on the independent evaluation by the Company, each Subsidiary and their respective representatives.

(g) No General Solicitation: Placement Agent's Fees. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions (other than for Persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby, including, without limitation, placement agent fees payable to EF Hutton, as placement agent (the "**Placement Agent**") in connection with the sale of the Securities. The fees and expenses of the Placement Agent to be paid by the Company or any of its Subsidiaries are as set forth on Schedule 3(g) attached hereto. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any such claim. The Company acknowledges that it has engaged the Placement Agent in connection with the sale of the Securities. Other than the Placement Agent, neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the offer or sale of the Securities.

(h) No Integrated Offering. None of the Company, its Subsidiaries or any of their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of stockholders of the Company for purposes of the 1933 Act or under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation. None of the Company, its Subsidiaries, their affiliates nor any Person acting on their behalf will take any action or steps that would require registration of the issuance of any of the Securities under the 1933 Act or cause the offering of any of the Securities to be integrated with other offerings of securities of the Company.

(i) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares and Warrant Shares will increase in certain circumstances. The Company further acknowledges that its obligation to issue the Conversion Shares pursuant to the terms of the Notes and its obligation to issue the Warrant Shares pursuant to the terms of the Warrants in accordance with this Agreement is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(j) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement), stockholder rights plan or other similar anti-takeover provision under the Certificate of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become

applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and any Buyer's ownership of the Securities. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of shares of Common Stock or a change in control of the Company or any of its Subsidiaries.

(k) SEC Documents; Financial Statements. Except as set forth on Schedule 3(k), during the twelve (12) months prior to the date hereof, the Company has timely filed all reports, schedules, forms, proxy statements, statements and other documents pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "**SEC Documents**"). The Company has delivered or has made available to the Buyers or their respective representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles ("**GAAP**"), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). The reserves, if any, established by the Company or the lack of reserves, if applicable, are reasonable based upon facts and circumstances known by the Company on the date hereof and there are no loss contingencies that are required to be accrued by the Statement of Financial Accounting Standard No. 5 of the Financial Accounting Standards Board which are not provided for by the Company in its financial statements or otherwise. No other information provided by or on behalf of the Company to any of the Buyers which is not included in the SEC Documents (including, without limitation, information referred to in Section 2(e) of this Agreement or in the disclosure schedules to this Agreement) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made. The Company is not currently contemplating to amend or restate any of the financial statements (including, without limitation, any notes or any letter of the independent accountants of the Company with respect thereto) included in the SEC Documents (the "**Financial Statements**"), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in compliance with

GAAP and the rules and regulations of the SEC. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

(l) Absence of Certain Changes. Since the date of the Company's most recent audited financial statements contained in a Form 10-K, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries. Since the date of the Company's most recent audited financial statements contained in a Form 10-K, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any capital expenditures, individually or in the aggregate, outside of the ordinary course of business. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 3(l), "**Insolvent**" means, (i) with respect to the Company and its Subsidiaries, on a consolidated basis, (A) the present fair saleable value of the Company's and its Subsidiaries' assets is less than the amount required to pay the Company's and its Subsidiaries' total Indebtedness (as defined below), (B) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature; and (ii) with respect to the Company and each Subsidiary, individually, (A) the present fair saleable value of the Company's or such Subsidiary's (as the case may be) assets is less than the amount required to pay its respective total Indebtedness, (B) the Company or such Subsidiary (as the case may be) is unable to pay its respective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company or such Subsidiary (as the case may be) intends to incur or believes that it will incur debts that would be beyond its respective ability to pay as such debts mature. Neither the Company nor any of its Subsidiaries has engaged in any business or in any transaction, and is not about to engage in any business or in any transaction, for which the Company's or such Subsidiary's remaining assets constitute unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(m) No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that (i) would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced, (ii) could have

a material adverse effect on any Buyer's investment hereunder or (iii) could have a Material Adverse Effect.

(n) Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, any certificate of designation, preferences or rights of any other outstanding series of preferred stock of the Company or any of its Subsidiaries or Bylaws or their organizational charter, certificate of formation, memorandum of association, articles of association, Certificate of Incorporation or certificate of incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which could not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that could reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. As applicable, during the two years prior to the date hereof, (i) the Common Stock has been listed or designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries.

(o) Foreign Corrupt Practices. Neither the Company, the Company's subsidiary or any director, officer, agent, employee, nor any other person acting for or on behalf of the foregoing (individually and collectively, a "**Company Affiliate**") have violated the U.S. Foreign Corrupt Practices Act (the "**FCPA**") or any other applicable anti-bribery or anti-corruption laws, nor has any Company Affiliate offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other person acting in an official capacity for any Governmental Entity to any political party or official thereof or to any candidate for political office (individually and collectively, a "**Government Official**") or to any person under circumstances where such Company Affiliate knew or was aware of a high probability that all or a portion of such money or

thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose of:

(i) (A) influencing any act or decision of such Government Official in his/her official capacity, (B) inducing such Government Official to do or omit to do any act in violation of his/her lawful duty, (C) securing any improper advantage, or (D) inducing such Government Official to influence or affect any act or decision of any Governmental Entity, or

(ii) assisting the Company or its Subsidiaries in obtaining or retaining business for or with, or directing business to, the Company or its Subsidiaries.

(p) Sarbanes-Oxley Act. The Company and each Subsidiary is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, and any and all applicable rules and regulations promulgated by the SEC thereunder.

(q) Transactions With Affiliates. Except as set forth on Schedule 3(q), no current or former employee, partner, director, officer or stockholder (direct or indirect) of the Company or its Subsidiaries, or any associate, or, to the knowledge of the Company, any affiliate of any thereof, or any relative with a relationship no more remote than first cousin of any of the foregoing, is presently, or has ever been, (i) a party to any transaction with the Company or its Subsidiaries (including any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer or stockholder or such associate or affiliate or relative Subsidiaries (other than for ordinary course services as employees, officers or directors of the Company or any of its Subsidiaries)) or (ii) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a competitor, supplier or customer of the Company or its Subsidiaries (except for a passive investment (direct or indirect) in less than 5% of the common stock of a company whose securities are traded on or quoted through an Eligible Market (as defined in the Notes)), nor does any such Person receive income from any source other than the Company or its Subsidiaries which relates to the business of the Company or its Subsidiaries or should properly accrue to the Company or its Subsidiaries. No employee, officer, stockholder or director of the Company or any of its Subsidiaries or member of his or her immediate family is indebted to the Company or its Subsidiaries, as the case may be, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other standard employee benefits made generally available to all employees or executives (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company).

(r) Equity Capitalization.

(i) Definitions:

(A) "**Common Stock**" means (x) the Company's shares of common stock, $0.01 par value per share, and (y) any capital stock into which such common

stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(B) "**Preferred Stock**" means (x) the Company's blank check preferred stock, $0.01 par value per share, the terms of which may be designated by the board of directors of the Company in a certificate of designations and (y) any capital stock into which such preferred stock shall have been changed or any share capital resulting from a reclassification of such preferred stock (other than a conversion of such preferred stock into Common Stock in accordance with the terms of such certificate of designations).

(ii) Authorized and Outstanding Capital Stock. As of the date hereof, the authorized capital stock of the Company consists of (A) 150,000,000 shares of Common Stock, of which, 5,308,079 are issued and 5,307,798 are outstanding and 1,908,080 shares are reserved for issuance pursuant to Convertible Securities (as defined below) exercisable or exchangeable for, or convertible into, shares of Common Stock and (B) 902,670 shares of Preferred Stock, none of which are issued and outstanding. 281 shares of Common Stock are held in the treasury of the Company. "**Convertible Securities**" means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock) or any of its Subsidiaries.

(iii) Valid Issuance; Available Shares; Affiliates. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Schedule 3(r)(iii) sets forth the number of shares of Common Stock that are (A) reserved for issuance pursuant to Convertible Securities (as defined below) (other than the Notes and Warrants) and (B) that are, as of the date hereof, owned by Persons who are "affiliates" (as defined in Rule 405 of the 1933 Act and calculated based on the assumption that only officers, directors and holders of at least 10% of the Company's issued and outstanding Common Stock are "affiliates" without conceding that any such Persons are "affiliates" for purposes of federal securities laws) of the Company or any of its Subsidiaries. Except as set forth on Schedule 3(r)(iii), to the Company's knowledge, no Person beneficially owns 10% or more of the Company's issued and outstanding shares of Common Stock (calculated based on the assumption that all Convertible Securities (as defined below), whether or not presently exercisable or convertible, have been fully exercised or converted (as the case may be) taking account of any limitations on exercise or conversion (including "blockers") contained therein without conceding that such identified Person is a 10% stockholder for purposes of federal securities laws).

(iv) Existing Securities; Obligations. Except as disclosed in the SEC Documents: (A) none of the Company's or any Subsidiary's shares, interests or capital stock is subject to preemptive rights or any other similar rights or Liens suffered or permitted by the Company or any Subsidiary; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any

shares, interests or capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the Registration Rights Agreement); (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; and (F) neither the Company nor any Subsidiary has any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement.

(v) Organizational Documents. The Company has furnished to the Buyers true, correct and complete copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "**Certificate of Incorporation**"), and the Company's bylaws, as amended and as in effect on the date hereof (the "**Bylaws**"), and the terms of all Convertible Securities and the material rights of the holders thereof in respect thereto.

(s) Indebtedness and Other Contracts. Neither the Company nor any of its Subsidiaries, (i) except as disclosed on Schedule 3(s), has any outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) has any financing statements securing obligations in any amounts filed in connection with the Company or any of its Subsidiaries; (iv) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (v) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or its Subsidiaries' respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect. For purposes of this Agreement: (x) "**Indebtedness**" of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, "capital leases" in accordance with GAAP) (other than trade payables entered into in the ordinary course of business

consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) "**Contingent Obligation**" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(t) Litigation. Except as set forth on Schedule 3(t), there is no action, suit, arbitration, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, other Governmental Entity, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company's or its Subsidiaries' officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such. No director, officer or employee of the Company or any of its subsidiaries has willfully violated 18 U.S.C. §1519 or engaged in spoliation in reasonable anticipation of litigation. Without limitation of the foregoing, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the 1933 Act or the 1934 Act. After reasonable inquiry of its employees, the Company is not aware of any fact which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding. Neither the Company nor any of its Subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity.

(u) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage

as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(v) Employee Relations. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer's employment with the Company or any such Subsidiary. No current (or former) executive officer or other key employee of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(w) Title.

(i) Real Property. Each of the Company and its Subsidiaries holds good title to all real property, leases in real property, facilities or other interests in real property owned or held by the Company or any of its Subsidiaries (the "**Real Property**") owned by the Company or any of its Subsidiaries (as applicable). The Real Property is free and clear of all Liens and is not subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except for (a) Liens for current taxes not yet due and (b) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. Any Real Property held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any of its Subsidiaries.

(ii) Fixtures and Equipment. Each of the Company and its Subsidiaries (as applicable) has good title to, or a valid leasehold interest in, the tangible personal property, equipment, improvements, fixtures, and other personal property and appurtenances that are used by the Company or its Subsidiary in connection with the conduct of its business (the "**Fixtures and Equipment**"). The Fixtures and Equipment are structurally sound, are in good operating condition and repair, are adequate for the uses to which they are being put, are not in need of maintenance or repairs except for ordinary, routine maintenance and repairs and are sufficient for the conduct of the Company's and/or its Subsidiaries' businesses (as applicable) in the manner as conducted prior to the Closing. Each of the Company and its Subsidiaries owns all of its Fixtures and Equipment free and clear of all Liens except for (a) liens for current taxes not yet due and (b) zoning laws and other land

use restrictions that do not impair the present or anticipated use of the property subject thereto.

(x) Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor ("**Intellectual Property Rights**") necessary to conduct their respective businesses as now conducted and presently proposed to be conducted. Each of patents owned by the Company or any of its Subsidiaries is listed on Schedule 3(x)(i). None of the Company's Intellectual Property Rights have expired or terminated or have been abandoned or are expected to expire or terminate or are expected to be abandoned, within three years from the date of this Agreement. Except as set forth on Schedule 3(x)(ii), the Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its Subsidiaries, being threatened, against the Company or any of its Subsidiaries regarding its Intellectual Property Rights. Neither the Company nor any of its Subsidiaries is aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

(y) Environmental Laws. (i) The Company and its Subsidiaries (A) are in compliance with any and all Environmental Laws (as defined below), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (A), (B) and (C), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term "**Environmental Laws**" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "**Hazardous Materials**") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(i) No Hazardous Materials:

(A) have been disposed of or otherwise released from any Real Property of the Company or any of its Subsidiaries in violation of any Environmental Laws; or

(B) are present on, over, beneath, in or upon any Real Property or any portion thereof in quantities that would constitute a violation of any Environmental

Laws. No prior use by the Company or any of its Subsidiaries of any Real Property has occurred that violates any Environmental Laws, which violation would have a material adverse effect on the business of the Company or any of its Subsidiaries.

(ii) Neither the Company nor any of its Subsidiaries knows of any other person who or entity which has stored, treated, recycled, disposed of or otherwise located on any Real Property any Hazardous Materials, including, without limitation, such substances as asbestos and polychlorinated biphenyls.

(iii) None of the Real Properties are on any federal or state "Superfund" list or Liability Information System ("**CERCLIS**") list or any state environmental agency list of sites under consideration for CERCLIS, nor subject to any environmental related Liens.

(z) Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(aa) Tax Status. The Company and each of its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim. The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the Internal Revenue Code of 1986, as amended (the "**Code**"). The net operating loss carryforwards ("**NOLs**") for United States federal income tax purposes of the consolidated group of which the Company is the common parent, if any, shall not be adversely effected by the transactions contemplated hereby. The transactions contemplated hereby do not constitute an "ownership change" within the meaning of Section 382 of the Code, thereby preserving the Company's ability to utilize such NOLs.

(bb) Internal Accounting and Disclosure Controls. The Company and each of its Subsidiaries maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the

1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company's management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant, Governmental Entity or other Person relating to any potential material weakness or significant deficiency in any part of the internal controls over financial reporting of the Company or any of its Subsidiaries.

(cc) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

(dd) Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an "investment company," an affiliate of an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

(ee) Acknowledgement Regarding Buyers' Trading Activity. It is understood and acknowledged by the Company that (i) following the public disclosure of the transactions contemplated by the Transaction Documents, in accordance with the terms thereof, none of the Buyers have been asked by the Company or any of its Subsidiaries to agree, nor has any Buyer agreed with the Company or any of its Subsidiaries, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company, or "derivative" securities based on securities issued by the Company or to hold any of the Securities for any specified term; (ii) any Buyer, and counterparties in "derivative" transactions to which any such Buyer is a party, directly or indirectly, presently may have a "short" position in the Common Stock which was established prior to such Buyer's knowledge of the transactions contemplated by the Transaction Documents; (iii) each Buyer shall not be deemed to have any affiliation with or control over any arm's length counterparty in any "derivative" transaction; and (iv) each Buyer may rely on the Company's obligation to timely deliver shares of Common Stock upon conversion or exchange, as applicable, of the Securities as and when required pursuant to the Transaction Documents for purposes of effecting trading in the Common Stock of the Company. The Company further understands and acknowledges that following the public disclosure of the transactions contemplated by the Transaction Documents pursuant to the Press Release (as defined below) one or more Buyers may engage in hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable shares of Common Stock) at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value and/or number of the Conversion Shares and Warrant Shares deliverable with respect to the Securities are being determined and such hedging and/or trading activities (including, without limitation, the location and/or

reservation of borrowable shares of Common Stock), if any, can reduce the value of the existing stockholders' equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Notes, the Warrants, or any other Transaction Document or any of the documents executed in connection herewith or therewith.

(ff) Manipulation of Price. Neither the Company nor any of its Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities (other than the Placement Agent), (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries or (iv) paid or agreed to pay any Person for research services with respect to any securities of the Company or any of its Subsidiaries.

(gg) U.S. Real Property Holding Corporation. Except as set forth on Schedule 4(gg), neither the Company nor any of its Subsidiaries is, or has ever been, and so long as any of the Securities are held by any of the Buyers, shall become, a U.S. real property holding corporation within the meaning of Section 897 of the Code, and the Company and each Subsidiary shall so certify upon any Buyer's request.

(hh) Registration Eligibility. The Company is currently eligible to register the Registrable Securities (defined in the Registration Rights Agreement) for resale by the Buyers using Form S-1 promulgated under the 1933 Act.

(ii) Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance, sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(jj) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the "**BHCA**") and to regulation by the Board of Governors of the Federal Reserve System (the "**Federal Reserve**"). Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(kk) Shell Company Status. The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i).

(ll) Illegal or Unauthorized Payments; Political Contributions. Neither the Company nor any of its Subsidiaries nor, to the best of the Company's knowledge (after reasonable inquiry of its officers and directors), any of the officers, directors, employees, agents or other representatives of the Company or any of its Subsidiaries or any other business entity or enterprise with which the Company or any Subsidiary is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (i) as a kickback or bribe to any Person or (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its Subsidiaries.

(mm) Money Laundering. The Company and its Subsidiaries are in compliance with, and have not previously violated, the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, without limitation, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, "Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism" (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

(nn) Management. During the past five year period, no current or former officer or director or, to the knowledge of the Company, no current ten percent (10%) or greater stockholder of the Company or any of its Subsidiaries has been the subject of:

(i) a petition under bankruptcy laws or any other insolvency or moratorium law or the appointment by a court of a receiver, fiscal agent or similar officer for such Person, or any partnership in which such person was a general partner at or within two years before the filing of such petition or such appointment, or any corporation or business association of which such person was an executive officer at or within two years before the time of the filing of such petition or such appointment;

(ii) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations that do not relate to driving while intoxicated or driving under the influence);

(iii) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such person from, or otherwise limiting, the following activities:

(A) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(B) Engaging in any particular type of business practice; or

(C) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of securities laws or commodities laws;

(iv) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any authority barring, suspending or otherwise limiting for more than sixty (60) days the right of any such person to engage in any activity described in the preceding sub paragraph, or to be associated with persons engaged in any such activity;

(v) a finding by a court of competent jurisdiction in a civil action or by the SEC or other authority to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the SEC or any other authority has not been subsequently reversed, suspended or vacated; or

(vi) a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

(oo) Stock Option Plans. Each stock option granted by the Company was granted (i) in accordance with the terms of the applicable stock option plan of the Company and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company's stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(pp) No Disagreements with Accountants and Lawyers. There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company's ability to perform any of its obligations under any of the Transaction Documents. In addition, on or prior to the date hereof, the Company had discussions with its accountants about its financial statements previously filed with the SEC. Based on those discussions, the Company has no reason to believe that it will need to restate any such financial statements or any part thereof.

(qq) No Disqualification Events. With respect to Securities to be offered and sold hereunder in reliance on Rule 506(b) under the 1933 Act ("**Regulation D Securities**"), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company's outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected

with the Company in any capacity at the time of sale (each, an "**Issuer Covered Person**" and, together, "**Issuer Covered Persons**") is subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a "**Disqualification Event**"), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Buyers a copy of any disclosures provided thereunder.

(rr) Other Covered Persons. The Company is not aware of any Person (other than the Placement Agent) that has been or will be paid (directly or indirectly) remuneration for solicitation of Buyers or potential purchasers in connection with the sale of any Regulation D Securities.

(ss) No Additional Agreements. The Company does not have any agreement or understanding with any Buyer with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(tt) Public Utility Holding Act. None of the Company nor any of its Subsidiaries is a "holding company," or an "affiliate" of a "holding company," as such terms are defined in the Public Utility Holding Act of 2005.

(uu) Federal Power Act. None of the Company nor any of its Subsidiaries is subject to regulation as a "public utility" under the Federal Power Act, as amended.

(vv) Ranking of Notes. No Indebtedness of the Company, at the Closing, will be senior to, or *pari passu* with, the Notes in right of payment, whether with respect to payment or redemptions, interest, damages, upon liquidation or dissolution or otherwise.

(ww) Cybersecurity. The Company and its Subsidiaries' information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, "**IT Systems**") are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants that would reasonably be expected to have a Material Adverse Effect on the Company's business. The Company and its Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including "Personal Data," used in connection with their businesses. "**Personal Data**" means (i) a natural person's name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver's license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as "personally identifying information" under the Federal Trade Commission Act, as amended; (iii) "personal data" as defined by the European Union General Data Protection Regulation ("**GDPR**") (EU 2016/679); (iv) any information which would qualify as "protected health information" under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, "**HIPAA**"); and (v) any other piece of information that allows the identification of

such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person's health or sexual orientation. There have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person or such, nor any incidents under internal review or investigations relating to the same except in each case, where such would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and its Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification except in each case, where such would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xx) Compliance with Data Privacy Laws. The Company and its Subsidiaries are, and at all prior times were, in compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation HIPAA, and the Company and its Subsidiaries have taken commercially reasonable actions to prepare to comply with, and since May 25, 2018, have been and currently are in compliance with, the GDPR (EU 2016/679) (collectively, the "**Privacy Laws**") except in each case, where such would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. To ensure compliance with the Privacy Laws, the Company and its Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the "**Policies**"). The Company and its Subsidiaries have at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor any Subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(yy) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents. The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Buyers regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries is true and correct and does not contain any untrue statement of a material fact or omit

to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All of the written information furnished after the date hereof by or on behalf of the Company or any of its Subsidiaries to each Buyer pursuant to or in connection with this Agreement and the other Transaction Documents, taken as a whole, will be true and correct in all material respects as of the date on which such information is so provided and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed. All financial projections and forecasts that have been prepared by or on behalf of the Company or any of its Subsidiaries and made available to you have been prepared in good faith based upon reasonable assumptions and represented, at the time each such financial projection or forecast was delivered to each Buyer, the Company's best estimate of future financial performance (it being recognized that such financial projections or forecasts are not to be viewed as facts and that the actual results during the period or periods covered by any such financial projections or forecasts may differ from the projected or forecasted results). The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

4. COVENANTS.

(a) Best Efforts. Each Buyer shall use its best efforts to timely satisfy each of the covenants hereunder and conditions to be satisfied by it as provided in Section 6 of this Agreement. The Company shall use its best efforts to timely satisfy each of the covenants hereunder and conditions to be satisfied by it as provided in Section 7 of this Agreement.

(b) Form D and Blue Sky. The Company shall file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable "Blue Sky" laws), and the Company shall

comply with all applicable foreign, federal, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Securities to the Buyers.

(c) Reporting Status. Until the date on which the Buyers shall have sold all of the Registrable Securities (the "**Reporting Period**"), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination. From the time Form S-3 is available to the Company for the registration of the Registrable Securities, the Company shall take all actions necessary to maintain its eligibility to register the Registrable Securities for resale by the Buyers on Form S-3.

(d) Use of Proceeds. The Company will use the proceeds from the sale of the Securities as described on Schedule 4(d)(I), but not, directly or indirectly, for (i) except as set forth on Schedule 4(d)(II), the satisfaction of any indebtedness of the Company or any of its Subsidiaries, (ii) the redemption or repurchase of any securities of the Company or any of its Subsidiaries, or (iii) the settlement of any outstanding litigation.

(e) Financial Information. The Company agrees to send the following to each Investor (as defined in the Registration Rights Agreement) during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, any interim reports or any consolidated balance sheets, income statements, stockholders' equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) unless the following are either filed with the SEC through EDGAR or are otherwise widely disseminated via a recognized news release service (such as PR Newswire), on the same day as the release thereof, e-mail copies of all press releases issued by the Company or any of its Subsidiaries and (iii) unless the following are filed with the SEC through EDGAR, copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

(f) Listing. The Company shall promptly secure the listing or designation for quotation (as the case may be) of all of the Registrable Securities upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed or designated for quotation (as the case may be) (subject to official notice of issuance) and shall maintain such listing or designation for quotation (as the case may be) of all Registrable Securities from time to time issuable under the terms of the Transaction Documents on such national securities exchange or automated quotation system. The Company shall maintain the Common Stock's listing or authorization for quotation (as the case may be) on the Principal Market, The New York Stock Exchange, the NYSE American, the Nasdaq Global Market or the Nasdaq Global Select Market (each, an "**Eligible Market**"). Neither the Company nor any of its Subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on an Eligible Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

(g) Fees. The Company shall reimburse the lead Buyer for all costs and expenses incurred by it or its affiliates in connection with the structuring, documentation, negotiation and closing of the transactions contemplated by the Transaction Documents (including, without limitation, as applicable, all reasonable legal fees of outside counsel and disbursements of Sullivan & Worcester LLP, counsel to the lead Buyer, any other reasonable fees and expenses in connection with the structuring, documentation, negotiation and closing of the transactions contemplated by the Transaction Documents and due diligence and regulatory filings in connection therewith) (the "**Transaction Expenses**") and shall be withheld by the lead Buyer from its Purchase Price at each Closing; provided, that the Company shall promptly reimburse Sullivan & Worcester LLP on demand for all Transaction Expenses not so reimbursed through such withholding at each Closing. The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, transfer agent fees, DTC (as defined below) fees or broker's commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby (including, without limitation, any fees or commissions payable to the Placement Agent, who is the Company's sole placement agent in connection with the transactions contemplated by this Agreement). The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

(h) Pledge of Securities. Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that the Securities may be pledged by an Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(g) hereof; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(g) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Buyer.

(i) Disclosure of Transactions and Other Material Information.

(i) Disclosure of Transaction. The Company shall, on or before 9:00 a.m., New York time, on the first (1st) Business Day after the date of this Agreement, issue a press release (the "**Press Release**") reasonably acceptable to the Buyers disclosing all the material terms of the transactions contemplated by the Transaction Documents. On or before 9:00 a.m., New York time, on the first (1st) Business Day after the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching all the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement), the form of Notes, the form of Warrants, the form of Security Documents, the form of Pledge

Agreement, and the form of the Registration Rights Agreement) (including all attachments, the "**8-K Filing**"). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided to any of the Buyers by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Buyers or any of their affiliates, on the other hand, shall terminate.

(ii) Limitations on Disclosure. The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide any Buyer with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of such Buyer (which may be granted or withheld in such Buyer's sole discretion). In the event of a breach of any of the foregoing covenants, including, without limitation, Section 4(o) of this Agreement, or any of the covenants or agreements contained in any other Transaction Document, by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents (as determined in the reasonable good faith judgment of such Buyer), in addition to any other remedy provided herein or in the Transaction Documents, such Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such breach or such material, non-public information, as applicable, without the prior approval by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Buyer shall have any liability to the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees, affiliates, stockholders or agents, for any such disclosure. To the extent that the Company delivers any material, non-public information to a Buyer without such Buyer's consent, the Company hereby covenants and agrees that such Buyer shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information. Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of any Buyer, to make the Press Release and any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the applicable Buyer (which may be granted or withheld in such Buyer's sole discretion), the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of such Buyer in any filing, announcement, release or otherwise. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that no Buyer shall have (unless expressly agreed to by a particular Buyer after the date hereof in a written definitive and

binding agreement executed by the Company and such particular Buyer (it being understood and agreed that no Buyer may bind any other Buyer with respect thereto)), any duty of confidentiality with respect to, or a duty not to trade on the basis of, any material, non-public information regarding the Company or any of its Subsidiaries.

(iii) Other Confidential Information. Disclosure Failures; Disclosure Delay Payments. In addition to other remedies set forth in this Section 4(i), and without limiting anything set forth in any other Transaction Document, at any time after the First Closing Date if the Company, any of its Subsidiaries, or any of their respective officers, directors, employees or agents, provides any Buyer with material non-public information relating to the Company or any of its Subsidiaries (each, the "**Confidential Information**"), the Company shall, on or prior to the applicable Required Disclosure Date (as defined below), publicly disclose such Confidential Information on a Current Report on Form 8-K or otherwise (each, a "**Disclosure**"). From and after such Disclosure, the Company shall have disclosed all Confidential Information provided to such Buyer by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon such Disclosure, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Buyers or any of their affiliates, on the other hand, shall terminate. In the event that the Company fails to effect such Disclosure on or prior to the Required Disclosure Date and such Buyer shall have possessed Confidential Information for at least ten (10) consecutive Trading Days (each, a "**Disclosure Failure**"), then, as partial relief for the damages to such Buyer by reason of any such delay in, or reduction of, its ability to buy or sell shares of Common Stock after such Required Disclosure Date (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to such Buyer an amount in cash equal to the greater of (I) two percent (2%) of the aggregate Purchase Price and (II) the applicable Disclosure Restitution Amount, on each of the following dates (each, a "**Disclosure Delay Payment Date**"): (i) on the date of such Disclosure Failure and (ii) on every thirty (30) day anniversary such Disclosure Failure until the earlier of (x) the date such Disclosure Failure is cured and (y) such time as all such non-public information provided to such Buyer shall cease to be Confidential Information (as evidenced by a certificate, duly executed by an authorized officer of the Company to the foregoing effect) (such earlier date, as applicable, a "**Disclosure Cure Date**"). Following the initial Disclosure Delay Payment for any particular Disclosure Failure, without limiting the foregoing, if a Disclosure Cure Date occurs prior to any thirty (30) day anniversary of such Disclosure Failure, then such Disclosure Delay Payment (prorated for such partial month) shall be made on the second (2nd) Business Day after such Disclosure Cure Date. The payments to which an Investor shall be entitled pursuant to this Section 4(l)(iii) are referred to herein as "**Disclosure Delay Payments.**" In the event the Company fails to make Disclosure Delay Payments in a timely manner in accordance with the foregoing, such Disclosure Delay Payments shall bear interest at the rate of two percent (2%) per month (prorated for partial months) until paid in full.

(iv) For the purpose of this Agreement the following definitions shall apply:

(A) "**Disclosure Failure Market Price**" means, as of any Disclosure Delay Payment Date, the price computed as the quotient of (I) the sum of the five (5) highest VWAPs (as defined in the Notes) of the Common Stock during the applicable Disclosure Restitution Period (as defined below), divided by (II) five (5) (such period, the "**Disclosure Failure Measuring Period**"). All such determinations to be appropriately adjusted for any share dividend, share split, share combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during such Disclosure Failure Measuring Period.

(B) "**Disclosure Restitution Amount**" means, as of any Disclosure Delay Payment Date, the product of (x) difference of (I) the Disclosure Failure Market Price less (II) the lowest purchase price, per share of Common Stock, of any Common Stock issued or issuable to such Buyer pursuant to this Agreement or any other Transaction Documents, multiplied by (y) 10% of the aggregate daily dollar trading volume (as reported on Bloomberg (as defined in the Notes)) of the Common Stock on the Principal Market for each Trading Day (as defined in the Notes) either (1) with respect to the initial Disclosure Delay Payment Date, during the period commencing on the applicable Required Disclosure Date through and including the Trading Day immediately prior to the initial Disclosure Delay Payment Date or (2) with respect to each other Disclosure Delay Payment Date, during the period commencing the immediately preceding Disclosure Delay Payment Date through and including the Trading Day immediately prior to such applicable Disclosure Delay Payment Date (such applicable period, the "**Disclosure Restitution Period**").

(C) "**Required Disclosure Date**" means (x) if such Buyer authorized the delivery of such Confidential Information, either (I) if the Company and such Buyer have mutually agreed upon a date (as evidenced by an e-mail or other writing) of Disclosure of such Confidential Information, such agreed upon date or (II) otherwise, the seventh (7th) calendar day after the date such Buyer first received any Confidential Information or (y) if such Buyer did not authorize the delivery of such Confidential Information, the first (1st) Business Day after such Buyer's receipt of such Confidential Information.

(j) Additional Registration Statements. Until the Applicable Date (as defined below) and at any time thereafter while any Registration Statement is not effective or the prospectus contained therein is not available for use or any Current Public Information Failure (as defined in the Registration Rights Agreement) exists, the Company shall not file a registration statement or an offering statement under the 1933 Act relating to securities that are not the Registrable Securities (other than a registration statement on Form S-8, a registration statement pursuant to the Permitted Equity Line, or such supplements or amendments to registration statements that are outstanding and have been declared effective by the SEC as of the date hereof (solely to the extent necessary to keep such registration statements effective and available and not with respect to any Subsequent Placement)). "**Applicable Date**" means the earlier of (x) the first date on which the

resale by the Buyers of all the Registrable Securities required to be filed on the initial Registration Statement (as defined in the Registration Rights Agreement) pursuant to the Registration Rights Agreement is declared effective by the SEC (and each prospectus contained therein is available for use on such date) or (y) the first date on which all of the Registrable Securities are eligible to be resold by the Buyers pursuant to Rule 144 (or, if a Current Public Information Failure has occurred and is continuing, such later date after which the Company has cured such Current Public Information Failure).

(k) Additional Issuance of Securities. So long as any Buyer beneficially owns any Securities, the Company will not, without the prior written consent of the Required Holders, issue any Notes or Warrants (other than to the Buyers as contemplated hereby) and the Company shall not issue any other securities that would cause a breach or default under the Notes or the Warrants. Unless otherwise agreed upon in writing by the Buyers, for the period commencing on the date hereof and ending on the date immediately following the 90th Trading Day after the Applicable Date (provided that such period shall be extended by the number of calendar days during such period and any extension thereof contemplated by this proviso on which any Registration Statement is not effective or any prospectus contained therein is not available for use or any Current Public Information Failure exists) (the "**Restricted Period**"), neither the Company nor any of its Subsidiaries shall directly or indirectly issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any "equity security" (as that term is defined under Rule 405 promulgated under the 1933 Act), any Convertible Securities (as defined below), any debt, any preferred stock or any purchase rights) (any such issuance, offer, sale, grant, disposition or announcement (whether occurring during the Restricted Period or at any time thereafter) is referred to as a "**Subsequent Placement**"). Notwithstanding the foregoing, this Section 4(k) shall not apply in respect of the issuance of (i) shares of Common Stock or standard options to purchase Common Stock to directors, officers or employees of the Company in their capacity as such pursuant to an Approved Stock Plan (as defined below), provided that (1) all such issuances (taking into account the shares of Common Stock issuable upon exercise of such options) after the date hereof pursuant to this clause (i) do not, in the aggregate, exceed more than 5% of the Common Stock issued and outstanding immediately prior to the date hereof and (2) the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects any of the Buyers; (ii) shares of Common Stock issued upon the conversion or exercise of Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) issued prior to the date hereof, provided that the conversion, exercise or other method of issuance (as the case may be) of any such Convertible Security is made solely pursuant to the conversion, exercise or other method of issuance (as the case may be) provisions of such Convertible Security that were in effect on the date immediately prior to the date of this Agreement, the conversion, exercise or issuance price of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) is not lowered, none of such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are amended to increase the number of shares issuable thereunder and

none of the terms or conditions of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are otherwise materially changed in any manner that adversely affects any of the Buyers; (iii) shares of Common Stock issued pursuant to that certain Common Stock Purchase Agreement and Registration Rights Agreement with Tumim Stone Capital dated November 8, 2022 (the "**Permitted Equity Line**"); (iv) the Conversion Shares; (v) the Warrant Shares (each of the foregoing in clauses (i) through (v), collectively the "**Excluded Securities**") and (vi) subject to the Company's compliance with Section 10 of the Note (including, without limitation, the issuances of Subsequent Warrants (as defined in the Note) to the Buyers in connection therewith as required thereunder, if applicable), any bone fide public offering of Common Stock and/or Options of the Company. "**Approved Stock Plan**" means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which shares of Common Stock and standard options to purchase Common Stock may be issued to any employee, officer or director for services provided to the Company in their capacity as such. Fifty percent (50%) of the net proceeds from any issuances of Common Stock pursuant to the Permitted Equity Line shall be promptly used to prepay Principal and Interest outstanding under the Notes.

(l) Reservation of Shares. So long as any of the Notes and Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 200% of the maximum number of shares of Common Stock issuable upon conversion of all the Notes then outstanding (assuming for purposes hereof that (x) the Notes are convertible at the Alternate Conversion Price assuming an Alternate Conversion Date as of such applicable date of determination, (y) interest on the Notes shall accrue through the first anniversary of the First Closing Date and will be converted in shares of Common Stock at a conversion price equal to the Alternate Conversion Price assuming an Alternate Conversion Date as of such applicable date of determination and (z) any such conversion shall not take into account any limitations on the conversion of the Notes set forth in the Notes) and Warrant Shares issuable upon exercise of the Warrants (assuming for purposes hereof that any such exercise shall not take into account any limitations on the exercise of the Warrants set forth in the Warrants) (collectively, the "**Required Reserve Amount**"); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 4(l) be reduced other than proportionally in connection with any conversion, exercise and/or redemption, as applicable of Notes or Warrants. If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserve Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company's obligations pursuant to the Transaction Documents, in the case of an insufficient number of authorized shares, obtain stockholder approval of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserve Amount.

(m) Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any Governmental Entity, except

where such violations would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

(n) Other Notes; Variable Securities. Except with respect to the Permitted Equity Line, so long as any Notes remain outstanding, the Company and each Subsidiary shall be prohibited from effecting or entering into an agreement to effect any Subsequent Placement involving a Variable Rate Transaction. "**Variable Rate Transaction**" means a transaction in which the Company or any Subsidiary (i) issues or sells any Convertible Securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such Convertible Securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Convertible Securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, other than pursuant to a customary "weighted average" anti-dilution provision or (ii) enters into any agreement (including, without limitation, an equity line of credit or an "at-the-market" offering (but excluding the Permitted Equity Line) whereby the Company or any Subsidiary may sell securities at a future determined price (other than standard and customary "preemptive" or "participation" rights). Each Buyer shall be entitled to obtain injunctive relief against the Company and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(o) Participation Right. At any time on or prior to the second anniversary of the First Closing Date, neither the Company nor any of its Subsidiaries shall, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 4(o). The Company acknowledges and agrees that the right set forth in this Section 4(o) is a right granted by the Company, separately, to each Buyer.

(i) At least five (5) Trading Days prior to any proposed or intended Subsequent Placement, the Company shall deliver to each Buyer a written notice (each such notice, a "**Pre-Notice**"), which Pre-Notice shall not contain any information (including, without limitation, material, non-public information) other than: (A) if the proposed Offer Notice (as defined below) constitutes or contains material, non-public information, a statement asking whether the Investor is willing to accept material non-public information or (B) if the proposed Offer Notice does not constitute or contain material, non-public information, (x) a statement that the Company proposes or intends to effect a Subsequent Placement, (y) a statement that the statement in clause (x) above does not constitute material, non-public information and (z) a statement informing such Buyer that it is entitled to receive an Offer Notice (as defined below) with respect to such Subsequent Placement upon its written request. Upon the written request of a Buyer within three (3) Trading Days after the Company's delivery to such Buyer of such Pre-Notice, and only upon a written request by such Buyer, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver to such Buyer an irrevocable written notice (the "**Offer Notice**") of any proposed or intended issuance or sale or exchange (the "**Offer**") of the securities being offered (the "**Offered Securities**") in a Subsequent Placement, which Offer Notice shall (A) identify and describe the Offered Securities, (B) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the

Offered Securities to be issued, sold or exchanged, (C) identify the Persons (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (D) offer to issue and sell to or exchange with such Buyer in accordance with the terms of the Offer such Buyer's pro rata portion of 50% of the Offered Securities, provided that the number of Offered Securities which such Buyer shall have the right to subscribe for under this Section 4(o) shall be (x) based on such Buyer's pro rata portion of the aggregate original principal amount of the Notes purchased hereunder by all Buyers (the "**Basic Amount**"), and (y) with respect to each Buyer that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Buyers as such Buyer shall indicate it will purchase or acquire should the other Buyers subscribe for less than their Basic Amounts (the "**Undersubscription Amount**"), which process shall be repeated until each Buyer shall have an opportunity to subscribe for any remaining Undersubscription Amount.

(ii) To accept an Offer, in whole or in part, such Buyer must deliver a written notice to the Company prior to the end of the fifth (5th) Business Day after such Buyer's receipt of the Offer Notice (the "**Offer Period**"), setting forth the portion of such Buyer's Basic Amount that such Buyer elects to purchase and, if such Buyer shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Buyer elects to purchase (in either case, the "**Notice of Acceptance**"). If the Basic Amounts subscribed for by all Buyers are less than the total of all of the Basic Amounts, then each Buyer who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the "**Available Undersubscription Amount**"), each Buyer who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Buyer bears to the total Basic Amounts of all Buyers that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent it deems reasonably necessary. Notwithstanding the foregoing, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to each Buyer a new Offer Notice and the Offer Period shall expire on the fifth (5th) Business Day after such Buyer's receipt of such new Offer Notice.

(iii) The Company shall have five (5) Business Days from the expiration of the Offer Period above (A) to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by a Buyer (the "**Refused Securities**") pursuant to a definitive agreement(s) (the "**Subsequent Placement Agreement**"), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice and (B) to publicly announce (x) the execution of such Subsequent Placement Agreement, and (y) either (I) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (II) the termination of such Subsequent Placement Agreement, which shall

be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

(iv) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4(o)(iii) above), then each Buyer may, at its sole option and in its sole discretion, withdraw its Notice of Acceptance or reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Buyer elected to purchase pursuant to Section 4(o)(ii) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Buyers pursuant to this Section 4(o) prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Buyer so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Buyers in accordance with Section 4(o)(i) above.

(v) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, such Buyer shall acquire from the Company, and the Company shall issue to such Buyer, the number or amount of Offered Securities specified in its Notice of Acceptance, as reduced pursuant to Section 4(o)(iv) above if such Buyer has so elected, upon the terms and conditions specified in the Offer. The purchase by such Buyer of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and such Buyer of a separate purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to such Buyer and its counsel.

(vi) Any Offered Securities not acquired by a Buyer or other Persons in accordance with this Section 4(o) may not be issued, sold or exchanged until they are again offered to such Buyer under the procedures specified in this Agreement.

(vii) The Company and each Buyer agree that if any Buyer elects to participate in the Offer, (x) neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto (collectively, the "**Subsequent Placement Documents**") shall include any term or provision whereby such Buyer shall be required to agree to any restrictions on trading as to any securities of the Company or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, any agreement previously entered into with the Company or any instrument received from the Company, and (y) any registration rights set forth in such Subsequent Placement Documents shall be similar in all material respects to the registration rights contained in the Registration Rights Agreement.

(viii) Notwithstanding anything to the contrary in this Section 4(o) and unless otherwise agreed to by such Buyer, the Company shall either confirm in writing to such Buyer that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case, in such

a manner such that such Buyer will not be in possession of any material, non-public information, by the fifth (5th) Business Day following delivery of the Offer Notice. If by such fifth (5th) Business Day, no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by such Buyer, such transaction shall be deemed to have been abandoned and such Buyer shall not be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide such Buyer with another Offer Notice and such Buyer will again have the right of participation set forth in this Section 4(o). The Company shall not be permitted to deliver more than one such Offer Notice to such Buyer in any sixty (60) day period, except as expressly contemplated by the last sentence of Section 4(o)(ii).

(ix) The restrictions contained in this Section 4(o) shall not apply in connection with the issuance of any Excluded Securities. The Company shall not circumvent the provisions of this Section 4(o) by providing terms or conditions to one Buyer that are not provided to all.

(p) Dilutive Issuances. For so long as any Notes and Warrants remain outstanding, the Company shall not, in any manner, enter into or affect any Dilutive Issuance (as defined in the Notes) if the effect of such Dilutive Issuance is to cause the Company to be required to issue upon conversion of any Notes or exercise of any Warrants any shares of Common Stock in excess of that number of shares of Common Stock which the Company may issue upon conversion of the Notes or exercise of the Warrants without breaching the Company's obligations under the rules or regulations of the Principal Market.

(q) Passive Foreign Investment Company. The Company shall conduct its business, and shall cause its Subsidiaries to conduct their respective businesses, in such a manner as will ensure that the Company will not be deemed to constitute a passive foreign investment company within the meaning of Section 1297 of the Code.

(r) Restriction on Redemption and Cash Dividends. So long as any Notes and Warrants are outstanding, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, any securities of the Company without the prior express written consent of the Buyers.

(s) Corporate Existence. So long as any Buyer beneficially owns any Notes or Warrants, the Company shall not be party to any Fundamental Transaction (as defined in the Notes) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes and Warrants.

(t) Stock Splits. Until the Notes and Warrants are no longer outstanding, the Company shall not effect any stock combination, reverse stock split or other similar transaction (or make any public announcement or disclosure with respect to any of the foregoing) without the prior written consent of the Required Holders (as defined below).

(u) Conversion Procedures. Each of the form of Conversion Notice and Exercise Notice (as defined in the Notes and Warrants, respectively) included in the Notes and Warrants set forth the totality of the procedures required of the Buyers in order to convert the Notes and exercise the Warrants. Except as provided in Section 5(d), no additional legal opinion, other information or instructions shall be required of the Buyers to convert their Notes or exercise their Warrants. The Company shall honor conversions of the Notes and exercises of the Warrants and shall deliver the Conversion Shares and Warrant Shares in accordance with the terms, conditions and time periods set forth in the Notes and Warrants.

(v) Collateral Agent. Each Buyer hereby (i) appoints 3i, LP, as the collateral agent hereunder and under the other Security Documents (in such capacity, the "**Collateral Agent**"), and (ii) authorizes the Collateral Agent (and its officers, directors, employees and agents) to take such action on such Buyer's behalf in accordance with the terms hereof and thereof. The Collateral Agent shall not have, by reason hereof or any of the other Security Documents, a fiduciary relationship in respect of any Buyer. Neither the Collateral Agent nor any of its officers, directors, employees or agents shall have any liability to any Buyer for any action taken or omitted to be taken in connection hereof or any other Security Document except to the extent caused by its own gross negligence or willful misconduct, and each Buyer agrees to defend, protect, indemnify and hold harmless the Collateral Agent and all of its officers, directors, employees and agents (collectively, the "**Collateral Agent Indemnitees**") from and against any losses, damages, liabilities, obligations, penalties, actions, judgments, suits, fees, costs and expenses (including, without limitation, reasonable attorneys' fees, costs and expenses) incurred by such Collateral Agent Indemnitee, whether direct, indirect or consequential, arising from or in connection with the performance by such Collateral Agent Indemnitee of the duties and obligations of Collateral Agent pursuant hereto or any of the Security Documents. The Collateral Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Holders, and such instructions shall be binding upon all holders of Notes; provided, however, that the Collateral Agent shall not be required to take any action which, in the reasonable opinion of the Collateral Agent, exposes the Collateral Agent to liability or which is contrary to this Agreement or any other Transaction Document or applicable law. The Collateral Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Transaction Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

(w) Successor Collateral Agent.

(i) The Collateral Agent may resign from the performance of all its functions and duties hereunder and under the other Transaction Documents at any time by giving at least ten (10) Business Days' prior written notice to the Company and each holder of Notes and Warrants. Such resignation shall take effect upon the acceptance by a successor Collateral Agent of appointment pursuant to clauses (ii) and (iii) below or as otherwise provided below. If at any time the Collateral Agent (together with its affiliates) beneficially owns less than $100,000 in aggregate principal amount of Notes, the Required Holders

may, by written consent, remove the Collateral Agent from all its functions and duties hereunder and under the other Transaction Documents.

(ii) Upon any such notice of resignation or removal, the Required Holders shall appoint a successor collateral agent. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor agent, such successor collateral agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the collateral agent, and the Collateral Agent shall be discharged from its duties and obligations under this Agreement and the other Transaction Documents. After the Collateral Agent's resignation or removal hereunder as the collateral agent, the provisions of this Section 4(w) shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Agreement and the other Transaction Documents.

(iii) If a successor collateral agent shall not have been so appointed within ten (10) Business Days of receipt of a written notice of resignation or removal, the Collateral Agent shall then appoint a successor collateral agent who shall serve as the Collateral Agent until such time, if any, as the Required Holders appoint a successor collateral agent as provided above.

(iv) In the event that a successor Collateral Agent is appointed pursuant to the provisions of this Section 4(w) that is not a Buyer or an affiliate of any Buyer (or the Required Holders or the Collateral Agent (or its successor), as applicable, notify the Company that they or it wants to appoint such a successor Collateral Agent pursuant to the terms of this Section 4(w)), the Company and each Subsidiary thereof covenants and agrees to promptly take all actions reasonably requested by the Required Holders or the Collateral Agent (or its successor), as applicable, from time to time, to secure a successor Collateral Agent satisfactory to the requesting part(y)(ies), in their sole discretion, including, without limitation, by paying all reasonable and customary fees and expenses of such successor Collateral Agent, by having the Company and each Subsidiary thereof agree to indemnify any successor Collateral Agent pursuant to reasonable and customary terms and by each of the Company and each Subsidiary thereof executing a collateral agency agreement or similar agreement and/or any amendment to the Security Documents reasonably requested or required by the successor Collateral Agent.

(x) Regulation M. The Company will not take any action prohibited by Regulation M under the 1934 Act, in connection with the distribution of the Securities contemplated hereby.

(y) General Solicitation. None of the Company, any of its affiliates (as defined in Rule 501(b) under the 1933 Act) or any person acting on behalf of the Company or such affiliate will solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(z) Integration. None of the Company, any of its affiliates (as defined in Rule 501(b) under the 1933 Act), or any person acting on behalf of the Company or such affiliate will sell,

offer for sale, or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the 1933 Act) which will be integrated with the sale of the Securities in a manner which would require the registration of the Securities under the 1933 Act or require stockholder approval under the rules and regulations of the Principal Market and the Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the 1933 Act or the rules and regulations of the Principal Market, with the issuance of Securities contemplated hereby.

(aa) Notice of Disqualification Events. The Company will notify the Buyers in writing, prior to each Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(bb) Stockholder Approval. The Company shall either (x) if the Company shall have obtained the prior written consent of the requisite stockholders (the "**Stockholder Consent**") to obtain the Stockholder Approval (as defined below), inform the stockholders of the Company of the receipt of the Stockholder Consent by preparing and filing with the SEC, as promptly as practicable after the date hereof, but prior to the forty-fifth (45th) calendar day after the First Closing Date (or, if such filing is delayed by a court or regulatory agency, in no event later than 90 calendar days after the First Closing Date), an information statement with respect thereto or (y) provide each stockholder entitled to vote at a special meeting of stockholders of the Company (the "**Stockholder Meeting**"), which shall be promptly called and held not later than May 15, 2023 (the "**Stockholder Meeting Deadline**"), a proxy statement, in each case, in a form reasonably acceptable to the Buyers and Sullivan & Worcester LLP, at the expense of the Company, with the Company obligated to reimburse the expenses of Sullivan & Worcester LLP incurred in connection therewith in an amount not exceed $5,000. The proxy statement, if any, shall solicit each of the Company's stockholder's affirmative vote at the Stockholder Meeting for approval of resolutions ("**Stockholder Resolutions**") providing for the approval of the issuance of all of the Securities in compliance with the rules and regulations of the Principal Market (without regard to any limitations on conversion set forth in the Notes) (such affirmative approval being referred to herein as the "**Stockholder Approval**", and the date such Stockholder Approval is obtained, the "**Stockholder Approval Date**"), and the Company shall use its reasonable best efforts to solicit its stockholders' approval of such resolutions and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such resolutions. The Company shall be obligated to seek to obtain the Stockholder Approval by the Stockholder Meeting Deadline. If, despite the Company's reasonable best efforts the Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall cause an additional Stockholder Meeting to be held on or prior to July 31, 2023. If, despite the Company's reasonable best efforts the Stockholder Approval is not obtained after such subsequent stockholder meetings, the Company shall cause an additional Stockholder Meeting to be held every seventy-five (75) days thereafter until such Stockholder Approval is obtained.

(cc) No Sales of Pre-Delivery Shares; Return of Pre-Delivery Shares. Each Buyer, severally, hereby covenants and agrees (i) not to sell any Pre-Delivery Shares issued to such Buyer until such time as such Pre-Delivery Shares shall become Delivery Shares (as defined in the Notes) and (ii) that if such Buyer holds any Pre-Delivery Shares after such date that no Notes are then

held by such Buyer (whether following the conversion or redemption, as applicable, of all Notes then held by such Buyer, but after any applicable Delivery Share Applications (as defined in the Notes) related thereto), such remaining Pre-Delivery Shares shall be promptly returned by such Buyer to the Company for cancellation.

(dd) Holding Period. For the purposes of Rule 144, the Company acknowledges that the holding period of the Pre-Delivery Shares may be tacked onto the holding period of the Notes and shall, consequently, be deemed to have been issued as of each Closing Date for purposes of Rule 144 and the Company agrees not to take a position contrary to this Section 4(dd).

(ee) Closing Documents. On or prior to fourteen (14) calendar days after each Closing Date, the Company agrees to deliver, or cause to be delivered, to each Buyer and Sullivan & Worcester LLP a complete closing set of the executed Transaction Documents, Securities and any other document required to be delivered to any party pursuant to Section 7 hereof or otherwise.

(ff) Repricing. The exercise price of the following warrants held by the Buyers shall be adjusted as of the date of this Agreement to be $1.00: (i) That certain warrant issued by the Company to 3i, LP unnumbered, date of issuance of November 8, 2021 and date of exchange of February 22, 2022; (ii) that certain warrant issued to the Company to BPY LIMITED unnumbered, date of issuance of November 8, 2021 and date of exchange of February 22, 2022; (iii) that certain warrant issued to the Company to NOMIS BAY LTD. unnumbered, date of issuance of November 8, 2021 and date of exchange of February 22, 2022; (iv) that certain warrant issued to the Company to 3i, LP with the warrant number 2022-10, date of issuance of November 8, 2021 and date of exchange of November 30, 2022; (v) that certain warrant issued to the Company to BPY LIMITED with the warrant number 2022-11, date of issuance of November 8, 2021 and date of exchange of November 30, 2022; and (vi) that certain warrant issued to the Company to NOMIS BAY LTD. with the warrant number 2022-12, date of issuance of November 8, 2021 and date of exchange of November 30, 2022.

5. REGISTER; TRANSFER AGENT INSTRUCTIONS; LEGEND.

(a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Notes and Warrants in which the Company shall record the name and address of the Person in whose name the Notes and Warrants have been issued (including the name and address of each transferee), the principal amount of the Notes and Warrants held by such Person and the number of Conversion Shares issuable pursuant to the terms of the Notes and the number of Warrant Shares exercisable pursuant to the terms of the Warrants. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

(b) Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent and any subsequent transfer agent (as applicable, the "**Transfer Agent**") in a form acceptable to each of the Buyers (the "**Irrevocable Transfer Agent Instructions**") to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company ("**DTC**"), registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares and Warrant Shares in such amounts as specified from time to time by each Buyer to the

Company upon conversion of the Notes and exercise of the Warrants. The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(g) hereof, will be given by the Company to its transfer agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company, as applicable, to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(g), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Conversion Shares or Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or in compliance with Rule 144, the transfer agent shall issue such shares to such Buyer, assignee or transferee (as the case may be) without any restrictive legend in accordance with Section 5(d) below. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. The Company shall cause its counsel to issue the legal opinion referred to in the Irrevocable Transfer Agent Instructions to the Company's transfer agent on each Effective Date (as defined in the Registration Rights Agreement). Any fees (with respect to the transfer agent, counsel to the Company or otherwise) associated with the issuance of such opinion or the removal of any legends on any of the Securities shall be borne by the Company.

(c) Legends. Each Buyer understands that the Securities have been issued (or will be issued in the case of the Conversion Shares or Warrant Shares) pursuant to an exemption from registration or qualification under the 1933 Act and applicable state securities laws, and except as set forth below, the Securities shall bear any legend as required by the "blue sky" laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

> [NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE

144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(d) Removal of Legends. Certificates evidencing Securities shall not be required to contain the legend set forth in Section 5(c) above or any other legend (i) while a registration statement (including a Registration Statement) covering the resale of such Securities is effective under the 1933 Act, (ii) following any sale of such Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (iii) if such Securities are eligible to be sold, assigned or transferred under Rule 144 (provided that a Buyer provides the Company with reasonable assurances that such Securities are eligible for sale, assignment or transfer under Rule 144 which shall not include an opinion of Buyer's counsel), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that such Buyer provides the Company with an opinion of counsel to such Buyer, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act or (v) if such legend is not required under applicable requirements of the 1933 Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than two (2) Trading Days (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade initiated on the date such Buyer delivers such legended certificate representing such Securities to the Company) following the delivery by a Buyer to the Company or the transfer agent (with notice to the Company) of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from such Buyer as may be required above in this Section 5(d), as directed by such Buyer, either: (A) provided that the Company's transfer agent is participating in the DTC Fast Automated Securities Transfer Program ("**FAST**") and such Securities are Conversion Shares or Warrant Shares, credit the aggregate number of shares of Common Stock to which such Buyer shall be entitled to such Buyer's or its designee's balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Company's transfer agent is not participating in FAST, issue and deliver (via reputable overnight courier) to such Buyer, a certificate representing such Securities that is free from all restrictive and other legends, registered in the name of such Buyer or its designee (the date by which such credit is so required to be made to the balance account of such Buyer's or such Buyer's designee with DTC or such certificate is required to be delivered to such Buyer pursuant to the foregoing is referred to herein as the "**Required Delivery Date**", and the date such shares of Common Stock are actually delivered without restrictive legend to such Buyer or such Buyer's designee with DTC, as applicable, the "**Share Delivery Date**"). The Company shall be responsible for any transfer agent fees or DTC fees with respect to any issuance of Securities or the removal of any legends with respect to any Securities in accordance herewith.

(e) Failure to Timely Deliver; Buy-In. If the Company fails to fail, for any reason or for no reason, to issue and deliver (or cause to be delivered) to a Buyer (or its designee) by the Required Delivery Date, either (I) if the Transfer Agent is not participating in FAST, a certificate for the number of Conversion Shares or Warrant Shares to which such Buyer is entitled and register

such Conversion Shares or Warrant Shares on the Company's share register or, if the Transfer Agent is participating in FAST, to credit the balance account of such Buyer or such Buyer's designee with DTC for such number of Conversion Shares or Warrant Shares submitted for legend removal by such Buyer pursuant to Section 5(d) above or (II) if the Registration Statement covering the resale of the Conversion Shares or Warrant Shares submitted for legend removal by such Buyer pursuant to Section 5(d) above (the "**Unavailable Shares**") is not available for the resale of such Unavailable Shares and the Company fails to promptly, but in no event later than as required pursuant to the Registration Rights Agreement (x) so notify such Buyer and (y) deliver the Conversion Shares or Warrant Shares electronically without any restrictive legend by crediting such aggregate number of Conversion Shares or Warrant Shares submitted for legend removal by such Buyer pursuant to Section 5(d) above to such Buyer's or its designee's balance account with DTC through its Deposit/Withdrawal At Custodian system (the event described in the immediately foregoing clause (II) is hereinafter referred as a "**Notice Failure**" and together with the event described in clause (I) above, a "**Delivery Failure**"), then, in addition to all other remedies available to such Buyer, the Company shall pay in cash to such Buyer on each day after the Share Delivery Date and during such Delivery Failure an amount equal to 2% of the product of (A) the sum of the number of shares of Common Stock not issued to such Buyer on or prior to the Required Delivery Date and to which such Buyer is entitled, and (B) any trading price of the Common Stock selected by such Buyer in writing as in effect at any time during the period beginning on the date of the delivery by such Buyer to the Company of the applicable Conversion Shares or Warrant Shares and ending on the applicable Share Delivery Date. In addition to the foregoing, if on or prior to the Required Delivery Date either (I) if the Transfer Agent is not participating in FAST, the Company shall fail to issue and deliver a certificate to a Buyer and register such shares of Common Stock on the Company's share register or, if the Transfer Agent is participating in FAST, credit the balance account of such Buyer or such Buyer's designee with DTC for the number of shares of Common Stock to which such Buyer submitted for legend removal by such Buyer pursuant to Section 5(d) above (ii) below or (II) a Notice Failure occurs, and if on or after such Trading Day such Buyer purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Buyer of shares of Common Stock submitted for legend removal by such Buyer pursuant to Section 5(d) above that such Buyer is entitled to receive from the Company (a "**Buy-In**"), then the Company shall, within two (2) Trading Days after such Buyer's request and in such Buyer's discretion, either (i) pay cash to such Buyer in an amount equal to such Buyer's total purchase price (including brokerage commissions and other out-of-pocket expenses, if any, for the shares of Common Stock so purchased) (the "**Buy-In Price**"), at which point the Company's obligation to so deliver such certificate or credit such Buyer's balance account shall terminate and such shares shall be cancelled, or (ii) promptly honor its obligation to so deliver to such Buyer a certificate or certificates or credit the balance account of such Buyer or such Buyer's designee with DTC representing such number of shares of Common Stock that would have been so delivered if the Company timely complied with its obligations hereunder and pay cash to such Buyer in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Conversion Shares or Warrant Shares that the Company was required to deliver to such Buyer by the Required Delivery Date multiplied by (B) the lowest Closing Sale Price (as defined in the Notes) of the Common Stock on any Trading Day during the period commencing on the date of the delivery by such Buyer to the Company of the applicable Conversion Shares or Warrant Shares and ending on the date of such delivery and payment under this clause (ii). Nothing shall limit such Buyer's right to pursue any other remedies available to it

hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) as required pursuant to the terms hereof. Notwithstanding anything herein to the contrary, with respect to any given Notice Failure and/or Delivery Failure, this Section 5(e) shall not apply to the applicable Buyer the extent the Company has already paid such amounts in full to such Buyer with respect to such Notice Failure and/or Delivery Failure, as applicable, pursuant to the analogous sections of the Note held by such Buyer.

(f) FAST Compliance. While any Notes and Warrants remain outstanding, the Company shall maintain a transfer agent that participates in FAST.

6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

(a) The obligation of the Company hereunder to issue and sell the Notes and Warrants to each Buyer at each Closing is subject to the satisfaction, at or before each Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i) Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii) Such Buyer and each other Buyer shall have delivered to the Company the Purchase Price (less, in the case of any Buyer, the amounts withheld pursuant to Section 4(g)) for the Note and Warrant being purchased by such Buyer at the Closing by wire transfer of immediately available funds in accordance with the Flow of Funds Letter.

(iii) The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

7. CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

(a) The obligation of each Buyer hereunder to purchase its Note and Warrant at each Closing is subject to the satisfaction, at or before each Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company shall have duly executed and delivered to such Buyer each of the Transaction Documents to which it is a party and the Company shall have duly executed and delivered to such Buyer a Note in such original principal amount as is set

forth across from such Buyer's name in column (2) of the Schedule of Buyers as being purchased by such Buyer at the Closing pursuant to this Agreement.

(ii) The Company shall have duly executed and delivered to such Buyer each of the Transaction Documents to which it is a party and the Company shall have duly executed and delivered to such Buyer a Warrant for such number of Warrant Shares as is set forth across from such Buyer's name in column (3) of the Schedule of Buyers as being purchased by such Buyer at the Closing pursuant to this Agreement.

(iii) Such Buyer shall have received the opinion of Burns Figa & Will PC and Wood Herron & Evans PC, the Company's counsel, dated as of the Closing Date, in the form acceptable to such Buyer.

(iv) The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form acceptable to such Buyer, which instructions shall have been delivered to and acknowledged in writing by the Company's Transfer Agent.

(v) The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company in such entity's jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation as of a date within ten (10) days of the Closing Date.

(vi) The Company shall have delivered to such Buyer a certificate evidencing the Company's qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company conducts business and is required to so qualify, as of a date within ten (10) days of the Closing Date.

(vii) The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation as certified by the Delaware Secretary of State within ten (10) days of the Closing Date.

(viii) The Company shall have delivered to such Buyer a certificate, in the form acceptable to such Buyer, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company's board of directors in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation of the Company and (iii) the Bylaws of the Company, each as in effect at the Closing.

(ix) Each and every representation and warranty of the Company shall be true and correct as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, duly executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect

and as to such other matters as may be reasonably requested by such Buyer in the form acceptable to such Buyer.

(x) The Company shall have delivered to such Buyer a letter from the Company's Transfer Agent certifying the number of shares of Common Stock outstanding on the Closing Date immediately prior to the Closing.

(xi) The Common Stock (A) shall be designated for quotation or listed (as applicable) on the Principal Market and (B) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (I) in writing by the SEC or the Principal Market or (II) by falling below the minimum maintenance requirements of the Principal Market.

(xii) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities, including without limitation, those required by the Principal Market, if any.

(xiii) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(xiv) Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect.

(xv) The Company shall have obtained approval of the Principal Market to list or designate for quotation (as the case may be) the Conversion Shares and Warrant Shares.

(xvi) In accordance with the terms of the Security Documents, the Company shall have delivered to the Collateral Agent (A) original certificates (if any) (I) representing the Subsidiaries' shares of capital stock to the extent such subsidiary is a corporation or otherwise has certificated equity and (II) representing all other equity interests and all promissory notes required to be pledged thereunder, in each case, accompanied by undated stock powers and allonges executed in blank and other proper instruments of transfer and (B) appropriate financing statements on Form UCC-1 to be duly filed in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by each Security Document (the "**Perfection Certificate**").

(xvii) Within two (2) Business Days prior to the Closing, the Company shall have delivered or caused to be delivered to each Buyer and the Collateral Agent (A) certified copies of requests for copies of information on Form UCC-11, if applicable, listing all effective financing statements which name as debtor the Company and which are filed in such office or offices as may be necessary or, in the opinion of the Collateral Agent or the Buyers, desirable to perfect the security interests purported to be created by the Security Agreement, together with copies of such financing statements, none of which, except as

otherwise agreed in writing by the Collateral Agent, shall cover any of the Collateral (as defined in the Security Agreement), and the results of searches for any tax Lien and judgment Lien filed against such Person or its property, which results, except as otherwise agreed to in writing by the Collateral Agent and the Buyers, shall not show any such Liens; and (B) a perfection certificate, duly completed and executed by the Company, in form and substance satisfactory to the Buyers.

(xviii) The Collateral Agent shall have received the Security Agreement, duly executed by the Company, together with the original stock certificates (if any) and a copy of the book-entry statements with stop transfer order instructions representing all of the equity interests and all promissory notes required to be pledged thereunder, accompanied by undated stock powers and allonges executed in blank (if applicable) and other proper instruments of transfer.

(xix) With respect to the Intellectual Property Rights, if any, of the Company or any of its Subsidiaries, the Company and/or such Subsidiaries, as applicable, shall have duly executed and delivered to such Buyer each Intellectual Property Security Agreement of the Company and its Subsidiaries, in the form attached as Exhibit A to the Security Agreement.

(xx) Each of the Pledge Agreements shall have been executed and delivered to such Buyer by Pledgors, the Company and the other Buyers.

(xxi) The Company shall deliver, or cause to be delivered, to each Buyer an opinion of a legal counsel reasonably acceptable to the Buyers with respect to the transfer of the Pledged Stock pursuant to the Pledge Agreement to the Buyers which opinion and legal counsel shall be reasonably satisfactory to the Buyers and dated as of the date of delivery of such legal opinion to the Buyers.

(xxii) The Company shall deliver, or cause to be delivered, to each Buyer a copy of the book-entry statements with stop transfer order instructions with respect to the Pledged Stock to be held by each Buyer or such other procedures as may be acceptable to the Transfer Agent to effect a transfer (as verified by the Transfer Agent in writing (which may be an e-mail) to such Buyer prior to the Closing Date); provided however, that within six months after the Closing Date, if any portion of the Note or Warrant remains outstanding, the Company shall deliver, or cause to be delivered, to each Buyer a certificate with respect to the Pledged Stock to be held by each such Buyer duly manually endorsed for transfer on the back of the share certificate or on a share power to be attached to such share certificate, in each case duly executed in the name that appears on the face of such certificate, including a Medallion Guarantee stamp placed below the signature on the back of such certificate or below the signature on any accompanying share power.

(xxiii) Such Buyer shall have received a letter on the letterhead of the Company, duly executed by the Chief Executive Officer of the Company, setting forth the wire amounts of each Buyer and the wire transfer instructions of the Company (the "**Flow of Funds Letter**").

(xxiv) The Company and its Subsidiaries shall have delivered to such Buyer such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

8. TERMINATION.

In the event that the First Closing shall not have occurred with respect to a Buyer within five (5) days of the date hereof, then such Buyer shall have the right to terminate its obligations under this Agreement with respect to itself at any time on or after the close of business on such date without liability of such Buyer to any other party; provided, however, (i) the right to terminate this Agreement under this Section 8 shall not be available to such Buyer if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of such Buyer's breach of this Agreement and (ii) the abandonment of the sale and purchase of the Notes and Warrants shall be applicable only to such Buyer providing such written notice, provided further that no such termination shall affect any obligation of the Company under this Agreement to reimburse such Buyer for the expenses described in Section 4(g) above. Nothing contained in this Section 8 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

9. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of Wilmington, Delaware, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude any Buyer from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company's obligations to such Buyer or to enforce a judgment or other court ruling in favor of such Buyer. **EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER**

TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c) Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms "including," "includes," "include" and words of like import shall be construed broadly as if followed by the words "without limitation." The terms "herein," "hereunder," "hereof" and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d) Severability; Maximum Payment Amounts. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document (and without implication that the following is required or applicable), it is the intention of the parties that in no event shall amounts and value paid by the Company and/or any of its Subsidiaries (as the case may be), or payable to or received by any of the Buyers, under the Transaction Documents (including without limitation, any amounts that would be characterized as "interest" under applicable law) exceed amounts permitted under any applicable law. Accordingly, if any obligation to pay, payment made to any Buyer, or collection by any Buyer pursuant the Transaction Documents is finally judicially determined to be contrary to any such applicable law, such obligation to pay, payment or collection shall be deemed to have been made by mutual mistake of such Buyer, the Company and its Subsidiaries and such amount shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the applicable law. Such adjustment shall be effected, to the extent necessary, by reducing or refunding, at the option of such Buyer, the amount of interest or any other amounts which would constitute unlawful amounts required to be paid or actually paid to such Buyer under the

Transaction Documents. For greater certainty, to the extent that any interest, charges, fees, expenses or other amounts required to be paid to or received by such Buyer under any of the Transaction Documents or related thereto are held to be within the meaning of "interest" or another applicable term to otherwise be violative of applicable law, such amounts shall be pro-rated over the period of time to which they relate.

(e) Entire Agreement; Amendments. This Agreement, the other Transaction Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Buyers, the Company, its Subsidiaries, their affiliates and Persons acting on their behalf, including, without limitation, any transactions by any Buyer with respect to Common Stock or the Securities, and the other matters contained herein and therein, and this Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein; provided, however, nothing contained in this Agreement or any other Transaction Document shall (or shall be deemed to) (i) have any effect on any agreements any Buyer has entered into with, or any instruments any Buyer has received from, the Company or any of its Subsidiaries prior to the date hereof with respect to any prior investment made by such Buyer in the Company or (ii) waive, alter, modify or amend in any respect any obligations of the Company or any of its Subsidiaries, or any rights of or benefits to any Buyer or any other Person, in any agreement entered into prior to the date hereof between or among the Company and/or any of its Subsidiaries and any Buyer, or any instruments any Buyer received from the Company and/or any of its Subsidiaries prior to the date hereof, and all such agreements and instruments shall continue in full force and effect. Except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Required Holders (as defined below), and any amendment to any provision of this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities, as applicable; provided that no such amendment shall be effective to the extent that it (A) applies to less than all of the holders of the Securities then outstanding or (B) imposes any obligation or liability on any Buyer without such Buyer's prior written consent (which may be granted or withheld in such Buyer's sole discretion); and provided further that the provisions of Sections 4(v) and 4(w) above cannot be amended or waived without the additional prior written approval of the Collateral Agent or its successor. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party, provided that the Required Holders may waive any provision of this Agreement, and any waiver of any provision of this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities, as applicable, provided that no such waiver shall be effective to the extent that it (1) applies to less than all of the holders of the Securities then outstanding (unless a party gives a waiver as to itself only) or (2) imposes any obligation or liability on any Buyer without such Buyer's prior written consent (which may be granted or withheld in such Buyer's sole discretion). No consideration (other than reimbursement of reasonable legal fees) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, all holders of the Notes and Warrants. From the date

hereof and while any Notes and Warrants are outstanding, the Company shall not be permitted to receive any consideration from a Buyer or a holder of Notes or Warrants that is not otherwise contemplated by the Transaction Documents in order to, directly or indirectly, induce the Company or any Subsidiary (i) to treat such Buyer or holder of Notes and Warrants in a manner that is more favorable than to other similarly situated Buyers or holders of Notes and Warrants, or (ii) to treat any Buyer(s) or holder(s) of Notes in a manner that is less favorable than the Buyer or holder of Notes and Warrants that is paying such consideration; provided, however, that the determination of whether a Buyer has been treated more or less favorably than another Buyer shall disregard any securities of the Company purchased or sold by any Buyer. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company, any Subsidiary or otherwise. As a material inducement for each Buyer to enter into this Agreement, the Company expressly acknowledges and agrees that (x) no due diligence or other investigation or inquiry conducted by a Buyer, any of its advisors or any of its representatives shall affect such Buyer's right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company's representations and warranties contained in this Agreement or any other Transaction Document and (y) unless a provision of this Agreement or any other Transaction Document is expressly preceded by the phrase "except as disclosed in the SEC Documents," nothing contained in any of the SEC Documents shall affect such Buyer's right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company's representations and warranties contained in this Agreement or any other Transaction Document. "**Required Holders**" means (I) prior to the Closing Date, each Buyer entitled to purchase Notes and Warrants at the Closing and (II) on or after the Closing Date, 3i, LP as long as it holds any Notes and Warrants, and, thereafter, holders of a majority of the Registrable Securities as of such time (excluding any Registrable Securities held by the Company or any of its Subsidiaries as of such time) issued or issuable hereunder or pursuant to the Notes or Warrants (or the Buyers, with respect to any waiver or amendment of Section 4(o)).

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient's email server that such e-mail could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The mailing addresses and e-mail addresses for such communications shall be:

If to the Company:
Gaucho Group Holdings, Inc.
112 NE 41st Street, Suite 106
Miami, FL 33137
Telephone: (212) 739-7700
Attention: Scott L. Mathis, Chief Executive Officer

E-Mail: smathis@gauchoholdings.com
With a copy (for informational purposes only) to:
Burns Figa & Will PC
6400 S. Fiddlers Green Circle, Suite 1000
Greenwood Village, CO 80111
Telephone: (303) 796-2626
Attention: Victoria B. Bantz
E-Mail: vbantz@bfwlaw.com
If to the Transfer Agent:
Continental Stock Transfer & Trust
1 State Street, 30th Floor
New York, NY 10004-1561
Telephone: (212) 509-4000
Attention: Ian McKay
E-Mail: imckay@continentalstock.com

If to a Buyer, to its mailing address and e-mail address set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers,

with a copy (for informational purposes only) to:
Sullivan & Worcester LLP
1633 Broadway
New York, NY 10019
Telephone: (212) 660-3060
Attention: David Danovitch, Esq.
E-mail: ddanovitch@sullivanlaw.com

or to such other mailing address and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change, provided that Sullivan & Worcester LLP shall only be provided copies of notices sent to the lead Buyer. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's e-mail containing the time, date and recipient's e-mail or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by e-mail or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of any of the Notes and Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders, including, without limitation, by way of a Fundamental Transaction (as defined in the Notes) (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes). A Buyer may assign some or all of its rights hereunder in connection with any transfer of any of its Securities without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Indemnitees referred to in Section 9(k).

(i) Survival. The representations, warranties, agreements and covenants shall survive the Closings. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Indemnification. In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each holder of any Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "**Indemnitees**") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "**Indemnified Liabilities**"), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company or any Subsidiary in any of the Transaction Documents, (ii) any breach of any covenant, agreement or obligation of the Company or any Subsidiary contained in any of the Transaction Documents or (iii) any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) or which otherwise involves such Indemnitee that arises out of or results from (A) the execution, delivery, performance or enforcement of any of the Transaction Documents, (B) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (C) any disclosure properly made by such Buyer pursuant to Section 4(i), or (D) the status of such Buyer or holder of the Securities either as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents or as a party to this Agreement (including, without limitation, as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(k) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

(l) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to share prices, shares of Common Stock and any other numbers in this Agreement that relate to the Common Stock shall be automatically adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions that occur with respect to the Common Stock after the date of this Agreement. Notwithstanding anything in this Agreement to the contrary, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty against, or a prohibition of, any actions with respect to the borrowing of, arrangement to borrow, identification of the availability of, and/or securing of, securities of the Company in order for such Buyer (or its broker or other financial representative) to effect short sales or similar transactions in the future.

(m) Remedies. Each Buyer and in the event of assignment by Buyer of its rights and obligations hereunder, each holder of Securities, shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it or any Subsidiary fails to perform, observe, or discharge any or all of its or such Subsidiary's (as the case may be) obligations under the Transaction Documents, any remedy at law would inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The remedies provided in this Agreement and the other Transaction Documents shall be cumulative and in addition to all other remedies available under this Agreement and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief).

(n) Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company or any Subsidiary does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company or such Subsidiary (as the case may be), any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o) Payment Set Aside; Currency. To the extent that the Company makes a payment or payments to any Buyer hereunder or pursuant to any of the other Transaction Documents or any of the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any

other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement and the other Transaction Documents are in United States Dollars ("**U.S. Dollars**"), and all amounts owing under this Agreement and all other Transaction Documents shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. "**Exchange Rate**" means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

(p) Judgment Currency.

(i) If for the purpose of obtaining or enforcing judgment against the Company in connection with this Agreement or any other Transaction Document in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 9(p) referred to as the "**Judgment Currency**") an amount due in US Dollars under this Agreement, the conversion shall be made at the Exchange Rate prevailing on the Trading Day immediately preceding:

(A) the date actual payment of the amount due, in the case of any proceeding in the courts of Delaware or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

(B) the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 9(p)(i)(2) being hereinafter referred to as the "**Judgment Conversion Date**").

(ii) If in the case of any proceeding in the court of any jurisdiction referred to in Section 9(p)(i)(2) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of US Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(iii) Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement or any other Transaction Document.

(q) Independent Nature of Buyers' Obligations and Rights. The obligations of each Buyer under the Transaction Documents are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any

other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Buyers are in any way acting in concert or as a group or entity, and the Company shall not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents or any matters, and the Company acknowledges that the Buyers are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by the Transaction Documents. The decision of each Buyer to purchase Securities pursuant to the Transaction Documents has been made by such Buyer independently of any other Buyer. Each Buyer acknowledges that no other Buyer has acted as agent for such Buyer in connection with such Buyer making its investment hereunder and that no other Buyer will be acting as agent of such Buyer in connection with monitoring such Buyer's investment in the Securities or enforcing its rights under the Transaction Documents. The Company and each Buyer confirms that each Buyer has independently participated with the Company and its Subsidiaries in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the purchase and sale of the Securities contemplated hereby was solely in the control of the Company, not the action or decision of any Buyer, and was done solely for the convenience of the Company and its Subsidiaries and not because it was required or requested to do so by any Buyer. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company, each Subsidiary and a Buyer, solely, and not between the Company, its Subsidiaries and the Buyers collectively and not between and among the Buyers.

[*signature pages follow*]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:
GAUCHO GROUP HOLDINGS, INC.

By: Scott L. Mathis
Name: Scott L. Mathis
Title: President & CEO

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

BUYER:

3i, LP

DocuSigned by:

By: ______________________

Name: Maier Tarlow

Title: Manager on Behalf of the GP

SCHEDULE OF BUYERS

FIRST CLOSING

1 – Name of Buyer	2 – Original Principal Amount of Notes	3 – Number of Warrant Shares	4 – Purchase Price	5 – Mailing Address and E-mail Address	6 – Legal Representative's Mailing Address and E-mail Address
3i, LP	$5,617,978	3,377,099	$5,000,000	3i, LP 140 Broadway, 38th Floor, New York, NY 10005 Telephone: (646) 845-0040 Facsimile: (646) 839-2626 Attention: Maier J. Tarlow	Sullivan & Worcester, LLP 1633 Broadway, New York, NY 10019 Telephone: (212) 660 3027 Attention: Joseph E. Segilia

Schedule I

Pledged Stock

Pledgor	Name of Issuer	Aggregate Number of Pledged Shares	% Ownership of Outstanding Shares	Class	Secured Party to Initially Hold Certificate with respect to such Pledged Shares
Scott L. Mathis	Gaucho Group Holdings, Inc.	228,550	4.3%	Common	3i, LP
Scott L. Mathis	Gaucho Group Holdings, Inc.	132,881*	_2.4%	Common	3i, LP
THE WOW GROUP LLC	Gaucho Group Holdings, Inc.	20,986	__0.4%	Common	3i, LP
TOTAL		382,417	7.1%		

*Consists of 108,520 restricted stock units and options to purchase 24,361 shares of common stock pursuant to the Company's 2018 equity incentive plan

Schedule 3(a)
Subsidiaries of the Company

Transaction Party Name	State of Organization
Gaucho Group, Inc.	Delaware
InvestProperty Group, LLC	Delaware
Algodon Global Properties, LLC	Delaware
Gaucho Ventures I – Las Vegas, LLC	Delaware
DPEC Capital, Inc. (non-operating)	Delaware
The Algódon – Recoleta S.R.L.	Argentina
Algodon Properties II, S.R.L.	Argentina
Algodon Wine Estates S.R.L.	Argentina
Gaucho Development S.R.L.	Argentina

Schedule 3(e)
Consents

Pursuant to that certain Amended and Restated Limited Liability Company Agreement of LVH Holdings, LLC (the "LVH Agreement"), the Company, through its wholly-owned subsidiary, Gaucho Ventures I – Las Vegas, LLC ("GVI") must obtain consent of the Manager of LVH Holdings LLC to secure GVI's membership interest in LVH Holdings LLC. Such consent will be provided at Closing.

Schedule 3(g)
Placement Agent's Fees

Cash fee of six percent (6%) of the amount of capital raised, invested or committed payable to EF Hutton, f/k/a Kingswood Capital Markets.

Schedule 3(k)
SEC Documents

Form 8-K Item	Reporting Date	Filing Date
3.02 – Unregistered Sales of Equity Securities 5.02 – Compensatory Arrangements of Certain Officers*	12-18-2022	12-27-2022
3.02 – Unregistered Sales of Equity Securities 5.02 – Compensatory Arrangements of Certain Officers*	06-07-2022	06-17-2022
1.01 – Entry into a Material Definitive Agreement* 3.02 – Unregistered Sale of Equity Securities	02-28-2022	03-21-2022
1.01 – Entry into a Material Definitive Agreement* 2.03 – Creation of a Direct Financial Obligation*	02-22-2022	03-01-2022
1.01 – Entry into a Material Definitive Agreement* 2.01 – Completion of Acquisition or Disposition of Assets	02-03-2022	02-25-2022

Schedule 3(q)
Transactions with Affiliates

1. On March 29, 2020, the Company entered into an employment retention bonus agreement with Scott Mathis, and offered him a retention bonus in recognition for his continued service with the Company for an additional three years. The retention bonus consists of the real estate lot on which Mr. Mathis has been constructing a home at Algodon Wine Estates, to vest in one-third increments over the next three years (the "Retention Period"), provided Mr. Mathis's performance as an employee with the Company continues to be satisfactory, as deemed by the Board of Directors.

2. The Company owns warrants in DPEC Capital, Inc., which is no longer operational.

3. William Allen, a director of the Company, is the managing member of SLVH, LLC and holds a 20% membership interest in SLVH. SLVH in turn, owns approximately 95.5% of the membership interests in Gaucho Ventures I – Las Vegas, LLC.
4. Expense Sharing. On April 1, 2010, the Company entered into an agreement with a related party to share expenses such as office space, support staff and other operating expenses (the "Related Party ESA"). As of February 21, 2023, the Company had accounts receivable – related parties, net of allowance of $118,946.

5. Mr. Mathis is a managing member and holds a controlling interest in The WOW Group, LLC. Non-managing members include certain former DPEC Capital employees and certain Company stockholders. The WOW Group's only asset is its interest in the Company.

6. On February 3, 2022, the Company, through its subsidiaries, acquired 100% of Hollywood Burger Argentina SRL, now Gaucho Development S.R.L., in exchange for issuing 106,952 shares of its common stock to Hollywood Burger Holdings, Inc. Mr. Mathis is a Chairman and CEO of an affiliate of the Company, Hollywood Burger Holdings, Inc., a private company. He also holds 45.4% of the outstanding shares of HBH. In addition, Ms. Echevarria is CFO of HBH and the board of directors of HBH includes Mr. Lawrence and Mr. Mathis (and former director Dr. Steven Moel). Mr. Lawrence, Mr. Cannon, and Dr. Steven Moel all hold minority interests in HBH.

7. On February 28, 2022, the Company, holding 79% of the common stock of Gaucho Group, Inc., ("GGI") offered to purchase up to 5,266,509 shares of common stock of GGI in exchange for an aggregate of approximately 86,899 shares of common stock of the Company, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Share Exchange and Subscription Agreement. The Company's CEO, Scott Mathis, is CEO, Chairman of the Board, and a stockholder of GGI. Additionally, the Company's current CFO, Maria Echevarria, is CFO of GGI; the Company's current director, Peter Lawrence is a director of GGI; the Company's former director, Dr. Steven Moel was a director of GGI, and the Company's current directors, Reuben Cannon and Marc Dumont, own nominal interests in GGI. All directors of GGI are directors of the Company. The stockholders of the Company approved this on August 26, 2021, with approval by the independent board of directors of the Company on February 8, 2022. A total of 86,899 shares were issued to the minority holders of GGI on March 28, 2022, of which 310 shares were issued to Mr. Mathis, 424 shares to Mr. Cannon, and 8,435 shares issued to Mr. Dumont held jointly with his son.

Schedule 3(r)(iii)
Available Shares; Affiliates

(A) Number of shares of Common Stock that are reserved for issuance pursuant to Convertible Securities (other than the Notes) as of the date of this Agreement = 1,908,080.

(B) Number of shares of Common Stock that are reserved for issuance pursuant to Convertible Securities (other than the Notes) owned by Persons who are "affiliates" as of the date of this Agreement = 172,054

Beneficial owners of 10% or more of the Company's issued and outstanding shares of Common Stock: None.

Schedule 3(s)
Indebtedness and Other Contracts

1. **SBA Economic Injury Disaster Loans**. On May 22, 2020, the Company received a loan in the principal amount of $94,000 (the "EIDL Loan") pursuant to the Economic Injury Disaster Loan ("EIDL") assistance program offered by the SBA in response to the impact of the COVID-19 pandemic on the Company's business. The EIDL Loan bears interest at 3.75% per annum and matures on May 22, 2050. Proceeds from the EIDL are being used for working capital purposes. Monthly installment payments of $459, including principal and interest, are due monthly beginning October 19, 2022. The EIDL Loan is secured by a security interest in all of the Company's assets.

2. **2018 Loan.** On January 25, 2018, the Company received a bank loan in the amount of $525,000 (the "2018 Loan"), denominated in U.S. dollars. The loan bears interest at 6.75% per annum and is due on January 25, 2023. Principal and interest will be paid in 60 equal monthly installments of $10,311, beginning on February 23, 2018. During 2018, the Company defaulted on certain 2018 Loan payments, and as a result, the 2018 Loan is currently payable upon demand. As of the date of this Agreement, principal of $109,735 is outstanding.

3. **2021 Notes.** On November 9, 2021, in connection with the Securities Purchase Agreement entered into between the Company and the Purchasers, the Company sold to the Purchasers a series of senior secured convertible notes in the aggregate original principal amount of $6,480,000 (the "2021 Notes"). As of the date of this Agreement, principal of $905,428.07 is outstanding under the 2021 Notes.

4. **2023 Notes.** On January 9, 2023, the Company entered into a series of promissory notes for gross proceeds of $185,000 (the "2023 Notes"). As of the date of this Agreement, total principal and accrued interest is $186,700.45. The 2023 Note bears interest at 8% per annum and matures on January 9, 2024.

Schedule 3(t)
Litigation

On October 13, 2022, Heard Design, LLC, dba Howler Brothers, filed a Petition to Cancel the Company's U.S. Trademark Registration No. 6043175 for the GAUCHO BUENOS AIRES and Design mark in Classes 18, 25 and 33 with the United States Trademark Trial and Appeal Board. The action was filed after an application the petitioner filed for the mark GAUCHO SNAPSHIRT in Class 25, US Trademark Application No. 90837298, was rejected over the Company's registration. The parties are in active settlement discussions and the cancellation action remains pending.

Schedule 3(x)(i)
Patents

N/A.

Schedule 3(x)(ii)
Intellectual Property Infringement; Claims, Actions, Proceedings

On October 13, 2022, Heard Design, LLC, dba Howler Brothers, filed a Petition to Cancel the Company's U.S. Trademark Registration No. 6043175 for the GAUCHO BUENOS AIRES and Design mark in Classes 18, 25 and 33 with the United States Trademark Trial and Appeal Board. The action was filed after an application the petitioner filed for the mark GAUCHO SNAPSHIRT in Class 25, US Trademark Application No. 90837298, was rejected over the Company's registration. The parties are in active settlement discussions and the cancellation action remains pending.

Schedule 3(gg)
U.S. Real Property Holding Company

Gaucho Ventures I – Las Vegas, LLC may be considered a U.S. Real Property Holding Company at some time in the future.

Schedule 4(d)(I)
Use of Proceeds

The Company will use the majority of the proceeds from the sale of the Securities to repay any outstanding amounts under that certain series of senior secured convertible notes in the aggregate original principal amount of $6,480,000 issued pursuant to the Securities Purchase Agreement entered into between the Company and the Purchasers on November 9, 2021 (the "2021 Notes"). The remainder of the funds will be used for the Buyer's legal fees & working capital.

Schedule 4(d)(II)
Use of Proceeds; Indebtedness

The Company will use the majority of the proceeds from the sale of the Securities to repay any outstanding amounts under that certain series of senior secured convertible notes in the aggregate original principal amount of $6,480,000 issued pursuant to the Securities Purchase Agreement entered into between the Company and the Purchasers on November 9, 2021 (the "2021 Notes"). The remainder of the funds will be used for the Buyer's legal fees & working capital.

Exhibits

[To come]

EXHIBIT B

Execution Version

SENIOR SECURED CONVERTIBLE NOTE

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 3(c)(iii) AND 20(a) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(iii) OF THIS NOTE.

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID"). PURSUANT TO TREASURY REGULATION §1.1275-3(b)(1), MARIA ECHEVARRIA, A REPRESENTATIVE OF THE COMPANY HEREOF WILL, BEGINNING TEN DAYS AFTER THE ISSUANCE DATE OF THIS NOTE, PROMPTLY MAKE AVAILABLE TO THE HOLDER UPON REQUEST THE INFORMATION DESCRIBED IN TREASURY REGULATION §1.1275-3(b)(1)(i). MS. ECHEVARRIA MAY BE REACHED AT TELEPHONE NUMBER (212) 739-7668.

Gaucho Group Holdings Inc.
Senior Secured Convertible Note

Issuance Date: February 21, 2023 Original Principal Amount: U.S. $5,617,978

FOR VALUE RECEIVED, Gaucho Group Holdings Inc., a Delaware corporation (the "**Company**"), hereby promises to pay to the order of 3i, LP or its registered assigns ("**Holder**") the amount set forth above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the "**Principal**") when due, whether upon the Maturity Date, or upon acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest ("**Interest**") on any outstanding Principal at the applicable Interest Rate (as defined below) from the date set forth above as the Issuance Date (the "**Issuance Date**") until the same becomes due and payable, whether upon the Maturity Date or upon acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Senior Secured Convertible Note (including all Senior Secured Convertible Notes

issued in exchange, transfer or replacement hereof, this "**Note**") is one of an issue of Senior Secured Convertible Notes issued pursuant to the Securities Purchase Agreement, dated as of February 21, 2023 (the "**Subscription Date**"), by and among the Company and the investors (the "**Buyers**") referred to therein, as amended from time to time (collectively, the "**Notes**", and such other Senior Secured Convertible Notes, the "**Other Notes**"). Certain capitalized terms used herein are defined in Section 33.

1. PAYMENTS OF PRINCIPAL. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest, Make-Whole Amount and accrued and unpaid Late Charges (as defined in Section 26(c)) on such Principal, Interest and Make-Whole Amount. Other than as specifically permitted by this Note, the Company may not prepay any portion of the outstanding Principal, accrued and unpaid Interest or accrued and unpaid Late Charges on Principal, Interest and Make-Whole Amount, if any.

2. INTEREST; INTEREST RATE.

(a) Interest on this Note shall commence accruing on the Issuance Date and shall be computed on the basis of a 360-day year and twelve 30-day months and shall be payable in cash monthly in arrears on the first Business Day of each month or otherwise in accordance with the terms of this Note. The Company shall pay interest to the Holder as set forth below on the aggregate unconverted and then outstanding principal amount of this Note at the rate of 7% per annum (with twelve (12) months of interest being guaranteed and deemed earned in full on the first day following the Issuance Date).

(b) Interest on this Note shall accrue at the Interest Rate and be payable by way of inclusion of the Interest in the Conversion Amount on each Conversion Date in accordance with Section 3(b)(i) or upon any redemption in accordance with Section 13 or any required payment upon any Bankruptcy Event of Default. From and after the occurrence and during the continuance of any Event of Default, the Interest Rate shall automatically be increased to eighteen percent (18.0%) per annum (the "**Default Rate**"). In the event that such Event of Default is subsequently cured (and no other Event of Default then exists, including, without limitation, for the Company's failure to pay such Interest at the Default Rate), the adjustment referred to in the preceding sentence shall cease to be effective as of the calendar day immediately following the date of such cure; provided that the Interest as calculated and unpaid at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of such cure of such Event of Default.

3. CONVERSION OF NOTES. At any time after the Issuance Date, this Note shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock (as defined below), on the terms and conditions set forth in this Section 3.

(a) Conversion Right. Subject to the provisions of Section 3(d), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into validly issued, fully paid and non-assessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon

any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent (as defined below)) that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

(b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the "**Conversion Rate**").

(i) "**Conversion Amount**" means the sum of (w) portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made, (x) all accrued and unpaid Interest with respect to such portion of the Principal amount, (y) the Make-Whole Amount, if any, and (z) accrued and unpaid Late Charges with respect to such portion of such Principal, such Interest, if any, and such Make-Whole Amount, if any.

(ii) "**Conversion Price**" means, lower of (1) $1.34, and (2) as of any Conversion Date or other date of determination, the lower of: (i) the Nasdaq Official Closing Price of the Common Stock (as reflected on Nasdaq.com) on the Trading Day immediately preceding the Conversion Date; or (ii) the average Nasdaq Official Closing Price of the Common Stock (as reflected on Nasdaq.com) for the five (5) Trading Days immediately preceding the Conversion Date, subject to adjustment as provided herein.

(c) Mechanics of Conversion.

(i) Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a "**Conversion Date**"), the Holder shall deliver (whether via electronic mail or otherwise), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (each, a "**Conversion Notice**") to the Company. If required by Section 3(c)(iii), within two (2) Trading Days following a conversion of this Note as aforesaid, the Holder shall surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 20(b)). On or before the first (1st) Trading Day following the date of receipt of a Conversion Notice, the Company shall transmit by electronic mail an acknowledgment, in the form attached hereto as Exhibit II, of confirmation of receipt of such Conversion Notice and representation as to whether such shares of Common Stock may then be resold pursuant to Rule 144 or an effective and available registration statement (each, an "**Acknowledgement**") to the Holder and the Company's transfer agent (the "**Transfer Agent**") which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein. On or before the second (2nd) Trading Day following the date on which the Company has received a Conversion Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade initiated on the applicable Conversion Date of such shares of Common Stock issuable

pursuant to such Conversion Notice) (the "**Share Delivery Deadline**"), the Company shall (1) provided that the Transfer Agent is participating in The Depository Trust Company's ("**DTC**") Fast Automated Securities Transfer Program ("**FAST**"), credit such aggregate number of shares of Common Stock to which the Holder shall be entitled pursuant to such conversion to the Holder's or its designee's balance account with DTC through its Deposit/Withdrawal at Custodian system or (2) if the Transfer Agent is not participating in FAST, upon the request of the Holder, issue and deliver (via reputable overnight courier) to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled pursuant to such conversion. If this Note is physically surrendered for conversion pursuant to Section 3(c)(iii) and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than five (5) Business Days after receipt of this Note and at its own expense, issue and deliver to the Holder (or its designee) a new Note (in accordance with Section 20(d)) representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date. Notwithstanding anything to the contrary contained in this Note or the Registration Rights Agreement, after the effective date of the Registration Statement (as defined in the Registration Rights Agreement) and prior to the Holder's receipt of the notice of a Grace Period (as defined in the Registration Rights Agreement), the Company shall cause the Transfer Agent to deliver unlegended shares of Common Stock to the Holder (or its designee) in connection with any sale of Registrable Securities (as defined in the Registration Rights Agreement) with respect to which the Holder has entered into a contract for sale in compliance with such Registration Statement, and delivered a copy of the prospectus included as part of the particular Registration Statement to the extent applicable, and for which the Holder has not yet settled. Notwithstanding anything to the contrary contained in this Section 3(c): if the Conversion Price is less than the Floor Price, then in addition to the issuance of Conversion Shares (which issuance shall be at the Floor Price), the Company shall pay to the Holder cash as a true-up (the "Cash True-Up Amount"). The Cash True-Up Amount shall be determined by the product of (i) the difference between (y) the Floor Price less (z) the Conversion Price then in effect, multiplied by (ii) the Conversion Amount that is being paid in Conversion Shares. The Company and Holder agree to adjust the foregoing formula, in good-faith, in the event that the formula does not represent the intent of the Cash True-Up Amount. The intent of the Cash True-Up Amount is to compensate the Holder for its loss in value due to the condition that a Conversion Amount cannot be converted into shares of Common Stock at a Conversion Price less than the Floor Price. Any such adjustment must be approved by the Holder.

(ii) Company's Failure to Timely Convert. If the Company shall fail, for any reason or for no reason, on or prior to the applicable Share Delivery Deadline, either (I) if the Transfer Agent is not participating in FAST, to issue and deliver to the Holder (or its designee) a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company's share register or, if the Transfer Agent is participating in FAST, to credit the balance account of the Holder

or the Holder's designee with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder's conversion of this Note (as the case may be) or (II) if the Registration Statement covering the resale of the shares of Common Stock that are the subject of the Conversion Notice (the "**Unavailable Conversion Shares**") is not available for the resale of such Unavailable Conversion Shares and the Company fails to promptly, but in no event later than as required pursuant to the Registration Rights Agreement (x) so notify the Holder and (y) deliver the shares of Common Stock electronically without any restrictive legend by crediting such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such conversion to the Holder's or its designee's balance account with DTC through its Deposit/Withdrawal At Custodian system (the event described in the immediately foregoing clause (II) is hereinafter referred as a "**Notice Failure**" and together with the event described in clause (I) above, a "**Conversion Failure**"), then, in addition to all other remedies available to the Holder, (1) the Company shall pay in cash to the Holder on each day after such Share Delivery Deadline that the issuance of such shares of Common Stock is not timely effected an amount equal to 2% of the product of (A) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Deadline and to which the Holder is entitled, multiplied by (B) any trading price of the Common Stock selected by the Holder in writing as in effect at any time during the period beginning on the applicable Conversion Date and ending on the applicable Share Delivery Deadline and (2) the Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned (as the case may be) any portion of this Note that has not been converted pursuant to such Conversion Notice, provided that the voiding of a Conversion Notice shall not affect the Company's obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 3(c)(ii) or otherwise. In addition to the foregoing, if on or prior to the Share Delivery Deadline either (A) if the Transfer Agent is not participating in FAST, the Company shall fail to issue and deliver to the Holder (or its designee) a certificate and register such shares of Common Stock on the Company's share register or, if the Transfer Agent is participating in FAST, the Transfer Agent shall fail to credit the balance account of the Holder or the Holder's designee with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder's conversion hereunder or pursuant to the Company's obligation pursuant to clause (II) below or (B) a Notice Failure occurs, and if on or after such Share Delivery Deadline the Holder purchases (in an open market transaction or otherwise) shares of Common Stock corresponding to all or any portion of the number of shares of Common Stock issuable upon such conversion that the Holder is entitled to receive from the Company and has not received from the Company in connection with such Conversion Failure or Notice Failure, as applicable (a "**Buy-In**"), then, in addition to all other remedies available to the Holder, the Company shall, within two (2) Business Days after receipt of the Holder's request and in the Holder's discretion, either: (I) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the "**Buy-In Price**"), at which point the Company's obligation to so issue and deliver such certificate (and to issue such shares of Common Stock) or credit the balance account of such Holder or such Holder's designee, as applicable, with DTC for

the number of shares of Common Stock to which the Holder is entitled upon the Holder's conversion hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (II) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit the balance account of such Holder or such Holder's designee, as applicable, with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder's conversion hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (x) such number of shares of Common Stock multiplied by (y) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Conversion Notice and ending on the date of such issuance and payment under this clause (II) (the "**Buy-In Payment Amount**"). Nothing shall limit the Holder's right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) upon the conversion of this Note as required pursuant to the terms hereof.

(iii) Registration; Book-Entry. The Company shall maintain a register (the "**Register**") for the recordation of the names and addresses of the holders of each Note and the principal amount of the Notes held by such holders (the "**Registered Notes**"). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the holders of the Notes shall treat each Person whose name is recorded in the Register as the owner of a Note for all purposes (including, without limitation, the right to receive payments of Principal, Interest and Make-Whole Amount hereunder) notwithstanding notice to the contrary. A Registered Note may be assigned, transferred or sold in whole or in part only by registration of such assignment or sale on the Register. Upon its receipt of a written request to assign, transfer or sell all or part of any Registered Note by the holder thereof, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 20, provided that if the Company does not so record an assignment, transfer or sale (as the case may be) of all or part of any Registered Note within two (2) Business Days of such a request, then the Register shall be automatically deemed updated to reflect such assignment, transfer or sale (as the case may be). Notwithstanding anything to the contrary set forth in this Section 3, following conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted (in which event this Note shall be delivered to the Company following conversion thereof as contemplated by Section 3(c)(i)) or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal, Interest, Make-Whole Amount and Late Charges converted and/or paid (as the case may be) and the dates of such conversions, and/or payments (as the case may be) or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion. If the

Company does not update the Register to record such Principal, Interest, Make-Whole Amount and Late Charges converted and/or paid (as the case may be) and the dates of such conversions, and/or payments (as the case may be) within two (2) Business Days of such occurrence, then the Register shall be automatically deemed updated to reflect such occurrence.

(iv) Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from more than one holder of Notes for the same Conversion Date and the Company can convert some, but not all, of such portions of the Notes submitted for conversion, the Company, subject to Section 3(d), shall convert from each holder of Notes electing to have Notes converted on such date a pro rata amount of such holder's portion of its Notes submitted for conversion based on the principal amount of Notes submitted for conversion on such date by such holder relative to the aggregate principal amount of all Notes submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 25.

(d) Limitations on Conversions.

(i) Beneficial Ownership. The Company shall not effect the conversion of any portion of this Note, and the Holder shall not have the right to convert any portion of this Note pursuant to the terms and conditions of this Note and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the "**Maximum Percentage**") of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 3(d)(i). For purposes of this Section 3(d)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire upon the conversion of this Note without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company's most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth

the number of shares of Common Stock outstanding (the "**Reported Outstanding Share Number**"). If the Company receives a Conversion Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Conversion Notice would otherwise cause the Holder's beneficial ownership, as determined pursuant to this Section 3(d)(i), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of shares of Common Stock to be purchased pursuant to such Conversion Notice. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon conversion of this Note results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder's and the other Attribution Parties' aggregate beneficial ownership exceeds the Maximum Percentage (the "**Excess Shares**") shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Notes that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Note in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to convert this Note pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(d)(i) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 3(d)(i) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Note.

(ii) <u>Principal Market Regulation</u> The Company shall not issue any shares of Common Stock upon conversion of this Note or otherwise pursuant to the terms of this Note if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue upon conversion of the Notes

or otherwise pursuant to the terms of this Note (as the case may be) without breaching the Company's obligations under the rules or regulations of the Principal Market (the number of shares which may be issued without violating such rules and regulations, including rules related to the aggregate of offerings under NASDAQ Listing Rule 5635(d), the "**Exchange Cap**"), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of shares of Common Stock in excess of such amount or (B) obtains a written opinion from counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Holder. Until such approval or such written opinion is obtained, no Buyer shall be issued in the aggregate, upon conversion or exercise (as the case may be) of any Notes or otherwise pursuant to the terms of the Notes, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap as of the Issuance Date multiplied by (ii) the quotient of (1) the original principal amount of Notes issued to such Buyer pursuant to the Securities Purchase Agreement on the Closing Date (as defined in the Securities Purchase Agreement) divided by (2) the aggregate original principal amount of all Notes issued to the Buyers pursuant to the Securities Purchase Agreement on the Closing Date (with respect to each Buyer, the "**Exchange Cap Allocation**"). In the event that any Buyer shall sell or otherwise transfer any of such Buyer's Notes, the transferee shall be allocated a pro rata portion of such Buyer's Exchange Cap Allocation with respect to such portion of such Notes so transferred, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation so allocated to such transferee. Upon conversion in full of a holder's Notes, the difference (if any) between such holder's Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder upon such holder's conversion in full of such Notes shall be allocated, to the respective Exchange Cap Allocations of the remaining holders of Notes on a pro rata basis in proportion to the shares of Common Stock underlying the Notes then held by each such holder of Notes. At any time after the Stockholder Meeting Deadline (as defined in the Securities Purchase Agreement), in the event that the Company is prohibited from issuing shares of Common Stock pursuant to this Section 3(d)(i) (the "**Exchange Cap Shares**"), the Company shall pay cash in exchange for the cancellation of such portion of this Note convertible into such Exchange Cap Shares at a price equal to the sum of (i) the product of (x) such number of Exchange Cap Shares and (y) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date the Holder delivers the applicable Conversion Notice with respect to such Exchange Cap Shares to the Company and ending on the date of such issuance and payment under this Section 3(d)(i) and (ii) to the extent of any Buy-In related thereto, any Buy-In Payment Amount, any brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection therewith (collectively, the "**Exchange Cap Share Cancellation Amount**").

(e) Right of Alternate Conversion Upon an Event of Default.

(i) General. Subject to Section 3(d), at any time after the occurrence of an Event of Default (regardless of whether such Event of Default has been cured, or if the Company has delivered an Event of Default Notice to the Holder or if the Holder has delivered an Event of Default Redemption Notice to the Company or otherwise notified

the Company that an Event of Default has occurred), the Holder may, at the Holder's option, convert (each, an "**Alternate Conversion**", and the date of such Alternate Conversion, each, an "**Alternate Conversion Date**") all, or any part of, the Conversion Amount (such portion of the Conversion Amount subject to such Alternate Conversion, the "**Alternate Conversion Amount**") into shares of Common Stock at the Alternate Conversion Price.

(ii) Mechanics of Alternate Conversion. On any Alternate Conversion Date, the Holder may voluntarily convert any Alternate Conversion Amount pursuant to Section 3(c) (with "Alternate Conversion Price" replacing "Conversion Price" for all purposes hereunder with respect to such Alternate Conversion and with "Redemption Premium of the Conversion Amount" replacing "Conversion Amount" in clause (x) of the definition of Conversion Rate above with respect to such Alternate Conversion) by designating in the Conversion Notice delivered pursuant to this Section 3(e) of this Note that the Holder is electing to use the Alternate Conversion Price for such conversion. Notwithstanding anything to the contrary in this Section 3(e), but subject to Section 3(d), until the Company delivers shares of Common Stock representing the applicable Alternate Conversion Amount to the Holder, such Alternate Conversion Amount may be converted by the Holder into shares of Common Stock pursuant to Section 3(c) without regard to this Section 3(e).

4. RIGHTS UPON EVENT OF DEFAULT.

(a) Event of Default. Each of the following events shall constitute an "**Event of Default**" and each of the events in clauses (ix), (x) and (xi) shall constitute a "**Bankruptcy Event of Default**":

(i) the failure of the applicable Registration Statement (as defined in the Registration Rights Agreement) to be filed with the SEC on or prior to the date that is five (5) days after the applicable Filing Deadline (as defined in the Registration Rights Agreement) or the failure of the applicable Registration Statement to be declared effective by the SEC on or prior to the date that is five (5) days after the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement);

(ii) while the applicable Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the applicable Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or such Registration Statement (or the prospectus contained therein) is unavailable to any holder of Registrable Securities (as defined in the Registration Rights Agreement) for sale of all of such holder's Registrable Securities in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of five (5) consecutive days or for more than an aggregate of ten (10) days in any 365-day period (excluding days during an Allowable Grace Period (as defined in the Registration Rights Agreement));

(iii) the suspension from trading or the failure of the Common Stock to be trading or listed (as applicable) on an Eligible Market for a period of five (5) consecutive Trading Days;

(iv) the Company's (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within five (5) Trading Days after the applicable Conversion Date or exercise date (as the case may be) or (B) notice, written or oral, to any holder of the Notes, including, without limitation, by way of public announcement or through any of its agents, at any time, of its intention not to comply, as required, with a request for conversion of any Notes into shares of Common Stock that is requested in accordance with the provisions of the Notes, other than pursuant to Section 3(d);

(v) except to the extent the Company is in compliance with Section 11(b) below, at any time following the tenth (10th) consecutive day that the Holder's Authorized Share Allocation (as defined in Section 11(a) below) is less than the sum of the number of shares of Common Stock that the Holder would be entitled to receive upon a conversion of the full Conversion Amount of this Note (without regard to any limitations on conversion set forth in Section 3(d) or otherwise);

(vi) the Company's or any Subsidiary's failure to pay to the Holder any amount of Principal, Interest, Make-Whole Amount, Late Charges or other amounts when and as due under this Note (including, without limitation, the Company's or any Subsidiary's failure to pay any redemption payments or amounts hereunder) or any other Transaction Document (as defined in the Securities Purchase Agreement) or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby, except, in the case of a failure to pay Interest and Late Charges when and as due, in which case only if such failure remains uncured for a period of at least two (2) Trading Days;

(vii) the Company fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to the Holder upon conversion or exercise (as the case may be) of any Securities (as defined in the Securities Purchase Agreement) acquired by the Holder under the Securities Purchase Agreement (including this Note) as and when required by such Securities or the Securities Purchase Agreement, unless otherwise then prohibited by applicable federal securities laws, and any such failure remains uncured for at least five (5) days;

(viii) the occurrence of any default under, redemption of or acceleration prior to maturity of at least an aggregate of $150,000 of Indebtedness (as defined in the Securities Purchase Agreement) of the Company or any of its Subsidiaries, other than with respect to any Other Notes;

(ix) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary by a third party, shall not be dismissed within thirty (30) days of their initiation;

(x) the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law;

(xi) the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Company or any Subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of thirty (30) consecutive days;

(xii) a final judgment or judgments for the payment of money aggregating in excess of $150,000 are rendered against the Company and/or any of its Subsidiaries and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $150,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

(xiii) the Company and/or any Subsidiary, individually or in the aggregate, either (i) fails to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $150,000 due to any third party (other than, with respect to unsecured Indebtedness only, payments contested by the Company and/or such Subsidiary (as the case may be) in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP) or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $150,000, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (ii) suffer to exist any other circumstance or event that would, with or without the passage of time or the giving of notice, result in a default or event of default under any agreement binding the Company or any Subsidiary, which default or event of default would or is likely to have a material adverse effect on the business, assets, operations (including results thereof), liabilities, properties, condition (including financial condition) or prospects of the Company or any of its Subsidiaries, individually or in the aggregate;

(xiv) other than as specifically set forth in another clause of this Section 4(a), the Company or any Subsidiary breaches any representation or warranty, or any covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of two (2) consecutive Trading Days;

(xv) a false or inaccurate certification (including a false or inaccurate deemed certification) by the Company as to whether any Event of Default has occurred;

(xvi) any breach or failure in any respect by the Company or any Subsidiary to comply with any provision of Section 15 of this Note;

(xvii) any Material Adverse Effect (as defined in the Securities Purchase Agreement) occurs;

(xviii) any provision of any Transaction Document (including, without limitation, the Security Documents and the Pledge Agreements) shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company or any Subsidiary shall deny in writing that it has any liability or obligation purported to be created under any Transaction Document (including, without limitation, the Security Documents and the Pledge Agreements);

(xix) any Security Document shall for any reason fail or cease to create a separate valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien (as defined in the Securities Purchase Agreement) on the Collateral (as defined in the Security Documents) in favor of the Collateral Agent (as defined in the Securities Purchase Agreement) or any material provision of any Security Document shall

at any time for any reason cease to be valid and binding on or enforceable against the Company or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any governmental authority having jurisdiction over the Company, seeking to establish the invalidity or unenforceability thereof;

(xx) any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Company or any Subsidiary, if any such event or circumstance could have a Material Adverse Effect;

(xxi) the Company fails to prepay, redeem or convert one quarter of the initial Principal and Interest on the Note by each three (3) month anniversary of the Issuance Date; or

(xxii) any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes.

(b) Notice of an Event of Default; Redemption Right. Upon the occurrence of an Event of Default with respect to this Note or any Other Note, the Company shall within one (1) Business Day deliver written notice thereof via electronic mail and overnight courier (with next day delivery specified) (an "**Event of Default Notice**") to the Holder. At any time after the earlier of the Holder's receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may require the Company to redeem (regardless of whether such Event of Default has been cured) all or any portion of this Note by delivering written notice thereof (the "**Event of Default Redemption Notice**") to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to redeem. Each portion of this Note subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company at a price equal to the greater of (i) the product of (A) the Conversion Amount to be redeemed multiplied by (B) the Redemption Premium and (ii) the product of (X) the Conversion Rate with respect to the Conversion Amount in effect at such time as the Holder delivers an Event of Default Redemption Notice multiplied by (Y) the product of (1) the Redemption Premium multiplied by (2) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such Event of Default and ending on the date the Company makes the entire payment required to be made under this Section 4(b) (the "**Event of Default Redemption Price**"). Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 13. To the extent redemptions required by this Section 4(b) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 3(e), but subject to Section 3(d), until the Event of Default Redemption Price (together with any Late Charges thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 4(b) (together with any Late Charges thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to the terms of this Note. In the event of the Company's redemption of any portion of this Note under this Section 4(b), the Holder's damages would be uncertain and difficult to estimate

because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 4(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty. Any redemption upon an Event of Default shall not constitute an election of remedies by the Holder, and all other rights and remedies of the Holder shall be preserved.

(c) Mandatory Redemption upon Bankruptcy Event of Default. Notwithstanding anything to the contrary herein, and notwithstanding any conversion that is then required or in process, upon any Bankruptcy Event of Default, whether occurring prior to or following the Maturity Date, the Company shall immediately pay to the Holder an amount in cash representing (i) all outstanding Principal, accrued and unpaid Interest, Make-Whole Amount and accrued and unpaid Late Charges on such Principal, Interest and Make-Whole Amount, multiplied by (ii) the Redemption Premium, in addition to any and all other amounts due hereunder, without the requirement for any notice or demand or other action by the Holder or any other person or entity, provided that the Holder may, in its sole discretion, waive such right to receive payment upon a Bankruptcy Event of Default, in whole or in part, and any such waiver shall not affect any other rights of the Holder hereunder, including any other rights in respect of such Bankruptcy Event of Default, any right to conversion, and any right to payment of the Event of Default Redemption Price or any other Redemption Price, as applicable.

5. RIGHTS UPON FUNDAMENTAL TRANSACTION.

(a) Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 5(a) pursuant to written agreements in form and substance satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to each holder of Notes in exchange for such Notes a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the principal amounts then outstanding and the interest rates of the Notes held by such holder, having similar conversion rights as the Notes and having similar ranking and security to the Notes, and satisfactory to the Holder and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of a Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion or redemption of this Note at any time after the consummation of such Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 6 and 17, which shall continue to be receivable thereafter)) issuable upon the conversion or redemption of the Notes prior to such Fundamental Transaction, such shares of the publicly traded

common stock (or their equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Note been converted immediately prior to such Fundamental Transaction (without regard to any limitations on the conversion of this Note), as adjusted in accordance with the provisions of this Note. Notwithstanding the foregoing, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 5(a) to permit the Fundamental Transaction without the assumption of this Note. The provisions of this Section 5 shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of this Note.

(b) Notice of a Change of Control; Redemption Right. No sooner than twenty (20) Trading Days nor later than ten (10) Trading Days prior to the consummation of a Change of Control (the "**Change of Control Date**"), but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile or electronic mail and overnight courier to the Holder (a "**Change of Control Notice**"). At any time during the period beginning after the Holder's receipt of a Change of Control Notice or the Holder becoming aware of a Change of Control if a Change of Control Notice is not delivered to the Holder in accordance with the immediately preceding sentence (as applicable) and ending on twenty (20) Trading Days after the later of (A) the date of consummation of such Change of Control or (B) the date of receipt of such Change of Control Notice or (C) the date of the announcement of such Change of Control, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof ("**Change of Control Redemption Notice**") to the Company, which Change of Control Redemption Notice shall indicate the Conversion Amount the Holder is electing to redeem. The portion of this Note subject to redemption pursuant to this Section 5 shall be redeemed by the Company in cash at a price equal to the greatest of (i) the product of (w) the Change of Control Redemption Premium multiplied by (y) the Conversion Amount being redeemed, (ii) the product of (x) the Change of Control Redemption Premium multiplied by (y) the product of (A) the Conversion Amount being redeemed multiplied by (B) the quotient determined by dividing (I) the greatest Closing Sale Price of the shares of Common Stock during the period beginning on the date immediately preceding the earlier to occur of (1) the consummation of the applicable Change of Control and (2) the public announcement of such Change of Control and ending on the date the Holder delivers the Change of Control Redemption Notice by (II) the Conversion Price then in effect and (iii) the product of (y) the Change of Control Redemption Premium multiplied by (z) the product of (A) the Conversion Amount being redeemed multiplied by (B) the quotient of (I) the aggregate cash consideration and the aggregate cash value of any non-cash consideration per share of Common Stock to be paid to the holders of the shares of Common Stock upon consummation of such Change of Control (any such non-cash consideration constituting publicly-traded securities shall be valued at the highest of the Closing Sale Price of such securities as of the Trading Day immediately prior to the consummation of such Change of Control, the Closing Sale Price of such securities on the Trading Day immediately following the public announcement of such proposed Change of Control and the Closing Sale Price of such securities on the Trading Day immediately prior to the public announcement of such proposed Change of Control) divided by (II) the Conversion Price then in effect (the "**Change of Control Redemption Price**"). Redemptions required by this Section 5 shall be made in accordance with the provisions of Section 13 and shall have priority to payments to stockholders in connection with such Change of Control. To the extent redemptions required by this Section 5(b) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note

by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 5, but subject to Section 3(d), until the Change of Control Redemption Price (together with any Late Charges thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 5(b) (together with any Late Charges thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3. In the event of the Company's redemption of any portion of this Note under this Section 5(b), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 5(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty.

6. <u>RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS AND OTHER CORPORATE EVENTS</u>.

(a) <u>Purchase Rights</u>. In addition to any adjustments pursuant to Section 7 below, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Common Stock (the "**Purchase Rights**"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note and assuming for such purpose that the Note was converted at the Alternate Conversion Price as of the applicable record date) immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (<u>provided, however</u>, that to the extent that the Holder's right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to the extent of any such excess) and such Purchase Right to such extent shall be held in abeyance (and, if such Purchase Right has an expiration date, maturity date or other similar provision, such term shall be extended by such number of days held in abeyance, if applicable) for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance (and, if such Purchase Right has an expiration date, maturity date or other similar provision, such term shall be extended by such number of days held in abeyance, if applicable)) to the same extent as if there had been no such limitation).

(b) <u>Other Corporate Events</u>. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a "**Corporate Event**"), the Company shall make

appropriate provision to ensure that the Holder will thereafter have the right to receive upon a conversion of this Note, at the Holder's option (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Holder. The provisions of this Section 6 shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note.

7. RIGHTS UPON ISSUANCE OF OTHER SECURITIES.

(a) Adjustment of Conversion Price upon Issuance of Common Stock. If and whenever on or after the Subscription Date the Company grants, issues or sells (or enters into any agreement to grant, issue or sell), or in accordance with this Section 7(a) is deemed to have granted, issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding any Excluded Securities granted, issued or sold or deemed to have been granted, issued or sold and other than with respect to the Permitted Equity Line (as defined in the Securities Purchase Agreement)) for a consideration per share (the "**New Issuance Price**") less than a price equal to the Conversion Price in effect immediately prior to such granting, issuance or sale or deemed granting, issuance or sale (such Conversion Price then in effect is referred to herein as the "**Applicable Price**") (the foregoing a "**Dilutive Issuance**"), then, immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price. For all purposes of the foregoing (including, without limitation, determining the adjusted Conversion Price and the New Issuance Price under this Section 7(a)), the following shall be applicable:

(i) Issuance of Options. If the Company in any manner grants, issues or sells (or enters into any agreement to grant, issue or sell) any Options and the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting, issuance or sale of such Option for such price per share. For purposes of this Section 7(a)(i), the "lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof" shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting, issuance or sale of such Option, upon

exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof and (y) the lowest exercise price set forth in such Option for which one share of Common Stock is issuable (or may become issuable assuming all possible market conditions) upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof, minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) with respect to any one share of Common Stock upon the granting, issuance or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof plus the value of any other consideration (including, without limitation, consideration consisting of cash, debt forgiveness, assets or any other property) received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or otherwise pursuant to the terms thereof or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Company in any manner issues or sells (or enters into any agreement to issue or sell) any Convertible Securities and the lowest price per share for which one share of Common Stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale (or the time of execution of such agreement to issue or sell, as applicable) of such Convertible Securities for such price per share. For the purposes of this Section 7(a)(ii), the "lowest price per share for which one share of Common Stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof" shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale (or pursuant to the agreement to issue or sell, as applicable) of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security or otherwise pursuant to the terms thereof and (y) the lowest conversion price set forth in such Convertible Security for which one share of Common Stock is issuable (or may become issuable assuming all possible market conditions) upon conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person) with respect to any one share of Common Stock upon the issuance or sale (or the agreement to issue or sell, as applicable) of such Convertible Security plus the value of any other consideration received or receivable (including, without limitation, any consideration consisting of cash, debt forgiveness, assets or other property) by, or benefit conferred on, the holder of such Convertible Security (or any other Person). Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities or otherwise pursuant to the terms thereof, and if

any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price has been or is to be made pursuant to other provisions of this Section 7(a), except as contemplated below, no further adjustment of the Conversion Price shall be made by reason of such issuance or sale.

(iii) Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time (other than proportional changes in conversion or exercise prices, as applicable, in connection with an event referred to in Section 7(b) below), the Conversion Price in effect at the time of such increase or decrease shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate (as the case may be) at the time initially granted, issued or sold. For purposes of this Section 7(a)(iii), if the terms of any Option or Convertible Security (including, without limitation, any Option or Convertible Security that was outstanding as of the Subscription Date) are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 7(a) shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(iv) Calculation of Consideration Received. If any Option and/or Convertible Security and/or Adjustment Right is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company (as determined by the Holder, the "**Primary Security**", and such Option and/or Convertible Security and/or Adjustment Right, the "**Secondary Securities**"), together comprising one integrated transaction (or one or more transactions if such issuances or sales or deemed issuances or sales of securities of the Company either (A) have at least one investor or purchaser in common, (B) are consummated in reasonable proximity to each other and/or (C) are consummated under the same plan of financing), the aggregate consideration per share of Common Stock with respect to such Primary Security shall be deemed to be equal to the difference of (x) the lowest price per share for which one share of Common Stock was issued (or was deemed to be issued pursuant to Section 7(a)(i) or 7(a)(ii) above, as applicable) in such integrated transaction solely with respect to such Primary Security, minus (y) with respect to such Secondary Securities, the sum of (I) the Black Scholes Consideration Value of each such Option, if any, (II) the fair market value (as determined by the Holder in good faith) or the Black Scholes Consideration Value, as applicable, of such Adjustment Right, if any, and (III) the fair market value (as determined by the Holder) of such Convertible Security, if any, in each case, as determined on a per share basis in accordance with this Section 7(a)(i). If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor (for the purpose of determining the consideration paid for such Common Stock, Option or Convertible Security, but not for the purpose of the

calculation of the Black Scholes Consideration Value) will be deemed to be the net amount of consideration received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company (for the purpose of determining the consideration paid for such Common Stock, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the VWAPs of such security for each of the five (5) Trading Days immediately preceding the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor (for the purpose of determining the consideration paid for such Common Stock, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities (as the case may be). The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "**Valuation Event**"), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(v) Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

(b) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. Without limiting any provision of Section 6, Section 17 or Section 7(a), if the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision of Section 6, Section 17 or Section 7(a), if the Company at any time on or after the Subscription Date combines (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section

7(b) shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 7(b) occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

(c) Holder's Right of Adjusted Conversion Price. In addition to and not in limitation of the other provisions of this Section 7, other than with respect to the Permitted Equity Line (as defined in the Securities Purchase Agreement), if the Company in any manner issues or sells or enters into any agreement to issue or sell, any Common Stock, Options or Convertible Securities (any such securities, "**Variable Price Securities**"), after the Subscription Date that are issuable pursuant to such agreement or convertible into or exchangeable or exercisable for shares of Common Stock at a price which varies or may vary with the market price of the shares of Common Stock, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions (such as share splits, share combinations, share dividends and similar transactions) (each of the formulations for such variable price being herein referred to as, the "**Variable Price**"), the Company shall provide written notice thereof via electronic mail and overnight courier to the Holder on the date of such agreement and the issuance of such Common Stock, Convertible Securities or Options. From and after the date the Company enters into such agreement or issues any such Variable Price Securities, the Holder shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price for the Conversion Price upon conversion of this Note by designating in the Conversion Notice delivered upon any conversion of this Note that solely for purposes of such conversion the Holder is relying on the Variable Price rather than the Conversion Price then in effect. The Holder's election to rely on a Variable Price for a particular conversion of this Note shall not obligate the Holder to rely on a Variable Price for any future conversion of this Note.

(d) Stock Combination Event Adjustments. If at any time and from time to time on or after the Subscription Date there occurs any stock split, stock dividend, stock combination recapitalization or other similar transaction involving the Common Stock (each, a "**Stock Combination Event**", and such date thereof, the "**Stock Combination Event Date**") and the Event Market Price is less than the Conversion Price then in effect (after giving effect to the adjustment in Section 7(b) above), then on the sixteenth (16th) Trading Day immediately following such Stock Combination Event Date, the Conversion Price then in effect on such sixteenth (16th) Trading Day (after giving effect to the adjustment in Section 7(b) above) shall be reduced (but in no event increased) to the Event Market Price. For the avoidance of doubt, if the adjustment in the immediately preceding sentence would otherwise result in an increase in the Conversion Price hereunder, no adjustment shall be made.

(e) Other Events. In the event that the Company (or any Subsidiary) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's board of directors shall in good faith determine and implement an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder, provided that no such adjustment pursuant to this Section 7(e) will increase the Conversion Price as otherwise determined pursuant to this Section 7, provided further that if the Holder does

not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then the Company's board of directors and the Holder shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding absent manifest error and whose fees and expenses shall be borne by the Company.

(f) Calculations. All calculations under this Section 7 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(g) Voluntary Adjustment by Company. Subject to the rules and regulations of the Principal Market, the Company may at any time during the term of this Note, with the prior written consent of the Required Holders (as defined in the Securities Purchase Agreement), reduce the then current Conversion Price of each of the Notes to any amount and for any period of time deemed appropriate by the board of directors of the Company.

8. REDEMPTIONS AT THE COMPANY'S ELECTION.

(a) Company Optional Redemption. At any time, the Company shall have the right to redeem all, or any part (but in no even less than the lesser of (I) the Conversion Amount then outstanding and (II) $500,000), of the Conversion Amount then remaining under this Note (each, a "**Company Optional Redemption Amount**") on the Company Optional Redemption Date (each as defined below) (each, a "**Company Optional Redemption**"). The portion of this Note subject to redemption pursuant to this Section 8(a) shall be redeemed by the Company in cash at a price (each, a "**Company Optional Redemption Price**") equal to 115% of the greater of (i) the Conversion Amount being redeemed as of the Company Optional Redemption Date and (ii) the product of (1) the Conversion Rate with respect to the Conversion Amount being redeemed as of the Company Optional Redemption Date multiplied by (2) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such Company Optional Redemption Notice Date and ending on the Trading Day immediately prior to the date the Company makes the entire payment required to be made under this Section 8(a). The Company may exercise its right to require redemption under this Section 8(a) by delivering a written notice thereof by electronic mail and overnight courier to all, but not less than all, of the holders of Notes (each, a "**Company Optional Redemption Notice**" and such date all of the holders of Notes received such notice is referred to as a "**Company Optional Redemption Notice Date**"). The Company may deliver only one Company Optional Redemption Notice hereunder in any twenty (20) Trading Day period and each such Company Optional Redemption Notice shall be irrevocable. The Company Optional Redemption Notice shall (x) state the date on which the Company Optional Redemption shall occur (each, a "**Company Optional Redemption Date**") which date shall not be less than ten (10) Trading Days nor more than twenty (20) Trading Days following the Company Optional Redemption Notice Date, and (y) state the aggregate Conversion Amount of the Notes which is being redeemed in such Company Optional Redemption from the Holder and all of the other holders of the Notes pursuant to this Section 8(a) (and analogous provisions under the Other Notes) on the Company Optional Redemption Date. Notwithstanding anything herein to the contrary, at any time prior to the date

the Company Optional Redemption Price is paid, in full, the Company Optional Redemption Amount may be converted, in whole or in part, by the Holder into shares of Common Stock pursuant to Section 3. All Conversion Amounts converted by the Holder after the Company Optional Redemption Notice Date shall reduce the Company Optional Redemption Amount of this Note required to be redeemed on the Company Optional Redemption Date. Redemptions made pursuant to this Section 8(a) shall be made in accordance with Section 13. In the event of the Company's redemption of any portion of this Note under this Section 8(a), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 8(a) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty. For the avoidance of doubt, the Company shall have no right to effect a Company Optional Redemption if any Event of Default has occurred and continuing, but any Event of Default shall have no effect upon the Holder's right to convert this Note in its discretion.

(b) Pro Rata Redemption Requirement. If the Company elects to cause a Company Optional Redemption of this Note pursuant to Section 8(a), then it must simultaneously take the same action with respect to all of the Other Notes.

9. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation (as defined in the Securities Purchase Agreement), Bylaws (as defined in the Securities Purchase Agreement) or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note. Without limiting the generality of the foregoing or any other provision of this Note or the other Transaction Documents, the Company (a) shall not increase the par value of any shares of Common Stock receivable upon conversion of this Note above the Conversion Price then in effect, and (b) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the conversion of this Note. Notwithstanding anything herein to the contrary, if after the sixty (60) calendar day anniversary of the Issuance Date, the Holder is not permitted to convert this Note in full for any reason (other than pursuant to restrictions set forth in Section 3(d) hereof), the Company shall use its best efforts to promptly remedy such failure, including, without limitation, obtaining such consents or approvals as necessary to permit such conversion into shares of Common Stock.

10. SUBSEQUENT PLACEMENT OPTIONAL REDEMPTION.

(a) General. At any time from and after the earlier of (x) the date the Holder becomes aware of the occurrence of a Subsequent Placement (as defined in the Securities Purchase Agreement) and (y) the time of consummation of a Subsequent Placement (in each case, other than with respect to Excluded Securities) (an "**Eligible Subsequent Placement**"), the Holder shall have the right, in its sole discretion, to require that the Company redeem (each a "**Subsequent Placement Optional Redemption**") all, or any portion, of the Conversion Amount under this Note

(each, a "**Projected Eligible Subsequent Placement Optional Redemption Amount**") that, if redeemed in a Subsequent Placement Optional Redemption, would result in a Subsequent Placement Optional Redemption Price (as defined below) not in excess of the Holder's Holder Pro Rata Amount of 50% of the gross proceeds (less any reasonable placement agent, underwriter and/or legal fees and expenses) of such Eligible Subsequent Placement (each, an "**Eligible Subsequent Placement Optional Redemption Proceeds**") by delivering written notice thereof (each, a "**Subsequent Placement Optional Redemption Notice**", and the date thereof, each a "**Subsequent Placement Optional Redemption Notice Date**") to the Company.

(b) Mechanics. The Subsequent Placement Optional Redemption Notice shall indicate that all, or such applicable portion, as set forth in the applicable Subsequent Placement Optional Redemption Notice, of the Eligible Subsequent Placement Optional Redemption Proceeds the Holder is entitled to receive in any corresponding Subsequent Placement Optional Redemption, such Projected Eligible Subsequent Placement Optional Redemption Amount and the date of such Subsequent Placement Optional Redemption (each, a "**Subsequent Placement Optional Redemption Date**"), which shall be the later of (x) the fifth (5th) Trading Day after the date of the applicable Subsequent Placement Optional Redemption Notice and (y) the date of the consummation of such Eligible Subsequent Placement. The portion of this Note subject to Subsequent Placement Optional Redemption pursuant to this Section 10 shall be redeemed by the Company in cash at a price equal to 115% of the greater of (i) the Conversion Amount being redeemed as of the Subsequent Placement Optional Redemption Date and (ii) the product of (1) the Conversion Rate with respect to the Conversion Amount being redeemed as of the Subsequent Placement Optional Redemption Date multiplied by (2) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such Subsequent Placement Optional Redemption Notice Date and ending on the Trading Day immediately prior to the date the Company makes the entire payment required to be made under this Section 10 (each, a "**Subsequent Placement Optional Redemption Price**"); provided, that if the Company issues (or is required to issue at any time upon the occurrence of one or more circumstances) any Options in (or in connection with) such Subsequent Placement (each, a "**Subsequent Warrant**"), on such applicable Subsequent Placement Optional Redemption Date, the Company shall also issue to the Holder a Subsequent Warrant exercisable into such aggregate number of securities that the Holder would have received if it participated in such Subsequent Placement with a purchase price equal to all of the applicable Eligible Subsequent Placement Optional Redemption Proceeds with respect thereto, which Subsequent Warrant (x) shall be in a similar form in all material respects to the Option issued (or required to be issued at any time upon the occurrence of one or more circumstances), as applicable, in such Subsequent Placement, (y) shall not include any requirement to restrict, amend, modify or waive any Transaction Document or any other security, instrument or agreement of the Holder or contain any restrictions on trading or transacting in securities of the Company (other than provisions similar in all material respect to restrictions, if any, set forth in the Transaction Documents) and (z) shall include a blocker in the form of Section 3(d)(i) above, *mutatis mutandis*. Redemptions required by this Section 10 shall be made in accordance with the provisions of Section 13. Notwithstanding anything to the contrary in this Section 10, but subject to Section 3(d) until the Holder receives the Subsequent Placement Optional Redemption Price, the Conversion Amount otherwise subject to such Subsequent Placement Optional Redemption may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3, and any such conversion shall reduce the

Conversion Amount otherwise subject to such Subsequent Placement Optional Redemption in the manner set forth by the Holder in the applicable Conversion Notice.

11. RESERVATION OF AUTHORIZED SHARES.

(a) Reservation. So long as any Notes remain outstanding, the Company shall at all times reserve at least 200% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion, including without limitation, Alternate Conversions, of all of the Notes then outstanding (without regard to any limitations on conversions and assuming such Notes remain outstanding until the Maturity Date) at the Alternate Conversion Price then in effect (the "**Required Reserve Amount**"). The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the holders of the Notes based on the original principal amount of the Notes held by each holder on the Closing Date or increase in the number of reserved shares, as the case may be (the "**Authorized Share Allocation**"). In the event that a holder shall sell or otherwise transfer any of such holder's Notes, each transferee shall be allocated a pro rata portion of such holder's Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Notes shall be allocated to the remaining holders of Notes, pro rata based on the principal amount of the Notes then held by such holders.

(b) Insufficient Authorized Shares. If, notwithstanding Section 11(a), and not in limitation thereof, at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (an "**Authorized Share Failure**"), then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. In the event that the Company is prohibited from issuing shares of Common Stock pursuant to the terms of this Note due to the failure by the Company to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the "**Authorized Failure Shares**"), in lieu of delivering such Authorized Failure Shares to the Holder, the Company shall pay cash in exchange for the redemption of such portion of the Conversion Amount convertible into such Authorized Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorized Failure Shares and (y) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date the Holder delivers the applicable Conversion Notice with respect to such Authorized Failure Shares to the Company and ending on the date of such issuance and payment under this Section 11(a); and (ii) to the extent the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Authorized Failure

Shares, any brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection therewith. Nothing contained in Section 11(a) or this Section 11(b) shall limit any obligations of the Company under any provision of the Securities Purchase Agreement.

12. [Reserved].

13. REDEMPTIONS.

(a) Mechanics. The Company shall deliver the applicable Event of Default Redemption Price to the Holder in cash within five (5) Business Days after the Company's receipt of the Holder's Event of Default Redemption Notice. If the Holder has submitted a Change of Control Redemption Notice in accordance with Section 5(b), the Company shall deliver the applicable Change of Control Redemption Price to the Holder in cash concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and within five (5) Business Days after the Company's receipt of such notice otherwise. The Company shall deliver the applicable Company Optional Redemption Price to the Holder in cash on the applicable Company Optional Redemption Date. The Company shall deliver the applicable Subsequent Placement Optional Redemption Price to the Holder in cash on the applicable Subsequent Placement Optional Redemption Date. Notwithstanding anything herein to the contrary, in connection with any redemption hereunder at a time the Holder is entitled to receive a cash payment under any of the other Transaction Documents, at the option of the Holder delivered in writing to the Company, the applicable Redemption Price hereunder shall be increased by the amount of such cash payment owed to the Holder under such other Transaction Document and, upon payment in full or conversion in accordance herewith, shall satisfy the Company's payment obligation under such other Transaction Document. In the event of a redemption of less than all of the Conversion Amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 20(d)) representing the outstanding Principal which has not been redeemed. In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Conversion Amount that was submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid. Upon the Company's receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Conversion Amount, (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 20(d)), to the Holder, and in each case the principal amount of this Note or such new Note (as the case may be) shall be increased by an amount equal to the difference between (1) the applicable Redemption Price (as the case may be, and as adjusted pursuant to this Section 13, if applicable) minus (2) the Principal portion of the Conversion Amount submitted for redemption and (z) the Conversion Price of this Note or such new Notes (as the case may be) shall be automatically adjusted with respect to each conversion effected thereafter by the Holder to the lowest of (A) the Conversion Price as in effect on the date on which the applicable Redemption Notice is voided, (B) 75% of the lowest Closing Bid Price of the Common Stock during the period beginning on and including the date on which the applicable Redemption Notice is delivered to the Company and ending on and including the date on which the applicable Redemption Notice is voided and (C) 75% of the quotient of (I) the sum of the five (5) lowest VWAPs of the Common Stock during the

twenty (20) consecutive Trading Day period ending and including the applicable Conversion Date divided by (II) five (5) (it being understood and agreed that all such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period). The Holder's delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company's obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Conversion Amount subject to such notice.

(b) Redemption by Other Holders. Upon the Company's receipt of notice from any of the holders of the Other Notes for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 4(b) or Section 5(b) (each, an "**Other Redemption Notice**"), the Company shall immediately, but no later than one (1) Business Day of its receipt thereof, forward to the Holder by facsimile or electronic mail a copy of such notice. If the Company receives a Redemption Notice and one or more Other Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is two (2) Business Days prior to the Company's receipt of the Holder's applicable Redemption Notice and ending on and including the date which is two (2) Business Days after the Company's receipt of the Holder's applicable Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from each holder of the Notes (including the Holder) based on the principal amount of the Notes submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven (7) Business Day period.

14. VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law (including, without limitation, the Delaware General Corporation Law) and as expressly provided in this Note.

15. COVENANTS. Until all of the Notes have been converted, redeemed or otherwise satisfied in accordance with their terms:

(a) Rank. All payments due under this Note (a) shall rank *pari passu* with all Other Notes and (b) shall be senior to all other Indebtedness of the Company and its Subsidiaries.

(b) Incurrence of Indebtedness. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness (other than (i) the Indebtedness evidenced by this Note and the Other Notes and (ii) other Permitted Indebtedness).

(c) Existence of Liens. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, "**Liens**") other than Permitted Liens.

(d) Restricted Payments and Investments. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than the Notes) whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness or make any Investment, as applicable, if at the time such payment with respect to such Indebtedness and/or Investment, as applicable, is due or is otherwise made or, after giving effect to such payment, (i) an event constituting an Event of Default has occurred and is continuing or (ii) an event that with the passage of time and without being cured would constitute an Event of Default has occurred and is continuing.

(e) Restriction on Redemption and Cash Dividends. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on any of its capital stock.

(f) Restriction on Transfer of Assets. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any assets or rights of the Company or any Subsidiary owned or hereafter acquired whether in a single transaction or a series of related transactions, other than (i) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by the Company and its Subsidiaries in the ordinary course of business consistent with its past practice and (ii) sales of inventory and product in the ordinary course of business.

(g) Maturity of Indebtedness. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, permit any Indebtedness of the Company or any of its Subsidiaries to mature or accelerate prior to the Maturity Date.

(h) Change in Nature of Business. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted by the Company and each of its Subsidiaries on the Subscription Date or any business substantially related or incidental thereto. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, modify its or their corporate structure or purpose.

(i) Preservation of Existence, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

(j) Maintenance of Properties, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the

provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

(k) Maintenance of Intellectual Property. The Company will, and will cause each of its Subsidiaries to, take all action necessary or advisable to maintain all of the Intellectual Property Rights (as defined in the Securities Purchase Agreement) of the Company and/or any of its Subsidiaries that are necessary or material to the conduct of its business in full force and effect.

(l) Maintenance of Insurance. The Company shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

(m) Transactions with Affiliates. The Company shall not, nor shall it permit any of its Subsidiaries to, enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any affiliate, except transactions in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm's length transaction with a Person that is not an affiliate thereof.

(n) Restricted Issuances. The Company shall not, directly or indirectly, without the prior written consent of the holders of a majority in aggregate principal amount of the Notes then outstanding, (i) issue any Notes (other than as contemplated by the Securities Purchase Agreement and the Notes) or (ii) issue any other securities that would cause a breach or default under the Notes.

(o) Change in Collateral; Collateral Records. The Company shall (i) give the Collateral Agent not less than thirty (30) days' prior written notice of any change in the location of any Collateral (as defined in the Security Documents), other than to locations set forth in the Perfection Certificate (as defined in the Securities Purchase Agreement) hereto and with respect to which the Collateral Agent has filed financing statements and otherwise fully perfected its Liens thereon, (ii) advise the Collateral Agent promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or the Lien granted thereon and (iii) execute and deliver, and cause each of its Subsidiaries to execute and deliver, to the Collateral Agent for the benefit of the Holder and holders of the Other Notes from time to time, solely for the Collateral Agent's convenience in maintaining a record of Collateral, such written statements and schedules as the Collateral Agent or any Holder may reasonably require, designating, identifying or describing the Collateral.

(p) Stay, Extension and Usury Laws. To the extent that it may lawfully do so, the Company (A) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever

enacted or in force) that may affect the covenants or the performance of this Note; and (B) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Holder by this Note, but will suffer and permit the execution of every such power as though no such law has been enacted.

(q) Taxes. The Company and its Subsidiaries shall pay when due all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against the Company and its Subsidiaries or their respective assets or upon their ownership, possession, use, operation or disposition thereof or upon their rents, receipts or earnings arising therefrom (except where the failure to pay would not, individually or in the aggregate, have a material effect on the Company or any of its Subsidiaries). The Company and its Subsidiaries shall file on or before the due date therefor all personal property tax returns (except where the failure to file would not, individually or in the aggregate, have a material effect on the Company or any of its Subsidiaries). Notwithstanding the foregoing, the Company and its Subsidiaries may contest, in good faith and by appropriate proceedings, taxes for which they maintain adequate reserves therefor in accordance with GAAP.

(r) Pre-Delivery Shares.

(i) General. Subject to Section 3(d) above, at any time upon two (2) Trading Day's prior written notice from the Holder to the Company, the Company shall deliver to the Holder (or its designee), either by crediting to the Holder's or its designee's balance account with DTC through its Deposit/Withdrawal at Custodian system, or by a duly executed stock certificate, evidencing such aggregate number of shares of Common Stock (the "**Pre-Delivery Shares**") equal to the lesser of (A) the quotient of (x) the initial Conversion Amount of this Note, divided by (y) the Alternate Conversion Price then in effect, and as to which the Holder shall be the owner thereof as of the Issuance Date (the "**Maximum Pre-Delivery Share Amount**"), and (B) the maximum number of Pre-Delivery Shares that may be then issued to the Holder without resulting in a breach of Section 3(d) above (or such lesser number of shares of Common Stock as the Holder may specify to the Company on or prior thereto); provided, that if as a result of clause (B) above, the Holder shall receive less than the Maximum Pre-Delivery Share Amount of Pre-Delivery Shares (such unissued Pre-Delivery Shares, the "**Blocked Pre-Delivery Shares**"), such Blocked Pre-Delivery Shares shall be held in abeyance by the Company until issued and released in accordance herewith or at such time as this Note is no longer outstanding. After the Issuance Date, and no later than two (2) Trading Days (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade initiated on the applicable Release Notice Date (as defined below)) after the Company's receipt of a written notice (each a "**Release Notice**", and each such date, a "**Release Notice Date**") from the Holder specifying an aggregate number of Blocked Pre-Delivery Share that the Holder may receive on the applicable Release Notice Date that, after giving effect to such issuance would not result in a breach of Section 3(d) above (each such Pre-Delivery Share specified in such Release Notice, a "**Released Pre-Delivery Share**"), the Company shall deliver to the Holder (or its designee) a duly executed and delivered stock certificate evidencing such Released Pre-Delivery Shares set forth in the applicable Release Notice (except, if such Released Pre-

Delivery Shares are eligible to be resold by the Holder pursuant to Rule 144 or an effective registration statement, the Company shall alternatively deliver such Released Pre-Delivery Shares to the Holder's (or its designee's) account with DTC by deposit/withdrawal at custodian), in each case, subject to the provisions of Section 3(c) and 3(d) above as if such Released Pre-Delivery Shares were due to such Holder pursuant to a Conversion Notice delivered to the Company on such Release Notice Date, and the Holder shall be the owner of such applicable Released Pre-Delivery Shares on the applicable Release Notice Date. For the avoidance of doubt, the Holder may deliver one or more Release Notices, at the Holder's sole option, at any time after the Initial Pre-Delivery Date until such time as this Note no longer remains outstanding. Upon the Holder's (or its designee's) receipt of any Released Pre-Delivery Shares, such Released Pre-Delivery Shares shall constitute Pre-Delivery Shares hereunder.

(ii) Application of Pre-Delivery Shares; Delivery Shares. At any time the Company is required to deliver shares of Common Stock to the Holder hereunder (other than Pre-Delivery Shares or Released Pre-Delivery Shares)(each such share, a "**Delivery Share**"), whether upon conversion or otherwise, and the Holder (or its designee) holds one or more Pre-Delivery Shares, the Company shall apply (each, a "**Delivery Share Application**") such Pre-Delivery Share, on a share for share basis, as available, against each share of Common Stock required to then be delivered hereunder, at which point in time, such applied Pre-Delivery Share shall cease to be a Pre-Delivery Share hereunder and shall become a Delivery Share hereunder and, consequently, the Company shall be deemed to have satisfied its delivery obligations hereunder with respect to such Delivery Share pursuant to this Note.

(s) Independent Investigation. At the request of the Holder either (x) at any time when an Event of Default has occurred and is continuing, (y) upon the occurrence of an event that with the passage of time or giving of notice would constitute an Event of Default or (z) at any time the Holder reasonably believes an Event of Default may have occurred or be continuing, the Company shall hire an independent, reputable investment bank selected by the Company and approved by the Holder to investigate as to whether any breach of this Note has occurred (the "**Independent Investigator**"). If the Independent Investigator determines that such breach of this Note has occurred, the Independent Investigator shall notify the Company of such breach and the Company shall deliver written notice to each holder of a Note of such breach. In connection with such investigation, the Independent Investigator may, during normal business hours, inspect all contracts, books, records, personnel, offices and other facilities and properties of the Company and its Subsidiaries and, to the extent available to the Company after the Company uses reasonable efforts to obtain them, the records of its legal advisors and accountants (including the accountants' work papers) and any books of account, records, reports and other papers not contractually required of the Company to be confidential or secret, or subject to attorney-client or other evidentiary privilege, and the Independent Investigator may make such copies and inspections thereof as the Independent Investigator may reasonably request. The Company shall furnish the Independent Investigator with such financial and operating data and other information with respect to the business and properties of the Company as the Independent Investigator may reasonably request. The Company shall permit the Independent Investigator to discuss the affairs, finances and accounts of the Company with, and to make proposals and furnish advice with respect thereto to, the Company's officers, directors, key employees and independent public accountants or any of

them (and by this provision the Company authorizes said accountants to discuss with such Independent Investigator the finances and affairs of the Company and any Subsidiaries), all at such reasonable times, upon reasonable notice, and as often as may be reasonably requested.

16. SECURITY. This Note and the Other Notes are secured to the extent and in the manner set forth in the Transaction Documents (including, without limitation, the Security Agreement, the other Security Documents and the Pledge Agreements).

17. DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Section 7, if the Company shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of shares of Common Stock, by way of return of capital or otherwise (including without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (the "**Distributions**"), then the Holder will be entitled to such Distributions as if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note and assuming for such purpose that the Note was converted at the Alternate Conversion Price as of the applicable record date) immediately prior to the date on which a record is taken for such Distribution or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for such Distributions (provided, however, that to the extent that the Holder's right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to the extent of any such excess) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

18. AMENDING THE TERMS OF THIS NOTE. Except for Section 3(d), which may not be amended, modified or waived by the parties hereto, the prior written consent of the Holder shall be required for any change, waiver or amendment to this Note.

19. TRANSFER. This Note and any shares of Common Stock issued upon conversion of this Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of Section 2(g) of the Securities Purchase Agreement.

20. REISSUANCE OF THIS NOTE.

(a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 20(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 20(d)) to the

Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 20(d)) representing the outstanding Principal.

(c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 20(d) and in principal amounts of at least $1,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 20(a) or Section 20(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Make-Whole Amount, Interest and Late Charges on the Principal, Interest and Make-Whole Amount of this Note, from the Issuance Date.

21. REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder's right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. No failure on the part of the Holder to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Holder of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. In addition, the exercise of any right or remedy of the Holder at law or equity or under this Note or any of the documents shall not be deemed to be an election of Holder's rights or remedies under such documents or at law or equity. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not,

except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company's compliance with the terms and conditions of this Note (including, without limitation, compliance with Section 7).

22. PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors' rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys' fees and disbursements. The Company expressly acknowledges and agrees that no amounts due under this Note shall be affected, or limited, by the fact that the purchase price paid for this Note was less than the original Principal amount hereof.

23. CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the initial Holder and shall not be construed against any such Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms "including," "includes," "include" and words of like import shall be construed broadly as if followed by the words "without limitation." The terms "herein," "hereunder," "hereof" and words of like import refer to this entire Note instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Note. Terms used in this Note and not otherwise defined herein, but defined in the other Transaction Documents, shall have the meanings ascribed to such terms on the Closing Date in such other Transaction Documents unless otherwise consented to in writing by the Holder.

24. FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. Notwithstanding the foregoing, nothing contained in this Section 24 shall permit any waiver of any provision of Section 3(d).

25. DISPUTE RESOLUTION.

(a) Submission to Dispute Resolution.

(i) In the case of a dispute relating to a Closing Bid Price, a Closing Sale Price, a Conversion Price, an Alternate Conversion Price, a Black Scholes Consideration Value, a VWAP or a fair market value or the arithmetic calculation of a Conversion Rate, or the applicable Redemption Price (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the Holder (as the case may be) shall submit the dispute to the other party via facsimile or electronic mail (A) if by the Company, within two (2) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by the Holder at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to promptly resolve such dispute relating to such Closing Bid Price, such Closing Sale Price, such Conversion Price, such Alternate Conversion Price, such Black Scholes Consideration Value, such VWAP or such fair market value, or the arithmetic calculation of such Conversion Rate or such applicable Redemption Price (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or the Holder (as the case may be) of such dispute to the Company or the Holder (as the case may be), then the Holder may, at its sole option, select an independent, reputable investment bank to resolve such dispute.

(ii) The Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 25 and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which the Holder selected such investment bank (the "**Dispute Submission Deadline**") (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the "**Required Dispute Documentation**") (it being understood and agreed that if either the Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Holder or otherwise requested by such investment bank, neither the Company nor the Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

(iii) The Company and the Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the Company, and such investment bank's resolution of such dispute shall be final and binding upon all parties absent manifest error.

(b) Miscellaneous. The Company expressly acknowledges and agrees that (i) this Section 25 constitutes an agreement to arbitrate between the Company and the Holder (and constitutes an arbitration agreement) under § 7501, et seq. of the New York Civil Practice Law and Rules ("**CPLR**") and that the Holder is authorized to apply for an order to compel arbitration pursuant to CPLR § 7503(a) in order to compel compliance with this Section 25, (ii) a dispute relating to a Conversion Price includes, without limitation, disputes as to (A) whether an issuance or sale or deemed issuance or sale of Common Stock occurred under Section 7(a), (B) the consideration per share at which an issuance or deemed issuance of Common Stock occurred, (C) whether any issuance or sale or deemed issuance or sale of Common Stock was an issuance or sale or deemed issuance or sale of Excluded Securities, (D) whether an agreement, instrument, security or the like constitutes and Option or Convertible Security and (E) whether a Dilutive Issuance occurred, (iii) the terms of this Note and each other applicable Transaction Document shall serve as the basis for the selected investment bank's resolution of the applicable dispute, such investment bank shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such investment bank determines are required to be made by such investment bank in connection with its resolution of such dispute and in resolving such dispute such investment bank shall apply such findings, determinations and the like to the terms of this Note and any other applicable Transaction Documents, (iv) the Holder (and only the Holder), in its sole discretion, shall have the right to submit any dispute described in this Section 25 to any state or federal court sitting in The City of New York, Borough of Manhattan in lieu of utilizing the procedures set forth in this Section 25 and (v) nothing in this Section 25 shall limit the Holder from obtaining any injunctive relief or other equitable remedies (including, without limitation, with respect to any matters described in this Section 25).

26. NOTICES; CURRENCY; PAYMENTS.

(a) Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, or (B) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(b) Currency. All dollar amounts referred to in this Note are in United States Dollars ("**U.S. Dollars**"), and all amounts owing under this Note shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. "**Exchange Rate**" means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Note, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).

(c) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by a certified check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Buyers, shall initially be as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement), provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder's wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day. Any amount of Principal or other amounts due under the Transaction Documents which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of eighteen percent (18%) per annum from the date such amount was due until the same is paid in full ("**Late Charge**").

27. CANCELLATION. After all Principal, accrued Interest, Make-Whole Amount, Late Charges and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

28. WAIVER OF NOTICE. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

29. GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Except as otherwise required by Section 25 above, the Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein (i) shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company's obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder or (ii) shall limit, or shall be deemed or construed to limit, any provision of Section 25. **THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE**

HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

30. JUDGMENT CURRENCY.

(a) If for the purpose of obtaining or enforcing judgment against the Company in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 30 referred to as the "**Judgment Currency**") an amount due in U.S. dollars under this Note, the conversion shall be made at the Exchange Rate prevailing on the Trading Day immediately preceding:

(i) the date actual payment of the amount due, in the case of any proceeding in the courts of Delaware or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

(ii) the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 30(a)(ii) being hereinafter referred to as the "**Judgment Conversion Date**").

(b) If in the case of any proceeding in the court of any jurisdiction referred to in Section 30(a)(ii) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of US dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(c) Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Note.

31. SEVERABILITY. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

32. MAXIMUM PAYMENTS. Without limiting Section 9(d) of the Securities Purchase Agreement, nothing contained herein shall be deemed to establish or require the payment

of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

33. CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a) "**1933 Act**" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(b) "**1934 Act**" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(c) "**Adjustment Right**" means any right granted with respect to any securities issued in connection with, or with respect to, any issuance or sale (or deemed issuance or sale in accordance with Section 7) of shares of Common Stock (other than rights of the type described in Section 6(a) hereof) that could result in a decrease in the net consideration received by the Company in connection with, or with respect to, such securities (including, without limitation, any cash settlement rights, cash adjustment or other similar rights).

(d) "**Affiliate**" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that "control" of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(e) "**Alternate Conversion Price**" means, with respect to any Alternate Conversion that price which shall be the lowest of (i) the applicable Conversion Price as in effect on the applicable Conversion Date of the applicable Alternate Conversion, and (ii) the greater of (x) the Floor Price and (y) the lesser of (A) 80% of the VWAP of the Common Stock as of the Trading Day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice, and (B) 80% of the price computed as the quotient of (I) the sum of the VWAP of the Common Stock for each of the three (3) Trading Days with the lowest VWAP of the Common Stock during the fifteen (15) consecutive Trading Day period ending and including the Trading Day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice, divided by (II) three (3) (such period, the "**Alternate Conversion Measuring Period**"). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during such Alternate Conversion Measuring Period.

(f) "**Approved Stock Plan**" means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the Subscription Date pursuant to which shares of Common Stock and standard options to purchase Common Stock may be issued to any employee, officer or director for services provided to the Company in their capacity as such.

(g) "**Attribution Parties**" means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder's investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company's Common Stock would or could be aggregated with the Holder's and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(h) "**Black Scholes Consideration Value**" means the value of the applicable Option, Convertible Security or Adjustment Right (as the case may be) as of the date of issuance thereof calculated using the Black Scholes Option Pricing Model obtained from the "OV" function on Bloomberg utilizing (i) an underlying price per share equal to the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the public announcement of the execution of definitive documents with respect to the issuance of such Option, Convertible Security or Adjustment Right (as the case may be), (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of such Option, Convertible Security or Adjustment Right (as the case may be) as of the date of issuance of such Option, Convertible Security or Adjustment Right (as the case may be), (iii) a zero cost of borrow and (iv) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the "HVT" function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the date of issuance of such Option, Convertible Security or Adjustment Right (as the case may be).

(i) "**Bloomberg**" means Bloomberg, L.P.

(j) "**Business Day**" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to "stay at home", "shelter-in-place", "non-essential employee" or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

(k) "**Change of Control**" means any Fundamental Transaction other than (i) any merger of the Company or any of its, direct or indirect, wholly-owned Subsidiaries with or into any of the foregoing Persons, (ii) any reorganization, recapitalization or reclassification of the shares of Common Stock in which holders of the Company's voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or

reclassification, or (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or any of its Subsidiaries.

(l) "**Change of Control Redemption Premium**" means 115%.

(m) "**Closing Bid Price**" and "**Closing Sale Price**" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 25. All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.

(n) "**Closing Date**" shall have the meaning set forth in the Securities Purchase Agreement, which date is the date the Company initially issued Notes and Warrants pursuant to the terms of the Securities Purchase Agreement.

(o) "**Common Stock**" means (i) the Company's shares of common stock, $0.01 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(p) "**Convertible Securities**" means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(q) "**Current Subsidiary**" means any Person in which the Company on the Subscription Date, directly or indirectly, (i) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, "**Current Subsidiaries**".

(r) "**Eligible Market**" means The New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market or the Principal Market.

(s) "**Event Market Price**" means, with respect to any Stock Combination Event Date, the quotient determined by dividing (x) the sum of the VWAP of the Common Stock for each of the five (5) Trading Days with the lowest VWAP of the Common Stock during the fifteen (15) consecutive Trading Day period ending and including the Trading Day immediately preceding the sixteenth (16th) Trading Day after such Stock Combination Event Date, divided by (y) five (5).

(t) "**Excluded Securities**" means (i) shares of Common Stock or standard options to purchase Common Stock issued to directors, officers or employees of the Company for services rendered to the Company in their capacity as such pursuant to an Approved Stock Plan (as defined above), provided that (A) all such issuances (taking into account the shares of Common Stock issuable upon exercise of such options) after the Subscription Date pursuant to this clause (i) do not, in the aggregate, exceed more than 5% of the Common Stock issued and outstanding immediately prior to the Subscription Date and (B) the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects any of the Buyers; (ii) shares of Common Stock issued upon the conversion or exercise of Convertible Securities or Options (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) issued prior to the Subscription Date, provided that the conversion price of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) is not lowered, none of such Convertible Securities or Options (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities or Options (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are otherwise materially changed in any manner that adversely affects any of the Buyers; (iii) the Conversion Shares; and (iv) the Warrant Shares.

(u) "**Floor Price**" means $0.27 (or such lower amount as permitted, from time to time, by the Principal Market), subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations or other similar events.

(v) "**Fundamental Transaction**" means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its "significant subsidiaries" (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common

Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Note calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their shares of Common Stock without approval of the stockholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(w) "**GAAP**" means United States generally accepted accounting principles, consistently applied.

(x) "**Group**" means a "group" as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(y) "**Holder Pro Rata Amount**" means a fraction (i) the numerator of which is the original Principal amount of this Note on the Closing Date and (ii) the denominator of which

is the aggregate original principal amount of all Notes issued to the initial purchasers pursuant to the Securities Purchase Agreement on the Closing Date.

(z) "**Indebtedness**" shall have the meaning ascribed to such term in the Securities Purchase Agreement.

(aa) "**Interest Rate**" means eight percent (7%) per annum, as may be adjusted from time to time in accordance with Section 2.

(bb) "**Investment**" means any beneficial ownership (including stock, partnership or limited liability company interests) of or in any Person, or any loan, advance or capital contribution to any Person or the acquisition of all, or substantially all, of the assets of another Person or the purchase of any assets of another Person for greater than the fair market value of such assets.

(cc) "**Make-Whole Amount**" means, as of any given date and as applicable, in connection with any redemption or other repayment hereunder, an amount equal to the amount of additional Interest that would accrue under this Note at the Interest Rate assuming for calculation purposes that the Principal of this Note as of the Closing Date remained outstanding through and including the Maturity Date.

(dd) "**Maturity Date**" shall mean the first anniversary of the Issuance Date; provided, however, the Maturity Date may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default shall have occurred and be continuing or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an Event of Default or (ii) through the date that is twenty (20) Business Days after the consummation of a Fundamental Transaction in the event that a Fundamental Transaction is publicly announced or a Change of Control Notice is delivered prior to the Maturity Date, provided further that if a Holder elects to convert some or all of this Note pursuant to Section 3 hereof, and the Conversion Amount would be limited pursuant to Section 3(d) hereunder, the Maturity Date shall automatically be extended until such time as such provision shall not limit the conversion of this Note.

(ee) "**New Subsidiary**" means, as of any date of determination, any Person in which the Company after the Subscription Date, directly or indirectly, (i) owns or acquires any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, "**New Subsidiaries**".

(ff) "**Options**" means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(gg) "**Parent Entity**" of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(hh) "**Permitted Indebtedness**" means (i) Indebtedness evidenced by this Note and the Other Notes, (ii) Indebtedness set forth on Schedule 3(s) to the Securities Purchase Agreement, as in effect as of the Subscription Date and (iii) Indebtedness secured by Permitted Liens or unsecured but as described in clauses (iv) and (v) of the definition of Permitted Liens.

(ii) "**Permitted Liens**" means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen's liens, mechanics' liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, in either case, with respect to Indebtedness in an aggregate amount not to exceed $150,000, (v) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clause (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, and (vii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 4(a)(xii).

(jj) "**Person**" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(kk) "**Principal Market**" means the Nasdaq Capital Market.

(ll) "**Redemption Notices**" means, collectively, the Event of Default Redemption Notices, the Company Optional Redemption Notices, the Subsequent Placement Optional Redemption Notices, and the Change of Control Redemption Notices, and each of the foregoing, individually, a "**Redemption Notice**."

(mm) "**Redemption Premium**" means 115%.

(nn) "**Redemption Prices**" means, collectively, Event of Default Redemption Prices, the Change of Control Redemption Prices, Subsequent Placement Optional Redemption Prices, and the Company Optional Redemption Prices, and each of the foregoing, individually, a "**Redemption Price**."

(oo) "**Registration Rights Agreement**" means that certain registration rights agreement, dated as of the Closing Date, by and among the Company and the initial holders of the Notes relating to, among other things, the registration of the resale of the Common Stock issuable

upon conversion of the Notes or otherwise pursuant to the terms of the Notes, as may be amended from time to time.

(pp) "**SEC**" means the United States Securities and Exchange Commission or the successor thereto.

(qq) "**Securities Purchase Agreement**" means that certain securities purchase agreement, dated as of the Subscription Date, by and among the Company and the initial holders of the Notes and Warrants pursuant to which the Company issued the Notes and Warrants, as may be amended from time to time.

(rr) "**Security Agreement**" shall have the meaning as set forth in the Securities Purchase Agreement.

(ss) "**Subscription Date**" means February 21, 2023.

(tt) "**Subsidiaries**" means, as of any date of determination, collectively, all Current Subsidiaries and all New Subsidiaries, and each of the foregoing, individually, a "**Subsidiary**."

(uu) "**Subject Entity**" means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(vv) "**Successor Entity**" means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(ww) "**Trading Day**" means, as applicable, (x) with respect to all price or trading volume determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

(xx) "**VWAP**" means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded), during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg through its "VAP" function (set to 09:30 start time and 16:00 end time) or, if the foregoing does not apply,

the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 25. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

34. DISCLOSURE. Upon delivery by the Company to the Holder (or receipt by the Company from the Holder) of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall on or prior to 9:00 am, New York city time on the Business Day immediately following such notice delivery date, publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to the Holder explicitly in writing in such notice (or immediately upon receipt of notice from the Holder, as applicable), and in the absence of any such written indication in such notice (or notification from the Company immediately upon receipt of notice from the Holder), the Holder shall be entitled to presume that information contained in the notice does not constitute material, non-public information relating to the Company or any of its Subsidiaries. Nothing contained in this Section 34 shall limit any obligations of the Company, or any rights of the Holder, under Section 4(i) of the Securities Purchase Agreement.

35. ABSENCE OF TRADING AND DISCLOSURE RESTRICTIONS. The Company acknowledges and agrees that the Holder is not a fiduciary or agent of the Company and that the Holder shall have no obligation to (a) maintain the confidentiality of any information provided by the Company or (b) refrain from trading any securities while in possession of such information in the absence of a written non-disclosure agreement signed by an officer of the Holder that explicitly provides for such confidentiality and trading restrictions. In the absence of such an executed, written non-disclosure agreement, the Company acknowledges that the Holder may freely trade in any securities issued by the Company, may possess and use any information provided by the Company in connection with such trading activity, and may disclose any such information to any third party.

[*signature page follows*]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

GAUCHO GROUP HOLDINGS, INC.

By: Scott L. Mathis
Name: Scott L. Mathis
Title: President & CEO

EXHIBIT I
GAUCHO GROUP HOLDINGS INC.
CONVERSION NOTICE

Reference is made to the Senior Secured Convertible Note (the "**Note**") issued to the undersigned by Gaucho Group Holdings Inc., a Delaware corporation (the "**Company**"). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock, $0.01 par value per share (the "**Common Stock**"), of the Company, as of the date specified below. Capitalized terms not defined herein shall have the meaning as set forth in the Note.

Date of Conversion:

Aggregate Principal to be converted: ______________________________

Aggregate accrued and unpaid Interest, Make-Whole Amount and accrued and unpaid Late Charges with respect to such portion of the Aggregate Principal and such Aggregate Interest and Aggregate Make-Whole Amount to be converted: ______________________________

AGGREGATE CONVERSION AMOUNT TO BE CONVERTED: ______________________________

Please confirm the following information:

Conversion Price: ______________________________

Number of shares of Common Stock to be issued: ______________________________

Less: Number of Pre-Delivery Shares held by Holder to be applied against shares of Common Stock otherwise required to be issued:

NUMBER OF SHARES OF COMMON STOCK TO BE ISSUED (AFTER REDUCTION FOR SUCH PRE-DELIVERY SHARES): ______________________________

☐ If this Conversion Notice is being delivered with respect to an Alternate Conversion, check here if Holder is electing to use the following Alternate Conversion Price:____________

Please issue the Common Stock into which the Note is being converted to Holder, or for its benefit, as follows:

☐ Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to: ______________________________

☐ Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant: ______________________________

DTC Number: ______________________________

Account Number: ______________________________

Date:_______________ __, ______

Name of Registered Holder

By: ______________________________

Name:

Title:

Tax ID: ______________________________

E-mail Address:

EXHIBIT II
ACKNOWLEDGMENT

The Company hereby (a) acknowledges this Conversion Notice, (b) certifies that the above indicated number of shares of Common Stock [are][are not] eligible to be resold by the Holder either (i) pursuant to Rule 144 (subject to the Holder's execution and delivery to the Company of a customary 144 representation letter) or (ii) an effective and available registration statement and (c) hereby directs _________________ to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated _____________, 20__ from the Company and acknowledged and agreed to by ________________________.

GAUCHO GROUP HOLDINGS INC.

By: ________________________________

Name: Scott L. Mathis

Title: President & CEO

EXHIBIT C

Execution Version

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 1(a) OF THIS WARRANT.

GAUCHO GROUP HOLDINGS INC.

WARRANT TO PURCHASE COMMON STOCK

Warrant No.: GGH-1

Date of Issuance: February 21, 2023 ("**Issuance Date**")

Gaucho Group Holdings Inc., a Delaware corporation (the "**Company**"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, 3i, LP, the registered holder hereof or its permitted assigns (the "**Holder**"), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon exercise of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the "**Warrant**"), at any time or times on or after the Issuance Date, but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), 3,377,099 (subject to adjustment as provided herein) fully paid and non-assessable shares of Common Stock (as defined below) (the "**Warrant Shares**", and such number of Warrant Shares, the "**Warrant Number**"). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 19. This Warrant is one of a series of warrants (each, a "**Warrant**") that has been issued pursuant to Section 1 of that certain Securities Purchase Agreement, dated as of February 21, 2023 (the "**Subscription Date**"), by and among the Company and the investors (the "**Buyers**") referred to therein, as amended from time to time (the "**Securities Purchase Agreement**").

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder on any day on or after the Issuance Date (an "**Exercise Date**"), in whole or in part, by delivery (whether via electronic mail or otherwise) of a written notice, in the form attached hereto as **Exhibit A** (the "**Exercise Notice**"), of the Holder's election to exercise this Warrant. Within one (1) Trading Day following an exercise of this Warrant as aforesaid, the Holder shall deliver payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant was so exercised (the "**Aggregate Exercise Price**") in cash or via wire transfer of immediately available funds if the Holder did not notify the Company in such Exercise Notice that such exercise was made pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder. Execution and delivery of an Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original of this Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. Execution and delivery of an Exercise Notice for all of the then-remaining Warrant Shares shall have the same effect as cancellation of the original of this Warrant after delivery of the Warrant Shares in accordance with the terms hereof. On or before the first (1st) Trading Day following the date on which the Company has received an Exercise Notice, the Company shall transmit by electronic mail an acknowledgment of confirmation of receipt of such Exercise Notice, in the form attached hereto as **Exhibit B**, to the Holder and the Company's transfer agent (the "**Transfer Agent**"), which confirmation shall constitute an instruction to the Transfer Agent to process such Exercise Notice in accordance with the terms herein. On or before the second (2nd) Trading Day following the date on which the Company has received such Exercise Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade of such Warrant Shares initiated on the applicable Exercise Date), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company ("**DTC**") Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder's or its designee's balance account with DTC through its Deposit/Withdrawal at Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program ("**FAST**"), upon the request of the Holder, issue and deliver (via reputable overnight courier) to the address as specified in the Exercise Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled pursuant to such exercise. Upon delivery of an Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder's DTC account or the date of delivery of the certificates evidencing such Warrant Shares (as the case may be). If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise and upon surrender of this Warrant to the Company by the Holder, then, at the request of the Holder, the Company shall as soon as practicable and in no event later than two (2) Business Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance

with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent) that may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant. From the Issuance Date through and including the Expiration Date, the Company shall maintain a transfer agent that participates in FAST. Notwithstanding the foregoing, except in the case where an exercise of this Warrant is validly made pursuant to a Cashless Exercise, the Company's failure to deliver Warrant Shares to the Holder on or prior to the later of (i) two (2) Trading Days after receipt of the applicable Exercise Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade of such Warrant Shares initiated on the applicable Exercise Date) and (ii) one (1) Trading Day after the Company's receipt of the Aggregate Exercise Price (or valid notice of a Cashless Exercise) (such later date, the "**Share Delivery Date**") shall not be deemed to be a breach of this Warrant. Notwithstanding anything to the contrary contained in this Warrant or the Registration Rights Agreement, after the effective date of the Registration Statement (as defined in the Registration Rights Agreement) and prior to the Holder's receipt of the notice of a Grace Period (as defined in the Registration Rights Agreement), the Company shall cause the Transfer Agent to deliver unlegended shares of Common Stock to the Holder (or its designee) in connection with any sale of Registrable Securities (as defined in the Registration Rights Agreement) with respect to which the Holder has entered into a contract for sale, and delivered a copy of the prospectus included as part of the particular Registration Statement to the extent applicable, and for which the Holder has not yet settled. From the Issuance Date through and including the Expiration Date, the Company shall maintain a transfer agent that participates in FAST.

(b) Exercise Price. For purposes of this Warrant, "**Exercise Price**" means $1.34, subject to adjustment as provided herein.

(c) Company's Failure to Timely Deliver Securities. If the Company shall fail, for any reason or for no reason, on or prior to the Share Delivery Date, either (I) if the Transfer Agent is not participating in FAST, to issue and deliver to the Holder (or its designee) a certificate for the number of Warrant Shares to which the Holder is entitled and register such Warrant Shares on the Company's share register or, if the Transfer Agent is participating in FAST, to credit the balance account of the Holder or the Holder's designee with DTC for such number of Warrant Shares to which the Holder is entitled upon the Holder's exercise of this Warrant (as the case may be) or (II) if a Registration Statement covering the resale of the Warrant Shares that are the subject of the Exercise Notice (the "**Unavailable Warrant Shares**") is not available for the resale of such Unavailable Warrant Shares and the Company fails to promptly, but in no event later than as required pursuant to the Registration Rights Agreement (x) so notify the Holder and (y) deliver the Warrant Shares electronically without any restrictive legend by crediting such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder's or its designee's balance account with DTC through its Deposit/Withdrawal At Custodian system (the event described in the immediately foregoing clause (II) is hereinafter referred as a "**Notice**

Failure" and together with the event described in clause (I) above, a "**Delivery Failure**"), then, in addition to all other remedies available to the Holder, (X) the Company shall pay in cash to the Holder on each day after the Share Delivery Date and during such Delivery Failure an amount equal to 2% of the product of (A) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Date and to which the Holder is entitled, multiplied by (B) any trading price of the Common Stock selected by the Holder in writing as in effect at any time during the period beginning on the applicable Exercise Date and ending on the applicable Share Delivery Date, and (Y) the Holder, upon written notice to the Company, may void its Exercise Notice with respect to, and retain or have returned, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the voiding of an Exercise Notice shall not affect the Company's obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise. In addition to the foregoing, if on or prior to the Share Delivery Date either (I) the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, the Company shall fail to issue and deliver to the Holder (or its designee) a certificate and register such shares of Common Stock on the Company's share register or, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, the Transfer Agent shall fail to credit the balance account of the Holder or the Holder's designee with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder's exercise hereunder or pursuant to the Company's obligation pursuant to clause (ii) below or (II) a Notice Failure occurs, and if on or after such Share Delivery Date the Holder acquires (in an open market transaction, stock loan or otherwise) shares of Common Stock corresponding to all or any portion of the number of shares of Common Stock issuable upon such exercise that the Holder is entitled to receive from the Company and has not received from the Company in connection with such Delivery Failure or Notice Failure, as applicable (a "**Buy-In**"), then, in addition to all other remedies available to the Holder, the Company shall, within two (2) Business Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions, stock loan costs and other out-of-pocket expenses, if any) for the shares of Common Stock so acquired (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the "**Buy-In Price**"), at which point the Company's obligation to so issue and deliver such certificate (and to issue such shares of Common Stock) or credit the balance account of such Holder or such Holder's designee, as applicable, with DTC for the number of Warrant Shares to which the Holder is entitled upon the Holder's exercise hereunder (as the case may be) (and to issue such Warrant Shares) shall terminate, or (ii) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such Warrant Shares or credit the balance account of such Holder or such Holder's designee, as applicable, with DTC for the number of Warrant Shares to which the Holder is entitled upon the Holder's exercise hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Warrant Shares multiplied by (B) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Exercise Notice and ending on the date of such issuance and payment under this clause (ii) (the "**Buy-In Payment Amount**"). Nothing shall limit the Holder's right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) upon the exercise of this Warrant as

required pursuant to the terms hereof. From the Issuance Date through and including the Expiration Date, the Company shall maintain a transfer agent that participates in FAST. In addition to the foregoing rights, (i) if the Company fails to deliver the applicable number of Warrant Shares upon an exercise pursuant to Section 1 by the applicable Share Delivery Date, then the Holder shall have the right to rescind such exercise in whole or in part and retain and/or have the Company return, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the rescission of an exercise shall not affect the Company's obligation to make any payments that have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise, and (ii) if a registration statement covering the issuance or resale of the Warrant Shares that are subject to an Exercise Notice is not available for the issuance or resale, as applicable, of such Warrant Shares and the Holder has submitted an Exercise Notice prior to receiving notice of the non-availability of such registration statement and the Company has not already delivered the Warrant Shares underlying such Exercise Notice electronically without any restrictive legend by crediting such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder's or its designee's balance account with DTC through its Deposit / Withdrawal At Custodian system, the Holder shall have the option, by delivery of notice to the Company, to (x) rescind such Exercise Notice in whole or in part and retain or have returned, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the rescission of an Exercise Notice shall not affect the Company's obligation to make any payments that have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise, and/or (y) switch some or all of such Exercise Notice from a cash exercise to a Cashless Exercise.

(d) Cashless Exercise. Notwithstanding anything contained herein to the contrary (other than Section 1(f) below), if at the time of exercise hereof a Registration Statement (as defined in the Registration Rights Agreement) is not effective (or the prospectus contained therein is not available for use) for the resale by the Holder of all of the Warrant Shares, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the "**Net Number**" of Warrant Shares determined according to the following formula (a "**Cashless Exercise**"):

$$\text{Net Number} = \frac{(A \times B) - (A \times C)}{B}$$

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B = as elected by the Holder: (i) the VWAP of the shares of Common Stock on the Trading Day immediately preceding the date of the applicable Exercise Notice if such Exercise Notice is (1) both executed and delivered pursuant to Section 1(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 1(a) hereof on a Trading Day prior to the opening of "regular trading hours" (as defined in Rule 600(b)(64) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the

Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Exercise Notice or (z) the Bid Price of the shares of Common Stock as of the time of the Holder's execution of the applicable Exercise Notice if such Exercise Notice is executed during "regular trading hours" on a Trading Day and is delivered within two (2) hours thereafter pursuant to Section 1(a) hereof, or (iii) the Closing Sale Price of the Common Stock on the date of the applicable Exercise Notice if the date of such Exercise Notice is a Trading Day and such Exercise Notice is both executed and delivered pursuant to Section 1(a) hereof after the close of "regular trading hours" on such Trading Day.

C = the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

If the Warrant Shares are issued in a Cashless Exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the 1933 Act, the Warrant Shares take on the registered characteristics of the Warrants being exercised. For purposes of Rule 144(d) promulgated under the 1933 Act, as in effect on the Subscription Date, it is intended that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Securities Purchase Agreement.

(e) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares to be issued pursuant to the terms hereof, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 15.

(f) Limitations on Exercises.

(i) Beneficial Ownership. The Company shall not effect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to the terms and conditions of this Warrant and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the "**Maximum Percentage**") of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including other Warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 1(f)(i). For purposes of this Section 1(f)(i), beneficial

ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire upon the exercise of this Warrant without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company's most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the "**Reported Outstanding Share Number**"). If the Company receives an Exercise Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder's beneficial ownership, as determined pursuant to this Section 1(f)(i), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be acquired pursuant to such Exercise Notice (the number of shares by which such purchase is reduced, the "**Reduction Shares**") and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon exercise of this Warrant results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder's and the other Attribution Parties' aggregate beneficial ownership exceeds the Maximum Percentage (the "**Excess Shares**") shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the exercise price paid by the Holder for the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Warrants that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to exercise this Warrant pursuant to this

paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(f)(i) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 1(f)(i) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant.

(ii) Principal Market Regulation. The Company shall not issue any shares of Common Stock upon the exercise of this Warrant if the issuance of such shares of Common Stock (taken together with the issuance of such shares upon the exercise of the Warrants and the conversion of the Notes or otherwise pursuant to the terms of the Notes or the Warrants) would exceed the aggregate number of shares of Common Stock which the Company may issue upon exercise or conversion or otherwise pursuant to the terms of the Notes or the Exchange Warrants (as the case may be) of the Warrants and the Notes without breaching the Company's obligations under the rules or regulations of the Principal Market (the number of shares which may be issued without violating such rules and regulations, the "**Exchange Cap**"), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of shares of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Holder. Until such approval or such written opinion is obtained, no Buyer shall be issued in the aggregate, upon conversion or exercise (as the case may be) of any Notes or any of the Warrants or otherwise pursuant to the terms of the Notes or the Warrants, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap as of the Issuance Date multiplied by (ii) the quotient of (1) the original principal amount of Notes issued to such Buyer pursuant to the Securities Purchase Agreement on the Closing Date (as defined in the Securities Purchase Agreement) divided by (2) the aggregate original principal amount of all Notes issued to the Buyers pursuant to the Securities Purchase Agreement on the Closing Date (with respect to each Buyer, the "**Exchange Cap Allocation**"). In the event that any Buyer shall sell or otherwise transfer any of such Buyer's Warrants, the transferee shall be allocated a pro rata portion of such Buyer's Exchange Cap Allocation with respect to such portion of such Warrants so transferred, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation so allocated to such transferee. Upon conversion and exercise in full of a holder's Notes and Warrants, the difference (if any) between such holder's Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder upon such holder's conversion in full of such Notes and such holder's exercise in full of such Warrants shall be allocated, to the respective Exchange Cap Allocations of the remaining holders of Notes and related Warrants on a pro rata basis in proportion to the shares of Common Stock underlying the Notes and related Warrants then held by each such holder of Notes and related Warrants. At any time after the Stockholder Meeting Deadline (as defined in the Securities Purchase Agreement), in the event that the Company is then prohibited from

issuing any shares of Common Stock pursuant to this Section 1(f)(ii) (the "**Exchange Cap Shares**"), in lieu of issuing and delivering such Exchange Cap Shares to the Holder, the Company shall pay cash to the Holder in exchange for the cancellation of such portion of this Warrant exercisable into such Exchange Cap Shares (the "**Exchange Cap Payment Amount**") at a price equal to the sum of (x) the product of (A) such number of Exchange Cap Shares and (B) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date the Holder delivers the applicable Exercise Notice with respect to such Exchange Cap Shares to the Company and ending on the date of such payment under this Section 1(f)(ii) and (y) to the extent the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Exchange Cap Shares, any brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection therewith.

(g) Reservation of Shares.

(i) Required Reserve Amount. So long as this Warrant remains outstanding, the Company shall at all times keep reserved for issuance under this Warrant a number of shares of Common Stock at least equal to 100% of the maximum number of shares of Common Stock as shall be necessary to satisfy the Company's obligation to issue shares of Common Stock under the Warrants then outstanding (without regard to any limitations on exercise) (the "**Required Reserve Amount**"); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 1(g)(i) be reduced other than proportionally in connection with any exercise or redemption of Warrants or such other event covered by Section 2(a) below. The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the holders of the Warrants based on number of shares of Common Stock issuable upon exercise of Warrants held by each holder on the Closing Date (without regard to any limitations on exercise) or increase in the number of reserved shares, as the case may be (the "**Authorized Share Allocation**"). In the event that a holder shall sell or otherwise transfer any of such holder's Warrants, each transferee shall be allocated a pro rata portion of such holder's Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Warrants shall be allocated to the remaining holders of Warrants, pro rata based on the number of shares of Common Stock issuable upon exercise of the Warrants then held by such holders (without regard to any limitations on exercise).

(ii) Insufficient Authorized Shares. If, notwithstanding Section 1(g)(i) above, and not in limitation thereof, at any time while any of the Warrants remain outstanding, the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve the Required Reserve Amount (an "**Authorized Share Failure**"), then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for all the Warrants then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure,

the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. Notwithstanding the foregoing, if any such time of an Authorized Share Failure, the Company is able to obtain the written consent of a majority of the shares of its issued and outstanding shares of Common Stock to approve the increase in the number of authorized shares of Common Stock, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C. In the event that the Company is prohibited from issuing shares of Common Stock upon an exercise of this Warrant due to the failure by the Company to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the "**Authorization Failure Shares**"), in lieu of delivering such Authorization Failure Shares to the Holder, the Company shall pay cash in exchange for the cancellation of such portion of this Warrant exercisable into such Authorization Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorization Failure Shares and (y) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date the Holder delivers the applicable Exercise Notice with respect to such Authorization Failure Shares to the Company and ending on the date of such issuance and payment under this Section 1(g); and (ii) to the extent the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Authorization Failure Shares, any Buy-In Payment Amount, brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection therewith. Nothing contained in this Section 1(g) shall limit any obligations of the Company under any provision of the Securities Purchase Agreement.

2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 2.

(a) Stock Dividends and Splits. Without limiting any provision of Section 3 or Section 4, if the Company, at any time on or after the Issuance Date, (i) pays a stock dividend on one or more classes of its then outstanding shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding shares of Common Stock into a larger number of shares or (iii) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of

such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event.

(b) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to Section 2(a) above, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein).

(c) Adjustment Upon Issuance of Shares of Common Stock. So long as any of the Notes are outstanding, if and whenever on or after the Subscription Date, the Company issues or sells, or in accordance with this Section 2 is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding any Excluded Securities (as defined in the Securities Purchase Agreement) issued or sold or deemed to have been issued or sold and excluding any issuance or sale of shares of Common Stock by the Company in which the Holder participates) for a consideration per share (the "**New Issuance Price**") less than a price equal to the Exercise Price in effect immediately prior to such issuance or sale or deemed issuance or sale (such Exercise Price then in effect is referred to herein as the "**Applicable Price**") (the foregoing a "**Dilutive Issuance**"), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the New Issuance Price. For all purposes of the foregoing (including, without limitation, determining the adjusted Exercise Price and the New Issuance Price under this Section 2(c)), the following shall be applicable:

(i) Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2(c)(i), the "lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof" shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof and (y) the lowest exercise price set forth in such Option for which one share of Common Stock is issuable (or may become issuable

assuming all possible market conditions) upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or otherwise pursuant to the terms of or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. From the Closing Date forward, the Company shall not issue any Convertible Securities without the express permission and approval of the undersigned Holder so long as the Promissory Note and Warrant remain outstanding. If the Holder agrees to waive such provision prohibiting the issuance of Convertible Securities subsequent to the Closing Date, and the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 2(c)(ii), the "lowest price per share for which one share of Common Stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof" shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security or otherwise pursuant to the terms thereof and (y) the lowest conversion price set forth in such Convertible Security for which one share of Common Stock is issuable (or may become issuable assuming all possible market conditions) upon conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person) upon the issuance or sale of such Convertible Security plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Convertible Security (or any other Person). Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual

issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities or otherwise pursuant to the terms thereof, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 2(c), except as contemplated below, no further adjustment of the Exercise Price shall be made by reason of such issuance or sale.

(iii) Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time (other than proportional changes in conversion or exercise prices, as applicable, in connection with an event referred to in Section 2(a)), the Exercise Price in effect at the time of such increase or decrease shall be adjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2(c)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Subscription Date are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 2(c) shall be made if such adjustment would result in an increase of the Exercise Price then in effect.

(iv) Calculation of Consideration Received. If any Option and/or Convertible Security and/or Adjustment Right is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company (as determined by the Holder, the "**Primary Security**," and such Option and/or Convertible Security and/or Adjustment Right, the "**Secondary Securities**"), together comprising one integrated transaction, (or one or more transactions if such issuances or sales or deemed issuances or sales of securities of the Company either (A) have at least one investor or purchaser in common, (B) are consummated in reasonable proximity to each other and/or (C) are consummated under the same plan of financing) the aggregate consideration per share of Common Stock with respect to such Primary Security shall be deemed to be equal to the difference of (x) the lowest price per share for which one share of Common Stock was issued (or was deemed to be issued pursuant to Section 2(c)(i) or 2(c)(ii) above, as applicable) in such integrated transaction solely with respect to such Primary Security, minus (y) with

respect to such Secondary Securities, the sum of (I) the Black Scholes Consideration Value of each such Option, if any, (II) the fair market value (as determined by the Holder in good faith) or the Black Scholes Consideration Value, as applicable, of such Adjustment Right, if any, and (III) the fair market value (as determined by the Holder) of such Convertible Security, if any, in each case, as determined on a per share basis in accordance with this Section 2(c)(iv). If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor (for the purpose of determining the consideration paid for such shares of Common Stock, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be deemed to be the net amount of consideration received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company (for the purpose of determining the consideration paid for such shares of Common Stock, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the VWAPs of such security for each of the five (5) Trading Days immediately preceding the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor (for the purpose of determining the consideration paid for such shares of Common Stock, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities (as the case may be). The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "**Valuation Event**"), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(v) Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock,

Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

(d) Holder's Right of Alternative Exercise Price Following Issuance of Certain Options or Convertible Securities. In addition to and not in limitation of the other provisions of this Section 2, other than with respect to the Permitted Equity Line and excluding any issuance or sale of shares of Common Stock by the Company in which the Holder participates, if, at any time while any of the Notes remain outstanding, the Company in any manner issues or sells or enters into any agreement to issue or sell, any shares of Common Stock, Options or Convertible Securities (any such securities, "**Variable Price Securities**") after the Subscription Date that are issuable pursuant to such agreement or convertible into or exchangeable or exercisable for shares of Common Stock at a price which varies or may vary with the market price of the shares of Common Stock, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions (such as share splits, share combinations, share dividends and similar transactions) (each of the formulations for such variable price being herein referred to as, the "**Variable Price**"), the Company shall provide written notice thereof via facsimile and overnight courier to the Holder on the date of such agreement and the issuance of such Convertible Securities or Options. From and after the date the Company enters into such agreement or issues any such Variable Price Securities, the Holder shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price for the Exercise Price upon exercise of this Warrant by designating in the Exercise Notice delivered upon any exercise of this Warrant that solely for purposes of such exercise the Holder is relying on the Variable Price rather than the Exercise Price then in effect. The Holder's election to rely on a Variable Price for a particular exercise of this Warrant shall not obligate the Holder to rely on a Variable Price for any future exercises of this Warrant.

(e) Other Events. In the event that the Company (or any Subsidiary (as defined in the Purchase Agreement)) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this **Section 2** but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's board of directors shall in good faith determine and implement an appropriate adjustment in the Exercise Price and the number of Warrant Shares (if applicable) so as to protect the rights of the Holder, provided that no such adjustment pursuant to this Section 2(e) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2, provided further that if the Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then the Company's board of directors and the Holder shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding absent manifest error and whose fees and expenses shall be borne by the Company.

(f) Calculations. All calculations under this Section 2 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issuance or sale of Common Stock.

(g) Voluntary Adjustment By Company. Subject to the rules and regulations of the Principal Market, the Company may at any time during the term of this Warrant, with the prior written consent of the Required Holders (as defined in the Securities Purchase Agreement), reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

3. RIGHTS UPON DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Section 2 above or Section 4 below, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "**Distribution**"), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that to the extent that the Holder's right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to the extent of any such excess) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

4. PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a) Purchase Rights. In addition to any adjustments pursuant to Sections 2 or 3 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "**Purchase Rights**"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date

on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights (provided, however, that to the extent that the Holder's right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to the extent of any such excess) and such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance) to the same extent as if there had been no such limitation).

(b) Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents (as defined in the Securities Purchase Agreement) in accordance with the provisions of this Section 4(b) pursuant to written agreements in form and substance satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction) and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the consummation of each Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of each Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of this Warrant prior to the applicable Fundamental Transaction, such shares of publicly traded common stock (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been

entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant. Notwithstanding the foregoing, and without limiting Section 1(f) hereof, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 4(b) to permit the Fundamental Transaction without the assumption of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of each Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a "**Corporate Event**"), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder.

(c) Application. The provisions of this Section 4 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied as if this Warrant (and any such subsequent warrants) were fully exercisable and without regard to any limitations on the exercise of this Warrant (provided that the Holder shall continue to be entitled to the benefit of the Maximum Percentage, applied however with respect to shares of capital stock registered under the 1934 Act and thereafter receivable upon exercise of this Warrant (or any such other warrant)).

5. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation (as defined in the Securities Purchase Agreement), Bylaws (as defined in the Securities Purchase Agreement) or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (a) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (b) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant. Notwithstanding anything herein to the contrary, if after the sixty (60) calendar day anniversary of the Issuance Date, the Holder is not permitted to exercise this Warrant in full for any reason (other than pursuant to restrictions set forth in Section 1(f) hereof), the Company shall use its best efforts to promptly remedy such failure, including,

without limitation, obtaining such consents or approvals as necessary to permit such exercise into shares of Common Stock.

6. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in its capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

7. REISSUANCE OF WARRANTS.

(a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, no warrants for fractional shares of Common Stock shall be given.

(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8. NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant (other than the issuance of shares of Common Stock upon exercise in accordance with the terms hereof), including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon each adjustment of the Exercise Price and the number of Warrant Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment(s), (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, or (B) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder, (iii) at least ten (10) Trading Days prior to the consummation of any Fundamental Transaction and (iv) within one (1) Business Day of the occurrence of an Event of Default (as defined in the Notes), setting forth in reasonable detail any material events with respect to such Event of Default and any efforts by the Company to cure such Event of Default. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of its Subsidiaries, the Company shall simultaneously file such notice with the SEC (as defined in the Securities Purchase Agreement) pursuant to a Current Report on Form 8-K. If the Company or any of its Subsidiaries provides material non-public information to the Holder that is not simultaneously filed in a Current Report on Form 8-K and the Holder has not agreed to receive such material non-public information, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to any of the foregoing not to trade on the basis of, such material non-public information. It is expressly understood and agreed that the time of execution specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.

9. DISCLOSURE. Upon delivery by the Company to the Holder (or receipt by the Company from the Holder) of any notice in accordance with the terms of this Warrant, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall on or prior to 9:00 am, New York city time on the Business Day immediately following such notice delivery date, publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material,

non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to the Holder explicitly in writing in such notice (or immediately upon receipt of notice from the Holder, as applicable), and in the absence of any such written indication in such notice (or notification from the Company immediately upon receipt of notice from the Holder), the Holder shall be entitled to presume that information contained in the notice does not constitute material, non-public information relating to the Company or any of its Subsidiaries. Nothing contained in this Section 9 shall limit any obligations of the Company, or any rights of the Holder, under Section 4(i) of the Securities Purchase Agreement.

10. ABSENCE OF TRADING AND DISCLOSURE RESTRICTIONS. The Company acknowledges and agrees that the Holder is not a fiduciary or agent of the Company and that the Holder shall have no obligation to (a) maintain the confidentiality of any information provided by the Company or (b) refrain from trading any securities while in possession of such information in the absence of a written non-disclosure agreement signed by an officer of the Holder that explicitly provides for such confidentiality and trading restrictions. In the absence of such an executed, written non-disclosure agreement, the Company acknowledges that the Holder may freely trade in any securities issued by the Company, may possess and use any information provided by the Company in connection with such trading activity, and may disclose any such information to any third party.

11. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant (other than Section 1(f)) may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

12. SEVERABILITY. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

13. GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address set forth in Section 9(f) of the Securities

Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company's obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. **THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.**

14. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant. Terms used in this Warrant but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Closing Date (as defined in the Securities Purchase Agreement) in such other Transaction Documents unless otherwise consented to in writing by the Holder.

15. DISPUTE RESOLUTION.

(a) Submission to Dispute Resolution.

(i) In the case of a dispute relating to the Exercise Price, the Closing Sale Price or the Bid Price or fair market value or the arithmetic calculation of the number of Warrant Shares (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the Holder (as the case may be) shall submit the dispute to the other party via electronic mail (A) if by the Company, within two (2) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by the Holder, at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to promptly resolve such dispute relating to such Exercise Price, such Closing Sale Price or such Bid Price or such fair market value or such arithmetic calculation of the number of Warrant Shares (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or the Holder (as the case may be) of such dispute to the Company or the Holder (as the case may be), then the Holder may, at its sole option, select an independent, reputable investment bank to resolve such dispute.

(ii) The Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first

sentence of this Section 15 and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which the Holder selected such investment bank (the "**Dispute Submission Deadline**") (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the "**Required Dispute Documentation**") (it being understood and agreed that if either the Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Holder or otherwise requested by such investment bank, neither the Company nor the Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

(iii) The Company and the Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the Company, and such investment bank's resolution of such dispute shall be final and binding upon all parties absent manifest error.

(b) Miscellaneous. The Company expressly acknowledges and agrees that (i) this Section 15 constitutes an agreement to arbitrate between the Company and the Holder (and constitutes an arbitration agreement) under the rules then in effect under § 7501, et seq. of the New York Civil Practice Law and Rules ("**CPLR**") and that the Holder is authorized to apply for an order to compel arbitration pursuant to CPLR § 7503(a) in order to compel compliance with this Section 15, (ii) the terms of this Warrant and each other applicable Transaction Document shall serve as the basis for the selected investment bank's resolution of the applicable dispute, such investment bank shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such investment bank determines are required to be made by such investment bank in connection with its resolution of such dispute and in resolving such dispute such investment bank shall apply such findings, determinations and the like to the terms of this Warrant and any other applicable Transaction Documents, (iii) the Holder (and only the Holder), in its sole discretion, shall have the right to submit any dispute described in this Section 15 to any state or federal court sitting in The City of New York, Borough of Manhattan in lieu of utilizing the procedures set forth in this Section 15 and (iv) nothing in this Section 15 shall limit the Holder from obtaining any injunctive relief or other equitable remedies (including, without limitation, with respect to any matters described in this Section 15).

16. REMEDIES, CHARACTERIZATION, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents,

at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Warrant. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company's compliance with the terms and conditions of this Warrant (including, without limitation, compliance with Section 2 hereof). The issuance of shares and certificates for shares as contemplated hereby upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.

17. PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Warrant is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the holder otherwise takes action to collect amounts due under this Warrant or to enforce the provisions of this Warrant or (b) there occurs any bankruptcy, reorganization, receivership of the company or other proceedings affecting company creditors' rights and involving a claim under this Warrant, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys' fees and disbursements.

18. TRANSFER. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company, except as may otherwise be required by Section 2(g) of the Securities Purchase Agreement.

19. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a) "**1933 Act**" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(b) "**1934 Act**" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(c) "**Affiliate**" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that "control" of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(d) "**Attribution Parties**" means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder's investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company's Common Stock would or could be aggregated with the Holder's and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(e) "**Bid Price**" means, for any security as of the particular time of determination, the bid price for such security on the Principal Market as reported by Bloomberg as of such time of determination, or, if the Principal Market is not the principal securities exchange or trading market for such security, the bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg as of such time of determination, or if the foregoing does not apply, the bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg as of such time of determination, or, if no bid price is reported for such security by Bloomberg as of such time of determination, the average of the bid prices of any market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices) as of such time of determination. If the Bid Price cannot be calculated for a security as of the particular time of determination on any of the foregoing bases, the Bid Price of such security as of such time of determination shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 15. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(f) "**Bloomberg**" means Bloomberg, L.P.

(g) "**Business Day**" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to "stay at home", "shelter-in-place", "non-essential employee" or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

(h) "**Closing Sale Price**" means, for any security as of any date, the last closing trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing does not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 15. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(i) "**Common Stock**" means (i) the Company's shares of common stock, $0.01 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(j) "**Convertible Securities**" means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(k) "**Eligible Market**" means The New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market or the Principal Market.

(l) "**Expiration Date**" means February 23, 2026.

(m) "**Fundamental Transaction**" means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its "significant subsidiaries" (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively

the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Warrant calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other shareholders of the Company to surrender their shares of Common Stock without approval of the shareholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(n) "**Group**" means a "group" as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(o) "**Notes**" has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all notes issued in exchange therefor or replacement thereof.

(p) "**Options**" means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(q) "**Parent Entity**" of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or

Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(r) "**Person**" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(s) "**Principal Market**" means the Nasdaq Capital Market.

(t) "**Registration Rights Agreement**" means that certain registration rights agreement, dated as of the Closing Date, by and among the Company and the initial holders of the Notes relating to, among other things, the registration of the resale of the Common Stock issuable upon conversion of the Notes or otherwise pursuant to the terms of the Notes.

(u) "**SEC**" means the United States Securities and Exchange Commission or the successor thereto.

(v) "**Subject Entity**" means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(w) "**Successor Entity**" means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(x) "**Trading Day**" means, as applicable, (x) with respect to all price or trading volume determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price or trading volume determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

(y) "**VWAP**" means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded), during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg through its "VAP" function (set to 09:30 start time and 16:00 end time) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York time, and

ending at 4:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 15. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

GAUCHO GROUP HOLDINGS, INC.

By: Scott L. Mathis
Name: Scott Mathis
Title: President & CEO

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT TO PURCHASE COMMON STOCK

GAUCHO GROUP HOLDINGS INC.

The undersigned holder hereby elects to exercise the Warrant to Purchase Common Stock No. _______ (the "**Warrant**") of Gaucho Group Holdings Inc., a Delaware corporation (the "**Company**") as specified below. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Aggregate Exercise Price shall be made as:

☐ a "Cash Exercise" with respect to _____________ Warrant Shares; and/or

☐ a "Cashless Exercise" with respect to_____________ Warrant Shares.

In the event that the Holder has elected a Cashless Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder hereby represents and warrants that (i) this Exercise Notice was executed by the Holder at _________ [a.m.][p.m.] on the date set forth below and (ii) if applicable, the Bid Price as of such time of execution of this Exercise Notice was $___________.

2. Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the Aggregate Exercise Price in the sum of $_________ to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to Holder, or its designee or agent as specified below, __________ shares of Common Stock in accordance with the terms of the Warrant. Delivery shall be made to Holder, or for its benefit, as follows:

☐ Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to: ____________________________________

____

____

☐ Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant: ____

DTC Number: ____

Account Number:____

Date: _________ __, ____

____
Name of Registered Holder

By: ___________________________
Name:
Title:

Tax ID: _________________

E-mail Address: _________________

EXHIBIT B

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs ________________ to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated __________, 202_, from the Company and acknowledged and agreed to by __________.

GAUCHO GROUP HOLDINGS INC.

By: ___________________________
Name:
Title:

EXHIBIT D

Execution Version

REGISTRATION RIGHTS AGREEMENT

This **REGISTRATION RIGHTS AGREEMENT** (this "**Agreement**"), dated as of February 21, 2023, is by and among Gaucho Group Holdings Inc., a Delaware corporation with offices located at 112 NE 41st Street, Suite 106, Miami, Florida 33137 (the "**Company**"), and the undersigned buyers (each, a "**Buyer**," and collectively, the "**Buyers**").

RECITALS

A. In connection with the Securities Purchase Agreement by and among the parties hereto, dated as of February 21, 2023 (the "**Securities Purchase Agreement**"), the Company has agreed, upon the terms and subject to the conditions of the Securities Purchase Agreement, to issue and sell to each Buyer the Notes and Warrants (as defined in the Securities Purchase Agreement) which will be convertible into Conversion Shares (as defined in the Securities Purchase Agreement) in accordance with the terms of the Notes and Warrants.

B. To induce the Buyers to consummate the transactions contemplated by the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "**1933 Act**"), and applicable state securities laws.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Buyers hereby agree as follows:

1. Definitions.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

(a) "**Business Day**" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to "stay at home", "shelter-in-place", "non-essential employee" or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

(b) "**Closing Date**" shall have the meaning set forth in the Securities Purchase Agreement.

(c) "**Effective Date**" means the date that the applicable Registration Statement has been declared effective by the SEC.

(d) "**Effectiveness Deadline**" means (i) with respect to the initial Registration Statement required to be filed pursuant to Section 2(a), the earlier of the (A) 75th calendar day (or, if a full review by the SEC the 120th calendar day) after the Closing Date and (B) 2nd Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be reviewed or will not be subject to further review and (ii) with respect to any additional Registration Statements that may be required to be filed by the Company pursuant to this Agreement, the earlier of the (A) 75th calendar day (or, if a full review by the SEC the 120th calendar day) following the date on which the Company was required to file such additional Registration Statement and (B) 2nd Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be reviewed or will not be subject to further review.

(e) "**Filing Deadline**" means (i) with respect to the initial Registration Statement required to be filed pursuant to Section 2(a), the 45th calendar day after the Closing Date and (ii) with respect to any additional Registration Statements that may be required to be filed by the Company pursuant to this Agreement, the date on which the Company was required to file such additional Registration Statement pursuant to the terms of this Agreement.

(f) "**Investor**" means a Buyer or any transferee or assignee of any Registrable Securities or Notes or Warrants, as applicable, to whom a Buyer assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9 and any transferee or assignee thereof to whom a transferee or assignee of any Registrable Securities or Notes or Warrants, as applicable, assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9.

(g) "**Person**" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof.

(h) "**register**," "**registered**," and "**registration**" refer to a registration effected by preparing and filing one or more Registration Statements in compliance with the 1933 Act and pursuant to Rule 415 and the declaration of effectiveness of such Registration Statement(s) by the SEC.

(i) "**Registrable Securities**" means (i) the Conversion Shares, (ii) the Warrant Shares and (iii) any capital stock of the Company issued or issuable with respect to the Conversion Shares, the Warrant Shares or the Notes, including, without limitation, (1) as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise and (2) shares of capital stock of the Company into which the shares of Common Stock (as defined in the Notes and Warrants) are converted or exchanged and shares of capital stock of a Successor Entity (as defined in the Notes and Warrants) into which the shares of Common Stock are converted or exchanged, in each case, without regard to any limitations on conversion of the Notes or Warrants.

(j) **"Registration Statement"** means a registration statement or registration statements of the Company filed under the 1933 Act covering Registrable Securities.

(k) **"Required Holders"** shall have the meaning as set forth in the Securities Purchase Agreement.

(l) **"Required Registration Amount"** means 100% of the maximum number of (i) Conversion Shares issuable upon conversion of the Notes and (ii) Warrant Shares issuable upon exercise of the Warrants (assuming for purposes hereof that (i) (x) the Notes are convertible at the Floor Price (as defined in the Notes), (y) interest on the Notes shall accrue through the first anniversary of the Closing Date and will be converted in shares of Common Stock at an interest conversion price equal to the Floor Price assuming an Interest Date (as defined in the Note) as of the date hereof and (z) any such conversion shall not take into account any limitations on the conversion of the Notes set forth in the Notes, and (ii) any such exercise shall not take into account any limitations on the exercise of the Warrants set forth in the Warrants), all subject to adjustment as provided in Section 2(d) and/or Section 2(f).

(m) **"Rule 144"** means Rule 144 promulgated by the SEC under the 1933 Act, as such rule may be amended from time to time, or any other similar or successor rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration.

(n) **"Rule 415"** means Rule 415 promulgated by the SEC under the 1933 Act, as such rule may be amended from time to time, or any other similar or successor rule or regulation of the SEC providing for offering securities on a continuous or delayed basis.

(o) **"SEC"** means the United States Securities and Exchange Commission or any successor thereto.

2. Registration.

(a) Mandatory Registration. The Company shall prepare and, as soon as practicable, but in no event later than the Filing Deadline, file with the SEC an initial Registration Statement on Form S-3 covering the resale of all of the Registrable Securities, provided that such initial Registration Statement shall register for resale at least the number of shares of Common Stock equal to the Required Registration Amount as of the date such Registration Statement is initially filed with the SEC; provided further that if Form S-3 is unavailable for such a registration, the Company shall use such other form as is required by Section 2(c). Such initial Registration Statement, and each other Registration Statement required to be filed pursuant to the terms of this Agreement, shall contain (except if otherwise directed by the Required Holders) the "Selling Stockholders" and "Plan of Distribution" sections in substantially the form attached hereto as **Exhibit A**. The Company shall use its best efforts to have such initial Registration Statement, and each other Registration Statement required to be filed pursuant to the terms of this Agreement, declared effective by the SEC as soon as practicable, but in no event later than the applicable Effectiveness Deadline for such Registration Statement.

(b) Legal Counsel. Subject to Section 5 hereof, Sullivan & Worcester LLP, counsel solely to the lead investor ("**Legal Counsel**") shall review and oversee any registration, solely on behalf of the lead investor, pursuant to this Section 2.

(c) Ineligibility to Use Form S-3. In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on Form S-1 or another appropriate form reasonably acceptable to the Required Holders and (ii) undertake to register the resale of the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of all Registration Statements then in effect until such time as a Registration Statement on Form S-3 covering the resale of all the Registrable Securities has been declared effective by the SEC and the prospectus contained therein is available for use.

(d) Sufficient Number of Shares Registered. In the event the number of shares available under any Registration Statement is insufficient to cover all of the Registrable Securities required to be covered by such Registration Statement or an Investor's allocated portion of the Registrable Securities pursuant to Section 2(h), the Company shall amend such Registration Statement (if permissible), or file with the SEC a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover at least the Required Registration Amount as of the Trading Day immediately preceding the date of the filing of such amendment or new Registration Statement, in each case, as soon as practicable, but in any event not later than fifteen (15) days after the necessity therefor arises (but taking account of any Staff position with respect to the date on which the Staff will permit such amendment to the Registration Statement and/or such new Registration Statement (as the case may be) to be filed with the SEC). Unless otherwise directed in writing by an Investor as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced as follows: (i) First, the Company shall reduce or eliminate any securities to be included other than Registrable Securities; (ii) Second, the Company shall reduce Registrable Securities represented by Warrant Shares (applied, in the case that some Warrant Shares may be registered, to the Investors on a pro rata basis based on the total number of unregistered Warrant Shares held by such Investors); and (iii) Third, the Company shall reduce Registrable Securities represented by Conversion Shares (applied, in the case that some Conversion Shares may be registered, to the Investors on a pro rata basis based on the total number of unregistered Conversion Shares held by such Investors). The Company shall use its best efforts to cause such amendment to such Registration Statement and/or such new Registration Statement (as the case may be) to become effective as soon as practicable following the filing thereof with the SEC, but in no event later than the applicable Effectiveness Deadline for such Registration Statement. For purposes of the foregoing provision, the number of shares available under a Registration Statement shall be deemed "insufficient to cover all of the Registrable Securities" if at any time the number of shares of Common Stock available for resale under the applicable Registration Statement is less than the product determined by multiplying (i) the Required Registration Amount as of such time by (ii) 0.90. The calculation set forth in the foregoing sentence shall be made without regard to any limitations on conversion, exercise, amortization and/or redemption of the Notes or Warrants (and such calculation shall assume (i) (A) the Notes are then convertible in full into shares of Common Stock at the then prevailing Conversion Rate (as defined in the Notes) and (B) the initial outstanding principal amount of the Notes remains outstanding through the scheduled Maturity Date (as defined in the Notes) and no redemptions of

the Notes occur prior to the scheduled Maturity Date and (ii) the Warrants are then exercisable in full into shares of Common Stock at the then prevailing Exercise Price (as defined in the Notes)).

(e) Effect of Failure to File and Obtain and Maintain Effectiveness of any Registration Statement. If (i) a Registration Statement covering the resale of all of the Registrable Securities required to be covered thereby (disregarding any reduction pursuant to Section 2(f)) and required to be filed by the Company pursuant to this Agreement is (A) not filed with the SEC on or before the Filing Deadline for such Registration Statement (a "**Filing Failure**") (it being understood that if the Company files a Registration Statement without affording each Investor and Legal Counsel the opportunity to review and comment on the same as required by Section 3(c) hereof, the Company shall be deemed to not have satisfied this clause (i)(A) and such event shall be deemed to be a Filing Failure) or (B) not declared effective by the SEC on or before the Effectiveness Deadline for such Registration Statement (an "**Effectiveness Failure**") (it being understood that if on the Business Day immediately following the Effective Date for such Registration Statement the Company shall not have filed a "final" prospectus for such Registration Statement with the SEC under Rule 424(b) in accordance with Section 3(b) (whether or not such a prospectus is technically required by such rule), the Company shall be deemed to not have satisfied this clause (i)(B) and such event shall be deemed to be an Effectiveness Failure), (ii) other than during an Allowable Grace Period (as defined below), on any day after the Effective Date of a Registration Statement sales of all of the Registrable Securities required to be included on such Registration Statement (disregarding any reduction pursuant to Section 2(f)) cannot be made pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, a failure to disclose such information as is necessary for sales to be made pursuant to such Registration Statement, a suspension or delisting of (or a failure to timely list) the shares of Common Stock on the Principal Market (as defined in the Securities Purchase Agreement) or any other limitations imposed by the Principal Market, or a failure to register a sufficient number of shares of Common Stock or by reason of a stop order) or the prospectus contained therein is not available for use for any reason (a "**Maintenance Failure**"), or (iii) if a Registration Statement is not effective for any reason or the prospectus contained therein is not available for use for any reason, and either (x) the Company fails for any reason to satisfy the requirements of Rule 144(c)(1), including, without limitation, the failure to satisfy the current public information requirement under Rule 144(c) or (y) the Company has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a "**Current Public Information Failure**") as a result of which any of the Investors are unable to sell Registrable Securities without restriction under Rule 144 (including, without limitation, volume restrictions), then, as partial relief for the damages to any holder by reason of any such delay in, or reduction of, its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity, including, without limitation, specific performance), the Company shall pay to each holder of Registrable Securities relating to such Registration Statement an amount in cash equal to two percent (2%) of such Investor's original principal amount stated in such Investor's Note on the Closing Date (1) on the date of such Filing Failure, Effectiveness Failure, Maintenance Failure or Current Public Information Failure, as applicable, and (2) on every thirty (30) day anniversary of (I) a Filing Failure until such Filing Failure is cured; (II) an Effectiveness Failure until such Effectiveness Failure is cured; (III) a Maintenance Failure until such Maintenance Failure is cured; and (IV) a Current Public Information Failure until the earlier of (i) the date

such Current Public Information Failure is cured and (ii) such time that such public information is no longer required pursuant to Rule 144 (in each case, pro rated for periods totaling less than thirty (30) days). The payments to which a holder of Registrable Securities shall be entitled pursuant to this Section 2(e) are referred to herein as "**Registration Delay Payments.**" Following the initial Registration Delay Payment for any particular event or failure (which shall be paid on the date of such event or failure, as set forth above), without limiting the foregoing, if an event or failure giving rise to the Registration Delay Payments is cured prior to any thirty (30) day anniversary of such event or failure, then such Registration Delay Payment shall be made on the third (3rd) Business Day after such cure. In the event the Company fails to make Registration Delay Payments in a timely manner in accordance with the foregoing, such Registration Delay Payments shall bear interest at the rate of two percent (2%) per month (prorated for partial months) until paid in full. Notwithstanding the foregoing, no Registration Delay Payments shall be owed to an Investor (other than with respect to a Maintenance Failure resulting from a suspension or delisting of (or a failure to timely list) the shares of Common Stock on the Principal Market) with respect to any period during which all of such Investor's Registrable Securities may be sold by such Investor without restriction under Rule 144 (including, without limitation, volume restrictions) and without the need for current public information required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable).

(f) Offering. Notwithstanding anything to the contrary contained in this Agreement, but subject to the payment of the Registration Delay Payments pursuant to Section 2(e), in the event the staff of the SEC (the "**Staff**") or the SEC seeks to characterize any offering pursuant to a Registration Statement filed pursuant to this Agreement as constituting an offering of securities by, or on behalf of, the Company, or in any other manner, such that the Staff or the SEC do not permit such Registration Statement to become effective and used for resales in a manner that does not constitute such an offering and that permits the continuous resale at the market by the Investors participating therein (or as otherwise may be acceptable to each Investor) without being named therein as an "underwriter," then the Company shall reduce the number of shares to be included in such Registration Statement by all Investors until such time as the Staff and the SEC shall so permit such Registration Statement to become effective as aforesaid. In making such reduction, the Company shall reduce the number of shares to be included by all Investors on a pro rata basis (based upon the number of Registrable Securities otherwise required to be included for each Investor) unless the inclusion of shares by a particular Investor or a particular set of Investors are resulting in the Staff or the SEC's "by or on behalf of the Company" offering position, in which event the shares held by such Investor or set of Investors shall be the only shares subject to reduction (and if by a set of Investors on a pro rata basis by such Investors or on such other basis as would result in the exclusion of the least number of shares by all such Investors); provided, that, with respect to such pro rata portion allocated to any Investor, such Investor may elect the allocation of such pro rata portion among the Registrable Securities of such Investor. In addition, in the event that the Staff or the SEC requires any Investor seeking to sell securities under a Registration Statement filed pursuant to this Agreement to be specifically identified as an "underwriter" in order to permit such Registration Statement to become effective, and such Investor does not consent to being so named as an underwriter in such Registration Statement, then, in each such case, the Company shall reduce the total number of Registrable Securities to be registered on behalf of such Investor, until such time as the Staff or the SEC does not require such identification or until such Investor accepts such identification and the manner thereof. Any reduction pursuant to this paragraph will first reduce all Registrable

Securities other than those issued pursuant to the Securities Purchase Agreement. In the event of any reduction in Registrable Securities pursuant to this paragraph, an affected Investor shall have the right to require, upon delivery of a written request to the Company signed by such Investor, the Company to file a registration statement within twenty (20) days of such request (subject to any restrictions imposed by Rule 415 or required by the Staff or the SEC) for resale by such Investor in a manner acceptable to such Investor, and the Company shall following such request cause to be and keep effective such registration statement in the same manner as otherwise contemplated in this Agreement for registration statements hereunder, in each case until such time as: (i) all Registrable Securities held by such Investor have been registered and sold pursuant to an effective Registration Statement in a manner acceptable to such Investor or (ii) all Registrable Securities may be resold by such Investor without restriction (including, without limitation, volume limitations) pursuant to Rule 144 (taking account of any Staff position with respect to "affiliate" status) and without the need for current public information required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable) or (iii) such Investor agrees to be named as an underwriter in any such Registration Statement in a manner acceptable to such Investor as to all Registrable Securities held by such Investor and that have not theretofore been included in a Registration Statement under this Agreement (it being understood that the special demand right under this sentence may be exercised by an Investor multiple times and with respect to limited amounts of Registrable Securities in order to permit the resale thereof by such Investor as contemplated above).

(g) Piggyback Registrations. Without limiting any obligation of the Company hereunder or under the Securities Purchase Agreement, if there is not an effective Registration Statement covering all of the Registrable Securities or the prospectus contained therein is not available for use and the Company shall determine to prepare and file with the SEC a registration statement or offering statement relating to an offering for its own account or the account of others under the 1933 Act of any of its equity securities (other than on Form S-4 or Form S-8 (each as promulgated under the 1933 Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company's stock option or other employee benefit plans), then the Company shall deliver to each Investor a written notice of such determination and, if within fifteen (15) days after the date of the delivery of such notice, any such Investor shall so request in writing, the Company shall include in such registration statement or offering statement all or any part of such Registrable Securities such Investor requests to be registered; provided, however, the Company shall not be required to register any Registrable Securities pursuant to this Section 2(g) that are eligible for resale pursuant to Rule 144 without restriction (including, without limitation, volume restrictions) and without the need for current public information required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable) or that are the subject of a then-effective Registration Statement.

(h) Allocation of Registrable Securities. The initial number of Registrable Securities included in any Registration Statement and any increase in the number of Registrable Securities included therein shall be allocated pro rata among the Investors based on the number of Registrable Securities held by each Investor at the time such Registration Statement covering such initial number of Registrable Securities or increase thereof is declared effective by the SEC. In the event that an Investor sells or otherwise transfers any of such Investor's Registrable Securities, each transferee or assignee (as the case may be) that becomes an Investor shall be

allocated a pro rata portion of the then-remaining number of Registrable Securities included in such Registration Statement for such transferor or assignee (as the case may be). Any shares of Common Stock included in a Registration Statement and which remain allocated to any Person which ceases to hold any Registrable Securities covered by such Registration Statement shall be allocated to the remaining Investors, pro rata based on the number of Registrable Securities then held by such Investors which are covered by such Registration Statement.

(i) No Inclusion of Other Securities. The Company shall in no event include any securities other than Registrable Securities on any Registration Statement filed in accordance herewith without the prior written consent of the Required Holders. Until the Applicable Date (as defined in the Securities Purchase Agreement), the Company shall not enter into any agreement providing any registration rights to any of its security holders, except as otherwise permitted under the Securities Purchase Agreement.

3. Related Obligations.

The Company shall use its best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof, and, pursuant thereto, the Company shall have the following obligations:

(a) The Company shall promptly prepare and file with the SEC a Registration Statement with respect to all the Registrable Securities (but in no event later than the applicable Filing Deadline) and use its best efforts to cause such Registration Statement to become effective as soon as practicable after such filing (but in no event later than the Effectiveness Deadline). Subject to Allowable Grace Periods, the Company shall keep each Registration Statement effective (and the prospectus contained therein available for use) pursuant to Rule 415 for resales by the Investors on a delayed or continuous basis at then-prevailing market prices (and not fixed prices) at all times until the earlier of (i) the date as of which all of the Investors may sell all of the Registrable Securities required to be covered by such Registration Statement (disregarding any reduction pursuant to Section 2(f)) without restriction pursuant to Rule 144 (including, without limitation, volume restrictions) and without the need for current public information required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable) or (ii) the date on which the Investors shall have sold all of the Registrable Securities covered by such Registration Statement (the "**Registration Period**"). Notwithstanding anything to the contrary contained in this Agreement, the Company shall ensure that, when filed and at all times while effective, each Registration Statement (including, without limitation, all amendments and supplements thereto) and the prospectus (including, without limitation, all amendments and supplements thereto) used in connection with such Registration Statement (1) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading and (2) will disclose (whether directly or through incorporation by reference to other SEC filings to the extent permitted) all material information regarding the Company and its securities. The Company shall submit to the SEC, within two Business Days after the later of the date that (i) the Company learns that no review of a particular Registration Statement will be made by the Staff or that the Staff has no further comments on a particular Registration Statement (as the case may be) and (ii) the consent of Legal Counsel is obtained pursuant to Section 3(c) (which consent shall be immediately sought), a request for acceleration

of effectiveness of such Registration Statement to a time and date not later than twenty-four (24) hours after the submission of such request. The Company shall respond in writing to comments made by the SEC in respect of a Registration Statement as soon as practicable, but in no event later than fifteen (15) days after the receipt of comments by or notice from the SEC that an amendment is required in order for a Registration Statement to be declared effective.

(b) Subject to Section 3(r) of this Agreement, the Company shall prepare and file with the SEC such amendments (including, without limitation, post-effective amendments) and supplements to each Registration Statement and the prospectus used in connection with each such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep each such Registration Statement effective at all times during the Registration Period for such Registration Statement, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company required to be covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement; provided, however, by 8:30 a.m. (New York time) on the Business Day immediately following each Effective Date, the Company shall file with the SEC in accordance with Rule 424(b) under the 1933 Act the final prospectus to be used in connection with sales pursuant to the applicable Registration Statement (whether or not such a prospectus is technically required by such rule). In the case of amendments and supplements to any Registration Statement which are required to be filed pursuant to this Agreement (including, without limitation, pursuant to this Section 3(b)) by reason of the Company filing a report on Form 8-K, Form 10-Q or Form 10-K or any analogous report under the Securities Exchange Act of 1934, as amended (the "**1934 Act**"), the Company shall, if permitted under the applicable rules and regulations of the SEC, have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the 1934 Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement.

(c) The Company shall (A) permit Legal Counsel and legal counsel for each other Investor to review and comment upon (i) each Registration Statement at least five (5) Business Days prior to its filing with the SEC and (ii) all amendments and supplements to each Registration Statement (including, without limitation, the prospectus contained therein) (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any similar or successor reports) within a reasonable number of days prior to their filing with the SEC, and (B) not file any Registration Statement or amendment or supplement thereto in a form to which Legal Counsel or any legal counsel for any other Investor reasonably objects. The Company shall not submit a request for acceleration of the effectiveness of a Registration Statement or any amendment or supplement thereto or to any prospectus contained therein without the prior consent of Legal Counsel, which consent shall not be unreasonably withheld. The Company shall promptly furnish to Legal Counsel and legal counsel for each other Investor, without charge, (i) copies of any correspondence from the SEC or the Staff to the Company or its representatives relating to each Registration Statement, provided that such correspondence shall not contain any material, non-public information regarding the Company or any of its Subsidiaries (as defined in the Securities Purchase Agreement), (ii) after the same is prepared and filed with the SEC, one (1) copy of each Registration Statement and any amendment(s) and

supplement(s) thereto, including, without limitation, financial statements and schedules, all documents incorporated therein by reference, if requested by an Investor, and all exhibits and (iii) upon the effectiveness of each Registration Statement, one (1) copy of the prospectus included in such Registration Statement and all amendments and supplements thereto. The Company shall reasonably cooperate with Legal Counsel and legal counsel for each other Investor in performing the Company's obligations pursuant to this Section 3.

(d) The Company shall promptly furnish electronically to each Investor whose Registrable Securities are included in any Registration Statement, without charge, (i) after the same is prepared and filed with the SEC, at least one (1) copy of each Registration Statement and any amendment(s) and supplement(s) thereto, including, without limitation, financial statements and schedules, all documents incorporated therein by reference, if requested by an Investor, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of each Registration Statement, an electronic copy of the prospectus included in such Registration Statement and all amendments and supplements thereto and (iii) such other documents, including, without limitation, copies of any preliminary or final prospectus, as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor.

(e) The Company shall use its best efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by Investors of the Registrable Securities covered by a Registration Statement under such other securities or "blue sky" laws of New York, in the United States, (ii) prepare and file in such jurisdiction, such amendments (including, without limitation, post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel, legal counsel for each other Investor and each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

(f) The Company shall notify Legal Counsel, legal counsel for each other Investor and each Investor in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, may include an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, non-public information regarding the Company or any of its Subsidiaries), and, subject to Section 3(r), promptly prepare a supplement or

amendment to such Registration Statement and such prospectus contained therein to correct such untrue statement or omission and deliver an electronic copy of such supplement or amendment to Legal Counsel, legal counsel for each other Investor and each Investor (or such other number of copies as Legal Counsel, legal counsel for each other Investor or such Investor may reasonably request). The Company shall also promptly notify Legal Counsel, legal counsel for each other Investor and each Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel, legal counsel for each other Investor and each Investor by facsimile or e-mail on the same day of such effectiveness and by overnight mail), and when the Company receives written notice from the SEC that a Registration Statement or any post-effective amendment will be reviewed by the SEC, (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, (iii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate; and (iv) of the receipt of any request by the SEC or any other federal or state governmental authority for any additional information relating to the Registration Statement or any amendment or supplement thereto or any related prospectus. The Company shall respond as promptly as practicable to any comments received from the SEC with respect to each Registration Statement or any amendment thereto (it being understood and agreed that the Company's response to any such comments shall be delivered to the SEC no later than fifteen (15) Business Days after the receipt thereof).

(g) The Company shall (i) use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of each Registration Statement or the use of any prospectus contained therein, or the suspension of the qualification, or the loss of an exemption from qualification, of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and (ii) notify Legal Counsel, legal counsel for each other Investor and each Investor who holds Registrable Securities of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(h) If any Investor may be required under applicable securities law to be described in any Registration Statement as an underwriter and such Investor consents to so being named an underwriter, at the request of any Investor, the Company shall furnish to such Investor, on the date of the effectiveness of such Registration Statement and thereafter from time to time on such dates as an Investor may reasonably request (i) a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Investors, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Investors.

(i) If any Investor may be required under applicable securities law to be described in any Registration Statement as an underwriter and such Investor consents to so being named an underwriter, upon the written request of such Investor, the Company shall make available for inspection by (i) such Investor, (ii) legal counsel for such Investor and (iii) one (1) firm of accountants or other agents retained by such Investor (collectively, the "**Inspectors**"), all

pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "**Records**"), as shall be reasonably deemed necessary by each Inspector, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, each Inspector shall agree in writing to hold in strict confidence and not to make any disclosure (except to such Investor) or use of any Record or other information which the Company's board of directors determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (1) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the 1933 Act, (2) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (3) the information in such Records has been made generally available to the public other than by disclosure in violation of this Agreement or any other Transaction Document (as defined in the Securities Purchase Agreement). Such Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and such Investor, if any) shall be deemed to limit any Investor's ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

(j) The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required to be disclosed in such Registration Statement pursuant to the 1933 Act, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other Transaction Document. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at such Investor's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(k) Without limiting any obligation of the Company under the Securities Purchase Agreement, the Company shall use its best efforts either to (i) cause all of the Registrable Securities covered by each Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, (ii) secure designation and quotation of all of the Registrable Securities covered by each Registration Statement on an Eligible Market (as defined in the Securities Purchase Agreement), or (iii) if, despite the Company's best efforts to satisfy the preceding clauses (i) or (ii) the Company is unsuccessful in satisfying the preceding clauses (i) or (ii), without limiting the generality of the foregoing, to use its best efforts to arrange for at least two market makers to register with the Financial Industry Regulatory Authority ("**FINRA**") as such with respect to such Registrable Securities. In addition, the Company shall cooperate with each Investor and any broker or dealer

through which any such Investor proposes to sell its Registrable Securities in effecting a filing with FINRA pursuant to FINRA Rule 5110 as requested by such Investor. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 3(k).

(l) The Company shall cooperate with the Investors who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts (as the case may be) as the Investors may reasonably request from time to time and registered in such names as the Investors may request.

(m) If requested by an Investor, the Company shall as soon as practicable after receipt of notice from such Investor and subject to Section 3(r) hereof, (i) incorporate in a prospectus supplement or post-effective amendment such information as an Investor reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement or prospectus contained therein if reasonably requested by an Investor holding any Registrable Securities.

(n) The Company shall use its best efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

(o) If requested by the Required Holders, the Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the applicable Effective Date of each Registration Statement.

(p) The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

(q) Within one (1) Business Day after a Registration Statement which covers Registrable Securities is declared effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC in the form required by the transfer agent.

(r) Notwithstanding anything to the contrary herein (but subject to the last sentence of this Section 3(r)), at any time after the Effective Date of a particular Registration Statement,

the Company may delay the disclosure of material, non-public information concerning the Company or any of its Subsidiaries the disclosure of which at the time is not, in the good faith opinion of the board of directors of the Company, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (a "**Grace Period**"), provided that the Company shall promptly notify the Investors in writing of the (i) existence of material, non-public information giving rise to a Grace Period (provided that in each such notice the Company shall not disclose the content of such material, non-public information to any of the Investors) and the date on which such Grace Period will begin and (ii) date on which such Grace Period ends, provided further that (I) no Grace Period shall exceed ten (10) consecutive days and during any three hundred sixty five (365) day period all such Grace Periods shall not exceed an aggregate of thirty (30) days, (II) the first day of any Grace Period must be at least five (5) Trading Days after the last day of any prior Grace Period and (III) no Grace Period may exist during the sixty (60) Trading Day period immediately following the Effective Date of such Registration Statement (provided that such sixty (60) Trading Day period shall be extended by the number of Trading Days during such period and any extension thereof contemplated by this proviso during which such Registration Statement is not effective or the prospectus contained therein is not available for use) (each, an "**Allowable Grace Period**"). For purposes of determining the length of a Grace Period above, such Grace Period shall begin on and include the date the Investors receive the notice referred to in clause (i) above and shall end on and include the later of the date the Investors receive the notice referred to in clause (ii) above and the date referred to in such notice. The provisions of Section 3(g) hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of each Grace Period, the Company shall again be bound by the first sentence of Section 3(f) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable. Notwithstanding anything to the contrary contained in this Section 3(r), the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in accordance with the terms of the Securities Purchase Agreement in connection with any sale of Registrable Securities with respect to which such Investor has entered into a contract for sale, and delivered a copy of the prospectus included as part of the particular Registration Statement to the extent applicable, prior to such Investor's receipt of the notice of a Grace Period and for which the Investor has not yet settled.

(s) The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by each Investors of its Registrable Securities pursuant to each Registration Statement.

(t) Neither the Company nor any Subsidiary or affiliate thereof shall identify any Investor as an underwriter in any public disclosure or filing with the SEC, the Principal Market or any Eligible Market and any Buyer being deemed an underwriter by the SEC shall not relieve the Company of any obligations it has under this Agreement or any other Transaction Document (as defined in the Securities Purchase Agreement); provided, however, that the foregoing shall not prohibit the Company from including the disclosure found in the "Plan of Distribution" section attached hereto as Exhibit A in the Registration Statement.

(u) Neither the Company nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date of this Agreement, enter

into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Buyers in this Agreement or otherwise conflicts with the provisions hereof.

4. Obligations of the Investors.

(a) At least five (5) Business Days prior to the first anticipated filing date of each Registration Statement, the Company shall notify each Investor in writing of the information the Company requires from each such Investor with respect to such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect and maintain the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

(b) Each Investor, by such Investor's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of each Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from such Registration Statement.

(c) Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of 3(f), such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(g) or the first sentence of Section 3(f) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary in this Section 4(c), the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in accordance with the terms of the Securities Purchase Agreement in connection with any sale of Registrable Securities with respect to which such Investor has entered into a contract for sale prior to the Investor's receipt of a notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of Section 3(f) and for which such Investor has not yet settled.

5. Expenses of Registration.

All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, FINRA filing fees (if any) and fees and disbursements of counsel for the Company shall be paid by the Company. The Company shall reimburse Legal Counsel for its fees and disbursements in connection with registration, filing or qualification pursuant to Sections 2 and 3 of this Agreement which amount shall be limited to $10,000 for each such registration, filing or qualification.

6. Indemnification.

(a) To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor and each of its directors, officers, stockholders, members, partners, employees, agents, advisors, representatives (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) and each Person, if any, who controls such Investor within the meaning of the 1933 Act or the 1934 Act and each of the directors, officers, stockholders, members, partners, employees, agents, advisors, representatives (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) of such controlling Persons (each, an "**Indemnified Person**"), against any losses, obligations, claims, damages, liabilities, contingencies, judgments, fines, penalties, charges, costs (including, without limitation, court costs, reasonable attorneys' fees and costs of defense and investigation), amounts paid in settlement or expenses, joint or several, (collectively, "**Claims**") incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an Indemnified Person is or may be a party thereto ("**Indemnified Damages**"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered ("**Blue Sky Filing**"), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement or (iv) any violation of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, "**Violations**"). Subject to Section 6(c), the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person for such Indemnified Person expressly for use in connection with the preparation of such Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(d); and (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such

indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of any of the Registrable Securities by any of the Investors pursuant to Section 9.

(b) In connection with any Registration Statement in which an Investor is participating, such Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (each, an "**Indemnified Party**"), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case, to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and, subject to Section 6(c) and the below provisos in this Section 6(b), such Investor will reimburse an Indemnified Party any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such Claim; provided, however, the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld or delayed, provided further that such Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the applicable sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of any of the Registrable Securities by any of the Investors pursuant to Section 9.

(c) Promptly after receipt by an Indemnified Person or Indemnified Party (as the case may be) under this Section 6 of notice of the commencement of any action or proceeding (including, without limitation, any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party (as the case may be) shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party (as the case may be); provided, however, an Indemnified Person or Indemnified Party (as the case may be) shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the indemnifying party if: (i) the indemnifying party has agreed in writing to pay such fees and expenses; (ii) the indemnifying party shall have failed promptly to assume the defense of such Claim and to employ counsel reasonably satisfactory to such Indemnified Person or Indemnified Party (as the case may be) in any such Claim; or (iii) the named parties to any such Claim (including, without limitation, any impleaded parties) include both such Indemnified Person or Indemnified Party (as the case may be) and the indemnifying party, and such Indemnified Person or such Indemnified Party (as the case may be) shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such

Indemnified Person or such Indemnified Party and the indemnifying party (in which case, if such Indemnified Person or such Indemnified Party (as the case may be) notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, then the indemnifying party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the indemnifying party, provided further that in the case of clause (iii) above the indemnifying party shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for such Indemnified Person or Indemnified Party (as the case may be). The Indemnified Party or Indemnified Person (as the case may be) shall reasonably cooperate with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person (as the case may be) which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person (as the case may be) reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person (as the case may be), consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person (as the case may be) of a release from all liability in respect to such Claim or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnified Party. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person (as the case may be) with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party (as the case may be) under this Section 6, except to the extent that the indemnifying party is materially and adversely prejudiced in its ability to defend such action.

(d) The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

(e) The indemnity and contribution agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7. Contribution.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however: (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6 of

this Agreement, (ii) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the amount of net proceeds received by such seller from the applicable sale of such Registrable Securities pursuant to such Registration Statement. Notwithstanding the provisions of this Section 7, no Investor shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Investor from the applicable sale of the Registrable Securities subject to the Claim exceeds the amount of any damages that such Investor has otherwise been required to pay, or would otherwise be required to pay under Section 6(b), by reason of such untrue or alleged untrue statement or omission or alleged omission.

8. Reports Under the 1934 Act.

With a view to making available to the Investors the benefits of Rule 144, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements (it being understood and agreed that nothing herein shall limit any obligations of the Company under the Securities Purchase Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

(c) furnish electronically to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting, submission and posting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company with the SEC if such reports are not publicly available via EDGAR, and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

9. Assignment of Registration Rights.

All or any portion of the rights under this Agreement shall be automatically assignable by each Investor to any transferee or assignee (as the case may be) of all or any portion of such Investor's Registrable Securities or Notes if: (i) such Investor agrees in writing with such transferee or assignee (as the case may be) to assign all or any portion of such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such transfer or assignment (as the case may be); (ii) the Company is, within a reasonable time after such transfer or assignment (as the case may be), furnished with written notice of (a) the name and address of such transferee or assignee (as the case may be), and (b) the securities with respect to which such registration rights are being transferred or assigned (as the case may be); (iii) immediately following such transfer or assignment (as the case may be) the further disposition of such

securities by such transferee or assignee (as the case may be) is restricted under the 1933 Act or applicable state securities laws if so required; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence such transferee or assignee (as the case may be) agrees in writing with the Company to be bound by all of the provisions contained herein; (v) such transfer or assignment (as the case may be) shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement and the Notes (as the case may be); and (vi) such transfer or assignment (as the case may be) shall have been conducted in accordance with all applicable federal and state securities laws.

10. Amendment of Registration Rights.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Holders; provided that any such amendment or waiver that complies with the foregoing, but that disproportionately, materially and adversely affects the rights and obligations of any Investor relative to the comparable rights and obligations of the other Investors shall require the prior written consent of such adversely affected Investor. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company, provided that no such amendment shall be effective to the extent that it (1) applies to less than all of the holders of Registrable Securities or (2) imposes any obligation or liability on any Investor without such Investor's prior written consent (which may be granted or withheld in such Investor's sole discretion). No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration (other than the reimbursement of legal fees) also is offered to all of the parties to this Agreement.

11. Miscellaneous.

(a) Solely for purposes of this Agreement, a Person is deemed to be a holder of Registrable Securities whenever such Person owns, or is deemed to own, of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from such record owner of such Registrable Securities.

(b) Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient's email server that such e-mail could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The mailing addresses and e-mail addresses for such communications shall be:

If to the Company:

Gaucho Group Holdings, Inc.
112 NE 41st Street, Suite 106
Miami, FL 33137
Telephone: 212-739-7700
Attention: Scott L. Mathis, Chief Executive Officer
E-Mail: smathis@gauchoholdings.com

With a copy (for informational purposes only) to:

Burns Figa & Will PC
6400 S. Fiddlers Green Circle, Suite 1000
Greenwood Village, CO 80111
Telephone: (303) 796-2626
Attention: Victoria B. Bantz
E-Mail: vbantz@bfwlaw.com

If to the Transfer Agent:

Continental Stock Transfer & Trust
1 State Street, 30th Floor
New York, NY 10004-1561
Telephone: (212) 509-4000
Attention: Ian McKay
E-Mail: imckay@continentalstock.com

If to Legal Counsel:

Sullivan & Worcester LLP
1633 Broadway
New York, NY 10019
Telephone: (212) 660-3000
Attention: David Danovitch, Esq.
E-mail: ddanovitch@sullivanlaw.com

If to a Buyer, to its mailing address and/or email address set forth on the Schedule of Buyers attached to the Securities Purchase Agreement, with copies to such Buyer's representatives as set forth on the Schedule of Buyers, or to such other mailing address and/or email address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change, provided that Sullivan & Worcester LLP shall only be provided notices sent to the lead investor. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's e-mail containing the time, date and recipient's e-mail or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by e-mail or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver

thereof. The Company and each Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party hereto shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by any other party hereto and to enforce specifically the terms and provisions hereof (without the necessity of showing economic loss and without any bond or other security being required), this being in addition to any other remedy to which any party may be entitled by law or equity.

(d) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(e) If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(f) This Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein constitute the entire agreement among the parties hereto and thereto solely with respect to the subject matter hereof

and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all prior agreements and understandings among the parties hereto solely with respect to the subject matter hereof and thereof; provided, however, nothing contained in this Agreement or any other Transaction Document shall (or shall be deemed to) (i) have any effect on any agreements any Investor has entered into with the Company or any of its Subsidiaries prior to the date hereof with respect to any prior investment made by such Investor in the Company, (ii) waive, alter, modify or amend in any respect any obligations of the Company or any of its Subsidiaries or any rights of or benefits to any Investor or any other Person in any agreement entered into prior to the date hereof between or among the Company and/or any of its Subsidiaries and any Investor and all such agreements shall continue in full force and effect or (iii) limit any obligations of the Company under any of the other Transaction Documents.

(g) Subject to compliance with Section 9 (if applicable), this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto. This Agreement is not for the benefit of, nor may any provision hereof be enforced by, any Person, other than the parties hereto, their respective permitted successors and assigns and the Persons referred to in Sections 6 and 7 hereof.

(h) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms "including," "includes," "include" and words of like import shall be construed broadly as if followed by the words "without limitation." The terms "herein," "hereunder," "hereof" and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(i) This Agreement may be executed in two or more identical counterparts, each of which shall be deemed an original, but all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an email which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(j) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party. Notwithstanding anything to the contrary set forth in Section 10, terms used in this Agreement but defined in the other Transaction Documents shall have the meanings ascribed

to such terms on the Closing Date in such other Transaction Documents unless otherwise consented to in writing by each Investor.

(l) All consents and other determinations required to be made by the Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by the Required Holders, determined as if all of the outstanding Notes then held by the Investors have been converted for Registrable Securities without regard to any limitations on redemption, amortization and/or conversion of the Notes then held by Investors.

(m) This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(n) The obligations of each Investor under this Agreement and the other Transaction Documents are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement or any other Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as, and the Company acknowledges that the Investors do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Investors are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by the Transaction Documents or any matters, and the Company acknowledges that the Investors are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by this Agreement or any of the other the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The use of a single agreement with respect to the obligations of the Company contained herein was solely in the control of the Company, not the action or decision of any Investor, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Investor. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and an Investor, solely, and not between the Company and the Investors collectively and not between and among Investors.

[signature page follows]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY

GAUCHO GROUP HOLDINGS, INC.

By: Scott L. Mathis
Name: Scott L. Mathis
Title: President and CEO

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

BUYERS

3i, LP

By:______________________________
Name:
Title:

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY

GAUCHO GROUP HOLDINGS, INC.

By:________________________________
Name: Scott L. Mathis
Title: President and CEO

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

BUYERS

3i, LP

DocuSigned by:
By:________________________________
Name: Maier Tarlow
Title: Manager on Behalf of the GP

EXHIBIT A

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are those issuable to the selling stockholders upon conversion of the notes. For additional information regarding the issuance of the notes, see "Private Placement of Notes" above. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the notes issued pursuant to the Securities Purchase Agreement, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of common stock held by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by the selling stockholders, based on their respective ownership of shares of common stock and notes, as of ________, 202_, assuming conversion of the notes held by each such selling stockholder on that date but taking account of any limitations on conversion set forth therein.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholders and does not take in account any limitations on conversion of the notes set forth therein.

In accordance with the terms of a registration rights agreement with the holders of the notes, this prospectus generally covers the resale of 100% of the maximum number of shares of common stock issued or issuable pursuant to the Notes, including payment of interest on the notes through [DATE], determined as if the outstanding notes (including interest on the notes through [DATE]) were converted in full (without regard to any limitations on conversion contained therein solely for the purpose of such calculation) at the floor price of $[ ]. Because the conversion price of the notes may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Under the terms of the notes, a selling stockholder may not convert the notes to the extent (but only to the extent) such selling stockholder or any of its affiliates would beneficially own a number of shares of our common stock which would exceed 4.99% of the outstanding shares of the Company. The number of shares in the second column reflects these limitations. The selling stockholders may sell all, some or none of their shares in this offering. See "Plan of Distribution."

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock of Owned After Offering
3i, LP (1)			
(OTHER BUYERS]			

(1) [___]

PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable upon conversion of the notes to permit the resale of these shares of common stock by the holders of the notes from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

- on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
- in the over-the-counter market;
- in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
- through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;
- ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
- block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
- an exchange distribution in accordance with the rules of the applicable exchange;
- privately negotiated transactions;

- short sales made after the date the Registration Statement is declared effective by the SEC;
- broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;
- a combination of any such methods of sale; and
- any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the notes or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $[ ] in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

EXHIBIT E

Execution Version

SECURITY AND PLEDGE AGREEMENT

SECURITY AND PLEDGE AGREEMENT, dated as of February 21, 2023 (this "**Agreement**"), made by Gaucho Group Holdings, Inc., a Delaware corporation with offices located at 112 NE 41st Street, Suite 106, Miami, Florida 33137 (the "**Company**"), and each of the undersigned grantors, if any (each a "**Grantor**" and together with the Company, collectively, the "**Grantors**"), in favor of 3i, LP, in its capacity as collateral agent (in such capacity, the "**Collateral Agent**" as hereinafter further defined) for the Noteholders (as defined below) party to the Securities Purchase Agreement (as defined below).

WITNESSETH:

WHEREAS, the Company is party to that certain Securities Purchase Agreement, dated as of February 21, 2023 (as amended, modified, supplemented, extended, renewed, restated or replaced from time to time in accordance with the terms thereof, the "**Securities Purchase Agreement**"), by and among the Company and each party listed as a "Buyer" on the Schedule of Buyers attached thereto (each a "**Buyer**" and collectively, the "**Buyers**"), pursuant to which the Company shall be required to sell, and the Buyers shall purchase or have the right to purchase, the "Notes" issued pursuant thereto (as such Notes may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time in accordance with the terms thereof, collectively, the "**Notes**") and the "Warrants" issued pursuant thereto (as such Warrants may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time in accordance with the terms thereof, collectively, the "**Warrants**"); and

WHEREAS, it is a condition precedent to the Buyers' obligation to purchase the Notes and Warrants that the Grantors shall have executed and delivered to the Collateral Agent this Agreement providing for the grant to the Collateral Agent, for the benefit of the Noteholders and Warrantholders, of a valid, enforceable, perfected security interest in all personal property of each Grantor to secure all of the Company's obligations under the Transaction Documents;

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Buyers to perform under the Securities Purchase Agreement, each Grantor agrees with the Collateral Agent, for the benefit of the Collateral Agent and the Noteholders and Warrantholders, as follows:

SECTION 1. Definitions.

(a) Reference is hereby made to the Securities Purchase Agreement and the Notes and Warrants for a statement of the terms thereof. All terms used in this Agreement and the recitals hereto which are defined in the Securities Purchase Agreement, the Notes or the Warrants or in the Code, and which are not otherwise defined herein shall have the same meanings herein as set forth therein; provided that terms used herein which are defined in the Code on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of the Code except as the Collateral Agent may otherwise determine.

(b) Without limiting the generality of, and subject to the proviso at the end of Section 1(a) of this Agreement, the following terms shall have the respective meanings provided for in the Code: "Accounts", "Account Debtor", "Cash Proceeds", "Certificate of Title", "Chattel Paper", "Commercial Tort Claim", "Commodity Account", "Commodity Contracts", "Deposit Account", "Documents", "Electronic Chattel Paper", "Equipment", "Fixtures", "General Intangibles", "Goods", "Instruments", "Inventory", "Investment Property", "Letter-of-Credit Rights", "Payment Intangibles", "Proceeds", "Promissory Notes", "Security", "Record", "Security Account", "Software", "Supporting Obligations" and "Uncertificated Securities".

(c) As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

"**Affiliate**" of any Person means any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person and any officer or director of such Person. A Person shall be deemed to be "controlled by" any other Person if such Person possesses, directly or indirectly, power to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

"**Bankruptcy Code**" means Chapter 11 of Title 11 of the United States Code, 11 U.S.C §§ 101 et seq. (or other applicable bankruptcy, insolvency or similar laws).

"**Bankruptcy Event of Default**" means any Event of Default under Section 4(a)(viii) of the Note.

"**Business Day**" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to "stay at home", "shelter-in-place", "non-essential employee" or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any Governmental Authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

"**Buyer**" or "**Buyers**" shall have the meaning set forth in the recitals hereto.

"**Capital Stock**" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock (including, without limitation, any warrants, options, rights or other securities exercisable or convertible into equity interests or securities of such Person), and (ii) with respect to any Person that is not an individual or a corporation, any and all partnership, membership, trust or other equity interests of such Person.

"**Closing Date**" means the date the Company initially issues the Notes and Warrants pursuant to the terms of the Securities Purchase Agreement.

"**Code**" means Articles 8 or 9 of the Uniform Commercial Code as in effect from time to time in the State of New York; <u>provided</u> that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, "Code" means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

"**Collateral**" shall have the meaning set forth in <u>Section 3(a)</u> of this Agreement.

"**Collateral Agent**" shall have the meaning set forth in the preamble hereto.

"**Company**" shall have the meaning set forth in the preamble hereto.

"**Controlled Account Agreement**" means a deposit account control agreement or securities account control agreement with respect to a Pledged Account, in form and substance satisfactory to the Collateral Agent, as the same may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time.

"**Controlled Accounts**" means the Deposit Accounts, Commodity Accounts, Securities Accounts, and/or Foreign Currency Controlled Account of the Grantors listed on <u>Schedule IV</u> attached hereto.

"**Copyright Licenses**" means all licenses, contracts or other agreements, whether written or oral, naming any Grantor as licensee or licensor and providing for the grant of any right to use or sell any works covered by any Copyright (including, without limitation, all Copyright Licenses set forth in <u>Schedule II</u> hereto).

"**Copyrights**" means all domestic and foreign copyrights, whether registered or not, including, without limitation, all copyright rights throughout the universe (whether now or hereafter arising) in any and all media (whether now or hereafter developed), in and to all original works of authorship fixed in any tangible medium of expression, acquired or used by any Grantor (including, without limitation, all copyrights described in <u>Schedule II</u> hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Copyright Office or in any similar office or agency of the United States or any other country or any political subdivision thereof), and all reissues, divisions, continuations, continuations in part and extensions or renewals thereof.

"**Domestic Subsidiary**" means any Subsidiary other than a Foreign Subsidiary.

"**Event of Default**" shall have the meaning set forth in Section 4(a) of the Notes.

"**Excluded Collateral**" means such portion of the voting Capital Stock of any Foreign Subsidiary in excess of 65% of the issued and outstanding voting Capital Stock of such Foreign Subsidiary at any time the pledging of more than 65% of the total outstanding voting Capital Stock of such Foreign Subsidiary would result in a material adverse tax consequence to a Grantor.

"**Foreign Currency Controlled Accounts**" means any Controlled Account of the Company or its Subsidiaries holding non-United States dollar deposits.

"**Foreign Subsidiary**" means any Subsidiary of a Grantor organized under the laws of a jurisdiction other than the United States, any of the states thereof, Puerto Rico or the District of Columbia.

"**GAAP**" means U.S. generally accepted accounting principles consistently applied.

"**Governmental Authority**" means any nation or government, any Federal, state, city, town, municipality, county, local, foreign or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

"**Insolvency Proceeding**" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

"**Intellectual Property**" means, collectively, all intellectual property rights and assets, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing, however arising, under the applicable laws of any jurisdiction throughout the world, whether registered or unregistered, including any and all: (a) Trademarks; (b) internet domain names, whether or not trademarks, registered in any top-level domain by any authorized private registrar or Governmental Authority, web addresses, web pages, websites and related content; (c) any accounts with LinkedIn, Twitter, Instagram, Facebook and other social media companies and the content found thereon (to the extent that such accounts and content are transferable pursuant to the terms, conditions, and policies of each applicable social media platform); (d) Copyrights; (e) Patents; and (f) business and technical information, databases, data collections and other confidential and proprietary information and all rights therein.

"**Intellectual Property Security Agreement**" means the Intellectual Property Security Agreement required to be delivered pursuant to Section 6(h)(i) of this Agreement, in the form attached hereto as Exhibit A.

"**Licenses**" means, collectively, the Copyright Licenses, the Trademark Licenses and the Patent Licenses.

"**Lien**" means any mortgage, lien, pledge, charge, security interest, adverse claim or other encumbrance upon or in any property or assets.

"**Noteholders**" means, at any time, the holders of the Notes at such time.

"**Notes**" shall have the meaning set forth in the recitals hereto.

"**Obligations**" shall have the meaning set forth in Section 4 of this Agreement.

"**Paid in Full**" or "**Payment in Full**" means the indefeasible payment in full in cash of all of the Obligations.

"**Patent Licenses**" means all licenses, contracts or other agreements, whether written or oral, naming any Grantor as licensee or licensor and providing for the grant of any right to manufacture, use or sell any invention covered by any Patent (including, without limitation, all Patent Licenses set forth in Schedule II hereto).

"**Patents**" means all domestic and foreign letters patent, design patents, utility patents, industrial designs, inventions, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how, formulae, rights of publicity and other general intangibles of like nature, now existing or hereafter acquired (including, without limitation, all domestic and foreign letters patent, design patents, utility patents, industrial designs, inventions, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how and formulae described in Schedule II hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office, or in any similar office or agency of the United States or any other country or any political subdivision thereof), and all reissues, reexaminations, divisions, continuations, continuations in part and extensions or renewals thereof.

"**Perfection Requirement" or "Perfection Requirements**" shall have the meaning set forth in Section 5(j) of this Agreement.

"**Person**" means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

"**Pledged Accounts**" means all of each Grantor's right, title and interest in all of its Deposit Accounts, Commodity Accounts and Securities Accounts (in all cases, including, without limitation, all Controlled Accounts and Foreign Currency Control Accounts).

"**Pledged Debt**" shall have the meaning set forth in Section 2(a).

"**Pledged Collateral**" shall have the meaning set forth in Section 2(a).

"**Pledged Entity**" means, each Person listed from time to time on Schedule IV hereto as a "Pledged Entity," together with each other Person, any right in or interest in or to all or a portion of whose Capital Stock is acquired or otherwise owned by a Grantor after the date hereof.

"**Pledged Equity**" means all of each Grantor's right, title and interest in and to all of the Securities and Capital Stock now or hereafter owned by such Grantor (including those interests listed opposite the name of such Grantor on Schedule IV), regardless of class or designation, including all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, also including any certificates representing the Securities and/or Capital Stock, the right to receive any certificates representing any of the Securities and/or Capital Stock, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof, and the right to receive dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and cash,

instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing.

"**Pledged Operating Agreements**" means all of each Grantor's rights, powers and remedies under the limited liability company operating agreements of each of the Pledged Entities that is a limited liability company, as may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time.

"**Pledged Partnership Agreements**" means all of each Grantor's rights, powers, and remedies under the partnership agreements of each of the Pledged Entities that are partnerships, as may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time.

"**Pledged Securities**" means any Promissory Notes, stock certificates, limited liability membership interests or other Securities, certificates or Instruments now or hereafter included in the Pledged Collateral, including all Pledged Equity, Pledged Debt and all other certificates, instruments or other documents representing or evidencing any Pledged Collateral.

"**Securities Purchase Agreement**" shall have the meaning set forth in the recitals hereto.

"Subsidiary" means any Person in which a Grantor directly or indirectly, (i) owns any of the outstanding Capital Stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, "**Subsidiaries**".

"**Trademark Licenses**" means all licenses, contracts or other agreements, whether written or oral, naming any Grantor as licensor or licensee and providing for the grant of any right concerning any Trademark, together with any goodwill connected with and symbolized by any such licenses, contracts or agreements and the right to prepare for sale or lease and sell or lease any and all Inventory now or hereafter owned by any Grantor and now or hereafter covered by such licenses, contracts or agreements (including, without limitation, all Trademark Licenses described in Schedule II hereto).

"**Trademarks**" means all domestic and foreign trademarks, service marks, collective marks, certification marks, trade names, business names, d/b/a's, assumed names, Internet domain names, trade styles, designs, logos and other source or business identifiers and all general intangibles of like nature, now or hereafter owned, adopted, acquired or used by any Grantor (including, without limitation, all domestic and foreign trademarks, service marks, collective marks, certification marks, trade names, business names, d/b/a's, assumed names, Internet domain names, trade styles, designs, logos and other source or business identifiers described in Schedule II hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof), and all reissues, extensions or renewals thereof, together with all goodwill of the business symbolized by such marks and all customer lists, formulae and other

Records of any Grantor relating to the distribution of products and services in connection with which any of such marks are used.

"**Warrantholders**" means, at any time, the holders of the Warrants at such time.

"**Warrants**" shall have the meaning set forth in the recitals hereto.

SECTION 2. Pledge of Pledged Collateral.

(a) As collateral security for the due and punctual payment and performance in full of the Obligations, as and when due, each Grantor hereby assigns and pledges to the Collateral Agent, its successors and permitted assigns, and hereby grants to the Collateral Agent, its successors and permitted assigns, a continuing Lien and security interest in, all of such Grantor's right, title and interest in, to and under: (i) the Pledged Equity; (ii) all Promissory Notes, Security and all Instruments evidencing debt now owned or at any time hereafter acquired by it (including those listed opposite the name of such Grantor on Schedule IV) (the "Pledged Debt"); (iii) subject to Section 2(g) and 2(h), all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the Pledged Equity and the Pledged Debt; (iv) all rights and privileges of such Grantor with respect to the Securities and other property referred to in clauses (i), (ii), and (iii) above; and (v) all Proceeds of, and Security Entitlements in respect of, any of the foregoing (the items referred to in clauses (a) through (v) above being collectively referred to as the "Pledged Collateral"); provided that the Pledged Collateral shall not include any item referred to in clauses (a) through (f) above if, for so long as and to the extent such item constitutes Excluded Collateral.

(b) On the Closing Date (in the case of any Grantor that grants a Lien on any of its assets hereunder on the Closing Date) or on the date on which it becomes a party to this Agreement pursuant to Section 6(m) (in the case of any other Grantor), each Grantor shall deliver or cause to be delivered to the Collateral Agent any and all Pledged Securities (other than any Uncertificated Securities, but only for so long as such Securities remain uncertificated) to the extent such Pledged Securities, in the case of Promissory Notes and other Instruments evidencing debt, are required to be delivered pursuant to Section 2(c). Thereafter, whenever such Grantor acquires any other Pledged Security (other than any Uncertificated Securities, but only for so long as such Uncertificated Securities remain uncertificated), such Grantor shall promptly, and in any event within 30 days (or such longer period as the Collateral Agent may agree to in writing), deliver or cause to be delivered to the Collateral Agent such Pledged Security as Collateral hereunder to the extent such Pledged Securities, in the case of Promissory Notes and Instruments evidencing debt, are required to be delivered pursuant to Section 2(c).

(c) Each Grantor will cause all debt for borrowed money in an aggregate principal amount of $10,000 or more owed to such Grantor by any other Person to be evidenced by a duly executed Promissory Note, and shall cause each such Promissory Note to be pledged and delivered to the Collateral Agent, (i) on the date hereof, in the case of any such debt existing on the date hereof (or, in the case of any Grantor that becomes a party hereto after the date hereof, on the date such Grantor becomes a party hereto, in the case of any such debt existing on such date)

or (ii) promptly following the incurrence thereof, in the case of any such debt incurred after the date hereof (or such other date), in each case pursuant to the terms hereof.

(d) Upon delivery to the Collateral Agent, (i) any Pledged Securities required to be delivered pursuant to Section 2(b) and 2(c) shall be accompanied by undated stock or note powers duly executed by the applicable Grantor in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral required to be delivered pursuant to Section 2(b) and 2(c) shall be accompanied by undated proper instruments of assignment duly executed by the applicable Grantor and such other instruments or documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing such Pledged Securities, which schedule shall be deemed to supplement Schedule IV and be made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

(e) The assignment, pledge, Lien and security interest granted in Section 2(a) are granted as security only and shall not subject the Collateral Agent or Buyer to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Pledged Collateral.

(f) If an Event of Default shall occur and be continuing and, other than in the case of a Bankruptcy Event of Default, the Collateral Agent shall have notified the Borrower of its intent to exercise such rights, (a) the Collateral Agent, shall have the right (in its sole and absolute discretion) to cause each of the Pledged Securities to be transferred of record into the name of the Collateral Agent or into the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent and (b) to the extent permitted by the documentation governing such Pledged Securities and applicable law, the Collateral Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement. Each Grantor will promptly give to the Collateral Agent copies of any material notices received by it with respect to Pledged Securities registered in the name of such Grantor. Each Grantor will take any and all actions reasonably requested by the Collateral Agent to facilitate compliance with this Section 2(f).

(g) Unless and until an Event of Default shall have occurred and be continuing and, other than in the case of a Bankruptcy Event of Default, the Collateral Agent shall have notified the Grantors that the rights of the Grantors under this Section 2(g) are being suspended:

(i) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement and the other Transaction Documents.

(ii) The Collateral Agent shall promptly execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request in writing for the

purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to Section 2(g)(i), in each case as shall be specified in such request.

(iii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral, to the extent (and only to the extent) that such dividends, interest, principal and other distributions are permitted by, the other Transaction Documents and applicable Laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding equity interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall be held in trust for the benefit of the Collateral Agent and shall, if certificated and to the extent required by Section 2(b), be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent). So long as no Event of Default has occurred and is continuing, the Collateral Agent shall promptly deliver to each Grantor any Pledged Securities in its possession if requested to be delivered to the issuer thereof in connection with any exchange or redemption of such Pledged Securities.

(h) Upon the occurrence and during the continuance of an Event of Default and, other than in the case of a Bankruptcy Event of Default, after the Collateral Agent shall have notified the Grantors of the suspension of the rights of the Grantors under Section 2(g)(iii), all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to Section 2(g)(iii) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions as part of the Pledged Collateral, subject to Section 2(k) and the last sentence of this Section 2(g). All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of Section 2(g) shall be held in trust for the benefit of the Collateral Agent and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this Section 2(h) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property, shall be held as security for the payment and performance of the Secured Obligations and shall be applied in accordance with the provisions of Section 8. After all Events of Default have been cured or waived, and the Grantors have delivered to the Collateral Agent a certificate of an executive officer to such effect, the Collateral Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of Section 2(g)(iii) in the absence of an Event of Default and that remain in such account.

(i) Upon the occurrence and during the continuance of an Event of Default and, other than in the case of a Bankruptcy Event of Default, after the Collateral Agent shall have

notified the Grantors of the suspension of the rights of the Grantors under Section 2(g)(i), all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to Section 2(g)(i), and the obligations of the Collateral Agent under Section 2(g)(ii), shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers subject to Section 2(k) and the last sentence of this Section 2(g)(i); provided that, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights. After all Events of Default have been cured or waived, and the Grantors have delivered to the Collateral Agent a certificate of an executive officer to such effect, each Grantor shall have the exclusive right to exercise the voting and/or consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of Section 2(g)(i), and the obligations of the Collateral Agent under Section 2(g)(ii) shall be reinstated.

(j) Any notice given by the Collateral Agent to the Grantors under Section 2(f) or Section 2(g) (i) may be given by telephone if promptly confirmed in writing, (ii) may be given with respect to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under Section 2(g)(i) or 2(g)(iii) in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent's rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

(k) Nothing contained in this Agreement shall be construed to make the Collateral Agent or any Buyer liable as a member of any limited liability company or as a partner of any partnership, and neither the Collateral Agent nor any Buyer by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall have any of the duties, obligations or liabilities of a member of any limited liability company or as a partner in any partnership. The parties hereto expressly agree that, unless the Collateral Agent shall become the absolute owner of Pledged Equity consisting of a limited liability company interest or a partnership interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among the Collateral Agent, any Buyer, any Grantor and/or any other Person.

SECTION 3. Grant of Security Interest

(a) As collateral security for the due and punctual payment and performance in full of the Obligations, as and when due, each Grantor hereby pledges and assigns to the Collateral Agent, for itself and for the benefit of the Noteholders, and grants to the Collateral Agent, for itself and for the benefit of the Noteholders, a continuing security interest in, all personal property and assets of such Grantor, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind, nature and description, whether tangible or intangible (together with the Pledged Securities, the "**Collateral**"), including, without limitation, the following:

(i) all Accounts;

(ii) all Chattel Paper (whether tangible or Electronic Chattel Paper);

(iii) all Commercial Tort Claims, including, without limitation, those specified on Schedule VI hereto;

(iv) all Documents;

(v) all Equipment;

(vi) all Fixtures;

(vii) all General Intangibles (including, without limitation, all Payment Intangibles);

(viii) all Goods;

(ix) all Instruments;

(x) all Inventory;

(xi) all Investment Property (and, regardless of whether classified as Investment Property under the Code, all Pledged Equity, Pledged Operating Agreements and Pledged Partnership Agreements);

(xii) all Intellectual Property and all Licenses;

(xiii) all Letter-of-Credit Rights;

(xiv) all Pledged Accounts, all cash and other property from time to time deposited therein, and all monies and property in the possession or under the control of the Collateral Agent or any Noteholder or any Affiliate, representative, agent or correspondent of the Collateral Agent or any such Noteholder;

(xv) all Supporting Obligations;

(xvi) all other tangible and intangible personal property of each Grantor (whether or not subject to the Code), including, without limitation, all Deposit Accounts and other accounts and all cash and all investments therein, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of any Grantor described in the preceding clauses of this Section 3(a) (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by each Grantor in respect of any of the items listed above), and all books, correspondence, files and other Records, including, without limitation, all tapes, desks, cards, Software, data and computer programs in the possession or under the control of any Grantor or any other Person from time to time acting for any Grantor, in each case, to the extent of such Grantor's rights therein, that at any time evidence or contain information relating to any of the property described in the preceding clauses of this Section 3(a) or are otherwise necessary or helpful in the collection or realization thereof; and

(xvii) all Proceeds, including all Cash Proceeds and Noncash Proceeds, and products of any and all of the foregoing Collateral; in each case howsoever any Grantor's interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

(b) Notwithstanding anything herein to the contrary, the term "**Collateral**" shall not include any Excluded Collateral.

(c) Each Grantor agrees not to further encumber, or permit any other Lien to exist that encumbers, any of its Intellectual Property, including without limitation, Copyrights, Copyright applications, Copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any Licenses, Patents, Patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, Trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of such Grantor connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing, in each case without the Collateral Agent's prior written consent (which consent may be withheld or given in the Collateral Agent's sole discretion).

(d) Each Grantor agrees that the pledge of the shares of Capital Stock acquired by a Grantor of any and all Persons now or hereafter existing who is a Foreign Subsidiary may be supplemented by one or more separate pledge agreements, deeds of pledge, share charges or other similar agreements or instruments, executed and delivered by the relevant Grantors in favor of the Collateral Agent, which pledge agreements will provide for the pledge of such shares of Capital Stock in accordance with the laws of the applicable foreign jurisdiction. With respect to such shares of Capital Stock, the Collateral Agent may, at any time and from time to time, in its sole discretion, take such actions in such foreign jurisdictions that will result in the perfection of the Lien created in such shares of Capital Stock, if applicable.

(e) In addition, to secure the prompt and complete payment, performance and observance of the Obligations and in order to induce the Buyers as aforesaid, each Grantor hereby grants to the Collateral Agent, for itself and for the ratable benefit of the Noteholders, a right of set-off against the property of such Grantor held by the Collateral Agent, for itself and for the ratable benefit of the Noteholders, consisting of property described above in Section 3(a) now or hereafter in the possession or custody of or in transit to the Collateral Agent, for any purpose, including safekeeping, collection or pledge, for the account of such Grantor, or as to which such Grantor may have any right or power; provided that such right shall only to be exercised after an Event of Default has occurred and is continuing.

SECTION 4. Security for Obligations. The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, whether direct or indirect, absolute or contingent, and whether now existing or hereafter incurred (collectively, the "**Obligations**"):

(a) the payment by the Company and each other Grantor, as and when due and payable (by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all amounts from time to time owing by it in respect of the Securities Purchase Agreement, this Agreement, the Notes and the Warrants and the other Transaction Documents; and

(b) the due performance and observance by each Grantor of all of its other obligations from time to time existing in respect of any of the Transaction Documents, including without limitation, with respect to any conversion or redemption rights of the Noteholders under the Notes.

SECTION 5. Representations and Warranties. Each Grantor represents and warrants as follows:

(a) Schedule I hereto sets forth (i) the exact legal name of each Grantor, and (ii) the state of incorporation, organization or formation and the organizational identification number of each Grantor in such state. The information set forth in Schedule I hereto with respect to such Grantor is true and accurate in all respects. Such Grantor has not previously changed its name (or operated under any other name), jurisdiction of organization or organizational identification number from those set forth in Schedule I hereto except as disclosed in Schedule I hereto.

(b) There is no pending or, to its knowledge, written notice threatening any action, suit, proceeding or claim affecting any Grantor before any Governmental Authority or any arbitrator, or any order, judgment or award issued by any Governmental Authority or arbitrator, in each case, that may adversely affect the grant by any Grantor, or the perfection, of the security interest purported to be created hereby in the Collateral, or the exercise by the Collateral Agent of any of its rights or remedies hereunder.

(c) All Federal, state and local tax returns and other reports required by applicable law to be filed by any Grantor have been filed, or extensions have been obtained, and all taxes, assessments and other governmental charges imposed upon any Grantor or any property of any Grantor (including, without limitation, all federal income and social security taxes on employees' wages) and which have become due and payable on or prior to the date hereof have been paid, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP.

(d) All Equipment, Fixtures, Goods and Inventory of each Grantor now existing are, and all Equipment, Fixtures, Goods and Inventory of each Grantor hereafter existing will be, located and/or based at the addresses specified therefor in Schedule III hereto, except that each Grantor will give the Collateral Agent written notice of any change in the location of any such Collateral within 20 days of such change, other than to locations set forth on Schedule III hereto (and with respect to which the Collateral Agent has filed financing statements and otherwise fully perfected its Liens thereon. Each Grantor's principal place of business and chief executive office, the place where each Grantor keeps its Records concerning the Collateral and all originals of all Chattel Paper are located and will continue to be located at the addresses specified therefor in Schedule III hereto. None of the Accounts is or will be evidenced by Promissory Notes or other Instruments.

(e) Set forth in Schedule IV hereto is a complete and accurate list, as of the date of this Agreement, of (i) each Pledged Debt specifying the debtor thereof and the outstanding principal amount thereof as of the Closing Date, Security and other Instrument owned by each Grantor, (ii) each Pledged Account of each Grantor, together with the name and address of each institution at which each such Pledged Account is maintained, the account number for each such Pledged Account and a description of the purpose of each such Pledged Account and (iii) the name of each Foreign Currency Controlled Account, together with the name and address of each institution at which each such Foreign Currency Controlled Account is maintained and the amount of cash or cash equivalents held in each such Foreign Currency Controlled Account. Set forth in Schedule II hereto is a complete and correct list of each trade name used by each Grantor and the name of, and each trade name used by, each Person from which each Grantor has acquired any substantial part of the Collateral. The Pledged Debt (solely with respect to Pledged Debt issued by a Person other than a Grantor or any Subsidiary, to the best of the Grantors' knowledge), are legal, valid and binding obligations of the issuers thereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles related to or limiting creditors' rights generally and by the availability of equitable remedies and defenses, regardless of whether enforcement is sought in an action or proceeding at law or in equity

(f) Each Grantor has delivered to the Collateral Agent complete and correct copies of each License described in Schedule II hereto, including all schedules and exhibits thereto, which represent all of the Licenses of the Grantors existing on the date of this Agreement. Each such License sets forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby or the rights of such Grantor or any of its Affiliates in respect thereof. Each material License now existing is, and any material License entered into in the future will be, the legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms. No default under any material License by any such party has occurred, nor does any defense, offset, deduction or counterclaim exist thereunder in favor of any such party.

(g) Each Grantor owns and controls, or otherwise possesses adequate rights to use, all of its Intellectual Property, which is the only Intellectual Property necessary to conduct its business in substantially the same manner as conducted as of the date hereof. Schedule II hereto sets forth a true and complete list of all Intellectual Property and Licenses owned or used by each Grantor as of the date hereof, and applications for grant or registration of Intellectual Property. To the knowledge of each Grantor, all such Intellectual Property of such Grantor is subsisting and in full force and effect, has not been adjudged invalid or unenforceable, is valid and enforceable and has not been abandoned in whole or in part. Except as set forth in Schedule II, no such Intellectual Property is the subject of any licensing or franchising agreement. Except as set forth in Schedule II, no Grantor has any knowledge of any infringement upon or conflict with the Patent, Trademark, Copyright, trade secret rights of others and, each Grantor is not now infringing or in conflict with any Patent, Trademark, Copyright, trade secret or similar rights of others, and to the knowledge of each Grantor, no other Person is now infringing or in conflict in any material respect with any such properties, assets and rights owned or used by each Grantor. No Grantor has received any notice that it is violating or has violated the Trademarks, Patents, Copyrights, inventions, trade secrets, proprietary information and technology, know-how, formulae, rights of publicity or other intellectual property rights of any third party.

(h) Each Grantor is and will be at all times the sole and exclusive owner of the Collateral pledged by such Grantor hereunder free and clear of any Liens, except for (i) Permitted Liens thereon and (ii) certain Intellectual Property rights of the Company which is jointly owned by the Company with certain third parties as described in Schedule II hereto. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording or filing office except such as (i) may have been filed in favor of the Collateral Agent and/or the Noteholders relating to this Agreement or the other Transaction Documents, and (ii) are securing Permitted Liens as of the date hereof and disclosed on Schedule VII hereto.

(i) The exercise by the Collateral Agent of any of its rights and remedies hereunder will not contravene any law or any contractual restriction binding on or otherwise affecting each Grantor or any of its properties and will not result in or require the creation of any Lien, upon or with respect to any of its properties.

(j) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority, is required for (i) the grant by each Grantor, or the perfection, of the security interest purported to be created hereby in the Collateral, or (ii) the exercise by the Collateral Agent of any of its rights and remedies hereunder, except for (A) the filing under the Code as in effect in the applicable jurisdiction of the financing statements described in Schedule V hereto, all of which financing statements have been duly filed and are in full force and effect, (B) with respect to any Pledged Accounts, and all cash and other property from time to time deposited therein, the execution of a Controlled Account Agreement with the depository or other institution with which the applicable Pledged Accounts are maintained, as provided in Section 6(i), (C) with respect to any Commodity Contracts, the execution of a control agreement with the commodity intermediary with which such Commodity Contract is carried, as provided in Section 6(i), (D) with respect to the perfection of any security interest created hereby in the United States Intellectual Property and Licenses, the recording of the appropriate Intellectual Property Security Agreement in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, (E) with respect to the perfection of any security interest created hereby in any foreign Intellectual Property and Licenses, registrations and filings in jurisdictions located outside of the United States and covering rights in such jurisdictions relating to such foreign Intellectual Property and Licenses, (F) with respect to the perfection of any security interest created hereby in any Letter-of-Credit Rights, the consent of the issuer of the applicable letter of credit to the assignment of proceeds as provided in the Code as in effect in the applicable jurisdiction, (G) with respect to any Investment Property constituting uncertificated securities, the applicable Grantor causing the issuer thereof either (i) to register the Collateral Agent as the registered owner of such securities or (ii) to agree in an authenticated record with such Grantor and the Collateral Agent that such issuer will comply with instructions with respect to such securities originated by the Collateral Agent without further consent of such Grantor, such authenticated record to be in form and substance satisfactory to the Collateral Agent, (H) with respect to any Investment Property constituting certificated securities or instruments, such items to be delivered to and held by or on behalf of the Collateral Agent pursuant hereto in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent, (I) with respect to any action that may be necessary to obtain control of Collateral constituting Commodity Contracts, Electronic Chattel Paper or Letter of Credit Rights, the taking of such actions, and (J) the Collateral Agent having possession of any and all Documents, Chattel Paper, Instruments and cash constituting Collateral (subclauses

(A) through (J) each a "**Perfection Requirement**" and collectively, the "**Perfection Requirements**").

(k) This Agreement creates in favor of the Collateral Agent a legal, valid and enforceable security interest in the Collateral, as security for the Obligations. The performance of the Perfection Requirements results in the perfection of such security interest in the Collateral. Such security interest is (or in the case of Collateral in which each Grantor obtains rights after the date hereof, will be), subject only to Permitted Liens and the Perfection Requirements, a first priority, valid, enforceable and perfected security interests in all personal property of each Grantor (other than Excluded Collateral). Such recordings and filings and all other action necessary to perfect and protect such security interest have been duly taken (and, in the case of Collateral in which any Grantor obtains rights after the date hereof, will be duly taken), except for the Collateral Agent's having possession of all Documents, Chattel Paper, Instruments and cash constituting Collateral after the date hereof and the other actions, filings and recordations described above, including the Perfection Requirements.

(l) As of the date hereof, no Grantor holds any Commercial Tort Claims or has knowledge of any pending Commercial Tort Claims, except for the Commercial Tort Claims described in Schedule VI.

(m) All of the Pledged Equity is presently owned by the applicable Grantor as set forth in Schedule IV free and clear of all Liens other than Permitted Liens, and is presently represented by the certificates listed on Schedule IV hereto (if applicable). As of the date hereof, there are no existing options, warrants, calls or commitments of any character whatsoever relating to the Pledged Equity other than as contemplated and permitted by the Transaction Documents. Each Grantor is the sole holder of record and the sole beneficial owner of the Pledged Equity, as applicable. None of the Pledged Equity has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject. The Pledged Equity constitutes 100% or such other percentage as set forth on Schedule IV of the issued and outstanding shares of Capital Stock of the applicable Pledged Entity. The Pledged Equity have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Equity (other than Pledged Equity consisting of limited liability company interests or partnership interests which, pursuant to the relevant organizational or formation documents, cannot be fully paid and non-assessable), are fully paid and non-assessable.

(n) Such Grantor (i) is a corporation, limited liability company or limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, (ii) has all requisite corporate, limited liability company or limited partnership power and authority to conduct its business as now conducted and as presently contemplated and to execute and deliver this Agreement and each other Transaction Document to which such Grantor is a party, and to consummate the transactions contemplated hereby and thereby and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not result in a Material Adverse Effect.

(o) The execution, delivery and performance by each Grantor of this Agreement and each other Transaction Document to which such Grantor is a party (i) have been duly authorized by all necessary corporate, limited liability company or limited partnership action, (ii) do not and will not contravene its charter or by-laws, limited liability company or operating agreement, certificate of partnership or partnership agreement, as applicable, or any applicable law or any contractual restriction binding on such Grantor or its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Transaction Document) upon or with respect to any of its assets or properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to it or its operations or any of its assets or properties.

(p) This Agreement and each of the other Transaction Documents to which any Grantor is or will be a party, when delivered, will be, a legal, valid and binding obligation of such Grantor, enforceable against such Grantor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, suretyship or other similar laws and equitable principles (regardless of whether enforcement is sought in equity or at law).

(q) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

SECTION 6. Covenants as to the Collateral. So long as any of the Obligations shall remain outstanding, unless the Collateral Agent shall otherwise consent in writing:

(a) Further Assurances. Each Grantor will, at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that the Collateral Agent may reasonably request in order to: (i) perfect and protect the security interest of the Collateral Agent created hereby; (ii) enable the Collateral Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral, including, without limitation, the Controlled Accounts; or (iii) otherwise effect the purposes of this Agreement, including, without limitation: (A) marking conspicuously all Chattel Paper and each License and, at the request of the Collateral Agent, each of its Records pertaining to the Collateral with a legend, in form and substance satisfactory to the Collateral Agent, indicating that such Chattel Paper, License or Collateral is subject to the security interest created hereby, (B) delivering and pledging to the Collateral Agent each Promissory Note, Security (subject to the limitations set forth in Section 3), Chattel Paper or other Instrument, now or hereafter owned by any Grantor, duly endorsed and accompanied by executed instruments of transfer or assignment, all in form and substance satisfactory to the Collateral Agent, (C) executing and filing (to the extent, if any, that any Grantor's signature is required thereon) or authenticating the filing of, such financing or continuation statements, or amendments thereto, as may be necessary or that the Collateral Agent may reasonably request in order to perfect and preserve the security interest created hereby, (D) furnishing to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral in each case as the Collateral Agent may reasonably request, all in reasonable detail, (E) if any Collateral shall be in the possession of a third party, notifying such Person of the Collateral Agent's security interest created hereby and obtaining a written acknowledgment from such Person, in form and

substance reasonably satisfactory to the Collateral Agent, that such Person holds possession of the Collateral for the benefit of the Collateral Agent (for the benefit the Noteholders), (F) if at any time after the date hereof, any Grantor acquires or holds any Commercial Tort Claim, promptly notifying the Collateral Agent in a writing signed by such Grantor setting forth a brief description of such Commercial Tort Claim and granting to the Collateral Agent a security interest therein and in the proceeds thereof, which writing shall incorporate the provisions hereof and shall be in form and substance satisfactory to the Collateral Agent, (G) upon the acquisition after the date hereof by any Grantor of any motor vehicle or other Equipment subject to a certificate of title or ownership (other than a motor vehicle or Equipment that is subject to a purchase money security interest), causing the Collateral Agent to be listed as the lienholder on such certificate of title or ownership and delivering evidence of the same to the Collateral Agent in accordance with Section 6(j) hereof; and (H) taking all actions required by the Code or by other law, as applicable, in any relevant Code jurisdiction, or by other law as applicable in any foreign jurisdiction.

(b) Location of Collateral. Each Grantor will keep the Collateral (i) at the locations specified therefor on Schedule III hereto, or (ii) at such other locations set forth on Schedule III and with respect to which the Collateral Agent has filed financing statements and otherwise fully perfected its Liens thereon, or (iii) at such other locations in the United States, provided that 30 days prior to any change in the location of any Collateral to such other location, or upon the acquisition of any Collateral to be kept at such other locations, the Grantors shall give the Collateral Agent written notice thereof and deliver to the Collateral Agent a new Schedule III indicating such new locations and such other written statements and schedules as the Collateral Agent may require.

(c) Condition of Equipment. Each Grantor will maintain or cause to be maintained and preserved in good condition, repair and working order, ordinary wear and tear excepted, the Equipment (necessary or useful to its business) and will forthwith, or in the case of any loss or damage to any Equipment of any Grantor within a commercially reasonable time after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith which are necessary or desirable, consistent with past practice, or which the Collateral Agent may request to such end. Any Grantor will promptly furnish to the Collateral Agent a statement describing in reasonable detail any such loss or damage in excess of $25,000 per occurrence to any Equipment.

(d) Taxes, Etc. Each Grantor agrees to pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment and Inventory, except to the extent the validity thereof is being contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves in accordance with GAAP have been set aside for the payment thereof.

(e) Insurance.

(i) Each Grantor will, at its own expense, maintain insurance (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks, in such form and with

responsible and reputable insurance companies or associations as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event, in amount, adequacy and scope reasonably satisfactory to the Collateral Agent.

(ii) To the extent requested by the Collateral Agent at any time and from time to time, each such policy for liability insurance shall provide for all losses to be paid on behalf of the Collateral Agent and any Grantor as their respective interests may appear, and each policy for property damage insurance shall provide for all losses to be adjusted with, and paid directly to, the Collateral Agent. In addition to and without limiting the foregoing, to the extent requested by the Collateral Agent at any time and from time to time, each such policy shall in addition (A) name the Collateral Agent as an additional insured party and/or loss payee, as applicable, thereunder (without any representation or warranty by or obligation upon the Collateral Agent) as its interests may appear, (B) contain an agreement by the insurer that any loss thereunder shall be payable to the Collateral Agent on its own account notwithstanding any action, inaction or breach of representation or warranty by any Grantor, (C) provide that there shall be no recourse against the Collateral Agent for payment of premiums or other amounts with respect thereto, and (D) provide that at least 30 days' prior written notice of cancellation, lapse, expiration or other adverse change shall be given to the Collateral Agent by the insurer. Any Grantor will, if so requested by the Collateral Agent, deliver to the Collateral Agent original or duplicate policies of such insurance (including certificates demonstrating compliance with this Section 6(e)) and, as often as the Collateral Agent may reasonably request, a report of a reputable insurance broker with respect to such insurance. Any Grantor will also, at the request of the Collateral Agent, execute and deliver instruments of assignment of such insurance policies and cause the respective insurers to acknowledge notice of such assignment.

(iii) Reimbursement under any liability insurance maintained by any Grantor pursuant to this Section 6(e) may be paid directly to the Person who shall have incurred liability covered by such insurance. In the case of any loss involving damage to Equipment or Inventory, to the extent paragraph (iv) of this Section 6(e) is not applicable, any proceeds of insurance involving such damage shall be paid to the Collateral Agent, and any Grantor will make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory, and any proceeds of insurance maintained by any Grantor pursuant to this Section 6(e) (except as otherwise provided in paragraph (iv) in this Section 6(e)) shall be paid by the Collateral Agent to any Grantor as reimbursement for the reasonable costs of such repairs or replacements.

(iv) Notwithstanding anything to the contrary in subsection 5(e)(iii) above, following and during the continuance of an Event of Default, all insurance payments in respect of each Grantor's properties and business shall be paid to the Collateral Agent and applied as specified in Section 8(b) hereof.

(f) Provisions Concerning the Accounts and the Licenses.

(i) Each Grantor will (A) give the Collateral Agent at least 30 days' prior written notice of any change in such Grantor's name, identity or organizational structure, (B) maintain its jurisdiction of incorporation, organization or formation as set forth in Schedule I hereto, (C) immediately notify the Collateral Agent upon obtaining an organizational identification number, if on the date hereof such Grantor did not have such identification number, and (D) keep adequate records concerning the Collateral and permit representatives of the Collateral Agent during normal business hours on reasonable notice to such Grantor, to inspect and make abstracts from such records.

(ii) Each Grantor will (except as otherwise provided in this subsection (f)), continue to collect, at its own expense, all amounts due or to become due under the Accounts. In connection with such collections, any Grantor may (and, at the Collateral Agent's direction, will) take such action as any Grantor or the Collateral Agent may deem necessary or advisable to enforce collection or performance of the Accounts; provided, however, that the Collateral Agent shall have the right at any time following the occurrence and during the continuance of an Event of Default to notify the Account Debtors or obligors under any Accounts of the assignment of such Accounts to the Collateral Agent and to direct such Account Debtors or obligors to make payment of all amounts due or to become due to any Grantor thereunder directly to the Collateral Agent or its designated agent and, upon such notification and at the expense of any Grantor and to the extent permitted by applicable law, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as any Grantor might have done. After receipt by any Grantor of a notice from the Collateral Agent that the Collateral Agent has notified, intends to notify, or has enforced or intends to enforce any Grantor's rights against the Account Debtors or obligors under any Accounts as referred to in the proviso to the immediately preceding sentence, (A) all amounts and proceeds (including Instruments) received by any Grantor in respect of the Accounts shall be received in trust for the benefit of the Collateral Agent hereunder (for the benefit the Noteholders), shall be segregated from other funds of any Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary endorsement) to be applied as specified in Section 8(b) hereof, and (B) no Grantor will adjust, settle or compromise the amount or payment of any Account or release wholly or partly any Account Debtor or obligor thereof or allow any credit or discount thereon. In addition, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may (in its sole and absolute discretion) direct any or all of the banks and financial institutions with which any Grantor either maintains a Deposit Account or a lockbox (including, without limitation, any Controlled Account) or deposits the proceeds of any Accounts to send immediately to the Collateral Agent by wire transfer (to such deposit account as the Collateral Agent shall specify, or in such other manner as the Collateral Agent shall direct) all or a portion of such securities, cash, investments and other items held by such institution. Any such securities, cash, investments and other items so received by the Collateral Agent shall be applied as specified in accordance with Section 8(b) hereof.

(iii) Upon the occurrence and during the continuance of any breach or default under any material License referred to in Schedule II hereto by any party thereto other than any Grantor, each Grantor party thereto will, promptly after obtaining

knowledge thereof, give the Collateral Agent written notice of the nature and duration thereof, specifying what action, if any, it has taken and proposes to take with respect thereto and thereafter will take reasonable steps to protect and preserve its rights and remedies in respect of such breach or default, or will obtain or acquire an appropriate substitute License.

(iv) Each Grantor will, at its expense, promptly deliver to the Collateral Agent a copy of each notice or other communication received by it by which any other party to any material License referred to in Schedule II hereto purports to exercise any of its rights or affect any of its obligations thereunder, together with a copy of any reply by such Grantor thereto.

(v) Each Grantor will exercise promptly and diligently each and every right which it may have under each material License (other than any right of termination) and will duly perform and observe in all respects all of its obligations under each material License and will take all action reasonably necessary to maintain such Licenses in full force and effect. No Grantor will, without the prior written consent of the Collateral Agent, cancel, terminate, amend or otherwise modify in any respect, or waive any provision of, any material License referred to in Schedule II hereto.

(g) Transfers and Other Liens.

(i) Except as otherwise expressly permitted in the other Transaction Documents, no Grantor shall, directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any Collateral whether in a single transaction or a series of related transactions, other than (A) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by such Grantor for value in the ordinary course of business consistent with past practices and (B) sales of Inventory and product in the ordinary course of business.

(ii) Except as permitted under Section 15(e) of the Notes, no Grantor shall, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on any of its Capital Stock.

(iii) No Grantor shall, directly or indirectly, without the prior written consent of the Required Holders, (A) issue any Notes (other than as contemplated by the Securities Purchase Agreement and the Notes) or (B) issue any other securities that would cause a breach or default under the Notes.

(iv) No Grantor shall enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it than would be obtainable in a comparable arm's length transaction with a Person that is not an Affiliate thereof.

(v) No Grantor will create, suffer to exist or grant any Lien upon or with respect to any Collateral other than a Permitted Lien.

(h) Intellectual Property.

(i) If applicable, each Grantor shall duly execute and deliver the applicable Intellectual Property Security Agreement. Each Grantor (either itself or through licensees) will, and will cause each licensee thereof to, take all action necessary to maintain all of the Intellectual Property in full force and effect, including, without limitation, using the proper statutory notices, numbers and markings (relating to patent, trademark and copyright rights) and using the Trademarks on each applicable trademark class of goods in order to so maintain the Trademarks in full force and free from any claim of abandonment for non-use, and each Grantor will not (nor permit any licensee thereof to) do any act or knowingly omit to do any act whereby any Intellectual Property may become abandoned, cancelled or invalidated; provided, however, that so long as no Event of Default has occurred and is continuing, no Grantor shall have an obligation to use or to maintain any Intellectual Property (A) that relates solely to any product or work, that is no longer necessary or material and has been, or is in the process of being, discontinued, abandoned or terminated in the ordinary course of business and consistent with the exercise of reasonable business judgment, (B) that is being replaced with Intellectual Property substantially similar to the Intellectual Property that may be abandoned or otherwise become invalid, so long as the failure to use or maintain such Intellectual Property does not materially adversely affect the validity of such replacement Intellectual Property and so long as such replacement Intellectual Property is subject to the Lien created by this Agreement and does not have a material adverse effect on the business of any Grantor or (C) that is substantially the same as another Intellectual Property that is in full force, so long the failure to use or maintain such Intellectual Property does not materially adversely affect the validity of such replacement Intellectual Property and so long as such other Intellectual Property is subject to the Lien and security interest created by this Agreement and does not have a material adverse effect on the business of any Grantor. Each Grantor will cause to be taken all necessary steps in any proceeding before the United States Patent and Trademark Office and the United States Copyright Office or any similar office or agency in any other country or political subdivision thereof to maintain each registration of the Intellectual Property and application for registration of Intellectual Property (other than the Intellectual Property described in the proviso to the immediately preceding sentence), including, without limitation, filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and payment of maintenance fees, filing fees, taxes or other governmental fees. If any Intellectual Property (other than Intellectual Property described in the proviso to the second sentence of subsection (i) of this clause (h)) is infringed, misappropriated, diluted or otherwise violated in any material respect by a third party, each Grantor shall (x) upon learning of such infringement, misappropriation, dilution or other violation, promptly notify the Collateral Agent and (y) promptly sue for infringement, misappropriation, dilution or other violation, seek injunctive relief where appropriate and recover any and all damages for such infringement, misappropriation, dilution or other violation, or take such other actions as such Grantor shall deem appropriate under the circumstances to protect such Intellectual Property. Each Grantor shall furnish to the Collateral Agent from time to time upon its

request statements and schedules further identifying and describing the Intellectual Property and Licenses and such other reports in connection with the Intellectual Property and Licenses as the Collateral Agent may reasonably request, all in reasonable detail and promptly upon request of the Collateral Agent, following receipt by the Collateral Agent of any such statements, schedules or reports, each Grantor shall modify this Agreement by amending Schedule II hereto, as the case may be, to include any Intellectual Property and License, as the case may be, which is or hereafter becomes part of the Collateral under this Agreement and shall execute and authenticate such documents and do such acts as shall be necessary or, in the reasonable judgment of the Collateral Agent, desirable to subject such Intellectual Property and Licenses to the Lien and security interest created by this Agreement. Notwithstanding anything herein to the contrary, upon the occurrence and during the continuance of an Event of Default, no Grantor may abandon, surrender or otherwise permit any Intellectual Property to become abandoned, cancelled or invalid without the prior written consent of the Collateral Agent, and if any Intellectual Property is infringed, misappropriated, diluted or otherwise violated in any material respect by a third party, each Grantor will take such reasonable action as the Collateral Agent shall deem appropriate under the circumstances to protect such Intellectual Property.

(ii) In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for the registration of any Patent, Trademark or Copyright or the United States Copyright Office or the United States Patent and Trademark Office, as applicable, or in any similar office or agency of the United States or any country or any political subdivision thereof unless it gives the Collateral Agent prior written notice thereof. Upon request of the Collateral Agent, any Grantor shall execute, authenticate and deliver any and all assignments, agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent's security interest hereunder in such Intellectual Property and the General Intangibles of any Grantor relating thereto or represented thereby, and each Grantor hereby appoints the Collateral Agent its attorney-in-fact to execute and/or authenticate and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed, and such power (being coupled with an interest) shall be irrevocable until all Obligations are Paid in Full.

(i) Pledged Accounts.

(A) Upon the Collateral Agent's written request, each Grantor shall cause each bank and other financial institution which maintains a Controlled Account (each a "**Controlled Account Bank**") to execute and deliver to the Collateral Agent, in form and substance satisfactory to the Collateral Agent, a Controlled Account Agreement with respect to such Controlled Account, duly executed by each Grantor and such Controlled Account Bank, pursuant to which such Controlled Account Bank among other things shall irrevocably agree, with respect to such Controlled Account, that (i) at any time after any Grantor, the Collateral Agent or any Buyer shall have notified such Controlled Account Bank that an Event of Default has occurred or is continuing, such Controlled Account Bank will comply with any and all instructions originated by the Collateral Agent directing the disposition of the funds in such Controlled Account without further

consent by such Grantor, (ii) such Controlled Account Bank shall waive, subordinate or agree not to exercise any rights of setoff or recoupment or any other claim against the applicable Controlled Account other than for payment of its service fees and other charges directly related to the administration of such Controlled Account and for returned checks or other items of payment, (iii) at any time after any Grantor, the Collateral Agent or any Buyer shall have notified such Controlled Account Bank that an Event of Default has occurred or is continuing, with respect to each such Controlled Account, such Controlled Account Bank shall not comply with any instructions, directions or orders of any form with respect to such Controlled Accounts other than instructions, directions or orders originated by the Collateral Agent, (iv) all funds deposited by any Grantor with such Controlled Account Bank shall be subject to a perfected, first priority security interest in favor of the Collateral Agent, and (v) upon receipt of written notice from the Collateral Agent during the continuance of an Event of Default, such Controlled Account Bank shall immediately send to the Collateral Agent by wire transfer (to such account as the Collateral Agent shall specify, or in such other manner as the Collateral Agent shall direct) all such funds and other items held by it. No Grantor shall create or maintain any Pledged Account without the prior written consent of the Collateral Agent and complying with the terms of this Agreement.

(B) If at any time after the Closing Date, the average daily balance of any Account that is not subject to a Controlled Account Agreement exceeds $10,000 during any calendar month (including the calendar month in which the Closing Date occurs), the Company shall, either (x) within two (2) Business Days following such date, transfer to a Controlled Account an amount sufficient to reduce the total aggregate amount of the cash in such Account to an amount not in excess of $10,000 or (y) within twenty-one (21) calendar days following the last day of such calendar month, deliver to the Collateral Agent a Controlled Account Agreement with respect to such Account, duly executed by such Grantor and the depositary bank in which such Account is maintained.

(C) Notwithstanding anything to the contrary contained in Section 6(i)(B) above, and without limiting any of the foregoing, if at any time on or after the date that is twenty-one (21) calendar days following the Closing Date, the total aggregate amount of the cash of the Company and any of its Subsidiaries, in the aggregate, that is not held in a Controlled Account exceeds $100,000 (the "**Maximum Free Cash Amount**"), the Company shall within two (2) Business Days following such date, either (x) transfer to a Controlled Account an amount sufficient to reduce the total aggregate amount of the cash that is not held in a Controlled Account to an amount not in excess of the Maximum Free Cash Amount or (y) deliver to the Collateral Agent a Controlled Account Agreement with respect to such Account (or Accounts), duly executed by such Grantor and the depositary bank in which such Account (or Accounts) is maintained, as necessary to reduce the total aggregate amount of the cash that is not held in a Controlled Account to an amount not in excess of the Maximum Free Cash Amount.

(j) Motor Vehicles.

(i) Upon the Collateral Agent's written request, each Grantor shall deliver to the Collateral Agent originals of the certificates of title or ownership for each motor vehicle with a value in excess of $10,000 owned by it, with the Collateral Agent listed as lienholder, for the benefit of the Noteholders.

(ii) Each Grantor hereby appoints the Collateral Agent as its attorney-in-fact, effective the date hereof and terminating upon the termination of this Agreement, for the purpose of (A) executing on behalf of such Grantor title or ownership applications for filing with appropriate Governmental Authorities to enable motor vehicles now owned or hereafter acquired by such Grantor to be retitled and the Collateral Agent listed as lienholder thereof, (B) filing such applications with such Governmental Authorities, and (C) executing such other agreements, documents and instruments on behalf of, and taking such other action in the name of, such Grantor as the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof (including, without limitation, for the purpose of creating in favor of the Collateral Agent a perfected Lien on the motor vehicles and exercising the rights and remedies of the Collateral Agent hereunder). This appointment as attorney-in-fact is coupled with an interest and is irrevocable until all of the Obligations are Paid in Full.

(iii) Any certificates of title or ownership delivered pursuant to the terms hereof shall be accompanied by odometer statements for each motor vehicle covered thereby.

(iv) So long as no Event of Default shall have occurred and be continuing, upon the request of any Grantor, the Collateral Agent shall execute and deliver to any Grantor such instruments as such Grantor shall reasonably request to remove the notation of the Collateral Agent as lienholder on any certificate of title for any motor vehicle; provided, however, that any such instruments shall be delivered, and the release effective, only upon receipt by the Collateral Agent of a certificate from any Grantor stating that such motor vehicle is to be sold or has suffered a casualty loss (with title thereto in such case passing to the casualty insurance company therefor in settlement of the claim for such loss) and the amount that any Grantor will receive as sale proceeds or insurance proceeds. Any proceeds of such sale or casualty loss shall be paid to the Collateral Agent hereunder immediately upon receipt, to be applied to the Obligations then outstanding.

(k) Control. Each Grantor hereby agrees to take any or all action that may be necessary or that the Collateral Agent may reasonably request in order for the Collateral Agent to obtain "control" in accordance with Sections 9-105 through 9-107 of the Code with respect to the following Collateral: (i) Electronic Chattel Paper, (ii) Investment Property, and (iii) Letter-of-Credit Rights.

(l) Inspection and Reporting. Each Grantor shall permit the Collateral Agent, or any agent or representatives thereof or such professionals or other Persons as the Collateral Agent may designate (at Grantors' sole cost and expense) (i) to examine and make copies of and abstracts from any Grantor's records and books of account, (ii) to visit and inspect its properties, (iii) to verify materials, leases, Instruments, Accounts, Inventory and other assets of any Grantor from time to time, and (iv) to conduct audits, physical counts, appraisals and/or valuations,

examinations at the locations of any Grantor. Each Grantor shall also permit the Collateral Agent, or any agent or representatives thereof or such attorneys, accountants or other professionals or other Persons as the Collateral Agent may designate to discuss such Grantor's affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives. Without limiting the foregoing, the Collateral Agent may, at any time, in the Collateral Agent's own name, in the name of a nominee of the Collateral Agent, or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of such Grantor, parties to contracts with such Grantor and/or obligors in respect of Instruments of such Grantor to verify with such Persons, to the Collateral Agent's satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper, payment intangibles and/or other receivables.

(m) Future Subsidiaries. If any Grantor hereafter creates or acquires any Subsidiary, simultaneously with the creation or acquisition of such Subsidiary, such Grantor shall (i) if such Subsidiary is a Domestic Subsidiary, cause such Subsidiary to become a party to this Agreement as an additional "Grantor" hereunder, (ii) deliver to the Collateral Agent updated Schedules to this Agreement, as appropriate (including, without limitation, an updated Schedule IV to reflect the grant by such Grantor of a Lien on all Pledged Equity now or hereafter owned by such Grantor), (iii) if such Subsidiary is a Domestic Subsidiary, cause such Subsidiary to duly execute and deliver a guaranty of the Obligations in favor of the Collateral Agent in form and substance acceptable to the Collateral Agent, (iv) deliver to the Collateral Agent the stock certificates representing all of the Capital Stock of such Subsidiary, along with undated stock powers for each such certificates, executed in blank (or, if any such shares of Capital Stock are uncertificated, confirmation and evidence reasonably satisfactory to the Collateral Agent that the security interest in such uncertificated securities has been transferred to and perfected by the Collateral Agent, in accordance with Sections 8-313, 8-321 and 9-115 of the Code or any other similar or local or foreign law that may be applicable), and (v) duly execute and/or cause to be delivered to the Collateral Agent, in form and substance acceptable to the Collateral Agent, such opinions of counsel and other documents as the Collateral Agent shall request with respect thereto; provided, however, that no Grantor shall be required to pledge any Excluded Collateral. Each Grantor hereby authorizes the Collateral Agent to attach such updated Schedules to this Agreement and agrees that all Pledged Equity listed on any updated Schedule delivered to the Collateral Agent shall for all purposes hereunder be considered Collateral. The Grantors agree that the pledge of the shares of Capital Stock acquired by a Grantor of Foreign Subsidiary may be supplemented by one or more separate pledge agreements, deeds of pledge, share charges, or other similar agreements or instruments, executed and delivered by the relevant Grantor in favor of the Collateral Agent, which pledge agreements will provide for the pledge of such shares of Capital Stock in accordance with the laws of the applicable foreign jurisdiction. With respect to such shares of Capital Stock, the Collateral Agent may, at any time and from time to time, in its sole discretion, take actions in such foreign jurisdictions that will result in the perfection of the Lien created in such shares of Capital Stock.

SECTION 7. Additional Provisions Concerning the Collateral.

(a) To the maximum extent permitted by applicable law, and for the purpose of taking any action that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, each Grantor hereby (i) authorizes the Collateral Agent to execute

any such agreements, instruments or other documents in such Grantor's name and to file such agreements, instruments or other documents in such Grantor's name and in any appropriate filing office, (ii) authorizes the Collateral Agent at any time and from time to time to file, one or more financing or continuation statements, and amendments thereto, relating to the Collateral (including, without limitation, any such financing statements that (A) describe the Collateral as "all assets" or "all personal property" (or words of similar effect) or that describe or identify the Collateral by type or in any other manner as the Collateral Agent may determine regardless of whether any particular asset of such Grantor falls within the scope of Article 9 of the Code or whether any particular asset of such Grantor constitutes part of the Collateral, and (B) contain any other information required by Part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including, without limitation, whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor) and (iii) ratifies such authorization to the extent that the Collateral Agent has filed any such financing or continuation statements, or amendments thereto, prior to the date hereof. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(b) Each Grantor hereby irrevocably appoints the Collateral Agent as its attorney-in-fact and proxy, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Collateral Agent's discretion, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, (i) to obtain and adjust insurance required to be paid to the Collateral Agent pursuant to Section 6(e) hereof, (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Collateral, (iii) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper in connection with clause (i) or (ii) above, (iv) to file any claims or take any action or institute any proceedings which the Collateral Agent may deem necessary or desirable for the collection of any Collateral or otherwise to enforce the rights of the Collateral Agent and the Noteholders with respect to any Collateral, (v) to execute assignments, licenses and other documents to enforce the rights of the Collateral Agent and the Noteholders with respect to any Collateral, and (vi) to verify any and all information with respect to any and all Accounts. This power is coupled with an interest and is irrevocable until all of the Obligations are Paid in Full.

(c) For the purpose of enabling the Collateral Agent to exercise rights and remedies hereunder, at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, assign, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof. Notwithstanding anything contained herein to the contrary, but subject to the provisions of the Securities Purchase Agreement that limit the right of any Grantor to dispose of its property, and Section 6(g) and Section 6(h) hereof, so long as no Event of Default shall have occurred and be continuing, any Grantor may exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose

of or take other actions with respect to the Intellectual Property in the ordinary course of its business and as otherwise expressly permitted by any of the other Transaction Documents. In furtherance of the foregoing, unless an Event of Default shall have occurred and be continuing, the Collateral Agent shall from time to time, upon the request of any Grantor, execute and deliver any instruments, certificates or other documents, in the form so requested, which such Grantor shall have certified are appropriate (in such Grantor's judgment) to allow it to take any action permitted above (including relinquishment of the license provided pursuant to this clause (c) as to any Intellectual Property). Further, upon the Payment in Full of all of the Obligations, the Collateral Agent (subject to Section 11(e) hereof) shall release and reassign to any Grantor all of the Collateral Agent's right, title and interest in and to the Intellectual Property, and the Licenses, all without recourse, representation or warranty whatsoever. The exercise of rights and remedies hereunder by the Collateral Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by each Grantor in accordance with the second sentence of this clause (c). Each Grantor hereby releases the Collateral Agent from any claims, causes of action and demands at any time arising out of or with respect to any actions taken or omitted to be taken by the Collateral Agent under the powers of attorney granted herein other than actions taken or omitted to be taken through the Collateral Agent's gross negligence or willful misconduct, as determined by a final determination of a court of competent jurisdiction.

(d) If any Grantor fails to perform any agreement or obligation contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement or obligation, in the name of such Grantor or the Collateral Agent, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor pursuant to Section 9 hereof and shall be secured by the Collateral.

(e) The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

(f) Anything herein to the contrary notwithstanding (i) each Grantor shall remain liable under the Licenses and otherwise with respect to any of the Collateral to the extent set forth therein to perform all of its obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its obligations under the Licenses or otherwise in respect of the Collateral, and (iii) the Collateral Agent shall not have any obligation or liability by reason of this Agreement under the Licenses or with respect to any of the other Collateral, nor shall the Collateral Agent be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(g) As long as no Event of Default shall have occurred and be continuing and until written notice shall be given to the applicable Grantor:

(i) Each Grantor shall have the right, from time to time, to vote and give consents with respect to the Pledged Equity, or any part thereof for all purposes not

inconsistent with the provisions of this Agreement, the Securities Purchase Agreement or any other Transaction Document; provided, however, that no vote shall be cast, and no consent shall be given or action taken, which would have the effect of impairing the position or interest of the Collateral Agent in respect of the Pledged Equity or which would authorize, effect or consent to (unless and to the extent expressly permitted by the Securities Purchase Agreement):

(A) the dissolution or liquidation, in whole or in part, of a Pledged Entity;

(B) the consolidation or merger of a Pledged Entity with any other Person;

(C) the sale, disposition or encumbrance of all or substantially all of the assets of a Pledged Entity, except for Liens in favor of the Collateral Agent;

(D) any change in the authorized number of shares, the stated capital or the authorized share capital of a Pledged Entity or the issuance of any additional shares of its Capital Stock; or

(E) the alteration of the voting rights with respect to the Capital Stock of a Pledged Entity.

(h) (i) Each Grantor shall be entitled, from time to time, to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Equity to the extent not in violation of the Securities Purchase Agreement other than any and all: (A) dividends and interest paid or payable other than in cash in respect of any Pledged Equity, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Equity; (B) dividends and other distributions paid or payable in cash in respect of any Pledged Equity in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in capital of a Pledged Entity; and (C) cash paid, payable or otherwise distributed, in respect of principal of, or in redemption of, or in exchange for, any Pledged Equity; provided, however, that until actually paid all rights to such distributions shall remain subject to the Lien created by this Agreement; and

(ii) all dividends and interest (other than such cash dividends and interest as are permitted to be paid to any Grantor in accordance with clause (i) above) and all other distributions in respect of any of the Pledged Equity, whenever paid or made, shall be delivered to the Collateral Agent to hold as Pledged Equity and shall, if received by any Grantor, be received in trust for the benefit of the Collateral Agent (for the benefit the Noteholders), be segregated from the other property or funds of such Grantor, and be forthwith delivered to the Collateral Agent as Pledged Equity in the same form as so received (with any necessary endorsement).

SECTION 8. Remedies Upon Event of Default; Application of Proceeds. If any Event of Default shall have occurred and be continuing:

(a) The Collateral Agent may exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein, in any other Transaction Document or otherwise available to it, all of the rights and remedies of a secured party upon default under the Code (whether or not the Code applies to the affected Collateral), and also may (i) take absolute control of the Collateral, including, without limitation, transfer into the Collateral Agent's name or into the name of its nominee or nominees (to the extent the Collateral Agent has not theretofore done so) and thereafter receive, for the benefit of the Noteholders, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof, (ii) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of its respective Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place or places to be designated by the Collateral Agent that is reasonably convenient to both parties, and the Collateral Agent may enter into and occupy any premises owned or leased by any Grantor where the Collateral or any part thereof is located or assembled for a reasonable period in order to effectuate the Collateral Agent's rights and remedies hereunder or under law, without obligation to any Grantor in respect of such occupation, and (iii) without notice except as specified below and without any obligation to prepare or process the Collateral for sale, (A) sell the Collateral or any part thereof in one or more parcels at public or private sale (including, without limitation, by credit bid), at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable and/or (B) lease, license or dispose of the Collateral or any part thereof upon such terms as the Collateral Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale or any other disposition of its respective Collateral shall be required by law, at least ten (10) days' notice to any Grantor of the time and place of any public sale or the time after which any private sale or other disposition of its respective Collateral is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale or other disposition of any Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor hereby waives any claims against the Collateral Agent and the Noteholders arising by reason of the fact that the price at which its respective Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree, and waives all rights that any Grantor may have to require that all or any part of such Collateral be marshaled upon any sale (public or private) thereof. Each Grantor hereby acknowledges that (i) any such sale of its respective Collateral by the Collateral Agent shall be made without warranty, (ii) the Collateral Agent may specifically disclaim any warranties of title, possession, quiet enjoyment or the like, and (iii) such actions set forth in clauses (i) and (ii) above shall not adversely affect the commercial reasonableness of any such sale of Collateral. In addition to the foregoing, (1) upon written notice to any Grantor from the Collateral Agent after and during the continuance of an Event of Default, such Grantor shall cease any use of the Intellectual Property or any trademark, patent or copyright similar thereto for any purpose described in such notice; (2) the Collateral Agent may, at any time and from time to time after and during the continuance of an Event of Default, upon 10 days' prior notice to such Grantor, license, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any of

the Intellectual Property, throughout the universe for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (3) the Collateral Agent may, at any time, pursuant to the authority granted in Section 7 hereof or otherwise (such authority being effective upon the occurrence and during the continuance of an Event of Default), execute and deliver on behalf of such Grantor, one or more instruments of assignment of the Intellectual Property (or any application or registration thereof), in form suitable for filing, recording or registration in any country.

(b) Any cash held by the Collateral Agent as Collateral and all Cash Proceeds received by the Collateral Agent in respect of any sale or disposition of or collection from, or other realization upon, all or any part of the Collateral shall be applied as follows (subject to the provisions of the Securities Purchase Agreement): first, to pay any fees, indemnities or expense reimbursements then due to the Collateral Agent (including those described in Section 9 hereof); second, to pay any fees, indemnities or expense reimbursements then due to the Noteholders, on a pro rata basis; third to pay interest due under the Notes owing to the Noteholders, on a pro rata basis; fourth, to pay or prepay principal in respect of the Notes, whether or not then due, owing to the Noteholders, on a pro rata basis; fifth, to pay or prepay any other Obligations, whether or not then due, in such order and manner as the Collateral Agent shall elect, consistent with the provisions of the Securities Purchase Agreement. Any surplus of such cash or Cash Proceeds held by the Collateral Agent and remaining after the Payment in Full of all of the Obligations shall be paid over to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

(c) In the event that the proceeds of any such sale, disposition, collection or realization are insufficient to pay all amounts to which the Collateral Agent and the Noteholders are legally entitled, each Grantor shall be, jointly and severally, liable for the deficiency, together with interest thereon at the highest rate specified in the Notes for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs, expenses and other charges of any attorneys employed by the Collateral Agent to collect such deficiency.

(d) To the extent that applicable law imposes duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Collateral Agent (i) to fail to incur expenses deemed significant by the Collateral Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to

dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss, collection or disposition of Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Collateral Agent, to obtain the services of brokers, investment bankers, consultants, attorneys and other professionals to assist the Collateral Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this section is to provide non-exhaustive indications of what actions or omissions by the Collateral Agent would be commercially reasonable in the Collateral Agent's exercise of remedies against the Collateral and that other actions or omissions by the Collateral Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this section. Without limitation upon the foregoing, nothing contained in this section shall be construed to grant any rights to any Grantor or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this section.

(e) The Collateral Agent shall not be required to marshal any present or future collateral security (including, but not limited to, this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the Collateral Agent's rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that any Grantor lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Collateral Agent's rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

SECTION 9. Indemnity and Expenses.

(a) Each Grantor agrees, jointly and severally, to defend, protect, indemnify and hold the Collateral Agent and each of the Noteholders harmless from and against any and all claims, damages, losses, liabilities, obligations, penalties, fees, costs and expenses (including, without limitation, reasonable legal fees, costs, expenses, and disbursements of such Person's counsel) to the extent that they arise out of or otherwise result from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent resulting from such Person's gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction no longer subject to appeal.

(b) Each Grantor agrees, jointly and severally, to pay to the Collateral Agent upon demand the amount of any and all costs and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for the Collateral Agent and of any experts and agents (including, without limitation, any collateral trustee which may act as agent of the Collateral Agent), which the Collateral Agent may incur in connection with (i) the preparation, negotiation,

execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder, or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.

SECTION 10. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, first-class postage prepaid and return receipt requested), telecopied, e-mailed or delivered, if to any Grantor, to the Company's address, or if to the Collateral Agent or any Noteholder, to it at its respective address, each as set forth in Section 9(f) of the Securities Purchase Agreement; or as to any such Person, at such other address as shall be designated by such Person in a written notice to all other parties hereto complying as to delivery with the terms of this Section 10. All such notices and other communications shall be effective (a) if sent by certified mail, return receipt requested, when received or three Business Days after deposited in the mails, whichever occurs first, (b) if telecopied or e-mailed, when transmitted (during normal business hours) and confirmation is received, and otherwise, the day after the notice or communication was transmitted and confirmation is received, or (c) if delivered in person, upon delivery. For the avoidance of doubt, all Foreign Subsidiaries, as Grantors, hereby appoint the Company as its agent for receipt of service of process and all notices and other communications in the United States at the address specified below.

SECTION 11. Miscellaneous.

(a) No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by each Grantor and the Collateral Agent (and approved by the Required Holders), and no waiver of any provision of this Agreement, and no consent to any departure by each Grantor therefrom, shall be effective unless it is in writing and signed by each Grantor and the Collateral Agent (and approved by the Required Holders), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, modification or waiver of this Agreement shall be effective to the extent that it (1) applies to fewer than all of the holders of Notes and Warrants or (2) imposes any obligation or liability on any holder of Notes or Warrants without such holder's prior written consent (which may be granted or withheld in such holder's sole discretion).

(b) No failure on the part of the Collateral Agent to exercise, and no delay in exercising, any right reasonably hereunder or under any of the other Transaction Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right reasonably preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Collateral Agent or any Noteholder or Warrantholder provided herein and in the other Transaction Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Collateral Agent or any Noteholder or Warrantholder under any of the other Transaction Documents against any party thereto are not conditional or contingent on any attempt by such Person to exercise any of its rights under any of the other Transaction Documents against such party or against any other Person, including but not limited to, any Grantor.

(c) Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(d) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until Payment in Full of the Obligations, and (ii) be binding on each Grantor and all other Persons who become bound as debtor to this Agreement in accordance with Section 9-203(d) of the Code and shall inure, together with all rights and remedies of the Collateral Agent and the Noteholders hereunder, to the benefit of the Collateral Agent and the Noteholders and their respective permitted successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, without notice to any Grantor, the Collateral Agent and the Noteholders may assign or otherwise transfer their rights and obligations under this Agreement and any of the other Transaction Documents, to any other Person and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Collateral Agent and the Noteholders herein or otherwise. Upon any such assignment or transfer, all references in this Agreement to the Collateral Agent or any such Noteholder shall mean the assignee of the Collateral Agent or such Noteholder. None of the rights or obligations of any Grantor hereunder may be assigned or otherwise transferred without the prior written consent of the Collateral Agent, and any such assignment or transfer without such consent of the Collateral Agent shall be null and void.

(e) Upon the Payment in Full of the Obligations, (i) this Agreement and the security interests created hereby shall terminate and all rights to the Collateral shall revert to the respective Grantor that granted such security interests hereunder, and (ii) the Collateral Agent will, upon any Grantor's request and at such Grantor's expense, (A) return to such Grantor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and (B) execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination, all without any representation, warranty or recourse whatsoever.

(f) Governing Law; Jurisdiction; Jury Trial.

(i) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

(ii) Each Grantor hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim, defense or objection that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each

party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under Section 9(f) of the Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Collateral Agent or the Noteholders from bringing suit or taking other legal action against any Grantor in any other jurisdiction to collect on a Grantor's obligations or to enforce a judgment or other court ruling in favor of the Collateral Agent or a Noteholder.

(iii) WAIVER OF JURY TRIAL, ETC. EACH GRANTOR IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

(iv) Each Grantor irrevocably and unconditionally waives any right it may have to claim or recover in any legal action, suit or proceeding referred to in this Section any special, exemplary, indirect, incidental, punitive or consequential damages.

(g) Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(h) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together constitute one and the same Agreement. Delivery of any executed counterpart of a signature page of this Agreement by pdf, facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

(i) This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Collateral Agent, any Noteholder or any other Person (upon (i) the occurrence of any Insolvency Proceeding of any of the Company or any Grantor or (ii) otherwise, in all cases as though such payment had not been made).

SECTION 12. Material Non-Public Information. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Agreement, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to the Collateral Agent and any applicable Noteholder contemporaneously with delivery of such notice, and in the absence of any such indication, the

Collateral Agent and each Noteholder shall be allowed to presume that all matters relating to such notice do not constitute material, non-public information relating to the Company or its Subsidiaries. Nothing contained in this Section 12 shall limit any obligations of the Company, or any rights of the Collateral Agent or any Noteholder, under Section 4(i) of the Securities Purchase Agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

GRANTORS:

Gaucho Group Holdings, Inc.

By: Scott Mathis
Name: Scott L. Mathis
Title: President & CEO

Gaucho Group, Inc.

By: Scott Mathis
Name: Scott L. Mathis
Title: President & CEO

Address for Notices:

112 NE 41st Street, Suite 106
Miami, FL 33137

ACCEPTED BY:

3i. LP, as Collateral Agent

By: ____________________________
Name:
Title:

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

GRANTORS:

Gaucho Group Holdings, Inc.

By: ______________________________
Name: Scott L. Mathis
Title: President & CEO

Gaucho Group, Inc.

By: ______________________________
Name: Scott L. Mathis
Title: President & CEO

Address for Notices:

112 NE 41st Street, Suite 106
Miami, FL 33137

ACCEPTED BY:

3i, LP, as Collateral Agent

DocuSigned by:

By: ______________________________
Name: Maier Tarlow
Title: Manager on Behalf of the GP

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This **INTELLECTUAL PROPERTY SECURITY AGREEMENT** (as amended, modified, supplemented, renewed, restated or replaced from time to time, this "**IP Security Agreement**"), dated February 21, 2023, is made by the Persons listed on the signature pages hereof (collectively, the "**Grantors**") in favor of 3i, LP, in its capacity as collateral agent (the "**Collateral Agent**") for the Noteholders. All capitalized terms not otherwise defined herein shall have the meanings respectively ascribed thereto in the Security Agreement (as defined below).

WHEREAS, Gaucho Group Holdings, Inc., a Delaware corporation (the "**Company**"), and each party listed as a "Buyer" therein (collectively, the "**Buyers**") are parties to that certain Securities Purchase Agreement, dated February 21, 2023, pursuant to which the Company shall be required to sell, and the Buyers shall purchase or have the right to purchase, the "Notes" (as defined therein) issued pursuant thereto (as such Notes may be amended, modified, supplemented, renewed, restated or replaced from time to time in accordance with the terms thereof, collectively, the "**Notes**") and the "Warrants" issued pursuant thereto (as such Warrants may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time in accordance with the terms thereof, collectively, the "**Warrants**");

WHEREAS, it is a condition precedent to the purchase of the Notes and Warrants under the Securities Purchase Agreement that each Grantor has executed and delivered that certain Security and Pledge Agreement, dated February 21, 2023, made by the Grantors to the Collateral Agent (as amended, modified, supplemented, renewed, restated or replaced from time to time, the "**Security Agreement**"); and

WHEREAS, under the terms of the Security Agreement, the Grantors have granted to the Collateral Agent, for the ratable benefit of the Collateral Agent and the Noteholders and Warrantholders, a security interest in, among other property, certain intellectual property of the Grantors, and have agreed as a condition thereof to execute this IP Security Agreement for recording with the U.S. Patent and Trademark Office, the United States Copyright Office and other governmental authorities.

WHEREAS, the Grantors have determined that the execution, delivery and performance of this IP Security Agreement directly benefits, and is in the best interest of, the Grantors.

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Buyers to perform under the Securities Purchase Agreement, each Grantor agrees with the Collateral Agent, for the benefit of the Noteholders and Warrantholders, as follows:

SECTION 1. Grant of Security. Each Grantor hereby grants to the Collateral Agent for the ratable benefit of the Collateral Agent and the Noteholders a security interest in all of such Grantor's right, title and interest in and to the following (the "**Collateral**"):

(i) the Patents and Patent applications set forth in Schedule A hereto;

(ii) the Trademark and service mark registrations and applications set forth in Schedule B hereto (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period

in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together with the goodwill symbolized thereby;

(iii) all Copyrights, whether registered or unregistered, now owned or hereafter acquired by such Grantor, including, without limitation, the copyright registrations and applications and exclusive copyright licenses set forth in Schedule C hereto;

(iv) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

(v) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

(vi) any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral of or arising from any of the foregoing.

SECTION 2. Security for Obligations. The grant of a security interest in, the Collateral by each Grantor under this IP Security Agreement secures the payment of all Obligations of such Grantor now or hereafter existing under or in respect of the Notes and the Transaction Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.

SECTION 3. Recordation. Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks and any other applicable government officer record this IP Security Agreement.

SECTION 4. Execution in Counterparts. This IP Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 5. Grants, Rights and Remedies. This IP Security Agreement has been entered into in conjunction with the provisions of the Security Agreement. Each Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

SECTION 6. Governing Law; Jurisdiction; Jury Trial.

(i) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

(ii) Each Grantor hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim, defense or objection that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under Section 9(f) of the Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Collateral Agent or the Noteholders from bringing suit or taking other legal action against any Grantor in any other jurisdiction to collect on a Grantor's obligations or to enforce a judgment or other court ruling in favor of the Collateral Agent or a Noteholder.

(iii) WAIVER OF JURY TRIAL, ETC. EACH GRANTOR IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

(iv) Each Grantor irrevocably and unconditionally waives any right it may have to claim or recover in any legal action, suit or proceeding referred to in this Section any special, exemplary, indirect, incidental, punitive or consequential damages.

[The remainder of the page is intentionally left blank]

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

GAUCHO GROUP HOLDINGS INC.

By: Scott Mathis
Name: Scott L. Mathis
Title: President & CEO

Address for Notices:

112 NE 41st Street, Suite 106
Miami, FL 33137

GAUCHO GROUP INC.

By: Scott Mathis
Name: Scott L. Mathis
Title: President & CEO

Address for Notices:

112 NE 41st Street, Suite 106
Miami, FL 33137

Schedule A
Patents

Grantor	Country	Title	Application or Patent No.	Application or Registration Date	Assignees
NONE					

Schedule B
Trademarks

Transaction Party	Country	Trademark	Application or Registration No.	Classes	Filing Date	Registration Date	Assignees
Gaucho Group Holdings Inc.	USA	GAUCHO BUENOS AIRES	6043175	18, 25	01/04/2018	04/28/2020	Gaucho Group, Inc.
			6180633 6521054	3, 24 14, 21	01/04/2018 01/04/2018	10/20/2020 10/12/2021	Gaucho Group, Inc.
Gaucho Group Holdings Inc.	USA		6872808	35	03/17/2022	10/11/2022	Gaucho Group, Inc.
Gaucho Group Holdings, Inc.	USA	BACCHUS COLLECTION	5938517	8, 14 21,24	08/1/2017	12/17/2019	Gaucho Group, Inc.

Schedule C
Copyrights

Grantor	Country	Title	Type of Work	Application or Registration No.	Issue Date	Assignees
N/A						

SCHEDULE I
Legal Names; Organizational Identification Numbers;
States or Jurisdictions or Organization

Grantor's Name	State of Organization	Federal Employer I.D.	Organizational I.D.
Gaucho Group Holdings, Inc.	Delaware	52-2158952	3026002

SCHEDULE II
Intellectual Property

See Schedules A, B & C
Licenses

Domain Names
List of Domains

algodon.life
algodonba.com
algodonbsas.com
algodonbuenosaires.com
algodoneurope.com
algodonfinewine.com
algodonfinewines.com
algodongroup.com
algodonholdings.com
algodonhotel.com
algodonhotels.com
algodonluxuryhotels.com
algodonmansion.com
algodonpartners.com
algodonresidentialestates.com
algodonwine.com
algodonwineestates.com
algodonwineresort.com
algodonwines.com
algodonwinestate.com
algodonwinestates.com
alvearave.com
alvearavenue.com
alvearboutique.com
alvearcoleccion.com
alvearcollection.com
alvearconnection.com
alvearnow.com
argentina-luxury.com
argentinacollection.com
argentinainvesting.com
argentinalux.com
argentinaluxury.com
argentinawealthreport.com
arglux.com
arlujo.com
arlux.com

arpima.com
avalvear.com
bonardaweek.com
boutiquealvear.com
casaalvear.com
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SCHEDULE III
Locations

Transaction Party	Chief Executive Office	Chief Place of Business	Books and Records	Inventory, Equipment, Etc.
Gaucho Group Holdings, Inc.	112 NE 41st Street, Suite 106 Miami, FL 33137	112 NE 41st Street, Suite 106 Miami, FL 33137	14 Benmore Ter., Bayonne, NJ 07002	112 NE 41st Street, Suite 106 Miami, FL 33137

SCHEDULE IV
Promissory Notes, Securities, Deposit Accounts
Securities Accounts and Commodities Accounts

Securities

Grantor	Name of Issuer / Pledged Entity	Number of Shares	Certificate No.(s)
Gaucho Group Holdings, Inc.	Gaucho Group Inc.	25,266,509 common shares	N/A
Gaucho Group Holdings, Inc.	Algodon Global Properties, LLC	100% membership interest	N/A
Gaucho Group Holdings, Inc.	InvestProperty Group, LLC	100% membership interest	N/A
Gaucho Group Holdings, Inc.	DPEC Capital, Inc.	100 common shares	N/A
Gaucho Group Holdings, Inc.	Gaucho Ventures I – Las Vegas, LLC	100% membership interest	N/A

Deposit Accounts, Securities Accounts and Commodities Accounts
N/A
Foreign Currency Controlled Accounts
N/A
Pledged Equity
See securities above

SCHEDULE V
Financing Statements

Grantor	Jurisdiction for Filing Financing Statements
2023 Note UCCs	Delaware

SCHEDULE VI
Commercial Tort Claims

None

SCHEDULE VII
Permitted Liens

N/A

EXHIBIT F

Execution

STOCKHOLDER PLEDGE AGREEMENT

This **STOCKHOLDER PLEDGE AGREEMENT** (this "**Agreement**"), dated as of February 21, 2023, is made by Scott L. Mathis, a natural person, with a principal residence at 1445 16th Street, Suite 403, Miami Beach, Florida 33139 (the "**Pledgor**"), Gaucho Group Holdings Inc., a Delaware corporation with offices located at 112 NE 41st Street, Suite 106, Miami, Florida 33137 (the "**Company**"), and the Secured Party listed on the signature page hereof (the "**Secured Party**").

WITNESSETH:

WHEREAS, pursuant to the Securities Purchase Agreement, dated as of February 21, 2023 (as amended, restated or otherwise modified from time to time, the "**Securities Purchase Agreement**") by and among the Company, the Secured Party and the other Buyers set forth on the signature page thereto (the "**Other Secured Party**"), the Company has agreed to sell, and each of the Secured Party and the other Buyers have agreed to purchase, the Notes and Warrants (as defined in the Securities Purchase Agreement); and

WHEREAS, in order to induce the Secured Party and the Other Secured Party to purchase, severally and not jointly, the Notes and Warrants as provided for in the Securities Purchase Agreement, the Pledgor has agreed to grant the Secured Party and the Other Secured Party a separate, continuing security interest in and to certain collateral in order to secure the prompt and complete payment, observance and performance of the Secured Obligations (as defined below).

NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Definitions and Rules of Interpretation.

(a) Definitions. Reference is made to the Securities Purchase Agreement and the Notes and Warrants for a statement of terms thereof. All terms used in this Agreement which are defined in the Securities Purchase Agreement or the Notes or Warrants or in Article 8 or Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the "**Code**") and which are not otherwise defined herein shall have the same meanings herein as set forth therein; provided, that terms used herein which are defined in the Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Secured Party may otherwise determine. In the event that any such term is defined in both the Securities Purchase Agreement, the Notes and Warrants and the Code, the definition of such term in the Securities Purchase Agreement or the Notes or Warrants shall control.

(b) Rules of Interpretation. Except as otherwise expressly provided in this Agreement, the following rules of interpretation apply to this Agreement: (i) the singular includes the plural and the plural includes the singular; (ii) "or" and "any" are not exclusive and "include" and "including" are not limiting; (iii) a reference to any agreement or other contract includes

permitted supplements and amendments; (iv) a reference to a law includes any amendment or modification to such law and any rules or regulations issued thereunder; (v) a reference to a person includes its permitted successors and assigns; and (vi) a reference in this Agreement to an Article, Section, Annex, Exhibit or Schedule is to the Article, Section, Annex, Exhibit or Schedule of this Agreement.

SECTION 2. Pledge and Grant of Security Interest. As collateral security for all of the Secured Obligations (as defined in Section 3 hereof), the Pledgor hereby pledges and assigns and grants to the Secured Party a separate, continuing security interest in, and Lien on, all of such Pledgor's right, title and interest in and to the following (collectively, the "**Pledged Collateral**"):

(a) The Pledgor's shares of Common Stock of the Company as set forth in Schedule I (as such Schedule is amended from time to time in accordance with the terms hereof), and all future, issued and outstanding share capital, or other equity or investment securities of, or partnership, membership, or joint venture interests in, the Company, including without limitation, whether or not evidenced or represented by any share certificate, certificated security or other instrument, together with the certificates representing such equity interests, all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, instruments, investment property and any other property (including, but not limited to, any share dividend and any distribution in connection with a share split) from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing and all cash and noncash proceeds thereof (collectively, the "**Pledged Shares**");

(b) all present and future increases, profits, combinations, reclassifications, and substitutes and replacements for all or part of the foregoing Pledged Shares heretofore described;

(c) all investment property, financial assets, securities, share capital, other equity interests, share options and commodity contracts of the Pledgor, all notes, debentures, bonds, promissory notes or other evidences of indebtedness payable or owing to the Pledgor, and all other assets now or hereafter received or receivable with respect to the foregoing Pledged Shares heretofore described;

(d) all securities entitlements of the Pledgor in any and all of the foregoing; and

(e) all proceeds (including proceeds of proceeds) of any and all of the foregoing; in each case, howsoever such Pledgor's interest therein may arise or appear (whether by ownership, security interest, Lien, claim or otherwise).

SECTION 3. Security for Secured Obligations. The security interest created hereby in the Pledged Collateral constitutes continuing collateral security for the prompt payment and due performance and observance of all of the following Secured Obligations (the "**Secured Obligations**"):

(a) all liabilities, obligations, or undertakings owing by the Company to the Secured Party of any kind or description arising out of or outstanding under, advanced or issued pursuant to, or evidenced by the Securities Purchase Agreement, the Notes and the Warrants or any of the other Transaction Documents, and

(b) all liabilities, obligations, or undertakings owing by Pledgor to the Secured Party under this Agreement, in each case with respect to the foregoing liabilities, obligations or undertakings, irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, liquidated or unliquidated, determined or undetermined, due or to become due, voluntary or involuntary, whether now existing or hereafter arising, and including all interest, costs, indemnities, fees (including attorney's fees), and expenses (including interest, costs, indemnities, fees, and expenses that, but for the provisions of the Bankruptcy Code, would have accrued irrespective of whether a claim therefor is allowed) and any and all other amounts which Company or Pledgor is required to pay pursuant to any of the foregoing, by law, or otherwise.

SECTION 4. Delivery of the Pledged Collateral.

(a) In accordance with the terms and conditions set forth in the Securities Purchase Agreement, the Pledgor shall deliver to the Secured Party as of date hereof a certificate and/or book entry statement with respect to the Pledged Shares to be initially held by such Security Party in such amounts as set forth on Schedule I attached hereto. As of any given date, with respect to all other promissory notes, certificates, instruments and after-acquired equity interest constituting Pledged Collateral from time to time or required to be pledged to the Secured Parties pursuant to the terms of this Agreement or the Securities Purchase Agreement, as applicable (collectively the "**Additional Collateral**") such amount equal to a fraction (i) the numerator of which is the principal amount of the Secured Party's Note on such given date and (ii) the denominator of which is the aggregate principal amount of all Notes outstanding as of such given date (the "**Secured Party Pro Rata Amount**") of such Additional Collateral shall be delivered to the Secured Party and the Other Secured Party promptly upon receipt thereof by or on behalf of the Pledgor. All such promissory notes, certificates and instruments shall be held by the Secured Party pursuant hereto and shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment or undated share powers executed in blank, all in form and substance reasonably satisfactory to the Secured Party. If any Pledged Collateral consists of uncertificated securities, unless the immediately following sentence is applicable thereto, the Pledgor shall cause each issuer of such securities to agree that it will comply with instructions originated by the Secured Party (or its designated custodian, nominee or other designee), with respect to such securities without further consent by the Pledgor. If any Pledged Collateral consists of securities entitlements, the Pledgor shall cause the applicable securities intermediary to agree that it will comply with entitlement orders by the Secured Party (or its designated custodian, nominee or other designee) without further consent by the Pledgor.

(b) Promptly upon the receipt by the Pledgor of any Additional Collateral, a Pledge Amendment, duly executed by the Pledgor, in substantially the form of Annex I hereto (a "**Pledge Amendment**"), shall be delivered to the Secured Party, in respect of the Additional Collateral which is or are to be pledged pursuant to this Agreement and the Securities Purchase Agreement, which Pledge Amendment shall from and after delivery thereof constitute part of Schedule I hereto. The Pledgor hereby authorizes the Secured Party to attach the Pledge Amendment to this Agreement and agrees that all promissory notes, certificates or instruments listed on any Pledge Amendment shall for all purposes hereunder constitute Pledged Collateral and the Pledgor shall be deemed upon delivery thereof to have made the representations and warranties set forth in Section 6 with respect to such Additional Collateral.

(c) If the Pledgor shall receive, by virtue of the Pledgor's being or having been an owner of any Pledged Collateral, any (i) share certificate (including, without limitation, any certificate representing a share dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, share split, spin-off or split-off), promissory note or other instrument, (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Pledged Collateral, or otherwise, (iii) dividends payable in cash (except such dividends permitted to be retained by the Pledgor pursuant to Section 8 hereof) or in securities or other property or (iv) dividends, distributions, cash, instruments, investment property and other property in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus (collectively, the "**Distribution Collateral**"), the Pledgor shall hold such Distribution Collateral in trust for the benefit of the Secured Party, shall segregate it from the Pledgor's other property and shall deliver the Secured Party Pro Rata Amount of such Distribution Collateral forthwith to the Secured Party in the exact form received, with any necessary endorsement and/or appropriate share powers duly executed in blank, to be held by the Secured Party as Pledged Collateral and as further collateral security for the Secured Obligations.

SECTION 5. Taxes.

(a) All payments made by the Pledgor hereunder or under any other Transaction Document shall be made in accordance with the terms of the respective Transaction Document and shall be made without set-off, counterclaim, deduction or other defense. All such payments shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the net income of any Secured Party by the jurisdiction in which the Secured Party is organized or where it has its principal lending office (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, "**Taxes**"). If the Pledgor shall be required to deduct or to withhold any Taxes from or in respect of any amount payable hereunder or under any other Transaction Document:

(i) the amount so payable shall be increased to the extent necessary so that after making all required deductions and withholdings (including Taxes on amounts payable to any Secured Party pursuant to this sentence) the Secured Party receives an amount equal to the sum it would have received had no such deduction or withholding been made,

(ii) the Pledgor shall make such deduction or withholding,

(iii) the Pledgor shall pay the full amount deducted or withheld to the relevant taxation authority in accordance with applicable law, and

(iv) as promptly as possible thereafter, the Pledgor shall send the Secured Party an official receipt (or, if an official receipt is not available, such other documentation as shall be satisfactory to the Secured Party, as the case may be) showing payment. In addition, the Pledgor agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery, registration or enforcement of,

or otherwise with respect to, this Agreement or any other Transaction Document (collectively, "**Other Taxes**").

(b) The Pledgor hereby indemnifies and agrees to hold the Secured Party (each an "**Indemnified Party**") harmless from and against Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 5) paid by any Indemnified Party as a result of any payment made hereunder or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Agreement or any other Transaction Document, and any liability (including penalties, interest and expenses for nonpayment, late payment or otherwise) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be paid within 30 days from the date on which the Secured Party makes written demand therefor, which demand shall identify the nature and amount of such Taxes or Other Taxes.

(c) If the Pledgor fails to perform any of its obligations under this Section 5, the Pledgor shall indemnify the Secured Party for any taxes, interest or penalties that may become payable as a result of any such failure. The obligations of the Pledgor under this Section 5 shall survive the termination of this Pledge Agreement and the payment of the Obligations and all other amounts payable hereunder.

SECTION 6. Representations and Warranties. The Pledgor represents and warrants as follows:

(a) The Pledgor has the legal capacity and all requisite power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms, except (a) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to, or affecting generally, the enforcement of creditors' and other obligees' rights and (b) where the remedy of specific performance or other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceeding may be brought. The Pledgor certifies that name and address set forth in the preamble is such pledgor's exact legal name and primary residential address.

(b) The Pledged Shares have been duly authorized and validly issued, are fully paid and nonassessable and the holders thereof are not entitled to any preemptive first refusal or other similar rights. All other shares constituting Pledged Collateral will be, when issued, duly authorized and validly issued, fully paid and nonassessable.

(c) The Pledgor is and will be at all times the legal and beneficial owner of the Pledged Collateral free and clear of any Lien, security interest, option or other charge or encumbrance except for the security interest and Lien created by this Agreement or any Permitted Liens.

(d) The exercise by any Secured Party of any of its rights and remedies hereunder will not contravene any law or any contractual restriction binding on or affecting the

Pledgor or any of the properties of the Pledgor and will not result in or require the creation of any Lien, security interest or other charge or encumbrance upon or with respect to any of the properties of the Pledgor other than pursuant to this Agreement and the other Transaction Documents, as defined in the Securities Purchase Agreement.

(e) No authorization or approval or other action by, and no notice to or filing with, any governmental authority is required to be obtained or made by the Pledgor for (i) the due execution, delivery and performance by the Pledgor of this Agreement, (ii) the grant by the Pledgor, or the perfection, of the security interest and Lien purported to be created hereby in the Pledged Collateral or (iii) the exercise by any Secured Party of any of its rights and remedies hereunder, except as may be required in connection with any sale of any Pledged Collateral by laws affecting the offering and sale of securities generally.

(f) This Agreement creates a valid security interest and Lien in favor of the Secured Party in the Pledged Collateral, as security for the Secured Obligations. The Secured Party having possession of the certificates representing the Pledged Shares and all other certificates, instruments and cash constituting Pledged Collateral from time to time results in the perfection of such security interest and Lien. Such security interest and Lien is, or in the case of Pledged Collateral in which the Pledgor obtains rights after the date hereof, will be, a perfected Lien, subject only to the Permitted Liens. All action necessary or desirable to perfect and protect such security interest and Lien has been duly taken, except for the Secured Party's having possession of certificates, instruments and cash constituting Pledged Collateral after the date hereof.

SECTION 7. Covenants as to the Pledged Collateral. So long as any Secured Obligations shall remain outstanding, the Pledgor will, unless the Secured Party, shall otherwise consent in writing:

(a) keep adequate records concerning the Pledged Collateral and permit the Secured Party, or any designees or representatives thereof at any time or from time to time during reasonable hours after prior written notice to examine and make copies of and abstracts from such records;

(b) at the Pledgor's expense, promptly deliver to the Secured Party a copy of each material notice or other material communication received by the Pledgor in respect of the Pledged Collateral;

(c) at the Pledgor's expense, defend the Secured Party's right, title and security interest in and to the Pledged Collateral against the claims of any Person;

(d) at the Pledgor's expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that any Secured Party may reasonably request in order to (i) perfect and protect, or maintain the perfection of, the security interest and Lien purported to be created hereby, (ii) enable the Secured Party to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral or (iii) otherwise effect the purposes of this Agreement, including, without limitation, delivering to the Secured Party irrevocable proxies in respect of the Pledged Collateral;

(e) not sell, assign (by operation of law or otherwise), exchange or otherwise dispose of any Pledged Collateral or any interest therein except as expressly permitted by the Securities Purchase Agreement or the Notes;

(f) not create or suffer to exist any Lien, upon or with respect to any Pledged Collateral except for the Lien created hereby or for any Permitted Lien;

(g) not make or consent to any amendment or other modification or waiver with respect to any Pledged Collateral or enter into any agreement or permit to exist any restriction with respect to any Pledged Collateral;

(h) except as expressly permitted by the Securities Purchase Agreement, not permit the issuance of (i) any additional shares of any class of share capital, partnership interests, member interests or other equity of the Company, (ii) any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any such shares of share capital or (iii) any warrants, options, contracts or other commitments entitling any Person to purchase or otherwise acquire any such shares of share capital;

(i) not issue any share certificate, certificated security or other instrument to evidence or represent any share capital, any partnership interest or membership interest described in Schedule I hereto; and

(j) not take or fail to take any action which would in any manner impair the validity or enforceability of the Secured Party's security interest in and Lien on any Pledged Collateral.

SECTION 8. Voting Rights, Dividends, Etc. in Respect of the Pledged Collateral.

(a) So long as no Event of Default (as defined in the Notes) shall have occurred and be continuing:

(i) the Pledgor may exercise any and all voting and other consensual rights pertaining to any Pledged Collateral for any purpose not inconsistent with the terms of this Agreement, the Securities Purchase Agreement or the Notes;

(ii) the Pledgor may receive and retain any and all dividends, interest or other distributions paid in respect of the Pledged Collateral to the extent permitted by the Securities Purchase Agreement; provided, however, that any and all (A) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Collateral, (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, and (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral, together with any dividend, distribution, interest or other payment which at the time of such dividend, distribution, interest or other payment was not permitted by the Securities Purchase Agreement, shall be, and shall forthwith be delivered to the Secured

Party in proportion to their Secured Party Pro Rata Amount to hold as, Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Secured Party, shall be segregated from the other property or funds of the Pledgor, and shall be forthwith delivered to the Secured Party in the exact form received with any necessary indorsement and/or appropriate share powers duly executed in blank, to be held by the Secured Party as Pledged Collateral and as further collateral security for the Secured Obligations; and

(iii) the Secured Party will execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) of this Section 8(a) and to receive the dividends, distributions, interest and other payments which it is authorized to receive and retain pursuant to paragraph (ii) of this Section 8(a), in each case, to the extent that the Secured Party has possession of such Pledged Collateral.

(b) Upon the occurrence and during the continuance of an Event of Default:

(i) all rights of the Pledgor to exercise the voting and other consensual rights which he would otherwise be entitled to exercise pursuant to paragraph (i) of subsection (a) of this Section 8, and to receive the dividends, distributions, interest and other payments which he would otherwise be authorized to receive and retain pursuant to paragraph (ii) of subsection (a) of this Section 8, shall cease, and all such rights shall thereupon become vested in the Secured Party which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends, distributions, interest and other payments;

(ii) without limiting the generality of the foregoing, the Secured Party may at its option exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other adjustment of any issuer of the Pledged Collateral or upon the exercise by any issuer of the Pledged Collateral of any right, privilege or option pertaining to any Pledged Collateral, and, in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as the Secured Party may determine; and

(iii) all dividends, distributions, interest and other payments which are received by the Pledgor contrary to the provisions of paragraph (i) of this Section 8(b) shall be received in trust for the benefit of the Secured Party, shall be segregated from other funds of the Pledgor, and shall be forthwith paid over to the Secured Party in proportion to the Secured Party Pro Rata Amount as Pledged Collateral in the exact form received with any necessary indorsement and/or appropriate share powers duly executed in blank, to be held by the Secured Party as Pledged Collateral and as further collateral security for the Secured Obligations.

SECTION 9. Additional Provisions Concerning the Pledged Collateral.

(a) The Pledgor hereby (i) authorizes the Secured Party to file one or more financing or continuation statements, and amendments thereto, relating to the Pledged Collateral, without the signature of the Pledgor where permitted by law, (ii) ratifies such authorization to the extent that the Secured Party has filed any such financing or continuation statements, or amendments thereto, without the signature of the Pledgor prior to the date hereof and (iii) authorizes the Secured Party to execute any agreements, instruments or other documents in the Pledgor's name and to file such agreements, instruments or other documents that are related to the security interest and Lien of the Secured Party in the Pledged Collateral or as provided under Article 8 or Article 9 of the Code or any other applicable uniform commercial code or other law in any appropriate filing office. Notwithstanding anything to the contrary contained herein, no Secured Party shall have any responsibility for the preparing, recording, filing, re-recording, or re-filing of any financing statement, continuation statement or other instrument in any public office.

(b) The Pledgor hereby irrevocably appoints the Secured Party as such Pledgor's attorney-in-fact and proxy, with full authority in the place and stead and in such Pledgor's name or otherwise, from time to time in the Secured Party's discretion to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of the Pledgor under Section 8(a) hereof), including, without limitation, to receive, indorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of any Pledged Collateral and to give full discharge for the same. This power is coupled with an interest and is irrevocable until the termination of this Agreement.

(c) If the Pledgor fails to perform any agreement or obligation contained herein, the Secured Party may perform, or cause performance of, such agreement or obligation, and the expenses of the Secured Party incurred in connection therewith shall be payable by the Pledgor pursuant to Section 11 hereof and shall be secured by the Pledged Collateral.

(d) Other than the exercise of reasonable care to assure the safe custody of the Pledged Collateral while held hereunder, no Secured Party shall have any duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Pledged Collateral upon surrendering it or tendering surrender of it to any of the Pledgor. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property, it being understood that no Secured Party shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral. The Secured Party agrees that, with respect to any Pledged Collateral at any time or times in its possession and in which any other Secured Party has a Lien, the Secured Party in possession of any such Pledged Collateral shall be the bailee of each other Secured Party solely for purposes of perfecting (to the extent not otherwise perfected) each other Secured Party's Lien in such Pledged Collateral, provided that no Secured Party shall be obligated to obtain or retain possession of any such Pledged Collateral. Without limiting the generality of the foregoing, the Secured Party and

Pledgor hereby agree that any Secured Party that is in possession of any Pledged Collateral at such time as the Secured Obligations owing to the Secured Party have been paid in full may deliver such Pledged Collateral to the Company or, if requested by any Secured Party prior to such delivery, may deliver such Pledged Collateral (unless otherwise restricted by applicable law or court order and subject in all events to the receipt of an indemnification of all liabilities arising from such delivery) to the requesting Secured Party, without recourse to or representation or warranty by the Secured Party in such possession. No later than the third business day after the Company's receipt of such Pledged Collateral, the Company shall deliver to the Secured Party with Secured Obligations then outstanding the Secured Party Pro Rata Amount of such Pledged Collateral.

(e) The powers conferred on the Secured Party hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for monies actually received by it hereunder, no Secured Party shall have any duty as to any Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral.

(f) Upon the occurrence and during the continuation of any Event of Default, the Secured Party may at any time in its discretion (i) without notice to the Pledgor, transfer or register in the name of the Secured Party or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights of the Pledgor under Section 8(a) hereof, and (ii) exchange certificates or instruments constituting Pledged Collateral for certificates or instruments of smaller or larger denominations. The Secured Party in its sole and absolute discretion may provide notice to Pledgor of such transfer or registration; provided, that, the failure to provide such notice shall not affect the rights of the Secured Party hereunder.

SECTION 10. Remedies Upon Default. If any Event of Default shall have occurred and be continuing:

(a) The Secured Party may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party on default under the Code then in effect in the State of New York; and without limiting the generality of the foregoing and without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or elsewhere, at such price or prices and on such other terms as the Secured Party may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to any of the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. No Secured Party shall be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale by the Secured Party from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) The Pledgor recognizes that it may be impracticable to effect a public sale of all or any part of the Pledged Shares or any other securities constituting Pledged Collateral and

that the Secured Party may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for its own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that no Secured Party shall have any obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933, as amended (the "**Securities Act**"). The Pledgor further acknowledges and agrees that any offer to sell such securities which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such an offer may be so advertised without prior registration under the Securities Act) or (ii) made privately in the manner described above to not less than fifteen (15) bona fide offerees shall be deemed to involve a "public disposition" for the purposes of Section 9-610 of the Code (or any successor or similar, applicable statutory provision) as then in effect in the State of New York, notwithstanding that such sale may not constitute a "public offering" under the Securities Act, and that any Secured Party may, in such event, bid for the purchase of such securities.

(c) Any cash held by any Secured Party as Pledged Collateral and all cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon, all or any part of the Pledged Collateral shall be applied (after payment of any amounts payable to the Secured Party pursuant to Section 11 hereof) by the Secured Party against, all or any part of the Secured Obligations in such order as the Secured Party shall elect consistent with the provisions of the Securities Purchase Agreement.

(d) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which any Secured Party is legally entitled, the Pledgor shall be jointly and severally liable for the deficiency, together with interest thereon at the highest rate specified in the Notes for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs and expenses of any attorneys employed by the Secured Party to collect such deficiency.

SECTION 11. Indemnity and Expenses.

(a) The Pledgor hereby agrees to indemnify and hold the Secured Party (and all of its officers, directors, employees, attorneys, consultants) harmless from and against any and all claims, damages, losses, liabilities, obligations, penalties, fees, costs and expenses (including, without limitation, reasonable legal fees and disbursements of counsel) to the extent that they arise out of or otherwise result from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities arising or resulting directly from such Person's gross negligence or willful misconduct as determined by a court of competent jurisdiction.

(b) The Pledgor shall be obligated for, and will upon demand pay to the Secured Party the reasonable amount of any and all out-of-pocket costs and expenses, including the reasonable fees and disbursements of the Secured Party's counsel and of any experts which the

Secured Party may incur in connection with (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Secured Party hereunder, or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

SECTION 12. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), sent by Federal Express or other recognized courier service (return receipt requested), emailed or delivered, if to the Pledgor, to him at the address specified in the Securities Purchase Agreement or if to the Secured Party, to it at the address specified in the Securities Purchase Agreement; or as to either such Person at such other address as shall be designated by such Person in a written notice to such other Person complying as to delivery with the terms of this Section 12. All such notices and other communications shall be effective (i) if sent by certified mail, postage prepaid, return receipt requested, when received or three (3) Business Days after mailing, whichever first occurs, (ii) if emailed, when transmitted and confirmation is received, provided same is on a Business Day and, if not, on the next Business Day or (iii) if delivered or sent by Federal Express or other recognized courier service (return receipt requested), upon delivery, provided same is on a Business Day and, if not, on the next Business Day.

SECTION 13. Security Interest Absolute. All rights of the Secured Party, all Liens and all obligations of the Pledgor hereunder shall be absolute and unconditional irrespective of: (i) any lack of validity or enforceability of the Securities Purchase Agreement, the Notes or any other Transaction Document, (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Secured Obligations, or any other amendment or waiver of or consent to any departure from the Securities Purchase Agreement, the Notes or any other Transaction Document, (iii) any exchange or release of, or non-perfection of any Lien on any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations, or (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Secured Obligations (other than the payment in full of the Secured Obligations or complete conversion to equity securities of the Company of all indebtedness obligations owed by the Company to the Secured Party under the Notes (including, without limitation, all principal, interest and fees related to the Notes)). All authorizations and agencies contained herein with respect to any of the Pledged Collateral are irrevocable and powers coupled with an interest.

SECTION 14. Beneficial Ownership. The Secured Party shall not have the right to exercise its rights under this Agreement and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, such Secured Party together with its other Attribution Parties collectively would beneficially own in excess of 4.99% (the "**Maximum Percentage**") of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by a Secured Party and its other Attribution Parties shall include the number of shares of Common Stock held by the Secured Party and all its other Attribution Parties plus the number of shares of Common Stock to be acquired by the Secured Party with respect to which the determination of such sentence is being made, but shall exclude

the remaining shares of Common Stock pledged to the Secured Party that are not then being acquired upon the Secured Party's exercise of its right hereunder and any shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of the Note beneficially owned by the Secured Party or any its other Attribution Parties, (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred shares or warrants, including, without limitation, the Warrants) beneficially owned by the Secured Party or any its other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 14. For purposes of this Section 14, beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. For purposes of determining the number of outstanding shares of Common Stock a Secured Party may acquire upon exercise of its rights hereunder at any time of determination without exceeding the Maximum Percentage, the Secured Party may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company's most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of a Secured Party, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Secured party the number of shares of Common Stock then outstanding. In the event that the exercise of rights by a Secured Party hereunder and transfer of shares of Common Stock from the Pledgor to the Secured Party hereunder would result in the Secured Party and its other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the transfer from the Pledgor to the Secured Party of such number of shares by which the Secured Party's and its other Attribution Parties' aggregate beneficial ownership exceeds the Maximum Percentage (the "**Excess Shares**") shall be deemed null and void and shall be cancelled ab initio, and the Secured Party shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, a Secured Party may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Secured Party and its other Attribution Parties and not to any other Secured Party that is not an Attribution Party of the Secured Party. For purposes of clarity, the shares of Common Stock in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Secured Party for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability of a Secured Party to exercise its rights hereunder and acquire any shares of Common Stock from the Pledgor to the Secured Party pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of transferability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 14 to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 14 or to make changes or supplements necessary or desirable

to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor Secured Party.

SECTION 15. Acknowledgment.

(a) The Secured Party hereby agrees and acknowledges that no other Secured Party has agreed to act for it as an administrative or collateral agent, and the Secured Party is and shall remain solely responsible for the attachment, perfection and priority of all Liens created by this Agreement or any other Security Document in favor of the Secured Party. No Secured Party shall have by reason of this Agreement or any other Transaction Document an agency or fiduciary relationship with any other Secured Party. No Secured Party (which term, as used in this sentence, shall include reference to the Secured Party's officers, directors, employees, attorneys, agents and affiliates and to the officers, directors, employees, attorneys and agents of the Secured Party's affiliates) shall: (i) have any duties or responsibilities except those expressly set forth in this Agreement and the other Security Documents or (ii) be required to take, initiate or conduct any enforcement action (including any litigation, foreclosure or collection proceedings hereunder or under any of the other Security Documents). Without limiting the foregoing, no Secured Party shall have any right of action whatsoever against any other Secured Party as a result of the Secured Party acting or refraining from acting hereunder or under any of the Security Documents except as a result and to the extent of losses caused by the Secured Party's actual gross negligence or willful misconduct. No Secured Party assumes any responsibility for any failure or delay in performance or breach by the Pledgor or any Secured Party of its obligations under this Agreement or any other Transaction Document. No Secured Party makes to any other Secured Party any express or implied warranty, representation or guarantee with respect to any Secured Obligations, Pledged Collateral, Transaction Document or the Pledgor. No Secured Party nor any of its officers, directors, employees, attorneys or agents shall be responsible to any other Secured Party or any of its officers, directors, employees, attorneys or agents for: (i) any recitals, statements, information, representations or warranties contained in any of the Transaction Documents or in any certificate or other document furnished pursuant to the terms hereof; (ii) the execution, validity, genuineness, effectiveness or enforceability of any of the Transaction Documents; (iii) the validity, genuineness, enforceability, collectability, value, sufficiency or existence of any Pledged Collateral, or the attachment, perfection or priority of any Lien therein; or (iv) the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of the Pledgor. No Secured Party nor any of its officers, directors, employees, attorneys or agents shall have any obligation to any other Secured Party to ascertain or inquire into the existence of any default or Event of Default, the observance or performance by the Pledgor of any of the duties or agreements of the Pledgor under any of the Transaction Documents or the satisfaction of any conditions precedent contained in any of the Transaction Documents.

(b) The Secured Party hereby acknowledges and represents that it has, independently and without reliance upon any other Secured Party, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of the Pledgor and the Company and its own decision to enter into the Transaction Documents and to purchase the Notes and Warrants, and the Secured Party has made such inquiries concerning the Transaction Documents, the Pledged Collateral, the Company and the Pledgor as the Secured Party feels necessary and appropriate, and has taken such care on its own behalf as would have been the case had it entered into the Transaction Documents without any other Secured Party. The Secured Party

hereby further acknowledges and represents that the Other Secured Party have not made any representations or warranties to it concerning the Pledgor, any of the Pledged Collateral or the legality, validity, sufficiency or enforceability of any of the Transaction Documents. The Secured Party also hereby acknowledges that it will, independently and without reliance upon the Other Secured Party, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in taking or refraining to take any other action under this Agreement or the Transaction Documents. The Secured Party shall not have any duty or responsibility to provide the Other Secured Party with any notices, reports or certificates furnished to the Secured Party by the Pledgor or any credit or other information concerning the affairs, financial condition, business or assets of the Company (or any of its affiliates) or any Pledgor which may come into possession of the Secured Party.

SECTION 16. Miscellaneous.

(a) No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the Pledgor and the Secured Party, and no waiver of any provision of this Agreement, and no consent to any departure by the Pledgor therefrom, shall be effective unless it is in writing and signed by the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder or under any other Transaction Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Secured Party provided herein and in the other Transaction Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Secured Party under any Transaction Document against any party thereto are not conditional or contingent on any attempt by the Secured Party to exercise any of its rights under any other Transaction Document against such party or against any other Person.

(c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(d) This Agreement shall create a continuing security interest in and Lien on the Pledged Collateral and shall (i) remain in full force and effect until the termination of this Agreement in accordance with the terms hereof and (ii) be binding on the Pledgor and such Pledgor's heirs and assigns and shall inure, together with all rights and remedies of the Secured Party and its successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, the Secured Party may assign or otherwise transfer its rights and obligations under this Agreement and any other Transaction Document to any other Person pursuant to the terms of the Securities Purchase Agreement, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Secured Party herein or otherwise. Upon any such assignment or transfer, all references in this Agreement to the Secured Party shall mean the assignee of the Secured Party. None of the rights or obligations of the Pledgor

hereunder may be assigned or otherwise transferred without the prior written consent of the Secured Party, and any such assignment or transfer without such consent shall be null and void.

(e) Notwithstanding anything to the contrary in this Agreement, (i) this Agreement (along with all powers of attorney granted hereunder) and the security interests and Lien created hereby shall terminate and all rights to the Pledged Collateral shall revert to the Pledgor upon the repayment in full and/or complete conversion to equity securities of the Company of all indebtedness obligations owed by the Company to the Secured Party under the Notes (including, without limitation, all principal, interest and fees related to the Notes), and (ii) the Secured Party will, upon the Pledgor's request and at the Pledgor's expense, (A) return to the Pledgor such of the Pledged Collateral (to the extent delivered to the Secured Party) as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof, and (B) execute and deliver to the Pledgor, without recourse, representation or warranty, such documents as the Pledgor shall reasonably request to evidence such termination.

(f) The internal laws, and not the laws of conflicts, of the State of New York shall govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties, except as required by mandatory provisions of law and except to the extent that the validity and perfection or the perfection and the effect of perfection or non-perfection of the security interest and Lien created hereby, or remedies hereunder, in respect of any particular Pledged Collateral are governed by the law of a jurisdiction other than the State of New York.

(g) Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in Manhattan or the Commercial Division, Civil Branch of the Supreme Court of the State of New York sitting in New York County in connection with any suit, action or proceeding directly or indirectly arising out of, under or in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby. No party to this Agreement may move to (i) transfer any such suit, action or proceeding brought in such New York court or federal court to another jurisdiction, (ii) consolidate any such suit, action or proceeding brought in such New York court or federal court with a suit, action or proceeding in another jurisdiction or (iii) dismiss any such suit, action or proceeding brought in such New York court or federal court for the purpose of bringing the same in another jurisdiction. Each party to this Agreement agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or the other Transaction Documents in any New York court sitting in New York County or any federal court sitting in the Southern District of New York. The Pledgor or any of its properties, assets (including, without limitation, the Pledged Shares) or revenues does not have any right of immunity under New York law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of New York or United States federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or

for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement; and, to the extent that the Pledgor, or any of its properties, assets (including, without limitation, the Pledged Shares) or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Pledgor hereby waives such right to the extent permitted by law and hereby consents to such relief and enforcement as provided in this Agreement and the other Transaction Documents.

(h) The Company has appointed Incorporating Services, Ltd. as its agent for service of process in New York. The Pledgor hereby appoints Incorporating Services, Ltd.as its agent for service of process in New York. Nothing contained herein shall affect the right of the Secured Party to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Pledgor or any property of the Pledgor in any other jurisdiction.

(i) The Pledgor irrevocably and unconditionally waives any right he may have to claim or recover in any legal action, suit or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

(j) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR OTHER TRANSACTION DOCUMENTS.

(k) The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(l) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Pledgor, the Company and the Secured Party have executed and delivered this Agreement as of the date first above written.

PLEDGOR:

Scott L. Mathis

Scott L. Mathis

COMPANY:
GAUCHO GROUP HOLDINGS, INC.

By: Scott L. Mathis
Name: Scott L. Mathis
Title: President & CEO

SECURED PARTY:
3i, LP

By: ____________________
Name:
Title:

IN WITNESS WHEREOF, the Pledgor, the Company and the Secured Party have executed and delivered this Agreement as of the date first above written.

PLEDGOR:

Scott L. Mathis

COMPANY:
GAUCHO GROUP HOLDINGS INC.

By: ______________________________

Name: Scott L. Mathis
Title: President & CEO

SECURED PARTY:
3i, LP

DocuSigned by:

By: ______________________________

Name: Maier Tarlow
Title: Manager on Behalf of the GP

SCHEDULE I TO PLEDGE AGREEMENT

Pledged Shares

Pledgor	Name of Issuer	Aggregate Number of Pledged Shares	% Ownership of Outstanding Shares	Class	Secured Party to Initially Hold Certificate with respect to such Pledged Shares
Scott L. Mathis	Gaucho Group Holdings, Inc.	228,550	4.3%	Common	3i, LP
Scott L. Mathis	Gaucho Group Holdings, Inc.	132,881*	2.4%	Common	3i, LP
THE WOW GROUP LLC	Gaucho Group Holdings, Inc.	20,986	0.4%	Common	3i, LP
TOTAL		382,417	7.1%		

*Consists of 108,520 restricted stock units and options to purchase 24,361 shares of common stock pursuant to the Company's 2018 equity incentive plan

ANNEX I

TO

PLEDGE AGREEMENT

PLEDGE AMENDMENT

This Pledge Amendment, dated ●, 20●, is delivered pursuant to Section 4 of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge Agreement, dated as of _____ __, 2023, made by ___________ in favor of the Secured Party signatory thereto (the "**Secured Party**") as it may heretofore have been or hereafter may be amended or otherwise modified or supplemented from time to time and that the Pledged Shares (or other equity interest) listed on this Pledge Amendment shall be hereby pledged and assigned to the Secured Party and become part of the Pledged Collateral referred to in such Pledge Agreement and shall secure all of the obligations referred to in such Pledge Agreement.

Pledged Shares

Pledgor	Name of Issuer	Number of Shares	Class	Certificate No(s)

PLEDGOR:

[ ]

EXHIBIT G

Execution

STOCKHOLDER PLEDGE AGREEMENT

This **STOCKHOLDER PLEDGE AGREEMENT** (this "**Agreement**"), dated as of February 21, 2023, is made by The WOW Group, LLC, a Delaware limited liability company, with a principal place of business located at 112 NE 41st Street, Suite 106, Miami, Florida 33137 (the "**Pledgor**"), Gaucho Group Holdings Inc., a Delaware corporation with offices located at 112 NE 41st Street, Suite 106, Miami, Florida 33137 (the "**Company**"), and the Secured Party listed on the signature page hereof (the "**Secured Party**").

W I T N E S S E T H:

WHEREAS, pursuant to the Securities Purchase Agreement, dated as of February 21, 2023 (as amended, restated or otherwise modified from time to time, the "**Securities Purchase Agreement**") by and among the Company, the Secured Party and the other Buyers set forth on the signature page thereto (the "**Other Secured Party**"), the Company has agreed to sell, and each of the Secured Party and the other Buyers have agreed to purchase, the Notes and Warrants (as defined in the Securities Purchase Agreement); and

WHEREAS, in order to induce the Secured Party and the Other Secured Party to purchase, severally and not jointly, the Notes and Warrants as provided for in the Securities Purchase Agreement, the Pledgor has agreed to grant the Secured Party and the Other Secured Party a separate, continuing security interest in and to certain collateral in order to secure the prompt and complete payment, observance and performance of the Secured Obligations (as defined below).

NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Definitions and Rules of Interpretation.

(a) Definitions. Reference is made to the Securities Purchase Agreement and the Notes and Warrants for a statement of terms thereof. All terms used in this Agreement which are defined in the Securities Purchase Agreement or the Notes or Warrants or in Article 8 or Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the "**Code**") and which are not otherwise defined herein shall have the same meanings herein as set forth therein; provided, that terms used herein which are defined in the Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Secured Party may otherwise determine. In the event that any such term is defined in both the Securities Purchase Agreement, the Notes and Warrants and the Code, the definition of such term in the Securities Purchase Agreement or the Notes or Warrants shall control.

(b) Rules of Interpretation. Except as otherwise expressly provided in this Agreement, the following rules of interpretation apply to this Agreement: (i) the singular includes the plural and the plural includes the singular; (ii) "or" and "any" are not exclusive and "include" and "including" are not limiting; (iii) a reference to any agreement or other contract includes

permitted supplements and amendments; (iv) a reference to a law includes any amendment or modification to such law and any rules or regulations issued thereunder; (v) a reference to a person includes its permitted successors and assigns; and (vi) a reference in this Agreement to an Article, Section, Annex, Exhibit or Schedule is to the Article, Section, Annex, Exhibit or Schedule of this Agreement.

SECTION 2. Pledge and Grant of Security Interest. As collateral security for all of the Secured Obligations (as defined in Section 3 hereof), the Pledgor hereby pledges and assigns and grants to the Secured Party a separate, continuing security interest in, and Lien on, all of such Pledgor's right, title and interest in and to the following (collectively, the "**Pledged Collateral**"):

(a) The Pledgor's shares of Common Stock of the Company as set forth in Schedule I (as such Schedule is amended from time to time in accordance with the terms hereof), and all future, issued and outstanding share capital, or other equity or investment securities of, or partnership, membership, or joint venture interests in, the Company, including without limitation, whether or not evidenced or represented by any share certificate, certificated security or other instrument, together with the certificates representing such equity interests, all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, instruments, investment property and any other property (including, but not limited to, any share dividend and any distribution in connection with a share split) from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing and all cash and noncash proceeds thereof (collectively, the "**Pledged Shares**");

(b) all present and future increases, profits, combinations, reclassifications, and substitutes and replacements for all or part of the foregoing Pledged Shares heretofore described;

(c) all investment property, financial assets, securities, share capital, other equity interests, share options and commodity contracts of the Pledgor, all notes, debentures, bonds, promissory notes or other evidences of indebtedness payable or owing to the Pledgor, and all other assets now or hereafter received or receivable with respect to the foregoing Pledged Shares heretofore described;

(d) all securities entitlements of the Pledgor in any and all of the foregoing; and

(e) all proceeds (including proceeds of proceeds) of any and all of the foregoing; in each case, howsoever such Pledgor's interest therein may arise or appear (whether by ownership, security interest, Lien, claim or otherwise).

SECTION 3. Security for Secured Obligations. The security interest created hereby in the Pledged Collateral constitutes continuing collateral security for the prompt payment and due performance and observance of all of the following Secured Obligations (the "**Secured Obligations**"):

(a) all liabilities, obligations, or undertakings owing by the Company to the Secured Party of any kind or description arising out of or outstanding under, advanced or issued pursuant to, or evidenced by the Securities Purchase Agreement, the Notes and the Warrants or any of the other Transaction Documents, and

(b) all liabilities, obligations, or undertakings owing by Pledgor to the Secured Party under this Agreement, in each case with respect to the foregoing liabilities, obligations or undertakings, irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, liquidated or unliquidated, determined or undetermined, due or to become due, voluntary or involuntary, whether now existing or hereafter arising, and including all interest, costs, indemnities, fees (including attorney's fees), and expenses (including interest, costs, indemnities, fees, and expenses that, but for the provisions of the Bankruptcy Code, would have accrued irrespective of whether a claim therefor is allowed) and any and all other amounts which Company or Pledgor is required to pay pursuant to any of the foregoing, by law, or otherwise.

SECTION 4. Delivery of the Pledged Collateral.

(a) In accordance with the terms and conditions set forth in the Securities Purchase Agreement, the Pledgor shall deliver to the Secured Party as of date hereof a certificate and/or book entry statement with respect to the Pledged Shares to be initially held by such Security Party in such amounts as set forth on Schedule I attached hereto. As of any given date, with respect to all other promissory notes, certificates, instruments and after-acquired equity interest constituting Pledged Collateral from time to time or required to be pledged to the Secured Parties pursuant to the terms of this Agreement or the Securities Purchase Agreement, as applicable (collectively the "**Additional Collateral**") such amount equal to a fraction (i) the numerator of which is the principal amount of the Secured Party's Note on such given date and (ii) the denominator of which is the aggregate principal amount of all Notes outstanding as of such given date (the "**Secured Party Pro Rata Amount**") of such Additional Collateral shall be delivered to the Secured Party and the Other Secured Party promptly upon receipt thereof by or on behalf of the Pledgor. All such promissory notes, certificates and instruments shall be held by the Secured Party pursuant hereto and shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment or undated share powers executed in blank, all in form and substance reasonably satisfactory to the Secured Party. If any Pledged Collateral consists of uncertificated securities, unless the immediately following sentence is applicable thereto, the Pledgor shall cause each issuer of such securities to agree that it will comply with instructions originated by the Secured Party (or its designated custodian, nominee or other designee), with respect to such securities without further consent by the Pledgor. If any Pledged Collateral consists of securities entitlements, the Pledgor shall cause the applicable securities intermediary to agree that it will comply with entitlement orders by the Secured Party (or its designated custodian, nominee or other designee) without further consent by the Pledgor.

(b) Promptly upon the receipt by the Pledgor of any Additional Collateral, a Pledge Amendment, duly executed by the Pledgor, in substantially the form of Annex I hereto (a "**Pledge Amendment**"), shall be delivered to the Secured Party, in respect of the Additional Collateral which is or are to be pledged pursuant to this Agreement and the Securities Purchase Agreement, which Pledge Amendment shall from and after delivery thereof constitute part of Schedule I hereto. The Pledgor hereby authorizes the Secured Party to attach the Pledge Amendment to this Agreement and agrees that all promissory notes, certificates or instruments listed on any Pledge Amendment shall for all purposes hereunder constitute Pledged Collateral and the Pledgor shall be deemed upon delivery thereof to have made the representations and warranties set forth in Section 6 with respect to such Additional Collateral.

(c) If the Pledgor shall receive, by virtue of the Pledgor's being or having been an owner of any Pledged Collateral, any (i) share certificate (including, without limitation, any certificate representing a share dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, share split, spin-off or split-off), promissory note or other instrument, (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Pledged Collateral, or otherwise, (iii) dividends payable in cash (except such dividends permitted to be retained by the Pledgor pursuant to Section 8 hereof) or in securities or other property or (iv) dividends, distributions, cash, instruments, investment property and other property in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus (collectively, the "**Distribution Collateral**"), the Pledgor shall hold such Distribution Collateral in trust for the benefit of the Secured Party, shall segregate it from the Pledgor's other property and shall deliver the Secured Party Pro Rata Amount of such Distribution Collateral forthwith to the Secured Party in the exact form received, with any necessary endorsement and/or appropriate share powers duly executed in blank, to be held by the Secured Party as Pledged Collateral and as further collateral security for the Secured Obligations.

SECTION 5. Taxes.

(a) All payments made by the Pledgor hereunder or under any other Transaction Document shall be made in accordance with the terms of the respective Transaction Document and shall be made without set-off, counterclaim, deduction or other defense. All such payments shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the net income of any Secured Party by the jurisdiction in which the Secured Party is organized or where it has its principal lending office (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, "**Taxes**"). If the Pledgor shall be required to deduct or to withhold any Taxes from or in respect of any amount payable hereunder or under any other Transaction Document:

(i) the amount so payable shall be increased to the extent necessary so that after making all required deductions and withholdings (including Taxes on amounts payable to any Secured Party pursuant to this sentence) the Secured Party receives an amount equal to the sum it would have received had no such deduction or withholding been made,

(ii) the Pledgor shall make such deduction or withholding,

(iii) the Pledgor shall pay the full amount deducted or withheld to the relevant taxation authority in accordance with applicable law, and

(iv) as promptly as possible thereafter, the Pledgor shall send the Secured Party an official receipt (or, if an official receipt is not available, such other documentation as shall be satisfactory to the Secured Party, as the case may be) showing payment. In addition, the Pledgor agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery, registration or enforcement of,

or otherwise with respect to, this Agreement or any other Transaction Document (collectively, "**Other Taxes**").

(b) The Pledgor hereby indemnifies and agrees to hold the Secured Party (each an "**Indemnified Party**") harmless from and against Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 5) paid by any Indemnified Party as a result of any payment made hereunder or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Agreement or any other Transaction Document, and any liability (including penalties, interest and expenses for nonpayment, late payment or otherwise) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be paid within 30 days from the date on which the Secured Party makes written demand therefor, which demand shall identify the nature and amount of such Taxes or Other Taxes.

(c) If the Pledgor fails to perform any of its obligations under this Section 5, the Pledgor shall indemnify the Secured Party for any taxes, interest or penalties that may become payable as a result of any such failure. The obligations of the Pledgor under this Section 5 shall survive the termination of this Pledge Agreement and the payment of the Obligations and all other amounts payable hereunder.

SECTION 6. Representations and Warranties. The Pledgor represents and warrants as follows:

(a) The Pledgor has the legal capacity and all requisite power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms, except (a) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to, or affecting generally, the enforcement of creditors' and other obligees' rights and (b) where the remedy of specific performance or other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceeding may be brought. The Pledgor certifies that name and address set forth in the preamble is such pledgor's exact legal name and primary residential address.

(b) The Pledged Shares have been duly authorized and validly issued, are fully paid and nonassessable and the holders thereof are not entitled to any preemptive first refusal or other similar rights. All other shares constituting Pledged Collateral will be, when issued, duly authorized and validly issued, fully paid and nonassessable.

(c) The Pledgor is and will be at all times the legal and beneficial owner of the Pledged Collateral free and clear of any Lien, security interest, option or other charge or encumbrance except for the security interest and Lien created by this Agreement or any Permitted Liens.

(d) The exercise by any Secured Party of any of its rights and remedies hereunder will not contravene any law or any contractual restriction binding on or affecting the

Pledgor or any of the properties of the Pledgor and will not result in or require the creation of any Lien, security interest or other charge or encumbrance upon or with respect to any of the properties of the Pledgor other than pursuant to this Agreement and the other Transaction Documents, as defined in the Securities Purchase Agreement.

(e) No authorization or approval or other action by, and no notice to or filing with, any governmental authority is required to be obtained or made by the Pledgor for (i) the due execution, delivery and performance by the Pledgor of this Agreement, (ii) the grant by the Pledgor, or the perfection, of the security interest and Lien purported to be created hereby in the Pledged Collateral or (iii) the exercise by any Secured Party of any of its rights and remedies hereunder, except as may be required in connection with any sale of any Pledged Collateral by laws affecting the offering and sale of securities generally.

(f) This Agreement creates a valid security interest and Lien in favor of the Secured Party in the Pledged Collateral, as security for the Secured Obligations. The Secured Party having possession of the certificates representing the Pledged Shares and all other certificates, instruments and cash constituting Pledged Collateral from time to time results in the perfection of such security interest and Lien. Such security interest and Lien is, or in the case of Pledged Collateral in which the Pledgor obtains rights after the date hereof, will be, a perfected Lien, subject only to the Permitted Liens. All action necessary or desirable to perfect and protect such security interest and Lien has been duly taken, except for the Secured Party's having possession of certificates, instruments and cash constituting Pledged Collateral after the date hereof.

SECTION 7. Covenants as to the Pledged Collateral. So long as any Secured Obligations shall remain outstanding, the Pledgor will, unless the Secured Party, shall otherwise consent in writing:

(a) keep adequate records concerning the Pledged Collateral and permit the Secured Party, or any designees or representatives thereof at any time or from time to time during reasonable hours after prior written notice to examine and make copies of and abstracts from such records;

(b) at the Pledgor's expense, promptly deliver to the Secured Party a copy of each material notice or other material communication received by the Pledgor in respect of the Pledged Collateral;

(c) at the Pledgor's expense, defend the Secured Party's right, title and security interest in and to the Pledged Collateral against the claims of any Person;

(d) at the Pledgor's expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that any Secured Party may reasonably request in order to (i) perfect and protect, or maintain the perfection of, the security interest and Lien purported to be created hereby, (ii) enable the Secured Party to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral or (iii) otherwise effect the purposes of this Agreement, including, without limitation, delivering to the Secured Party irrevocable proxies in respect of the Pledged Collateral;

(e) not sell, assign (by operation of law or otherwise), exchange or otherwise dispose of any Pledged Collateral or any interest therein except as expressly permitted by the Securities Purchase Agreement or the Notes;

(f) not create or suffer to exist any Lien, upon or with respect to any Pledged Collateral except for the Lien created hereby or for any Permitted Lien;

(g) not make or consent to any amendment or other modification or waiver with respect to any Pledged Collateral or enter into any agreement or permit to exist any restriction with respect to any Pledged Collateral;

(h) except as expressly permitted by the Securities Purchase Agreement, not permit the issuance of (i) any additional shares of any class of share capital, partnership interests, member interests or other equity of the Company, (ii) any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any such shares of share capital or (iii) any warrants, options, contracts or other commitments entitling any Person to purchase or otherwise acquire any such shares of share capital;

(i) not issue any share certificate, certificated security or other instrument to evidence or represent any share capital, any partnership interest or membership interest described in Schedule I hereto; and

(j) not take or fail to take any action which would in any manner impair the validity or enforceability of the Secured Party's security interest in and Lien on any Pledged Collateral.

SECTION 8. Voting Rights, Dividends, Etc. in Respect of the Pledged Collateral.

(a) So long as no Event of Default (as defined in the Notes) shall have occurred and be continuing:

(i) the Pledgor may exercise any and all voting and other consensual rights pertaining to any Pledged Collateral for any purpose not inconsistent with the terms of this Agreement, the Securities Purchase Agreement or the Notes;

(ii) the Pledgor may receive and retain any and all dividends, interest or other distributions paid in respect of the Pledged Collateral to the extent permitted by the Securities Purchase Agreement; provided, however, that any and all (A) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Collateral, (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, and (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral, together with any dividend, distribution, interest or other payment which at the time of such dividend, distribution, interest or other payment was not permitted by the Securities Purchase Agreement, shall be, and shall forthwith be delivered to the Secured

Party in proportion to their Secured Party Pro Rata Amount to hold as, Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Secured Party, shall be segregated from the other property or funds of the Pledgor, and shall be forthwith delivered to the Secured Party in the exact form received with any necessary indorsement and/or appropriate share powers duly executed in blank, to be held by the Secured Party as Pledged Collateral and as further collateral security for the Secured Obligations; and

(iii) the Secured Party will execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) of this Section 8(a) and to receive the dividends, distributions, interest and other payments which it is authorized to receive and retain pursuant to paragraph (ii) of this Section 8(a), in each case, to the extent that the Secured Party has possession of such Pledged Collateral.

(b) Upon the occurrence and during the continuance of an Event of Default:

(i) all rights of the Pledgor to exercise the voting and other consensual rights which he would otherwise be entitled to exercise pursuant to paragraph (i) of subsection (a) of this Section 8, and to receive the dividends, distributions, interest and other payments which he would otherwise be authorized to receive and retain pursuant to paragraph (ii) of subsection (a) of this Section 8, shall cease, and all such rights shall thereupon become vested in the Secured Party which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends, distributions, interest and other payments;

(ii) without limiting the generality of the foregoing, the Secured Party may at its option exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other adjustment of any issuer of the Pledged Collateral or upon the exercise by any issuer of the Pledged Collateral of any right, privilege or option pertaining to any Pledged Collateral, and, in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as the Secured Party may determine; and

(iii) all dividends, distributions, interest and other payments which are received by the Pledgor contrary to the provisions of paragraph (i) of this Section 8(b) shall be received in trust for the benefit of the Secured Party, shall be segregated from other funds of the Pledgor, and shall be forthwith paid over to the Secured Party in proportion to the Secured Party Pro Rata Amount as Pledged Collateral in the exact form received with any necessary indorsement and/or appropriate share powers duly executed in blank, to be held by the Secured Party as Pledged Collateral and as further collateral security for the Secured Obligations.

SECTION 9. Additional Provisions Concerning the Pledged Collateral.

(a) The Pledgor hereby (i) authorizes the Secured Party to file one or more financing or continuation statements, and amendments thereto, relating to the Pledged Collateral, without the signature of the Pledgor where permitted by law, (ii) ratifies such authorization to the extent that the Secured Party has filed any such financing or continuation statements, or amendments thereto, without the signature of the Pledgor prior to the date hereof and (iii) authorizes the Secured Party to execute any agreements, instruments or other documents in the Pledgor's name and to file such agreements, instruments or other documents that are related to the security interest and Lien of the Secured Party in the Pledged Collateral or as provided under Article 8 or Article 9 of the Code or any other applicable uniform commercial code or other law in any appropriate filing office. Notwithstanding anything to the contrary contained herein, no Secured Party shall have any responsibility for the preparing, recording, filing, re-recording, or re-filing of any financing statement, continuation statement or other instrument in any public office.

(b) The Pledgor hereby irrevocably appoints the Secured Party as such Pledgor's attorney-in-fact and proxy, with full authority in the place and stead and in such Pledgor's name or otherwise, from time to time in the Secured Party's discretion to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of the Pledgor under Section 8(a) hereof), including, without limitation, to receive, indorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of any Pledged Collateral and to give full discharge for the same. This power is coupled with an interest and is irrevocable until the termination of this Agreement.

(c) If the Pledgor fails to perform any agreement or obligation contained herein, the Secured Party may perform, or cause performance of, such agreement or obligation, and the expenses of the Secured Party incurred in connection therewith shall be payable by the Pledgor pursuant to Section 11 hereof and shall be secured by the Pledged Collateral.

(d) Other than the exercise of reasonable care to assure the safe custody of the Pledged Collateral while held hereunder, no Secured Party shall have any duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Pledged Collateral upon surrendering it or tendering surrender of it to any of the Pledgor. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property, it being understood that no Secured Party shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral. The Secured Party agrees that, with respect to any Pledged Collateral at any time or times in its possession and in which any other Secured Party has a Lien, the Secured Party in possession of any such Pledged Collateral shall be the bailee of each other Secured Party solely for purposes of perfecting (to the extent not otherwise perfected) each other Secured Party's Lien in such Pledged Collateral, provided that no Secured Party shall be obligated to obtain or retain possession of any such Pledged Collateral. Without limiting the generality of the foregoing, the Secured Party and

Pledgor hereby agree that any Secured Party that is in possession of any Pledged Collateral at such time as the Secured Obligations owing to the Secured Party have been paid in full may deliver such Pledged Collateral to the Company or, if requested by any Secured Party prior to such delivery, may deliver such Pledged Collateral (unless otherwise restricted by applicable law or court order and subject in all events to the receipt of an indemnification of all liabilities arising from such delivery) to the requesting Secured Party, without recourse to or representation or warranty by the Secured Party in such possession. No later than the third business day after the Company's receipt of such Pledged Collateral, the Company shall deliver to the Secured Party with Secured Obligations then outstanding the Secured Party Pro Rata Amount of such Pledged Collateral.

(e) The powers conferred on the Secured Party hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for monies actually received by it hereunder, no Secured Party shall have any duty as to any Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral.

(f) Upon the occurrence and during the continuation of any Event of Default, the Secured Party may at any time in its discretion (i) without notice to the Pledgor, transfer or register in the name of the Secured Party or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights of the Pledgor under Section 8(a) hereof, and (ii) exchange certificates or instruments constituting Pledged Collateral for certificates or instruments of smaller or larger denominations. The Secured Party in its sole and absolute discretion may provide notice to Pledgor of such transfer or registration; provided, that, the failure to provide such notice shall not affect the rights of the Secured Party hereunder.

SECTION 10. Remedies Upon Default. If any Event of Default shall have occurred and be continuing:

(a) The Secured Party may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party on default under the Code then in effect in the State of New York; and without limiting the generality of the foregoing and without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or elsewhere, at such price or prices and on such other terms as the Secured Party may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to any of the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. No Secured Party shall be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale by the Secured Party from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) The Pledgor recognizes that it may be impracticable to effect a public sale of all or any part of the Pledged Shares or any other securities constituting Pledged Collateral and

that the Secured Party may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for its own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that no Secured Party shall have any obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933, as amended (the "**Securities Act**"). The Pledgor further acknowledges and agrees that any offer to sell such securities which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such an offer may be so advertised without prior registration under the Securities Act) or (ii) made privately in the manner described above to not less than fifteen (15) bona fide offerees shall be deemed to involve a "public disposition" for the purposes of Section 9-610 of the Code (or any successor or similar, applicable statutory provision) as then in effect in the State of New York, notwithstanding that such sale may not constitute a "public offering" under the Securities Act, and that any Secured Party may, in such event, bid for the purchase of such securities.

(c) Any cash held by any Secured Party as Pledged Collateral and all cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon, all or any part of the Pledged Collateral shall be applied (after payment of any amounts payable to the Secured Party pursuant to Section 11 hereof) by the Secured Party against, all or any part of the Secured Obligations in such order as the Secured Party shall elect consistent with the provisions of the Securities Purchase Agreement.

(d) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which any Secured Party is legally entitled, the Pledgor shall be jointly and severally liable for the deficiency, together with interest thereon at the highest rate specified in the Notes for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs and expenses of any attorneys employed by the Secured Party to collect such deficiency.

SECTION 11. Indemnity and Expenses.

(a) The Pledgor hereby agrees to indemnify and hold the Secured Party (and all of its officers, directors, employees, attorneys, consultants) harmless from and against any and all claims, damages, losses, liabilities, obligations, penalties, fees, costs and expenses (including, without limitation, reasonable legal fees and disbursements of counsel) to the extent that they arise out of or otherwise result from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities arising or resulting directly from such Person's gross negligence or willful misconduct as determined by a court of competent jurisdiction.

(b) The Pledgor shall be obligated for, and will upon demand pay to the Secured Party the reasonable amount of any and all out-of-pocket costs and expenses, including the reasonable fees and disbursements of the Secured Party's counsel and of any experts which the

Secured Party may incur in connection with (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Secured Party hereunder, or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

SECTION 12. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), sent by Federal Express or other recognized courier service (return receipt requested), emailed or delivered, if to the Pledgor, to him at the address specified in the Securities Purchase Agreement or if to the Secured Party, to it at the address specified in the Securities Purchase Agreement; or as to either such Person at such other address as shall be designated by such Person in a written notice to such other Person complying as to delivery with the terms of this Section 12. All such notices and other communications shall be effective (i) if sent by certified mail, postage prepaid, return receipt requested, when received or three (3) Business Days after mailing, whichever first occurs, (ii) if emailed, when transmitted and confirmation is received, provided same is on a Business Day and, if not, on the next Business Day or (iii) if delivered or sent by Federal Express or other recognized courier service (return receipt requested), upon delivery, provided same is on a Business Day and, if not, on the next Business Day.

SECTION 13. Security Interest Absolute. All rights of the Secured Party, all Liens and all obligations of the Pledgor hereunder shall be absolute and unconditional irrespective of: (i) any lack of validity or enforceability of the Securities Purchase Agreement, the Notes or any other Transaction Document, (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Secured Obligations, or any other amendment or waiver of or consent to any departure from the Securities Purchase Agreement, the Notes or any other Transaction Document, (iii) any exchange or release of, or non-perfection of any Lien on any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations, or (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Secured Obligations (other than the payment in full of the Secured Obligations or complete conversion to equity securities of the Company of all indebtedness obligations owed by the Company to the Secured Party under the Notes (including, without limitation, all principal, interest and fees related to the Notes)). All authorizations and agencies contained herein with respect to any of the Pledged Collateral are irrevocable and powers coupled with an interest.

SECTION 14. Beneficial Ownership. The Secured Party shall not have the right to exercise its rights under this Agreement and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, such Secured Party together with its other Attribution Parties collectively would beneficially own in excess of 4.99% (the "**Maximum Percentage**") of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by a Secured Party and its other Attribution Parties shall include the number of shares of Common Stock held by the Secured Party and all its other Attribution Parties plus the number of shares of Common Stock to be acquired by the Secured Party with respect to which the determination of such sentence is being made, but shall exclude

the remaining shares of Common Stock pledged to the Secured Party that are not then being acquired upon the Secured Party's exercise of its right hereunder and any shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of the Note beneficially owned by the Secured Party or any its other Attribution Parties, (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred shares or warrants, including, without limitation, the Warrants) beneficially owned by the Secured Party or any its other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 14. For purposes of this Section 14, beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. For purposes of determining the number of outstanding shares of Common Stock a Secured Party may acquire upon exercise of its rights hereunder at any time of determination without exceeding the Maximum Percentage, the Secured Party may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company's most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of a Secured Party, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Secured party the number of shares of Common Stock then outstanding. In the event that the exercise of rights by a Secured Party hereunder and transfer of shares of Common Stock from the Pledgor to the Secured Party hereunder would result in the Secured Party and its other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the transfer from the Pledgor to the Secured Party of such number of shares by which the Secured Party's and its other Attribution Parties' aggregate beneficial ownership exceeds the Maximum Percentage (the "**Excess Shares**") shall be deemed null and void and shall be cancelled ab initio, and the Secured Party shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, a Secured Party may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Secured Party and its other Attribution Parties and not to any other Secured Party that is not an Attribution Party of the Secured Party. For purposes of clarity, the shares of Common Stock in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Secured Party for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability of a Secured Party to exercise its rights hereunder and acquire any shares of Common Stock from the Pledgor to the Secured Party pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of transferability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 14 to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 14 or to make changes or supplements necessary or desirable

to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor Secured Party.

SECTION 15. Acknowledgment.

(a) The Secured Party hereby agrees and acknowledges that no other Secured Party has agreed to act for it as an administrative or collateral agent, and the Secured Party is and shall remain solely responsible for the attachment, perfection and priority of all Liens created by this Agreement or any other Security Document in favor of the Secured Party. No Secured Party shall have by reason of this Agreement or any other Transaction Document an agency or fiduciary relationship with any other Secured Party. No Secured Party (which term, as used in this sentence, shall include reference to the Secured Party's officers, directors, employees, attorneys, agents and affiliates and to the officers, directors, employees, attorneys and agents of the Secured Party's affiliates) shall: (i) have any duties or responsibilities except those expressly set forth in this Agreement and the other Security Documents or (ii) be required to take, initiate or conduct any enforcement action (including any litigation, foreclosure or collection proceedings hereunder or under any of the other Security Documents). Without limiting the foregoing, no Secured Party shall have any right of action whatsoever against any other Secured Party as a result of the Secured Party acting or refraining from acting hereunder or under any of the Security Documents except as a result and to the extent of losses caused by the Secured Party's actual gross negligence or willful misconduct. No Secured Party assumes any responsibility for any failure or delay in performance or breach by the Pledgor or any Secured Party of its obligations under this Agreement or any other Transaction Document. No Secured Party makes to any other Secured Party any express or implied warranty, representation or guarantee with respect to any Secured Obligations, Pledged Collateral, Transaction Document or the Pledgor. No Secured Party nor any of its officers, directors, employees, attorneys or agents shall be responsible to any other Secured Party or any of its officers, directors, employees, attorneys or agents for: (i) any recitals, statements, information, representations or warranties contained in any of the Transaction Documents or in any certificate or other document furnished pursuant to the terms hereof; (ii) the execution, validity, genuineness, effectiveness or enforceability of any of the Transaction Documents; (iii) the validity, genuineness, enforceability, collectability, value, sufficiency or existence of any Pledged Collateral, or the attachment, perfection or priority of any Lien therein; or (iv) the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of the Pledgor. No Secured Party nor any of its officers, directors, employees, attorneys or agents shall have any obligation to any other Secured Party to ascertain or inquire into the existence of any default or Event of Default, the observance or performance by the Pledgor of any of the duties or agreements of the Pledgor under any of the Transaction Documents or the satisfaction of any conditions precedent contained in any of the Transaction Documents.

(b) The Secured Party hereby acknowledges and represents that it has, independently and without reliance upon any other Secured Party, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of the Pledgor and the Company and its own decision to enter into the Transaction Documents and to purchase the Notes and Warrants, and the Secured Party has made such inquiries concerning the Transaction Documents, the Pledged Collateral, the Company and the Pledgor as the Secured Party feels necessary and appropriate, and has taken such care on its own behalf as would have been the case had it entered into the Transaction Documents without any other Secured Party. The Secured Party

hereby further acknowledges and represents that the Other Secured Party have not made any representations or warranties to it concerning the Pledgor, any of the Pledged Collateral or the legality, validity, sufficiency or enforceability of any of the Transaction Documents. The Secured Party also hereby acknowledges that it will, independently and without reliance upon the Other Secured Party, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in taking or refraining to take any other action under this Agreement or the Transaction Documents. The Secured Party shall not have any duty or responsibility to provide the Other Secured Party with any notices, reports or certificates furnished to the Secured Party by the Pledgor or any credit or other information concerning the affairs, financial condition, business or assets of the Company (or any of its affiliates) or any Pledgor which may come into possession of the Secured Party.

SECTION 16. Miscellaneous.

(a) No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the Pledgor and the Secured Party, and no waiver of any provision of this Agreement, and no consent to any departure by the Pledgor therefrom, shall be effective unless it is in writing and signed by the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder or under any other Transaction Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Secured Party provided herein and in the other Transaction Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Secured Party under any Transaction Document against any party thereto are not conditional or contingent on any attempt by the Secured Party to exercise any of its rights under any other Transaction Document against such party or against any other Person.

(c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(d) This Agreement shall create a continuing security interest in and Lien on the Pledged Collateral and shall (i) remain in full force and effect until the termination of this Agreement in accordance with the terms hereof and (ii) be binding on the Pledgor and such Pledgor's heirs and assigns and shall inure, together with all rights and remedies of the Secured Party and its successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, the Secured Party may assign or otherwise transfer its rights and obligations under this Agreement and any other Transaction Document to any other Person pursuant to the terms of the Securities Purchase Agreement, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Secured Party herein or otherwise. Upon any such assignment or transfer, all references in this Agreement to the Secured Party shall mean the assignee of the Secured Party. None of the rights or obligations of the Pledgor

hereunder may be assigned or otherwise transferred without the prior written consent of the Secured Party, and any such assignment or transfer without such consent shall be null and void.

(e) Notwithstanding anything to the contrary in this Agreement, (i) this Agreement (along with all powers of attorney granted hereunder) and the security interests and Lien created hereby shall terminate and all rights to the Pledged Collateral shall revert to the Pledgor upon the repayment in full and/or complete conversion to equity securities of the Company of all indebtedness obligations owed by the Company to the Secured Party under the Notes (including, without limitation, all principal, interest and fees related to the Notes), and (ii) the Secured Party will, upon the Pledgor's request and at the Pledgor's expense, (A) return to the Pledgor such of the Pledged Collateral (to the extent delivered to the Secured Party) as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof, and (B) execute and deliver to the Pledgor, without recourse, representation or warranty, such documents as the Pledgor shall reasonably request to evidence such termination.

(f) The internal laws, and not the laws of conflicts, of the State of New York shall govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties, except as required by mandatory provisions of law and except to the extent that the validity and perfection or the perfection and the effect of perfection or non-perfection of the security interest and Lien created hereby, or remedies hereunder, in respect of any particular Pledged Collateral are governed by the law of a jurisdiction other than the State of New York.

(g) Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in Manhattan or the Commercial Division, Civil Branch of the Supreme Court of the State of New York sitting in New York County in connection with any suit, action or proceeding directly or indirectly arising out of, under or in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby. No party to this Agreement may move to (i) transfer any such suit, action or proceeding brought in such New York court or federal court to another jurisdiction, (ii) consolidate any such suit, action or proceeding brought in such New York court or federal court with a suit, action or proceeding in another jurisdiction or (iii) dismiss any such suit, action or proceeding brought in such New York court or federal court for the purpose of bringing the same in another jurisdiction. Each party to this Agreement agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or the other Transaction Documents in any New York court sitting in New York County or any federal court sitting in the Southern District of New York. The Pledgor or any of its properties, assets (including, without limitation, the Pledged Shares) or revenues does not have any right of immunity under New York law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of New York or United States federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or

for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement; and, to the extent that the Pledgor, or any of its properties, assets (including, without limitation, the Pledged Shares) or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Pledgor hereby waives such right to the extent permitted by law and hereby consents to such relief and enforcement as provided in this Agreement and the other Transaction Documents.

(h) The Company has appointed Incorporating Services, Ltd. as its agent for service of process in New York. The Pledgor hereby appoints Incorporating Services, Ltd.as its agent for service of process in New York. Nothing contained herein shall affect the right of the Secured Party to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Pledgor or any property of the Pledgor in any other jurisdiction.

(i) The Pledgor irrevocably and unconditionally waives any right he may have to claim or recover in any legal action, suit or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

(j) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR OTHER TRANSACTION DOCUMENTS.

(k) The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(l) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Pledgor, the Company and the Secured Party have executed and delivered this Agreement as of the date first above written.

PLEDGOR:
THE WOW GROUP, LLC

By: Scott L. Mathis
Name: Scott L. Mathis
Title: Managing Member

COMPANY:
GAUCHO GROUP HOLDINGS, INC.

By: Scott L. Mathis
Name: Scott L. Mathis
Title: President & CEO

SECURED PARTY:
3i, LP

By: ______________________
Name:
Title:

IN WITNESS WHEREOF, the Pledgor, the Company and the Secured Party have executed and delivered this Agreement as of the date first above written.

PLEDGOR:
THE WOW GROUP LLC

COMPANY:
GAUCHO GROUP HOLDINGS INC.
By: ______________________
Name: Scott L. Mathis
Title: President & CEO

SECURED PARTY:
3i, LP
By: DocuSigned by: ______________________
Name: Maier Tarlow
Title: Manager on Behalf of the GP

SCHEDULE I TO PLEDGE AGREEMENT

Pledged Shares

Pledgor	Name of Issuer	Aggregate Number of Pledged Shares	% Ownership of Outstanding Shares	Class	Secured Party to Initially Hold Certificate with respect to such Pledged Shares
Scott L. Mathis	Gaucho Group Holdings, Inc.	228,550	4.3%	Common	3i, LP
Scott L. Mathis	Gaucho Group Holdings, Inc.	132,881*	2.4%	Common	3i, LP
THE WOW GROUP LLC	Gaucho Group Holdings, Inc.	20,986	0.4%	Common	3i, LP
TOTAL		382,417	7.1%		

*Consists of 108,520 restricted stock units and options to purchase 24,361 shares of common stock pursuant to the Company's 2018 equity incentive plan

ANNEX I

TO

PLEDGE AGREEMENT

PLEDGE AMENDMENT

This Pledge Amendment, dated ●, 20●, is delivered pursuant to Section 4 of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge Agreement, dated as of _____ __, 2023, made by ___________ in favor of the Secured Party signatory thereto (the "**Secured Party**") as it may heretofore have been or hereafter may be amended or otherwise modified or supplemented from time to time and that the Pledged Shares (or other equity interest) listed on this Pledge Amendment shall be hereby pledged and assigned to the Secured Party and become part of the Pledged Collateral referred to in such Pledge Agreement and shall secure all of the obligations referred to in such Pledge Agreement.

Pledged Shares

Pledgor	Name of Issuer	Number of Shares	Class	Certificate No(s)

PLEDGOR:

[ ]

EXHIBIT H

PERFECTION CERTIFICATE

The undersigned, Gaucho Group Holdings, Inc., a Delaware corporation with offices located at 112 NE 41st, Suite 106, Miami, FL 33137 (the "**Company**") on behalf of itself and certain of its direct and indirect subsidiaries (together with the Company, each a "**Transaction Party**" and collectively, the "**Transaction Parties**"), after due investigation and with reference to the proposed Securities Purchase Agreement (as amended, restated or otherwise modified from time to time, the "**Securities Purchase Agreement**") by and between each of the "Buyers" (as defined in the Securities Purchase Agreement) (collectively, the "**Buyers**") and the Company providing, subject to the terms and conditions thereof, for the issuance by the Company of the "Notes" and "Warrants" (as defined in the Securities Purchase Agreement) (as such Notes and Warrants may be amended, restated, replaced or otherwise modified from time to time in accordance with the terms thereof, collectively, the "**Notes**" and the "**Warrants**") does hereby certify to the Buyers as follows:

1. Persons. Schedule I sets forth (a) the full and correct legal name and state of incorporation or organization of the Company (in each case as it appears on its certificate or articles, as the case may be, of incorporation or organization), (b) the federal employer identification number for the Company, (c) the organizational identification number for such the Company and (d) each state where such the Company is qualified to do business.

2. Intellectual Property. Schedule II sets forth for each Transaction Party (a) all trademarks, registered service marks, trade names, business names, registered logos or other registered business identifiers of like nature, all applications or recordings in respect thereof, and all material licenses or material contracts in respect of the foregoing, (b) all copyrights, registered copyright registrations, all applications or recordings in respect thereof, and all material licenses or material contracts in respect of the foregoing, and (c) all domestic and foreign letters patent, design patents, utility patents, industrial designs, inventions, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how, formulae, rights of publicity and other general intangibles of like nature. Please indicate whether any Transaction Party derives revenues from copyrights that are not registered with the U.S. Copyright Office.

3. Locations. Schedule III sets forth for each Transaction Party (a) the location of its chief executive office, (b) the location of its chief place of business, (c) each location where its books and records are maintained, (d) each location where chattel paper, inventory, equipment and/or fixtures are maintained and (e) each location previously maintained by such Transaction Party during the past four months for any of the purposes listed above.

4. Investment Property. Schedule IV sets forth for each Transaction Party all investment property (as defined in the Uniform Commercial Code), including, without limitation, all securities, security entitlements, security accounts, commodity contracts and commodity accounts (as each such term is defined in the Uniform

Commercial Code), whether or not evidenced by certificates or instruments, and all of the certificates and instruments, if any, representing or evidencing such investment property and all security therefor of such Transaction Party.

5. Financing Statements. Schedule V sets forth all effective financing statement or other instrument similar in effect covering all or any part of the Collateral on file in the state of Delaware.

6. Commercial Tort Claims. Attached hereto as Schedule VI is a true and correct list of all commercial tort claims held by each Transaction Party, including a brief description thereof.

7. Permitted Liens. Schedule VII sets forth all Permitted Liens (as defined in the Notes).

8. Acknowledgment. The undersigned acknowledges that this Perfection Certificate is provided in connection with the Securities Purchase Agreement and that the Buyers will rely upon the information contained herein. The undersigned further acknowledges and agrees that the information contained herein shall be deemed to be a representation and warranty, on behalf of the Transaction Parties, under the Securities Purchase Agreement, and that any material misstatements or material omissions contained herein may constitute a default under the Securities Purchase Agreement.

[The remainder of the page is intentionally left blank]

IN WITNESS WHEREOF, the undersigned has executed this Perfection Certificate this 21st day of February, 2023.

GAUCHO GROUP HOLDINGS, INC.

By: Scott L. Mathis
Name: Scott L. Mathis
Title: President & CEO

SCHEDULE I

Legal Names; Organizational Identification Numbers;
States or Jurisdiction of Organization

Transaction Party Name	State of Organization	Foreign Jurisdiction(s)	Federal Employer I.D.	Organizational I.D.
Gaucho Group Holdings, Inc.	Delaware	New York, Florida, New Jersey, UK (under Algodon Wines (Europe))	52-2158952	3026002

SCHEDULE II

Intellectual Property

Patents

Transaction Party	Country	Title	Application or Patent No.	Application or Registration Date	Assignees
NONE					

Trademarks

Transaction Party	Country	Trademark	Application or Registration No.	Classes	Filing Date	Registration Date	Assignees
Gaucho Group Holdings Inc.	USA	GAUCHO — BUENOS AIRES —	6043175	18, 25	01/04/2018	04/28/2020	Gaucho Group, Inc.
			6180633 6521054	3, 24 14, 21	01/04/2018 01/04/2018	10/20/2020 10/12/2021	Gaucho Group, Inc.
Gaucho Group Holdings Inc.	USA		6872808	35	03/17/2022	10/11/2022	Gaucho Group, Inc.

Gaucho Group Holdings Inc.	USA	GAUCHO BUENOS AIRES	97316578	35	03/17/2022		Gaucho Group, Inc.
Gaucho Group Holdings Inc.	USA	GAUCHO CASA BUENOS AIRES	90869668	4, 8, 11, 20	08/06/2021		Gaucho Group, Inc.
Gaucho Group Holdings Inc.	USA	GAUCHO FIRE	97182241	3	12/21/2021		Gaucho Group, Inc.
Gaucho Group Holdings Inc.	USA	GAUCHO FUEGO	97182237	3	12/21/2021		Gaucho Group, Inc.
Gaucho Group Holdings Inc.	USA	VAMOS SPORT	97163672	3	08/06/2021		Gaucho Group, Inc.
Gaucho Group Holdings Inc.	USA	VAMOS SPORT	97326711	18	03/23/2022		Gaucho Group, Inc.
Gaucho Group Holdings, Inc.	USA	BACCHUS COLLECTION	5938517	8, 14 21,24	08/1/2017	12/17/2019	Gaucho Group, Inc.

Copyrights

Transaction Party	Country	Title	Type of Work	Application or Registration No.	Issue Date	Assignees
NONE						

Licenses

Licensor	Licensee	Type	Scope	Term

List of Domains

algodon.life
algodonba.com
algodonbsas.com
algodonbuenosaires.com
algodoneurope.com
algodonfinewine.com
algodonfinewines.com
algodongroup.com
algodonholdings.com
algodonhotel.com
algodonhotels.com
algodonluxuryhotels.com
algodonmansion.com
algodonpartners.com
algodonresidentialestates.com
algodonwine.com
algodonwineestates.com
algodonwineresort.com
algodonwines.com
algodonwinestate.com
algodonwinestates.com
alvearave.com
alvearavenue.com
alvearboutique.com
alvearcoleccion.com
alvearcollection.com
alvearconnection.com
alvearnow.com
argentina-luxury.com
argentinacollection.com
argentinainvesting.com
argentinalux.com
argentinaluxury.com
argentinawealthreport.com
arglux.com
arlujo.com
arlux.com
arpima.com
avalvear.com
bonardaweek.com
boutiquealvear.com
casaalvear.com
chezgastonbyalgodon.com
club-en-primeur.com
clubenprimeur.com

coleccionalvear.com
dpeccapital.com
dpecpartners.com
en-primeur-wines.com
enprimeurcellars.com
gaucho-casa.com
gaucho-films.com
gaucho.com
gauchoargentina.company
gauchoatelier.com
gauchoba.com
gauchobuenosaires.com
gauchocabanas.com
gauchocasa.com
gauchocasino.com
gauchochic.com
gauchocollection.com
gauchoglobal.com
gauchogroupholdings.com
gauchoholdings.com
gauchohomes.com
gauchomaison.com
gauchomatebar.com
gauchomovies.com
gauchoresidences.com
gauchoresort.com
gauchospa.com
gauchostudios.com
gauchotango.com
hautegaucho.com
hollywood-burger.com
hollywood-cafe.com
hollywoodburgerco.com
hollywoodcafeco.com
hollywoodclucker.com
houseofalvear.com
houseofgaucho.com
investprivate.com
investpropertygroup.com
letsgotohollywood.com
maisongaucho.com
my-en-primeur.com
myenprimeur.com
pimaar.com
pimaba.com
pimabuenosaires.com

thealgodon.com
thegaucho.com
vinofutures.com
vinosalt.com
vinoseasalt.com
wine-futures.com

SCHEDULE III

Locations

Transaction Party	Chief Executive Office	Chief Place of Business	Books and Records	Inventory, Equipment, Etc.
Gaucho Group Holdings, Inc.	112 NE 41st Street, Suite 106, Miami, FL 33137	112 NE 41st Street, Suite 106, Miami, FL 33137	14 Benmore Ter., Bayonne, NJ 07002	112 NE 41st Street, Suite 106, Miami, FL 33137

SCHEDULE IV

Promissory Notes, Securities, Deposit Accounts, Securities Accounts and Commodities Accounts

Securities

Transaction Party	Name of Issuer / Pledged Entity	Number of Shares	Certificate No.(s)
Gaucho Group Holdings, Inc.	Gaucho Group Inc.	25,266,509 common shares (100%)	N/A
	Algodon Global Properties, LLC	100% membership interest	N/A
	InvestProperty Group, LLC	100% membership interest	N/A
	DPEC Capital, Inc.	100 common shares	N/A
	Gaucho Ventures I – Las Vegas, LLC	100% membership interest	N/A

Deposit Accounts, Securities Accounts and Commodities Accounts

N/A

Foreign Currency Controlled Accounts

N/A

SCHEDULE V

Financing Statements

Filing No.	Filing Date	Debtor	Secured Party	Jurisdiction for Filing Financing Statement	Description of Collateral
2021909963 2	11/10/202 1	Gaucho Group Holdings, Inc.	3i, LP, as Collateral Agent	Delaware	All assets of the Debtor, whether now owned or hereafter acquired, and all products and proceeds thereof.

SCHEDULE VI

Commercial Tort Claims

None

SCHEDULE VII

Permitted Liens

N/A

EXHIBIT I

FROM THE DESK OF MARIA ECHEVARRIA

GAUCHO GROUP HOLDINGS, INC.

DIRECT: 212.739.7668
FAX: 212.655.3681
MECHEVARIA@ALGODONGROUP.COM

February 22, 2023

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, NY 10004-1561

Ladies and Gentlemen:

Gaucho Group Holdings, Inc., a Delaware corporation (the "Company"), and the investor named on the Schedule of Buyers attached thereto ((the "Investor") have entered into a Securities Purchase Agreement dated as of February 21, 2023 (the "Agreement") providing for the issuance of (i) the Convertible Promissory Note in the principal amount of $5,617,978 (the "Note"), and (ii) a Warrant to purchase 3,377,099 shares of the Company's common stock (the "Warrant").

You are hereby irrevocably authorized and instructed to reserve a sufficient number of shares of common stock ("shares") of the Company (initially, 14,010,181 shares) for issuance upon full conversion of the Note or otherwise under the Notes ("Conversion Shares") and/or upon full exercise of the Warrants or otherwise under the Warrants ("Warrant Shares"), each in accordance with the terms thereof. The amount of shares so reserved may be increased, from time to time, only upon the written instructions of the Company. The Company may provide written notice to you in order to increase the amount held in reserve, in which you may agree to accept and reserve, so long as the number of shares to be reserved equals no more than 200% of the Conversion Shares and 100% of the Warrant Shares.

The ability to convert the Note or exercise the Warrant in a timely manner is a material obligation of the Company pursuant to the Note or to the Warrant, as the case may be. **Provided you are acting as Transfer Agent at the time** and provided no single issuance is greater than 4.99% of the issued and outstanding shares of the Company (or if given 61 calendar days' notice, 9.99% of the total issued common stock), your firm is hereby irrevocably authorized and instructed to within two (2) Trading days issue shares of Common Stock of the Company to the Investor upon your receipt of: (i) a notice of conversion ("Conversion Notice") or a notice of exercise ("Notice of Exercise"), as the case may be, executed by the Investor, (ii) an opinion of the company's counsel or counsel of the Investor hereby designated by the Company as counsel to the Company for transactions hereunder, confirming that the shares may be issued upon conversion of the Note or upon the exercise of the Warrants, as applicable without any transfer restrictions pursuant to an effective resale Registration Statement or pursuant to the exemption provided by Rule 144 (or any other available exemption) under the Federal Securities Act of 1933, as amended (the "Securities Act"), and (iii) copies of all supporting prospectus or Rule 144 documentation (a seller's representation letter and a broker's representation letter if the shares have been held less than twelve months). Such shares should be issued, at the option of the Investor as specified in the Notice of Conversion or Notice of Exercise, as the case may be, either (i) electronically by crediting

the account of a Prime Broker with the Depository Trust Company through its Deposit Withdrawal at Custodian ("DWAC") system provided the Investor causes its broker or bank to initiate a DWAC deposit or (ii) in certificated form without any restrictive legend which would restrict the transfer of the shares, provided however that if such shares are not able to be sold under Rule 144 or any other exemption under the Securities Act and you have received an opinion from the Company's or Investor's counsel that the issuance of the shares is exempt from registration under the Securities Act and when issued the shares will be fully paid and non-assessable, then the issued certificates for such shares shall bear the following restrictive legend:

> THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The shares shall remain in the created reserve with the Transfer Agent until counsel to the Investor **and** an authorized officer of the Company provides joint written instructions to the Transfer Agent that the shares or any part of them shall be taken out of the reserve and shall no longer be subject to the terms of these instructions.

The Company shall indemnify you and your officers, directors, principals, partners, agents and representatives, and hold each of them harmless from and against any and all loss, liability, damage, claim or expense (including the reasonable fees and disbursements of its attorneys) incurred by or asserted against you or any of them arising out of or in connection with the instructions set forth herein, the performance of your duties hereunder and otherwise in respect hereof, including the costs and expenses of defending yourself or themselves against any claim or liability including any claim which may be made or asserted by the Company, except that the Company shall not be liable hereunder as to matters in respect of which it is determined that you have acted with gross negligence or in bad faith. You shall have no liability to the Company and the Investor in respect of this if such action was taken or omitted to be taken in good faith, and you shall be entitled to rely in this regard and without liability on the advice of counsel, including counsel selected by you.

The Board of Directors of the Company has approved these irrevocable instructions and does hereby extend the Company's irrevocable agreement to indemnify your firm for all loss, liability or expense in carrying out the authority and direction herein contained on the terms herein set forth.

The Company agrees that in the event that you resign as the Company's transfer agent, the Company shall engage a suitable replacement transfer agent that will agree to serve as transfer agent for the Company within five (5) business days. The Company acknowledges that we will have the right to complete any issuance or conversion request received in good order prior

to our resignation. It is also understood that you are permitted to resign without any stipulated conditions.

The Investor is intended to be and is a third party beneficiary hereof, and no amendment or modification to the instructions set forth herein may be made without the consent of the Investor.

Notwithstanding any other provision hereof, the Company and the Investor understand that you shall not be required to perform any issuance of the Shares if (a) such an issuance or transfer of Shares is in violation of any state or federal securities laws or regulations or (b) the issuance of the Shares is prohibited or stopped as required or directed by a court order from a court of competent jurisdiction. Additionally, Company and Investor understand that you shall not be required to perform any issuance of the Shares if Company is in default of its payment obligations under its agreement with you.

Very truly yours,

Gaucho Group Holdings, Inc.

By: ______________________________

Maria I. Echevarria, Chief Financial Officer

Acknowledged and Agreed:
3i, LP

By: ______________
Name: Maier Tarlow
Title: Manager on Behalf of the GP
Date: 2/22/2023

Acknowledged and Agreed:

Continental Stock Transfer & Trust Company

By: ______________________________
Name: Michael Hullings
Title: CCO
Date: 2/28/2023

EXHIBIT J

FROM THE DESK OF SCOTT MATHIS

GAUCHO GROUP HOLDINGS, INC.

DIRECT: 212.739.7650
FAX: 212.655.0140
SMATHIS@GAUCHOHOLDINGS.COM

August 11, 2023

3i, LP
2 Wooster Street, Floor 2
New York, NY 10013

Re: Modification to Purchase Agreement

Dear Sirs:

Reference is made to (a) that certain Securities Purchase Agreement dated as of February 21, 2023 (the "**Purchase Agreement**") between the Company and the purchaser identified therein, which are the same as the addressee listed above (collectively, the "**Investor**"), (b) a senior secured convertible note of the Company issued to the Investor (the "**Note**"), (c) and the other transaction documents, as modified from time to time, referred to collectively, as the "**Transaction Documents**". Capitalized terms used but not defined herein shall have the meanings given to them in the Purchase Agreement, or if not defined therein, in the Note, or if not defined therein, in the applicable Transaction Document, in each case as of the date hereof.

This letter agreement (this "**Letter Agreement**") confirms our recent discussions about, among other matters, certain modifications to the Purchase Agreement and the Note.

1. An Event of Default occurred pursuant to Section 4(xxi) of the Note as of May 21, 2023. The Investor hereby agrees to forbear on issuing an Event of Default Notice and Event of Default Redemption Notice pursuant to Section 4(b) of the Note through December 31, 2023 for such Event of Default.

2. The Investor hereby waives the requirement in Section 2(a) of the Note to pay Interest on the Note monthly in cash effective for payments due August 1, 2023 through December 31, 2023.

3. The Investor may continue to convert the Note at the Alternate Conversion Price.

4. The Investor hereby waives the increase of the Interest Rate to the Default Rate in Section 2(b) of the Note effective May 21, 2023 through December 31, 2023, excluding $3,157.80 already converted.

5. The Investor hereby waives the requirement in section 4(xxi) of the Note for the Company to prepay, redeem, or convert one quarter of the initial Principal and Interest on the Note by each three (3) month anniversary of the Issuance Date effective as of the date of this Letter Agreement through December 31, 2023.

6. On July 14, 2023, the Company issued a total of 270,272 shares at $0.555 per share to the non-executive directors of the Company as compensation for service as members of the Board of Directors of the Company for the first half of 2023 (the "**Board Compensation**").

7. The Investor hereby waives the covenant in Section 4(k) of the Purchase Agreement with respect to the Board Compensation.

8. The Investor hereby waives the adjustment of the exercise price of the Warrant Agreement No. GGH-1 dated February 21, 2023 (the "**Warrant**") pursuant to Section 2(c) as a result of the Board Compensation.

9. The Investor hereby waives the requirement in Section 7(a) of the Note to adjust the Conversion Price upon issuance of Common Stock pursuant to the Board Compensation, effective as of July 14, 2023.

10. The Company plans on raising additional capital through the sale of units at $0.45 per unit, each unit equal to 1 share of common stock and 1/5 of a warrant (the "**Units**") for proceeds of up to $555,379, not including warrant exercise (the "**Offering**"). Each whole warrant will be exercisable at $0.45.

11. The Investor hereby provides written consent to the Company for the Offering and waives their right of a Subsequent Placement Option Redemption per Section 10 of the Note for the Offering, provided that the Offering closes no later than September 15, 2023.

12. The Company, pursuant to Section 2(c) of the Warrant and the Offering, hereby adjusts the exercise price of the Warrant from $1.34 to $0.45.

13. The Company, pursuant to Section 7(a) of the Note, hereby adjusts the Conversion Price of the Note to $0.45.

This Letter Agreement is a Transaction Document and is limited as written. As of the date first written above, each reference in the Purchase Agreement or any other applicable Transaction Document to "**this Agreement**," "**hereunder**," "**hereof**," "**herein**," or words of like import, and each reference in the other Transaction Documents to such Purchase Agreement or other Transaction Documents (including, without limitation, by means of words like "**thereunder**," "**thereof**" and words of like import), shall refer to the Purchase Agreement as modified thereby, and this Letter Agreement and the Purchase Agreement shall be read together and construed as a single agreement. The execution, delivery and effectiveness of this Letter Agreement shall not, except as expressly provided herein, (A) waive or modify any right, power or remedy under, or any other provision of, any Transaction Document or (B) commit or otherwise obligate any Purchaser to enter into or consider entering into any other amendment, waiver or modification of any Transaction Document.

All communications and notices hereunder shall be given as provided in the Transaction Documents. This Letter Agreement (a) shall be governed by and construed in accordance with the law of the State of New York, (b) is for the exclusive benefit of the parties hereto and the other Purchasers and beneficiaries of the Purchaser Agreement and, together with the other Transaction Documents, constitutes the entire agreement of such parties, superseding all prior agreements among them, with respect to the subject matter hereof, (c) may be modified, waived or assigned only in writing and only to the extent such modification, waiver or assignment would be permitted under the Transaction Documents (and any attempt to assign this Letter Agreement without such writing shall be null and void), (d) is a negotiated document, entered into freely among the parties upon advice of their own counsel, and it should not be construed against any of its drafters and (e) shall survive the satisfaction or discharge of the amounts owing under the Transaction Documents. The fact that any term or provision of this Letter Agreement is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect

the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation or jurisdiction or as applied to any person.

This Letter Agreement is expressly conditioned on the following conditions precedent:

(1) The Company's Board of Directors shall have approved this Letter Agreement and all undertakings thereto in all respects and shall provide written evidence of the same to the Investors by August 15, 2023; and

(2) The Company shall have verified and confirmed with its transfer agent that there are no impediments to the issuance of shares as a result of this Letter Agreement.

Kindly confirm your agreement with the above by signing in the space indicated below and by PDFing a partially executed copy of this letter to the undersigned, and which may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement.

[Signatures follow on next page]

Very truly yours,

GAUCHO GROUP HOLDINGS, INC.

By: ______________________________
Scott L Mathis
President & Chief Executive Officer

AGREED AND ACCEPTED:

3i, LP

By: ______________________________
Name: Maier J Tarlow
Title: Manager On Behalf Of The GP

EXHIBIT K

FROM THE DESK OF MARIA ECHEVARRIA

DIRECT 212.739.7668
FAX 212.655.3681
MECHEVARRIA@ALGODONGROUP.COM

GAUCHO
GROUP
HOLDINGS, INC.

August 28, 2023

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, NY 10004-1561

Ladies and Gentlemen:

Gaucho Group Holdings, Inc., a Delaware corporation (the "Company"), and the investor named on the Schedule of Buyers attached thereto ((the "Investor") have entered into a Securities Purchase Agreement dated as of February 21, 2023 (the "Agreement") providing for the issuance of (i) the Convertible Promissory Note in the principal amount of $5,617,978 (the "Note"), and (ii) a Warrant to purchase 3,377,099 shares of the Company's common stock (the "Warrant").

You are hereby irrevocably authorized and instructed to reserve a sufficient number of shares of common stock ("shares") of the Company (up to 34,929,756 shares) for issuance upon full conversion of the Note or otherwise under the Notes ("Conversion Shares") and/or upon full exercise of the Warrants or otherwise under the Warrants ("Warrant Shares"), each in accordance with the terms thereof. The amount of shares so reserved may be increased, from time to time, only upon the written instructions of the Company. The Company may provide written notice to you in order to increase the amount held in reserve, in which you may agree to accept and reserve, so long as the number of shares to be reserved equals no more than 200% of the Conversion Shares and 100% of the Warrant Shares.

The ability to convert the Note or exercise the Warrant in a timely manner is a material obligation of the Company pursuant to the Note or to the Warrant, as the case may be. **Provided you are acting as Transfer Agent at the time** and provided no single issuance is greater than 4.99% of the issued and outstanding shares of the Company (or if given 61 calendar days' notice, 9.99% of the total issued common stock), your firm is hereby irrevocably authorized and instructed to within two (2) Trading days issue shares of Common Stock of the Company to the Investor upon your receipt of: (i) a notice of conversion ("Conversion Notice") or a notice of exercise ("Notice of Exercise"), as the case may be, executed by the Investor, (ii) an opinion of the company's counsel or counsel of the Investor hereby designated by the Company as counsel to the Company for transactions hereunder, confirming that the shares may be issued upon conversion of the Note or upon the exercise of the Warrants, as applicable without any transfer restrictions pursuant to an effective resale Registration Statement or pursuant to the exemption provided by Rule 144 (or any other available exemption) under the Federal Securities Act of 1933, as amended (the "Securities Act"), and (iii) copies of all supporting prospectus or Rule 144 documentation (a seller's representation letter and a broker's representation letter if the shares have been held less than twelve months). Such shares should be issued, at the option of the Investor as specified in the Notice of Conversion or Notice of Exercise, as the case may be,

either (i) electronically by crediting the account of a Prime Broker with the Depository Trust Company through its Deposit Withdrawal at Custodian ("DWAC") system provided the Investor causes its broker or bank to initiate a DWAC deposit or (ii) in certificated form without any restrictive legend which would restrict the transfer of the shares, provided however that if such shares are not able to be sold under Rule 144 or any other exemption under the Securities Act and you have received an opinion from the Company's or Investor's counsel that the issuance of the shares is exempt from registration under the Securities Act and when issued the shares will be fully paid and non-assessable, then the issued certificates for such shares shall bear the following restrictive legend:

> THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The shares shall remain in the created reserve with the Transfer Agent until counsel to the Investor **and** an authorized officer of the Company provides joint written instructions to the Transfer Agent that the shares or any part of them shall be taken out of the reserve and shall no longer be subject to the terms of these instructions.

The Company shall indemnify you and your officers, directors, principals, partners, agents and representatives, and hold each of them harmless from and against any and all loss, liability, damage, claim or expense (including the reasonable fees and disbursements of its attorneys) incurred by or asserted against you or any of them arising out of or in connection with the instructions set forth herein, the performance of your duties hereunder and otherwise in respect hereof, including the costs and expenses of defending yourself or themselves against any claim or liability including any claim which may be made or asserted by the Company, except that the Company shall not be liable hereunder as to matters in respect of which it is determined that you have acted with gross negligence or in bad faith. You shall have no liability to the Company and the Investor in respect of this if such action was taken or omitted to be taken in good faith, and you shall be entitled to rely in this regard and without liability on the advice of counsel, including counsel selected by you.

The Board of Directors of the Company has approved these irrevocable instructions and does hereby extend the Company's irrevocable agreement to indemnify your firm for all loss, liability or expense in carrying out the authority and direction herein contained on the terms herein set forth.

The Company agrees that in the event that you resign as the Company's transfer agent, the Company shall engage a suitable replacement transfer agent that will agree to serve as transfer agent for the Company within five (5) business days. The Company acknowledges that

we will have the right to complete any issuance or conversion request received in good order prior to our resignation. It is also understood that you are permitted to resign without any stipulated conditions.

The Investor is intended to be and is a third party beneficiary hereof, and no amendment or modification to the instructions set forth herein may be made without the consent of the Investor.

Notwithstanding any other provision hereof, the Company and the Investor understand that you shall not be required to perform any issuance of the Shares if (a) such an issuance or transfer of Shares is in violation of any state or federal securities laws or regulations or (b) the issuance of the Shares is prohibited or stopped as required or directed by a court order from a court of competent jurisdiction. Additionally, Company and Investor understand that you shall not be required to perform any issuance of the Shares if Company is in default of its payment obligations under its agreement with you.

Very truly yours,

Gaucho Group Holdings, Inc.

By: ______________________

Maria I. Echevarria, Chief Financial Officer

Acknowledged and Agreed:
3i, LP

By: ______________________
Name: Maier J. Tarlow
Title: Manager on Behalf of the GP
Date: 8/28/2023

Acknowledged and Agreed:

Continental Stock Transfer & Trust Company

By: ______________________
Name: Steven Vacante
Title: Vice President
Date: 08/30/23

EXHIBIT L

FIRST AMENDMENT TO
SENIOR SECURED CONVERTIBLE NOTE

This First Amendment to Senior Secured Convertible Note (this "Amendment") dated as of October 5, 2023 (the "Effective Date") is entered into by and between Gaucho Group Holdings Inc., a Delaware corporation (the "Company"), and 3i, LP, a Delaware limited partnership (the "Purchaser").

RECITALS

A. The Purchaser and the Company entered into that certain Securities Purchase Agreement dated as of February 21, 2023 (the "Original Agreement"), pursuant to which the Company agreed to sell and issue to the Purchaser, in a series of closings, senior unsecured convertible note (the "Original Note"), convertible into shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), in a principal amount of $5,617,978 and warrants (the "Warrants") to purchase shares of the Company's Common Stock.

B. Pursuant to the Original Agreement, the Company issued to the Purchaser the Original Note in a principal amount of $5,617,978, and a Warrant to purchase up to 3,377,099 shares of Common Stock, on February 21, 2023.

C. The Purchaser and the Company desire to amend the Original Note pursuant to and in accordance with the terms set forth herein.

D. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Original Note and Original Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the covenants and agreements herein contained, and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions.

(a) The below-listed definition set forth in Section 33(u) of the Original Note is hereby amended and restated in its respective entirety as follows:

"**Floor Price**" means $0.40 (or such lower amount as permitted, from time to time, by the Principal Market), subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations or other similar events.

2. Miscellaneous.

(a) Waivers and Amendments. Any provision of this Amendment may be amended, waived or modified only upon the written consent of the Company and the Purchaser.

(b) Entire Agreement. This Amendment together with the Original Note constitutes the entire agreement of the Company and the Purchaser with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the Company and Purchaser with respect to the subject matter hereof. Except as amended by this Amendment, the Original Note shall continue in full force and effect.

(c) Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

[*Remainder of page intentionally left blank; signature page follows.*]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY:

GAUCHO GROUP HOLDINGS INC.,
a Delaware corporation

By: ______________________________
Name:
Title:

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

PURCHASER:

3i, LP,
a Delaware limited partnership

By: ______________________________
Name: Maier J. Tarlow
Title: Manager On Behalf Of The GP

EXHIBIT M

SECOND AMENDMENT TO
SENIOR SECURED CONVERTIBLE NOTE

This Second Amendment to Senior Secured Convertible Note (this "Amendment") dated as of October 9, 2023 (the "Effective Date") is entered into by and between Gaucho Group Holdings Inc., a Delaware corporation (the "Company"), and 3i, LP, a Delaware limited partnership (the "Purchaser").

RECITALS

A. The Purchaser and the Company entered into that certain Securities Purchase Agreement dated as of February 21, 2023 (the "Original Agreement"), pursuant to which the Company agreed to sell and issue to the Purchaser, in a series of closings, a senior secured convertible note, as amended on October 5, 2023 (the "Original Note"), convertible into shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), in a principal amount of $5,617,978 and warrants (the "Warrants") to purchase shares of the Company's Common Stock.

B. Pursuant to the Original Agreement, the Company issued to the Purchaser the Original Note in a principal amount of $5,617,978, and a Warrant to purchase up to 3,377,099 shares of Common Stock, on February 21, 2023.

C. The Purchaser and the Company desire to amend the Original Note pursuant to and in accordance with the terms set forth herein.

D. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Original Note and Original Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the covenants and agreements herein contained, and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Amendment.

(a) Section 3(d)(ii) of the Original Note is hereby amended and restated in its respective entirety as follows:

> Principal Market Regulation. The Company shall not issue any shares of Common Stock upon conversion of this Note or otherwise pursuant to the terms of this Note if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue upon conversion of the Notes or otherwise pursuant to the terms of this Note (as the case may be) without breaching the Company's obligations under the rules or regulations of the Principal Market (the number of shares which may be issued without violating such rules and regulations, including rules related to the aggregate of offerings under NASDAQ Listing Rule 5635(d), the "**Exchange Cap**"), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of shares of Common Stock in excess of such amount or (B) obtains a written opinion from counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Holder. Until such approval or such written opinion is obtained, no Buyer shall be issued in the aggregate, upon conversion or exercise (as the case may be) of any Notes or otherwise pursuant to the terms of the Notes, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap as of the Issuance Date multiplied by (ii) the quotient of (1) the original principal amount of Notes issued to such Buyer pursuant to the Securities Purchase Agreement

on the Closing Date (as defined in the Securities Purchase Agreement) divided by (2) the aggregate original principal amount of all Notes issued to the Buyers pursuant to the Securities Purchase Agreement on the Closing Date (with respect to each Buyer, the "**Exchange Cap Allocation**"). In the event that any Buyer shall sell or otherwise transfer any of such Buyer's Notes, the transferee shall be allocated a pro rata portion of such Buyer's Exchange Cap Allocation with respect to such portion of such Notes so transferred, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation so allocated to such transferee. Upon conversion in full of a holder's Notes, the difference (if any) between such holder's Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder upon such holder's conversion in full of such Notes shall be allocated, to the respective Exchange Cap Allocations of the remaining holders of Notes on a pro rata basis in proportion to the shares of Common Stock underlying the Notes then held by each such holder of Notes. At any time after the Stockholder Meeting Deadline (as defined in the Securities Purchase Agreement), in the event that the Company is prohibited from issuing shares of Common Stock pursuant to this Section 3(d)(i) (the "**Exchange Cap Shares**"), the Company shall pay cash in exchange for the cancellation of such portion of this Note convertible into such Exchange Cap Shares at a price equal to the sum of (i) the product of (x) such number of Exchange Cap Shares and (y) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date the Holder delivers the applicable Conversion Notice with respect to such Exchange Cap Shares to the Company and ending on the date of such issuance and payment under this Section 3(d)(i) and (ii) to the extent of any Buy-In related thereto, any Buy-In Payment Amount, any brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection therewith (collectively, the "**Exchange Cap Share Cancellation Amount**").

2. Miscellaneous.

(a) Waivers and Amendments. Any provision of this Amendment may be amended, waived or modified only upon the written consent of the Company and the Purchaser.

(b) Entire Agreement. This Amendment together with the Original Note constitutes the entire agreement of the Company and the Purchaser with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the Company and Purchaser with respect to the subject matter hereof. Except as amended by this Amendment, the Original Note shall continue in full force and effect.

(c) Note in Full Force and Effect. Except as expressly modified as contemplated hereby, the Original Note, and all of the other Transaction Documents, as currently in effect, is hereby confirmed to be in full force and effect in accordance with its terms and is hereby ratified and confirmed. In furtherance thereof, the Company hereby affirms the continued effectiveness of all security interests granted by the Company, its subsidiaries and any other affiliates, as applicable, under the Transaction Documents, until the Note has been repaid, in full. This Amendment is intended by the parties to constitute an amendment and modification to, and otherwise to constitute a continuation of, the Note, and is not intended by either party and shall not be construed to constitute a novation thereof or of any obligation of any party thereunder.

(d) Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

[*Remainder of page intentionally left blank; signature page follows.*]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY:

GAUCHO GROUP HOLDINGS INC.,
a Delaware corporation

By: ______________________________
Name: Scott L. Mathis
Title: President & CEO

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

PURCHASER:

3i, LP,
a Delaware limited partnership

By: ______________________________
Name: Maier J. Tarlow
Title: Manager On Behalf Of The GP

EXHIBIT N

FROM THE DESK OF MARIA ECHEVARRIA

DIRECT: 212.739.7668
FAX: 212.655.3681
MECHEVARIA@ALGODONGROUP.COM

GAUCHO GROUP HOLDINGS, INC.

November 21, 2023

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, NY 10004-1561

Ladies and Gentlemen:

Gaucho Group Holdings, Inc., a Delaware corporation (the "Company"), and the investor named on the Schedule of Buyers attached thereto ((the "Investor") have entered into a Securities Purchase Agreement dated as of February 21, 2023 (the "Agreement") providing for the issuance of (i) the Convertible Promissory Note in the principal amount of $5,617,978 (the "Note"), and (ii) a Warrant to purchase 337,710 shares of the Company's common stock (the "Warrant").

You are hereby irrevocably authorized and instructed to reserve a sufficient number of shares of common stock ("shares") of the Company (up to 12,747,298 shares) for issuance upon full conversion of the Note or otherwise under the Notes ("Conversion Shares") and/or upon full exercise of the Warrants or otherwise under the Warrants ("Warrant Shares"), each in accordance with the terms thereof. The amount of shares so reserved may be increased, from time to time, only upon the written instructions of the Company. The Company may provide written notice to you in order to increase the amount held in reserve, in which you may agree to accept and reserve, so long as the number of shares to be reserved equals no more than 200% of the Conversion Shares and 100% of the Warrant Shares.

The ability to convert the Note or exercise the Warrant in a timely manner is a material obligation of the Company pursuant to the Note or to the Warrant, as the case may be. **Provided you are acting as Transfer Agent at the time** and provided no single issuance is greater than 4.99% of the issued and outstanding shares of the Company (or if given 61 calendar days' notice, 9.99% of the total issued common stock), your firm is hereby irrevocably authorized and instructed to within two (2) Trading days issue shares of Common Stock of the Company to the Investor upon your receipt of: (i) a notice of conversion ("Conversion Notice") or a notice of exercise ("Notice of Exercise"), as the case may be, executed by the Investor, (ii) an opinion of the company's counsel or counsel of the Investor hereby designated by the Company as counsel to the Company for transactions hereunder, confirming that the shares may be issued upon conversion of the Note or upon the exercise of the Warrants, as applicable without any transfer restrictions pursuant to an effective resale Registration Statement or pursuant to the exemption provided by Rule 144 (or any other available exemption) under the Federal Securities Act of 1933, as amended (the "Securities Act"), and (iii) copies of all supporting prospectus or Rule 144 documentation (a seller's representation letter and a broker's representation letter if the shares have been held less than twelve months). Such shares should be issued, at the option of the Investor as specified in the Notice of Conversion or Notice of Exercise, as the case may be,

either (i) electronically by crediting the account of a Prime Broker with the Depository Trust Company through its Deposit Withdrawal at Custodian ("DWAC") system provided the Investor causes its broker or bank to initiate a DWAC deposit or (ii) in certificated form without any restrictive legend which would restrict the transfer of the shares, provided however that if such shares are not able to be sold under Rule 144 or any other exemption under the Securities Act and you have received an opinion from the Company's or Investor's counsel that the issuance of the shares is exempt from registration under the Securities Act and when issued the shares will be fully paid and non-assessable, then the issued certificates for such shares shall bear the following restrictive legend:

> THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The shares shall remain in the created reserve with the Transfer Agent until counsel to the Investor **and** an authorized officer of the Company provides joint written instructions to the Transfer Agent that the shares or any part of them shall be taken out of the reserve and shall no longer be subject to the terms of these instructions.

The Company shall indemnify you and your officers, directors, principals, partners, agents and representatives, and hold each of them harmless from and against any and all loss, liability, damage, claim or expense (including the reasonable fees and disbursements of its attorneys) incurred by or asserted against you or any of them arising out of or in connection with the instructions set forth herein, the performance of your duties hereunder and otherwise in respect hereof, including the costs and expenses of defending yourself or themselves against any claim or liability including any claim which may be made or asserted by the Company, except that the Company shall not be liable hereunder as to matters in respect of which it is determined that you have acted with gross negligence or in bad faith. You shall have no liability to the Company and the Investor in respect of this if such action was taken or omitted to be taken in good faith, and you shall be entitled to rely in this regard and without liability on the advice of counsel, including counsel selected by you.

The Board of Directors of the Company has approved these irrevocable instructions and does hereby extend the Company's irrevocable agreement to indemnify your firm for all loss, liability or expense in carrying out the authority and direction herein contained on the terms herein set forth.

The Company agrees that in the event that you resign as the Company's transfer agent, the Company shall engage a suitable replacement transfer agent that will agree to serve as transfer agent for the Company within five (5) business days. The Company acknowledges that

we will have the right to complete any issuance or conversion request received in good order prior to our resignation. It is also understood that you are permitted to resign without any stipulated conditions.

The Investor is intended to be and is a third party beneficiary hereof, and no amendment or modification to the instructions set forth herein may be made without the consent of the Investor.

Notwithstanding any other provision hereof, the Company and the Investor understand that you shall not be required to perform any issuance of the Shares if (a) such an issuance or transfer of Shares is in violation of any state or federal securities laws or regulations or (b) the issuance of the Shares is prohibited or stopped as required or directed by a court order from a court of competent jurisdiction. Additionally, Company and Investor understand that you shall not be required to perform any issuance of the Shares if Company is in default of its payment obligations under its agreement with you.

Very truly yours,

Gaucho Group Holdings, Inc.

By: ______________________________

Maria I. Echevarria, Chief Financial Officer

Acknowledged and Agreed:
3i, LP

By: ______________________________
Name: Maier J. Tarlow
Title: Manager on Behalf of the GP
Date: 11.21.2023________________

Acknowledged and Agreed:

Continental Stock Transfer & Trust Company

By: ______________________________
Name: Michael Mullings
Title: CCO
Date: 11/27/2023

EXHIBIT O

FORM ADV

UNIFORM APPLICATION FOR INVESTMENT ADVISER REGISTRATION AND REPORT BY EXEMPT REPORTING ADVISERS

Primary Business Name: 3I MANAGEMENT LLC	**CRD Number: 327514**
SEC ERA Report - All Sections	**Rev. 10/2021**
8/4/2023 5:12:23 PM	

WARNING: Complete this form truthfully. False statements or omissions may result in denial of your application, revocation of your registration, or criminal prosecution. You must keep this form updated by filing periodic amendments. See Form ADV General Instruction 4.

Item 1 Identifying Information

Responses to this Item tell us who you are, where you are doing business, and how we can contact you. If you are filing an *umbrella registration*, the information in Item 1 should be provided for the *filing adviser* only. General Instruction 5 provides information to assist you with filing an *umbrella registration*.

A. Your full legal name (if you are a sole proprietor, your last, first, and middle names):
3I MANAGEMENT LLC

B. (1) Name under which you primarily conduct your advisory business, if different from Item 1.A.
3I MANAGEMENT LLC

List on Section 1.B. of Schedule D any additional names under which you conduct your advisory business.

(2) If you are using this Form ADV to register more than one investment adviser under an *umbrella registration*, check this box ☐

If you check this box, complete a Schedule R for each relying adviser.

C. If this filing is reporting a change in your legal name (Item 1.A.) or primary business name (Item 1.B.(1)), enter the new name and specify whether the name change is of
☐ your legal name or ☐ your primary business name:

D. (1) If you are registered with the SEC as an investment adviser, your SEC file number:
(2) If you report to the SEC as an *exempt reporting adviser*, your SEC file number: **802-128693**
(3) If you have one or more Central Index Key numbers assigned by the SEC ("CIK Numbers"), all of your CIK numbers:
No Information Filed

E. (1) If you have a number ("*CRD* Number") assigned by the *FINRA's CRD* system or by the IARD system, your *CRD* number: **327514**

If your firm does not have a CRD number, skip this Item 1.E. Do not provide the CRD number of one of your officers, employees, or affiliates.

(2) If you have additional *CRD* Numbers, your additional *CRD* numbers:
No Information Filed

F. *Principal Office and Place of Business*
(1) Address (do not use a P.O. Box):

Number and Street 1:		Number and Street 2:	
2 WOOSTER STREET		FLOOR 2	
City:	State:	Country:	ZIP+4/Postal Code:
NEW YORK	New York	United States	10013

If this address is a private residence, check this box: ☐

List on Section 1.F. of Schedule D any office, other than your principal office and place of business, at which you conduct investment advisory business. If you are applying for registration, or are registered, with one or more state securities authorities, you must list all of your offices in the state or states to which you are applying for registration or with whom you are registered. If you are applying for SEC registration, if you are registered only with the SEC, or if you are reporting to the SEC as an exempt reporting adviser, list the largest twenty-five offices in terms of numbers of employees as of the end of your most recently completed fiscal year.

(2) Days of week that you normally conduct business at your *principal office and place of business:*
◉ Monday - Friday ○ Other:

Normal business hours at this location:
9AM - 6PM

(3) Telephone number at this location:
646-239-3896

(4) Facsimile number at this location, if any:

(5) What is the total number of offices, other than your *principal office and place of business*, at which you conduct investment advisory business as of the end of your most recently completed fiscal year?

G. Mailing address, if different from your *principal office and place of business* address:

Number and Street 1: Number and Street 2:
City: State: Country: ZIP+4/Postal Code:

If this address is a private residence, check this box: ☐

H. If you are a sole proprietor, state your full residence address, if different from your *principal office and place of business* address in Item 1.F.:

Number and Street 1: Number and Street 2:
City: State: Country: ZIP+4/Postal Code:

	Yes	No
I. Do you have one or more websites or accounts on publicly available social media platforms (including, but not limited to, Twitter, Facebook and LinkedIn)?	◉	○

If "yes," list all firm website addresses and the address for each of the firm's accounts on publicly available social media platforms on Section 1.I. of Schedule D. If a website address serves as a portal through which to access other information you have published on the web, you may list the portal without listing addresses for all of the other information. You may need to list more than one portal address. Do not provide the addresses of websites or accounts on publicly available social media platforms where you do not control the content. Do not provide the individual electronic mail (e-mail) addresses of employees or the addresses of employee accounts on publicly available social media platforms.

J. Chief Compliance Officer

(1) Provide the name and contact information of your Chief Compliance Officer. If you are an *exempt reporting adviser*, you must provide the contact information for your Chief Compliance Officer, if you have one. If not, you must complete Item 1.K. below.

Name: Other titles, if any:
Telephone number: Facsimile number, if any:
Number and Street 1: Number and Street 2:
City: State: Country: ZIP+4/Postal Code:

Electronic mail (e-mail) address, if Chief Compliance Officer has one:

(2) If your Chief Compliance Officer is compensated or employed by any *person* other than you, a *related person* or an investment company registered under the Investment Company Act of 1940 that you advise for providing chief compliance officer services to you, provide the *person's* name and IRS Employer Identification Number (if any):

Name:

IRS Employer Identification Number:

K. Additional Regulatory Contact Person: If a person other than the Chief Compliance Officer is authorized to receive information and respond to questions about this Form ADV, you may provide that information here.

Name: Titles:
Telephone number: Facsimile number, if any:
Number and Street 1: Number and Street 2:
City: State: Country: ZIP+4/Postal Code:

Electronic mail (e-mail) address, if contact person has one:

	Yes	No
L. Do you maintain some or all of the books and records you are required to keep under Section 204 of the Advisers Act, or similar state law, somewhere other than your *principal office and place of business*?	○	◉

If "yes," complete Section 1.L. of Schedule D.

	Yes	No
M. Are you registered with a *foreign financial regulatory authority*?	○	◉

Answer "no" if you are not registered with a foreign financial regulatory authority, even if you have an affiliate that is registered with a foreign financial regulatory authority. If "yes," complete Section 1.M. of Schedule D.

	Yes	No
N. Are you a public reporting company under Sections 12 or 15(d) of the Securities Exchange Act of 1934?	○	◉

	Yes	No
O. Did you have $1 billion or more in assets on the last day of your most recent fiscal year?	○	◉

If yes, what is the approximate amount of your assets:

○ $1 billion to less than $10 billion

○ $10 billion to less than $50 billion

◯ $50 billion or more

For purposes of Item 1.O. only, "assets" refers to your total assets, rather than the assets you manage on behalf of clients. Determine your total assets using the total assets shown on the balance sheet for your most recent fiscal year end.

P. Provide your *Legal Entity Identifier* if you have one:

A *legal entity identifier* is a unique number that companies use to identify each other in the financial marketplace. You may not have a *legal entity identifier*.

SECTION 1.B. Other Business Names

No Information Filed

SECTION 1.F. Other Offices

No Information Filed

SECTION 1.I. Website Addresses

List your website addresses, including addresses for accounts on publicly available social media platforms where you control the content (including, but not limited to, Twitter, Facebook and/or LinkedIn). You must complete a separate Schedule D Section 1.I. for each website or account on a publicly available social media platform.

Address of Website/Account on Publicly Available Social Media Platform: https://3ifund.com/

Address of Website/Account on Publicly Available Social Media Platform: https://www.linkedin.com/company/3i-management-llc

SECTION 1.L. Location of Books and Records

No Information Filed

SECTION 1.M. Registration with Foreign Financial Regulatory Authorities

No Information Filed

Item 2 SEC Registration/Reporting

SEC Reporting by *Exempt Reporting Advisers*

B. Complete this Item 2.B. only if you are reporting to the SEC as an *exempt reporting adviser*. Check all that apply. You:

☐ (1) qualify for the exemption from registration as an adviser solely to one or more venture capital funds, as defined in rule 203(l)-1;

☑ (2) qualify for the exemption from registration because you act solely as an adviser to *private funds* and have assets under management, as defined in rule 203(m)-1, in the United States of less than $150 million;

☐ (3) act solely as an adviser to *private funds* but you are no longer eligible to check box 2.B.(2) because you have assets under management, as defined in rule 203(m)-1, in the United States of $150 million or more.

If you check box (2) or (3), complete Section 2.B. of Schedule D.

SECTION 2.B. *Private Fund* Assets

If you check Item 2.B.(2) or (3), what is the amount of the *private fund* assets that you manage? $ 133032227

NOTE: "*Private fund* assets" has the same meaning here as it has under rule 203(m)-1. If you are an investment adviser with its *principal office and place of business* outside the United States only include *private fund* assets that you manage at a place of business in the United States.

Item 3 Form of Organization

If you are filing an *umbrella registration*, the information in Item 3 should be provided for the *filing adviser* only.

A. How are you organized?

- ○ Corporation
- ○ Sole Proprietorship
- ○ Limited Liability Partnership (LLP)
- ○ Partnership
- ◉ Limited Liability Company (LLC)
- ○ Limited Partnership (LP)
- ○ Other (specify):

If you are changing your response to this Item, see Part 1A Instruction 4.

B. In what month does your fiscal year end each year?
DECEMBER

C. Under the laws of what state or country are you organized?

State	Country
Delaware	United States

If you are a partnership, provide the name of the state or country under whose laws your partnership was formed. If you are a sole proprietor, provide the name of the state or country where you reside.

If you are changing your response to this Item, see Part 1A Instruction 4.

Item 6 Other Business Activities

In this Item, we request information about your firm's other business activities.

A. You are actively engaged in business as a (check all that apply):

- ☐ (1) broker-dealer (registered or unregistered)
- ☐ (2) registered representative of a broker-dealer
- ☐ (3) commodity pool operator or commodity trading advisor (whether registered or exempt from registration)
- ☐ (4) futures commission merchant
- ☐ (5) real estate broker, dealer, or agent
- ☐ (6) insurance broker or agent
- ☐ (7) bank (including a separately identifiable department or division of a bank)
- ☐ (8) trust company
- ☐ (9) registered municipal advisor
- ☐ (10) registered security-based swap dealer
- ☐ (11) major security-based swap participant
- ☐ (12) accountant or accounting firm
- ☐ (13) lawyer or law firm
- ☐ (14) other financial product salesperson (specify):

If you engage in other business using a name that is different from the names reported in Items 1.A. or 1.B.(1), complete Section 6.A. of Schedule D.

		Yes	No
B. (1)	Are you actively engaged in any other business not listed in Item 6.A. (other than giving investment advice)?	○	◉
(2)	If yes, is this other business your primary business?	○	○

If "yes," describe this other business on Section 6.B.(2) of Schedule D, and if you engage in this business under a different name, provide that name.

		Yes	No
(3)	Do you sell products or provide services other than investment advice to your advisory *clients*?	○	◉

If "yes," describe this other business on Section 6.B.(3) of Schedule D, and if you engage in this business under a different name, provide that name.

SECTION 6.A. Names of Your Other Businesses

No Information Filed

SECTION 6.B.(2) Description of Primary Business

Describe your primary business (not your investment advisory business):

If you engage in that business under a different name, provide that name:

SECTION 6.B.(3) Description of Other Products and Services

Describe other products or services you sell to your *client*. You may omit products and services that you listed in Section 6.B.(2) above.

If you engage in that business under a different name, provide that name:

Item 7 Financial Industry Affiliations

In this Item, we request information about your financial industry affiliations and activities. This information identifies areas in which conflicts of interest may occur between you and your *clients*.

A. This part of Item 7 requires you to provide information about you and your *related persons*, including foreign affiliates. Your *related persons* are all of your *advisory affiliates* and any *person* that is under common *control* with you.

You have a *related person* that is a (check all that apply):

- ☐ (1) broker-dealer, municipal securities dealer, or government securities broker or dealer (registered or unregistered)
- ☐ (2) other investment adviser (including financial planners)
- ☐ (3) registered municipal advisor
- ☐ (4) registered security-based swap dealer
- ☐ (5) major security-based swap participant
- ☐ (6) commodity pool operator or commodity trading advisor (whether registered or exempt from registration)
- ☐ (7) futures commission merchant
- ☐ (8) banking or thrift institution
- ☐ (9) trust company
- ☐ (10) accountant or accounting firm
- ☐ (11) lawyer or law firm
- ☐ (12) insurance company or agency
- ☐ (13) pension consultant
- ☐ (14) real estate broker or dealer
- ☐ (15) sponsor or syndicator of limited partnerships (or equivalent), excluding pooled investment vehicles
- ☐ (16) sponsor, general partner, managing member (or equivalent) of pooled investment vehicles

Note that Item 7.A. should not be used to disclose that some of your employees perform investment advisory functions or are registered representatives of a broker-dealer. The number of your firm's employees who perform investment advisory functions should be disclosed under Item 5.B.(1). The number of your firm's employees who are registered representatives of a broker-dealer should be disclosed under Item 5.B.(2).

Note that if you are filing an umbrella registration, you should not check Item 7.A.(2) with respect to your relying advisers, and you do not have to complete Section 7.A. in Schedule D for your relying advisers. You should complete a Schedule R for each relying adviser.

For each related person, including foreign affiliates that may not be registered or required to be registered in the United States, complete Section 7.A. of Schedule D.

You do not need to complete Section 7.A. of Schedule D for any related person if: (1) you have no business dealings with the related person in connection with advisory services you provide to your clients; (2) you do not conduct shared operations with the related person; (3) you do not refer clients or business to the related person, and the related person does not refer prospective clients or business to you; (4) you do not share supervised persons or premises with the related person; and (5) you have no reason to believe that your relationship with the related person otherwise creates a conflict of interest with your clients.

You must complete Section 7.A. of Schedule D for each related person acting as qualified custodian in connection with advisory services you provide to your clients (other than any mutual fund transfer agent pursuant to rule 206(4)-2(b)(1)), regardless of whether you have determined the related person to be operationally independent under rule 206(4)-2 of the Advisers Act.

SECTION 7.A. Financial Industry Affiliations

No Information Filed

Item 7 *Private Fund* Reporting

	Yes	No
B. Are you an adviser to any *private fund*?	◉	○

If "yes," then for each private fund that you advise, you must complete a Section 7.B.(1) of Schedule D, except in certain circumstances described in the next sentence and in Instruction 6 of the Instructions to Part 1A. If you are registered or applying for registration with the SEC or reporting as an SEC exempt reporting adviser, and another SEC-registered adviser or SEC exempt reporting adviser reports this information with respect to any such private fund in Section 7.B.(1) of Schedule D of its Form ADV (e.g., if you are a subadviser), do not complete Section 7.B.(1) of Schedule D with respect to that private fund. You must, instead, complete Section 7.B.(2) of Schedule D.

In either case, if you seek to preserve the anonymity of a private fund client by maintaining its identity in your books and records in numerical or alphabetical

code, or similar designation, pursuant to rule 204-2(d), you may identify the private fund in Section 7.B.(1) or 7.B.(2) of Schedule D using the same code or designation in place of the fund's name.

SECTION 7.B.(1) *Private Fund* Reporting

Funds per Page: 15 Total Funds: 2

A. PRIVATE FUND

Information About the *Private Fund*

1. (a) Name of the *private fund*:

   3I, LP

   (b) *Private fund* identification number:
   (include the "805-" prefix also)

   805-6880832952

2. Under the laws of what state or country is the *private fund* organized:

State:	Country:
Delaware	United States

3. (a) Name(s) of General Partner, Manager, Trustee, or Directors (or *persons* serving in a similar capacity):

Name of General Partner, Manager, Trustee, or Director
3I MANAGEMENT LLC

   (b) If filing an *umbrella registration*, identify the *filing adviser* and/or *relying adviser(s)* that sponsor(s) or manage(s) this *private fund*.

   No Information Filed

4. The *private fund* (check all that apply; you must check at least one):

   ☑ (1) qualifies for the exclusion from the definition of investment company under section 3(c)(1) of the Investment Company Act of 1940

   ☑ (2) qualifies for the exclusion from the definition of investment company under section 3(c)(7) of the Investment Company Act of 1940

5. List the name and country, in English, of each *foreign financial regulatory authority* with which the *private fund* is registered.

   No Information Filed

	Yes	No
6. (a) Is this a "master fund" in a master-feeder arrangement?	○	◉

   (b) If yes, what is the name and *private fund* identification number (if any) of the feeder funds investing in this *private fund*?

   No Information Filed

	Yes	No
(c) Is this a "feeder fund" in a master-feeder arrangement?	○	◉

   (d) If yes, what is the name and *private fund* identification number (if any) of the master fund in which this *private fund* invests?

   Name of *private fund*:

   Private fund identification number:
   (include the "805-" prefix also)

   NOTE: You must complete question 6 for each master-feeder arrangement regardless of whether you are filing a single Schedule D, Section 7.B.(1) for the master-feeder arrangement or reporting on the funds separately.

7. If you are filing a single Schedule D, Section 7.B.(1) for a master-feeder arrangement according to the instructions to this Section 7.B.(1), for each of the feeder funds answer the following questions:

   No Information Filed

NOTE: For purposes of questions 6 and 7, in a master-feeder arrangement, one or more funds ("feeder funds") invest all or substantially all of their assets in a single fund ("master fund"). A fund would also be a "feeder fund" investing in a "master fund" for purposes of this question if it issued multiple classes (or series) of shares or interests, and each class (or series) invests substantially all of its assets in a single master fund.

	Yes	No
8. (a) Is this *private fund* a "fund of funds"?	○	◉

NOTE: For purposes of this question only, answer "yes" if the fund invests 10 percent or more of its total assets in other pooled investment vehicles, regardless of whether they are also *private funds* or registered investment companies.

(b) If yes, does the *private fund* invest in funds managed by you or by a *related person*?	○	○

	Yes	No
9. During your last fiscal year, did the *private fund* invest in securities issued by investment companies registered under the Investment Company Act of 1940 (other than "money market funds," to the extent provided in Instruction 6.e.)?	○	◉

10. What type of fund is the *private fund*?

◉ hedge fund ○ liquidity fund ○ private equity fund ○ real estate fund ○ securitized asset fund ○ venture capital fund ○ Other *private fund*:

NOTE: For definitions of these fund types, please see Instruction 6 of the Instructions to Part 1A.

11. Current gross asset value of the *private fund*:

$ 132,404,202

Ownership

12. Minimum investment commitment required of an investor in the *private fund*:

$ 100,000

NOTE: Report the amount routinely required of investors who are not your *related persons* (even if different from the amount set forth in the organizational documents of the fund).

13. Approximate number of the *private fund's* beneficial owners:

1

14. What is the approximate percentage of the *private fund* beneficially owned by you and your *related persons*:

100%

15. (a) What is the approximate percentage of the *private fund* beneficially owned (in the aggregate) by funds of funds:

0%

	Yes	No
(b) If the private fund qualifies for the exclusion from the definition of investment company under section 3(c)(1) of the Investment Company Act of 1940, are sales of the fund limited to *qualified clients*?	◉	○

16. What is the approximate percentage of the *private fund* beneficially owned by non-*United States persons*:

0%

Your Advisory Services

	Yes	No
17. (a) Are you a subadviser to this *private fund*?	○	◉

(b) If the answer to question 17.(a) is "yes," provide the name and SEC file number, if any, of the adviser of the *private fund*. If the answer to question 17.(a) is "no," leave this question blank.

No Information Filed

	Yes	No
18. (a) Do any investment advisers (other than the investment advisers listed in Section 7.B.(1).A.3.(b)) advise the *private fund*?	○	◉

(b) If the answer to question 18.(a) is "yes," provide the name and SEC file number, if any, of the other advisers to the *private fund*. If the answer to question 18.(a) is "no," leave this question blank.

No Information Filed

	Yes	No
19. Are your *clients* solicited to invest in the *private fund*?	○	◉

NOTE: For purposes of this question, do not consider feeder funds of the private fund.

20. Approximately what percentage of your *clients* has invested in the *private fund*?

100%

Private Offering

	Yes	No
21. Has the *private fund* ever relied on an exemption from registration of its securities under Regulation D of the Securities Act of 1933?	○	◉

22. If yes, provide the *private fund's* Form D file number (if any):

No Information Filed

B. SERVICE PROVIDERS

Auditors

	Yes	No
23. (a) (1) Are the *private fund's* financial statements subject to an annual audit?	○	◉
(2) If the answer to question 23.(a)(1) is "yes," are the financial statements prepared in accordance with U.S. GAAP?	○	○

If the answer to question 23.(a)(1) is "yes," respond to questions (b) through (h) below. If the *private fund* uses more than one auditing firm, you must complete questions (b) through (f) separately for each auditing firm.

No Information Filed

	Yes	No
(g) Are the *private fund's* audited financial statements for the most recently completed fiscal year distributed to the *private fund's* investors?	○	○

(h) Do all of the reports prepared by the auditing firm for the *private fund* since your last *annual updating amendment* contain unqualified opinions?

○ Yes ○ No ○ Report Not Yet Received

If you check "Report Not Yet Received," you must promptly file an amendment to your Form ADV to update your response when the report is available.

Prime Broker

	Yes	No
24. (a) Does the *private fund* use one or more prime brokers?	◉	○

If the answer to question 24.(a) is "yes," respond to questions (b) through (e) below for each prime broker the *private fund* uses. If the *private fund* uses more than one prime broker, you must complete questions (b) through (e) separately for each prime broker.

Additional Prime Broker Information : 2 Record(s) Filed.

If the answer to question 24.(a) is "yes," respond to questions (b) through (e) below for each prime broker the *private fund* uses. If the *private fund* uses more than one prime broker, you must complete questions (b) through (e) separately for each prime broker.

(b) Name of the prime broker:
CLEAR STREET LLC

(c) If the prime broker is registered with the SEC, its registration number:
8 - 69972
CRD Number (if any):
288933

(d) Location of prime broker's office used principally by the *private fund* (city, state and country):

City:	State:	Country:
NEW YORK	New York	United States

	Yes	No
(e) Does this prime broker act as custodian for some or all of the *private fund's* assets?	◉	○

If the answer to question 24.(a) is "yes," respond to questions (b) through (e) below for each prime broker the *private fund* uses. If the *private fund* uses more than one prime broker, you must complete questions (b) through (e) separately for each prime broker.

(b) Name of the prime broker:
MIRAE ASSET SECURITIES (USA) INC.

(c) If the prime broker is registered with the SEC, its registration number:

8 - 45034
CRD Number (if any):
30679

(d) Location of prime broker's office used principally by the *private fund* (city, state and country):

City:	State:	Country:
NEW YORK	New York	United States

(e) Does this prime broker act as custodian for some or all of the *private fund's* assets? Yes: ☒ No: ☐

Custodian

25. (a) Does the *private fund* use any custodians (including the prime brokers listed above) to hold some or all of its assets? Yes: ☒ No: ☐

If the answer to question 25.(a) is "yes," respond to questions (b) through (g) below for each custodian the *private fund* uses. If the *private fund* uses more than one custodian, you must complete questions (b) through (g) separately for each custodian.

Additional Custodian Information : 3 Record(s) Filed.

If the answer to question 25.(a) is "yes," respond to questions (b) through g) below for each custodian the *private fund* uses. If the *private fund* uses more than one custodian, you must complete questions (b) through (g) separately for each custodian.

(b) Legal name of custodian:
METROPOLITAN BANK HOLDING CORP.

(c) Primary business name of custodian:
METROPOLITAN COMMERCIAL BANK

(d) The location of the custodian's office responsible for *custody* of the *private fund's* assets (city, state and country):

City:	State:	Country:
NEW YORK	New York	United States

(e) Is the custodian a *related person* of your firm? Yes: ☐ No: ☒

(f) If the custodian is a broker-dealer, provide its SEC registration number (if any):
-
CRD Number (if any):

(g) If the custodian is not a broker-dealer, or is a broker-dealer but does not have an SEC registration number, provide its *legal entity identifier* (if any)
5493006FRPZ75TDMOZ05

If the answer to question 25.(a) is "yes," respond to questions (b) through g) below for each custodian the *private fund* uses. If the *private fund* uses more than one custodian, you must complete questions (b) through (g) separately for each custodian.

(b) Legal name of custodian:
NEW HORIZON BANK, N.A.

(c) Primary business name of custodian:
NEW HORIZON BANK

(d) The location of the custodian's office responsible for *custody* of the *private fund's* assets (city, state and country):

City:	State:	Country:
POWHATAN	Virginia	United States

(e) Is the custodian a *related person* of your firm? Yes: ☐ No: ☒

(f) If the custodian is a broker-dealer, provide its SEC registration number (if any):
-

CRD Number (if any):

(g) If the custodian is not a broker-dealer, or is a broker-dealer but does not have an SEC registration number, provide its *legal entity identifier* (if any)
254900IZ14G5JWAFF041

If the answer to question 25.(a) is "yes," respond to questions (b) through g) below for each custodian the *private fund* uses. If the *private fund* uses more than one custodian, you must complete questions (b) through (g) separately for each custodian.

(b) Legal name of custodian:
NEW YORK COMMUNITY BANCORP, INC.

(c) Primary business name of custodian:
FLAGSTAR BANK, N.A.

(d) The location of the custodian's office responsible for *custody* of the *private fund's* assets (city, state and country):

City:	State:	Country:
HICKSVILLE	New York	United States

	Yes	No
(e) Is the custodian a *related person* of your firm?	○	⦿

(f) If the custodian is a broker-dealer, provide its SEC registration number (if any):
-
CRD Number (if any):

(g) If the custodian is not a broker-dealer, or is a broker-dealer but does not have an SEC registration number, provide its *legal entity identifier* (if any)
529900HVXOTLY61GL030

Administrator

	Yes	No
26. (a) Does the *private fund* use an administrator other than your firm?	⦿	○

If the answer to question 26.(a) is "yes," respond to questions (b) through (f) below. If the *private fund* uses more than one administrator, you must complete questions (b) through (f) separately for each administrator.

Additional Administrator Information : 1 Record(s) Filed.

If the answer to question 26.(a) is "yes," respond to questions (b) through (f) below. If the *private fund* uses more than one administrator, you must complete questions (b) through (f) separately for each administrator.

(b) Name of administrator:
NAV CONSULTING, INC.

(c) Location of administrator (city, state and country):

City:	State:	Country:
OAKBROOK TERRACE	Illinois	United States

	Yes	No
(d) Is the administrator a *related person* of your firm?	○	⦿

(e) Does the administrator prepare and send investor account statements to the *private fund's* investors?
○ Yes (provided to all investors) ○ Some (provided to some but not all investors) ⦿ No (provided to no investors)

(f) If the answer to question 26.(e) is "no" or "some," who sends the investor account statements to the (rest of the) *private fund's* investors? If investor account statements are not sent to the (rest of the) *private fund's* investors, respond "not applicable."
GENERAL PARTNER

27. During your last fiscal year, what percentage of the *private fund's* assets (by value) was valued by a *person*, such as an administrator, that is not your *related person*?

100%

Include only those assets where (i) such *person* carried out the valuation procedure established for that asset, if any, including obtaining any relevant quotes, and (ii) the valuation used for purposes of investor subscriptions, redemptions or distributions, and fee calculations (including allocations) was the valuation determined by such *person*.

Marketers

Yes No

28. (a) Does the *private fund* use the services of someone other than you or your *employees* for marketing purposes? ○ ◉

You must answer "yes" whether the *person* acts as a placement agent, consultant, finder, introducer, municipal advisor or other solicitor, or similar *person*. If the answer to question 28.(a) is "yes," respond to questions (b) through (g) below for each such marketer the *private fund* uses. If the *private fund* uses more than one marketer you must complete questions (b) through (g) separately for each marketer.

No Information Filed

A. PRIVATE FUND

Information About the *Private Fund*

1. (a) Name of the *private fund*:

M3A LP

(b) *Private fund* identification number:
(include the "805-" prefix also)

805-5281480747

2. Under the laws of what state or country is the *private fund* organized:

State:	Country:
Delaware	United States

3. (a) Name(s) of General Partner, Manager, Trustee, or Directors (or *persons* serving in a similar capacity):

Name of General Partner, Manager, Trustee, or Director
3I MANAGEMENT LLC

(b) If filing an *umbrella registration*, identify the *filing adviser* and/or *relying adviser(s)* that sponsor(s) or manage(s) this *private fund*.

No Information Filed

4. The *private fund* (check all that apply; you must check at least one):

☑ (1) qualifies for the exclusion from the definition of investment company under section 3(c)(1) of the Investment Company Act of 1940

☑ (2) qualifies for the exclusion from the definition of investment company under section 3(c)(7) of the Investment Company Act of 1940

5. List the name and country, in English, of each *foreign financial regulatory authority* with which the *private fund* is registered.

No Information Filed

Yes No

6. (a) Is this a "master fund" in a master-feeder arrangement? ○ ◉

(b) If yes, what is the name and *private fund* identification number (if any) of the feeder funds investing in this *private fund*?

No Information Filed

Yes No

(c) Is this a "feeder fund" in a master-feeder arrangement? ○ ◉

(d) If yes, what is the name and *private fund* identification number (if any) of the master fund in which this *private fund* invests?

Name of *private fund*:

Private fund identification number:
(include the "805-" prefix also)

NOTE: You must complete question 6 for each master-feeder arrangement regardless of whether you are filing a single Schedule D, Section 7.B.(1)

for the master-feeder arrangement or reporting on the funds separately.

7. If you are filing a single Schedule D, Section 7.B.(1) for a master-feeder arrangement according to the instructions to this Section 7.B.(1), for each of the feeder funds answer the following questions:

No Information Filed

NOTE: For purposes of questions 6 and 7, in a master-feeder arrangement, one or more funds ("feeder funds") invest all or substantially all of their assets in a single fund ("master fund"). A fund would also be a "feeder fund" investing in a "master fund" for purposes of this question if it issued multiple classes (or series) of shares or interests, and each class (or series) invests substantially all of its assets in a single master fund.

	Yes	No
8. (a) Is this *private fund* a "fund of funds"?	○	◉
NOTE: For purposes of this question only, answer "yes" if the fund invests 10 percent or more of its total assets in other pooled investment vehicles, regardless of whether they are also *private funds* or registered investment companies.		
(b) If yes, does the *private fund* invest in funds managed by you or by a *related person*?	○	○

	Yes	No
9. During your last fiscal year, did the *private fund* invest in securities issued by investment companies registered under the Investment Company Act of 1940 (other than "money market funds," to the extent provided in Instruction 6.e.)?	○	◉

10. What type of fund is the *private fund*?

◉ hedge fund ○ liquidity fund ○ private equity fund ○ real estate fund ○ securitized asset fund ○ venture capital fund ○ Other *private fund*:

NOTE: For definitions of these fund types, please see Instruction 6 of the Instructions to Part 1A.

11. Current gross asset value of the *private fund*:

$ 628,025

Ownership

12. Minimum investment commitment required of an investor in the *private fund*:

$ 0

NOTE: Report the amount routinely required of investors who are not your *related persons* (even if different from the amount set forth in the organizational documents of the fund).

13. Approximate number of the *private fund's* beneficial owners:

2

14. What is the approximate percentage of the *private fund* beneficially owned by you and your *related persons*:

90%

15. (a) What is the approximate percentage of the *private fund* beneficially owned (in the aggregate) by funds of funds:

0%

	Yes	No
(b) If the private fund qualifies for the exclusion from the definition of investment company under section 3(c)(1) of the Investment Company Act of 1940, are sales of the fund limited to *qualified clients*?	◉	○

16. What is the approximate percentage of the *private fund* beneficially owned by non-*United States persons*:

0%

Your Advisory Services

	Yes	No
17. (a) Are you a subadviser to this *private fund*?	○	◉

(b) If the answer to question 17.(a) is "yes," provide the name and SEC file number, if any, of the adviser of the *private fund*. If the answer to question 17.(a) is "no," leave this question blank.

No Information Filed

	Yes	No
18. (a) Do any investment advisers (other than the investment advisers listed in Section 7.B.(1).A.3.(b)) advise the *private fund*?	○	◉

(b) If the answer to question 18.(a) is "yes," provide the name and SEC file number, if any, of the other advisers to the *private fund*. If the answer

to question 18.(a) is "no," leave this question blank.

No Information Filed

	Yes	No
19. Are your *clients* solicited to invest in the *private fund*? *NOTE: For purposes of this question, do not consider feeder funds of the private fund.*	○	◉

20. Approximately what percentage of your *clients* has invested in the *private fund*?

100%

Private Offering

	Yes	No
21. Has the *private fund* ever relied on an exemption from registration of its securities under Regulation D of the Securities Act of 1933?	○	◉

22. If yes, provide the *private fund's* Form D file number (if any):

No Information Filed

B. SERVICE PROVIDERS

Auditors

	Yes	No
23. (a) (1) Are the *private fund's* financial statements subject to an annual audit?	○	◉
(2) If the answer to question 23.(a)(1) is "yes," are the financial statements prepared in accordance with U.S. GAAP?	○	○

If the answer to question 23.(a)(1) is "yes," respond to questions (b) through (h) below. If the *private fund* uses more than one auditing firm, you must complete questions (b) through (f) separately for each auditing firm.

No Information Filed

	Yes	No
(g) Are the *private fund's* audited financial statements for the most recently completed fiscal year distributed to the *private fund's* investors?	○	○

(h) Do all of the reports prepared by the auditing firm for the *private fund* since your last *annual updating amendment* contain unqualified opinions?

○ Yes ○ No ○ Report Not Yet Received

If you check "Report Not Yet Received," you must promptly file an amendment to your Form ADV to update your response when the report is available.

Prime Broker

	Yes	No
24. (a) Does the *private fund* use one or more prime brokers?	◉	○

If the answer to question 24.(a) is "yes," respond to questions (b) through (e) below for each prime broker the *private fund* uses. If the *private fund* uses more than one prime broker, you must complete questions (b) through (e) separately for each prime broker.

Additional Prime Broker Information : 1 Record(s) Filed.

If the answer to question 24.(a) is "yes," respond to questions (b) through (e) below for each prime broker the *private fund* uses. If the *private fund* uses more than one prime broker, you must complete questions (b) through (e) separately for each prime broker.

(b) Name of the prime broker:
CLEAR STREET LLC

(c) If the prime broker is registered with the SEC, its registration number:
8 - 69972
CRD Number (if any):
288933

(d) Location of prime broker's office used principally by the *private fund* (city, state and country):

City:	State:	Country:
NEW YORK	New York	United States

	Yes	No
(e) Does this prime broker act as custodian for some or all of the *private fund's* assets?	◉	○

Custodian

	Yes	No
25. (a) Does the *private fund* use any custodians (including the prime brokers listed above) to hold some or all of its assets?	◉	○

If the answer to question 25.(a) is "yes," respond to questions (b) through (g) below for each custodian the *private fund* uses. If the *private fund* uses more than one custodian, you must complete questions (b) through (g) separately for each custodian.

Additional Custodian Information : 2 Record(s) Filed.

If the answer to question 25.(a) is "yes," respond to questions (b) through g) below for each custodian the *private fund* uses. If the *private fund* uses more than one custodian, you must complete questions (b) through (g) separately for each custodian.

(b) Legal name of custodian:
METROPOLITAN BANK HOLDING CORP.

(c) Primary business name of custodian:
METROPOLITAN COMMERCIAL BANK

(d) The location of the custodian's office responsible for *custody* of the *private fund's* assets (city, state and country):

City:	State:	Country:
NEW YORK	New York	United States

	Yes	No
(e) Is the custodian a *related person* of your firm?	○	◉

(f) If the custodian is a broker-dealer, provide its SEC registration number (if any):
-
CRD Number (if any):

(g) If the custodian is not a broker-dealer, or is a broker-dealer but does not have an SEC registration number, provide its *legal entity identifier* (if any)
5493006FRPZ75TDMOZ05

If the answer to question 25.(a) is "yes," respond to questions (b) through g) below for each custodian the *private fund* uses. If the *private fund* uses more than one custodian, you must complete questions (b) through (g) separately for each custodian.

(b) Legal name of custodian:
NEW YORK COMMUNITY BANCORP, INC.

(c) Primary business name of custodian:
FLAGSTAR BANK, N.A.

(d) The location of the custodian's office responsible for *custody* of the *private fund's* assets (city, state and country):

City:	State:	Country:
HICKSVILLE	New York	United States

	Yes	No
(e) Is the custodian a *related person* of your firm?	○	◉

(f) If the custodian is a broker-dealer, provide its SEC registration number (if any):
-
CRD Number (if any):

(g) If the custodian is not a broker-dealer, or is a broker-dealer but does not have an SEC registration number, provide its *legal entity identifier* (if any)
529900HVXOTLY61GL030

Administrator

Yes No

26. (a) Does the *private fund* use an administrator other than your firm? ◉ Yes ○ No

If the answer to question 26.(a) is "yes," respond to questions (b) through (f) below. If the *private fund* uses more than one administrator, you must complete questions (b) through (f) separately for each administrator.

Additional Administrator Information : 1 Record(s) Filed.

If the answer to question 26.(a) is "yes," respond to questions (b) through (f) below. If the *private fund* uses more than one administrator, you must complete questions (b) through (f) separately for each administrator.

(b) Name of administrator:
NAV CONSULTING, INC.

(c) Location of administrator (city, state and country):

City:	State:	Country:
OAKBROOK TERRACE	Illinois	United States

	Yes	No
(d) Is the administrator a *related person* of your firm?	○	◉

(e) Does the administrator prepare and send investor account statements to the *private fund's* investors?
○ Yes (provided to all investors) ○ Some (provided to some but not all investors) ◉ No (provided to no investors)

(f) If the answer to question 26.(e) is "no" or "some," who sends the investor account statements to the (rest of the) *private fund's* investors? If investor account statements are not sent to the (rest of the) *private fund's* investors, respond "not applicable."
GENERAL PARTNER

27. During your last fiscal year, what percentage of the *private fund's* assets (by value) was valued by a *person*, such as an administrator, that is not your *related person*?
100%
Include only those assets where (i) such *person* carried out the valuation procedure established for that asset, if any, including obtaining any relevant quotes, and (ii) the valuation used for purposes of investor subscriptions, redemptions or distributions, and fee calculations (including allocations) was the valuation determined by such *person*.

Marketers

	Yes	No
28. (a) Does the *private fund* use the services of someone other than you or your *employees* for marketing purposes?	○	◉

You must answer "yes" whether the *person* acts as a placement agent, consultant, finder, introducer, municipal advisor or other solicitor, or similar *person*. If the answer to question 28.(a) is "yes," respond to questions (b) through (g) below for each such marketer the *private fund* uses. If the *private fund* uses more than one marketer you must complete questions (b) through (g) separately for each marketer.

No Information Filed

Funds per Page: 15 Total Funds: 2

SECTION 7.B.(2) *Private Fund* Reporting

No Information Filed

Item 10 Control Persons

In this Item, we ask you to identify every *person* that, directly or indirectly, *controls* you. If you are filing an *umbrella registration*, the information in Item 10 should be provided for the *filing adviser* only.

If you are submitting an initial application or report, you must complete Schedule A and Schedule B. Schedule A asks for information about your direct owners and executive officers. Schedule B asks for information about your indirect owners. If this is an amendment and you are updating information you reported on either Schedule A or Schedule B (or both) that you filed with your initial application or report, you must complete Schedule C.

	Yes	No
A. Does any *person* not named in Item 1.A. or Schedules A, B, or C, directly or indirectly, *control* your management or policies?	○	◉

If yes, complete Section 10.A. of Schedule D.

B. If any *person* named in Schedules A, B, or C or in Section 10.A. of Schedule D is a public reporting company under Sections 12 or 15(d) of the Securities Exchange Act of 1934, please complete Section 10.B. of Schedule D.

SECTION 10.A. ***Control Persons***

No Information Filed

SECTION 10.B. ***Control Person*** **Public Reporting Companies**

No Information Filed

Item 11 Disclosure Information

In this Item, we ask for information about your disciplinary history and the disciplinary history of all your *advisory affiliates*. We use this information to determine whether to grant your application for registration, to decide whether to revoke your registration or to place limitations on your activities as an investment adviser, and to identify potential problem areas to focus on during our on-site examinations. One event may result in "yes" answers to more than one of the questions below. In accordance with General Instruction 5 to Form ADV, "you" and "your" include the *filing adviser* and all *relying advisers* under an *umbrella registration*.

Your *advisory affiliates* are: (1) all of your current *employees* (other than *employees* performing only clerical, administrative, support or similar functions); (2) all of your officers, partners, or directors (or any *person* performing similar functions); and (3) all *persons* directly or indirectly *controlling* you or *controlled* by you. If you are a "separately identifiable department or division" (SID) of a bank, see the Glossary of Terms to determine who your *advisory affiliates* are.

If you are registered or registering with the SEC or if you are an exempt reporting adviser, you may limit your disclosure of any event listed in Item 11 to ten years following the date of the event. If you are registered or registering with a state, you must respond to the questions as posed; you may, therefore, limit your disclosure to ten years following the date of an event only in responding to Items 11.A.(1), 11.A.(2), 11.B.(1), 11.B.(2), 11.D.(4), and 11.H.(1)(a). For purposes of calculating this ten-year period, the date of an event is the date the final order, judgment, or decree was entered, or the date any rights of appeal from preliminary orders, judgments, or decrees lapsed.

You must complete the appropriate Disclosure Reporting Page ("DRP") for "yes" answers to the questions in this Item 11.

	Yes	No
Do any of the events below involve you or any of your *supervised persons*?	○	◉

For "yes" answers to the following questions, complete a Criminal Action DRP:

A. In the past ten years, have you or any *advisory affiliate*:	Yes	No
(1) been convicted of or pled guilty or nolo contendere ("no contest") in a domestic, foreign, or military court to any *felony*?	○	◉
(2) been *charged* with any *felony*?	○	◉

If you are registered or registering with the SEC, or if you are reporting as an exempt reporting adviser, you may limit your response to Item 11.A.(2) to charges that are currently pending.

B. In the past ten years, have you or any *advisory affiliate*:		
(1) been convicted of or pled guilty or nolo contendere ("no contest") in a domestic, foreign, or military court to a *misdemeanor* involving: investments or an *investment-related* business, or any fraud, false statements, or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion, or a conspiracy to commit any of these offenses?	○	◉
(2) been *charged* with a *misdemeanor* listed in Item 11.B.(1)?	○	◉

If you are registered or registering with the SEC, or if you are reporting as an exempt reporting adviser, you may limit your response to Item 11.B.(2) to charges that are currently pending.

For "yes" answers to the following questions, complete a Regulatory Action DRP:

C. Has the SEC or the Commodity Futures Trading Commission (CFTC) ever:	Yes	No
(1) *found* you or any *advisory affiliate* to have made a false statement or omission?	○	◉
(2) *found* you or any *advisory affiliate* to have been *involved* in a violation of SEC or CFTC regulations or statutes?	○	◉
(3) *found* you or any *advisory affiliate* to have been a cause of an *investment-related* business having its authorization to do business denied, suspended, revoked, or restricted?	○	◉
(4) entered an *order* against you or any *advisory affiliate* in connection with *investment-related* activity?	○	◉
(5) imposed a civil money penalty on you or any *advisory affiliate*, or *ordered* you or any *advisory affiliate* to cease and desist from any activity?	○	◉

D. Has any other federal regulatory agency, any state regulatory agency, or any *foreign financial regulatory authority*:		
(1) ever *found* you or any *advisory affiliate* to have made a false statement or omission, or been dishonest, unfair, or unethical?	○	◉

(2) ever *found* you or any *advisory affiliate* to have been *involved* in a violation of *investment-related* regulations or statutes?	○	◉
(3) ever *found* you or any *advisory affiliate* to have been a cause of an *investment-related* business having its authorization to do business denied, suspended, revoked, or restricted?	○	◉
(4) in the past ten years, entered an *order* against you or any *advisory affiliate* in connection with an *investment-related* activity?	○	◉
(5) ever denied, suspended, or revoked your or any *advisory affiliate's* registration or license, or otherwise prevented you or any *advisory affiliate*, by *order*, from associating with an *investment-related* business or restricted your or any *advisory affiliate's* activity?	○	◉
E. Has any *self-regulatory organization* or commodities exchange ever:		
(1) *found* you or any *advisory affiliate* to have made a false statement or omission?	○	◉
(2) *found* you or any *advisory affiliate* to have been *involved* in a violation of its rules (other than a violation designated as a "*minor rule violation*" under a plan approved by the SEC)?	○	◉
(3) *found* you or any *advisory affiliate* to have been the cause of an *investment-related* business having its authorization to do business denied, suspended, revoked, or restricted?	○	◉
(4) disciplined you or any *advisory affiliate* by expelling or suspending you or the *advisory affiliate* from membership, barring or suspending you or the *advisory affiliate* from association with other members, or otherwise restricting your or the *advisory affiliate's* activities?	○	◉
F. Has an authorization to act as an attorney, accountant, or federal contractor granted to you or any *advisory affiliate* ever been revoked or suspended?	○	◉
G. Are you or any *advisory affiliate* now the subject of any regulatory *proceeding* that could result in a "yes" answer to any part of Item 11.C., 11.D., or 11.E.?	○	◉

For "yes" answers to the following questions, complete a Civil Judicial Action DRP:

H. (1) Has any domestic or foreign court:	Yes	No
(a) in the past ten years, *enjoined* you or any *advisory affiliate* in connection with any *investment-related* activity?	○	◉
(b) ever *found* that you or any *advisory affiliate* were *involved* in a violation of *investment-related* statutes or regulations?	○	◉
(c) ever dismissed, pursuant to a settlement agreement, an *investment-related* civil action brought against you or any *advisory affiliate* by a state or *foreign financial regulatory authority*?	○	◉
(2) Are you or any *advisory affiliate* now the subject of any civil *proceeding* that could result in a "yes" answer to any part of Item 11.H.(1)?	○	◉

Schedule A

Direct Owners and Executive Officers

1. Complete Schedule A only if you are submitting an initial application or report. Schedule A asks for information about your direct owners and executive officers. Use Schedule C to amend this information.
2. Direct Owners and Executive Officers. List below the names of:
   (a) each Chief Executive Officer, Chief Financial Officer, Chief Operations Officer, Chief Legal Officer, Chief Compliance Officer(Chief Compliance Officer is required if you are registered or applying for registration and cannot be more than one individual), director, and any other individuals with similar status or functions;
   (b) if you are organized as a corporation, each shareholder that is a direct owner of 5% or more of a class of your voting securities, unless you are a public reporting company (a company subject to Section 12 or 15(d) of the Exchange Act);
   Direct owners include any *person* that owns, beneficially owns, has the right to vote, or has the power to sell or direct the sale of, 5% or more of a class of your voting securities. For purposes of this Schedule, a *person* beneficially owns any securities: (i) owned by his/her child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, sharing the same residence; or (ii) that he/she has the right to acquire, within 60 days, through the exercise of any option, warrant, or right to purchase the security.
   (c) if you are organized as a partnership, all general partners and those limited and special partners that have the right to receive upon dissolution, or have contributed, 5% or more of your capital;
   (d) in the case of a trust that directly owns 5% or more of a class of your voting securities, or that has the right to receive upon dissolution, or has contributed, 5% or more of your capital, the trust and each trustee; and
   (e) if you are organized as a limited liability company ("LLC"), (i) those members that have the right to receive upon dissolution, or have contributed, 5% or more of your capital, and (ii) if managed by elected managers, all elected managers.
3. Do you have any indirect owners to be reported on Schedule B? ○ Yes ◉ No
4. In the DE/FE/I column below, enter "DE" if the owner is a domestic entity, "FE" if the owner is an entity incorporated or domiciled in a foreign country, or "I" if the owner or executive officer is an individual.
5. Complete the Title or Status column by entering board/management titles; status as partner, trustee, sole proprietor, elected manager, shareholder, or member; and for shareholders or members, the class of securities owned (if more than one is issued).
6. Ownership codes are: NA - less than 5% B - 10% but less than 25% D - 50% but less than 75% A - 5% but less than 10% C - 25% but less than 50% E - 75% or more
7. (a) In the *Control Person* column, enter "Yes" if the *person* has *control* as defined in the Glossary of Terms to Form ADV, and enter "No" if the *person* does not have *control*. Note that under this definition, most executive officers and all 25% owners, general partners, elected managers, and trustees are *control persons*.
   (b) In the PR column, enter "PR" if the owner is a public reporting company under Sections 12 or 15(d) of the Exchange Act.
   (c) Complete each column.

FULL LEGAL NAME (Individuals: Last Name, First Name, Middle Name)	DE/FE/I	Title or Status	Date Title or Status Acquired MM/YYYY	Ownership Code	*Control Person*	PR	*CRD* No. If None: S.S. No. and Date of Birth, IRS Tax No. or Employer ID No.

TARLOW, MAIER, JOSHUA	I	MANAGER	10/2019	E	Y	N	4205252
HAUFF, ALEXANDER, MICHAEL	I	CHIEF OPERATING OFFICER	09/2021	NA	N	N	7789169

Schedule B

Indirect Owners

1. Complete Schedule B only if you are submitting an initial application or report. Schedule B asks for information about your indirect owners; you must first complete Schedule A, which asks for information about your direct owners. Use Schedule C to amend this information.
2. Indirect Owners. With respect to each owner listed on Schedule A (except individual owners), list below:
   (a) in the case of an owner that is a corporation, each of its shareholders that beneficially owns, has the right to vote, or has the power to sell or direct the sale of, 25% or more of a class of a voting security of that corporation;

   For purposes of this Schedule, a *person* beneficially owns any securities: (i) owned by his/her child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, sharing the same residence; or (ii) that he/she has the right to acquire, within 60 days, through the exercise of any option, warrant, or right to purchase the security.

   (b) in the case of an owner that is a partnership, all general partners and those limited and special partners that have the right to receive upon dissolution, or have contributed, 25% or more of the partnership's capital;
   (c) in the case of an owner that is a trust, the trust and each trustee; and
   (d) in the case of an owner that is a limited liability company ("LLC"), (i) those members that have the right to receive upon dissolution, or have contributed, 25% or more of the LLC's capital, and (ii) if managed by elected managers, all elected managers.
3. Continue up the chain of ownership listing all 25% owners at each level. Once a public reporting company (a company subject to Sections 12 or 15(d) of the Exchange Act) is reached, no further ownership information need be given.
4. In the DE/FE/I column below, enter "DE" if the owner is a domestic entity, "FE" if the owner is an entity incorporated or domiciled in a foreign country, or "I" if the owner is an individual.
5. Complete the Status column by entering the owner's status as partner, trustee, elected manager, shareholder, or member; and for shareholders or members, the class of securities owned (if more than one is issued).
6. Ownership codes are: C - 25% but less than 50% E - 75% or more
   D - 50% but less than 75% F - Other (general partner, trustee, or elected manager)
7. (a) In the *Control Person* column, enter "Yes" if the *person* has *control* as defined in the Glossary of Terms to Form ADV, and enter "No" if the *person* does not have *control*. Note that under this definition, most executive officers and all 25% owners, general partners, elected managers, and trustees are *control persons*.
   (b) In the PR column, enter "PR" if the owner is a public reporting company under Sections 12 or 15(d) of the Exchange Act.
   (c) Complete each column.

No Information Filed

Schedule D - Miscellaneous

You may use the space below to explain a response to an Item or to provide any other information.

DRP Pages

CRIMINAL DISCLOSURE REPORTING PAGE (ADV)

No Information Filed

REGULATORY ACTION DISCLOSURE REPORTING PAGE (ADV)

No Information Filed

CIVIL JUDICIAL ACTION DISCLOSURE REPORTING PAGE (ADV)

No Information Filed

Execution Pages

DOMESTIC INVESTMENT ADVISER EXECUTION PAGE

You must complete the following Execution Page to Form ADV. This execution page must be signed and attached to your initial submission of Form ADV to the SEC and all amendments.

Appointment of Agent for Service of Process

By signing this Form ADV Execution Page, you, the undersigned adviser, irrevocably appoint the Secretary of State or other legally designated officer, of the state in which you maintain your *principal office and place of business* and any other state in which you are submitting a *notice filing*, as your agents to receive service, and agree that such *persons* may accept service on your behalf, of any notice, subpoena, summons, *order* instituting *proceedings*, demand for arbitration, or other process or papers, and you further agree that such service may be made by registered or certified mail, in any federal or state action, administrative *proceeding* or arbitration brought against you in any place subject to the jurisdiction of the United States, if the action, *proceeding*, or arbitration (a) arises out of any activity in connection with your investment advisory business that is subject to the jurisdiction of the United States, and (b) is *founded*, directly or indirectly, upon the provisions of: (i) the Securities Act of 1933, the Securities Exchange Act of 1934, the Trust Indenture Act of 1939, the Investment Company Act of 1940, or the Investment Advisers Act of 1940, or any rule or regulation under any of these acts, or (ii) the laws of the state in which you maintain your *principal office and place of business* or of any state in which you are submitting a *notice filing*.

Signature

I, the undersigned, sign this Form ADV on behalf of, and with the authority of, the investment adviser. The investment adviser and I both certify, under penalty of perjury under the laws of the United States of America, that the information and statements made in this ADV, including exhibits and any other information submitted, are true and correct, and that I am signing this Form ADV Execution Page as a free and voluntary act.

I certify that the adviser's books and records will be preserved and available for inspection as required by law. Finally, I authorize any *person* having *custody* or possession of these books and records to make them available to federal and state regulatory representatives.

Signature: MAIER J. TARLOW	Date: MM/DD/YYYY 08/04/2023
Printed Name: MAIER J. TARLOW	Title: MANAGER
Adviser *CRD* Number: 327514	

NON-RESIDENT INVESTMENT ADVISER EXECUTION PAGE

You must complete the following Execution Page to Form ADV. This execution page must be signed and attached to your initial submission of Form ADV to the SEC and all amendments.

1. Appointment of Agent for Service of Process

By signing this Form ADV Execution Page, you, the undersigned adviser, irrevocably appoint each of the Secretary of the SEC, and the Secretary of State or other legally designated officer, of any other state in which you are submitting a *notice filing*, as your agents to receive service, and agree that such persons may accept service on your behalf, of any notice, subpoena, summons, *order* instituting *proceedings*, demand for arbitration, or other process or papers, and you further agree that such service may be made by registered or certified mail, in any federal or state action, administrative *proceeding* or arbitration brought against you in any place subject to the jurisdiction of the United States, if the action, *proceeding* or arbitration (a) arises out of any activity in connection with your investment advisory business that is subject to the jurisdiction of the United States, and (b) is *founded*, directly or indirectly, upon the provisions of: (i) the Securities Act of 1933, the Securities Exchange Act of 1934, the Trust Indenture Act of 1939, the Investment Company Act of 1940, or the Investment Advisers Act of 1940, or any rule or regulation under any of these acts, or (ii) the laws of any state in which you are submitting a *notice filing*.

2. Appointment and Consent: Effect on Partnerships

If you are organized as a partnership, this irrevocable power of attorney and consent to service of process will continue in effect if any partner withdraws from or is admitted to the partnership, provided that the admission or withdrawal does not create a new partnership. If the partnership dissolves, this irrevocable power of attorney and consent shall be in effect for any action brought against you or any of your former partners.

3. *Non-Resident* Investment Adviser Undertaking Regarding Books and Records

By signing this Form ADV, you also agree to provide, at your own expense, to the U.S. Securities and Exchange Commission at its principal office in Washington D.C., at any Regional or District Office of the Commission, or at any one of its offices in the United States, as specified by the Commission, correct, current, and complete copies of any or all records that you are required to maintain under Rule 204-2 under the Investment Advisers Act of 1940. This undertaking shall be binding upon you, your heirs, successors and assigns, and any *person* subject to your written irrevocable consents or powers of attorney or any of your general partners and *managing agents*.

Signature

I, the undersigned, sign this Form ADV on behalf of, and with the authority of, the *non-resident* investment adviser. The investment adviser and I both certify, under penalty of perjury under the laws of the United States of America, that the information and statements made in this ADV, including exhibits and any other information submitted, are true and correct, and that I am signing this Form ADV Execution Page as a free and voluntary act.

I certify that the adviser's books and records will be preserved and available for inspection as required by law. Finally, I authorize any *person* having *custody* or possession of these books and records to make them available to federal and state regulatory representatives.

Signature:	Date: MM/DD/YYYY
Printed Name:	Title:

Adviser *CRD* Number:
327514

EXHIBIT P

Conversion No.	Date	Principal Converted	Interest Converted	Total Debt Converted	Shares Converted	Closing Market Price	Est. Open Market Value	VINO Total Shares Outstanding	SC13 Reporting (Current and Immediately Prior Conversions)
1	5/1/2023	$ 177,570.09	$ 12,429.91	$ 190,000.00	246,754	$ 0.79	$ 194,392.80	5,964,243	
2	5/4/2023	$ 177,570.09	$ 12,429.91	$ 190,000.00	243,922	$ 0.80	$ 195,137.60	6,208,165	7.90% *
3	5/1/2023	$ 88,785.05	$ 6,214.95	$ 95,000.00	121,961	$ 0.79	$ 96,080.88	6,592,924	5.55% *
4	6/27/2023	$ 80,000.00	$ 7,178.90	$ 87,178.90	216,143	$ 0.59	$ 127,524.37	6,809,067	4.97% *
5	7/3/2023	$ 120,000.00	$ 9,978.90	$ 129,978.90	329,416	$ 0.66	$ 217,414.56	7,138,483	7.64% *
6	8/30/2023	$ 73,141.00	$ 5,119.87	$ 78,260.87	322,998	$ 0.35	$ 113,598.40	7,731,753	8.44% *
7	9/22/2023	$ 73,141.00	$ 5,119.87	$ 78,260.87	33,334	$ 2.66	$ 88,668.44	896,894	
8	9/27/2023	$ 73,141.00	$ 5,119.87	$ 78,260.87	33,334	$ 2.10	$ 70,001.40	930,229	7.17% **
9	9/27/2023	$ 73,141.00	$ 5,119.87	$ 78,260.87	33,334	$ 2.10	$ 70,001.40	963,563	6.92% **
10	9/27/2023	$ 73,141.00	$ 5,119.87	$ 78,260.87	33,334	$ 2.10	$ 70,001.40	996,897	6.69% **
11	9/27/2023	$ 73,141.00	$ 5,119.87	$ 78,260.87	33,334	$ 2.10	$ 70,001.40	1,030,231	6.47% **
12	10/4/2023	$ 81,530.00	$ 5,707.10	$ 87,237.10	37,157	$ 2.21	$ 82,116.97	1,205,068	5.85% **
13	10/4/2023	$ 109,710.00	$ 7,679.70	$ 117,389.70	50,000	$ 2.21	$ 110,500.00	1,255,068	6.94% **
14	10/4/2023	$ 109,710.00	$ 7,679.70	$ 117,389.70	50,000	$ 2.21	$ 110,500.00	1,305,068	7.66% **
15	10/4/2023	$ 109,710.00	$ 7,679.70	$ 117,389.70	50,000	$ 2.21	$ 110,500.00	1,355,068	7.38% **
16	10/4/2023	$ 109,710.00	$ 7,679.70	$ 117,389.70	50,000	$ 2.21	$ 110,500.00	1,405,068	7.12% **
17	10/4/2023	$ 109,710.00	$ 7,679.70	$ 117,389.70	50,000	$ 2.21	$ 110,500.00	1,455,068	6.87% **
18	10/4/2023	$ 109,710.00	$ 7,679.70	$ 117,389.70	50,000	$ 2.21	$ 110,500.00	1,505,068	6.64% **
19	10/4/2023	$ 109,710.00	$ 7,679.70	$ 117,389.70	50,000	$ 2.21	$ 110,500.00	1,555,068	6.43% **
20	10/4/2023	$ 109,710.00	$ 7,679.70	$ 117,389.70	50,000	$ 2.21	$ 110,500.00	1,605,068	6.23% **
21	10/4/2023	$ 109,710.00	$ 7,679.70	$ 117,389.70	50,000	$ 2.21	$ 110,500.00	1,655,068	6.04% **
22	10/4/2023	$ 109,710.00	$ 7,679.70	$ 117,389.70	50,000	$ 2.21	$ 110,500.00	1,705,068	5.86% **
23	10/4/2023	$ 109,710.00	$ 7,679.70	$ 117,389.70	50,000	$ 2.21	$ 110,500.00	1,755,068	5.70% **
24	10/4/2023	$ 109,710.00	$ 7,679.70	$ 117,389.70	50,000	$ 2.21	$ 110,500.00	1,805,068	5.54% **
25	10/4/2023	$ 164,567.00	$ 11,519.69	$ 176,086.69	75,000	$ 2.21	$ 165,750.00	1,880,068	6.65% **
26	10/4/2023	$ 164,567.00	$ 11,519.69	$ 176,086.69	75,000	$ 2.21	$ 165,750.00	1,955,068	7.67% **
27	10/4/2023	$ 164,567.00	$ 11,519.69	$ 176,086.69	75,000	$ 2.21	$ 165,750.00	2,030,068	7.39% **
28	10/4/2023	$ 172,065.19	$ 4,021.50	$ 176,086.69	75,000	$ 2.21	$ 165,750.00	2,105,068	7.13% **
29	10/5/2023	$ 105,366.00	-	$ 105,366.00	75,000	$ 1.33	$ 99,750.00	2,180,068	6.88% **
30	10/5/2023	$ 105,366.00	-	$ 105,366.00	75,000	$ 1.33	$ 99,750.00	2,255,068	6.65% **
31	10/9/23	$ 73,045.50	-	$ 73,045.50	95,000	$ 1.02	$ 96,900.00	2,314,068	7.35% **
32	10/16/23	$ 63,227.50	-	$ 63,227.50	100,000	$ 0.97	$ 97,000.00	2,414,068	8.08% **
33	10/19/23	$ 31,296.00	-	$ 31,296.00	48,477	$ 1.00	$ 48,283.09	2,462,545	6.03% **
34	11/20/23	$ 58,800.00	-	$ 58,800.00	120,081	$ 0.80	$ 96,064.80	2,582,626	6.53% **
35	11/20/23	$ 61,208.50	-	$ 61,208.50	125,000	$ 0.80	$ 100,000.00	2,707,626	9.05% **
36	11/20/23	$ 61,698.00	-	$ 61,698.00	126,000	$ 0.80	$ 100,800.00	2,833,626	8.86% **
37	11/27/23	$ 57,658.64	$ 2,743.36	$ 60,402.00	135,500	$ 0.62	$ 83,739.00	2,969,126	8.81% **
38	12/1/23	$ 57,956.85	$ 2,857.15	$ 60,814.00	145,000	$ 0.60	$ 87,000.00	3,114,126	9.01% **

*Signifies Pre-Reverse Stock Split **Signifies Post-Reverse Stock Split

EXHIBIT Q

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